                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Midland Resources, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                    Midland Resources, Inc. Definitive Proxy
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.

   [x]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        Common Stock, par value $.001 per share, of Midland Resources, Inc.
        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        6,988,793
        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        The per unit price of $2.19 was calculated pursuant to Rule 0-11(c) and
        (a)(4) based on the average trading price of common stock of Midland Resources, Inc. on June 30, 1998. Such fee was paid on July 2, 1998 with the initial filing of the Form S-4. On August 25, 1998, additional shares were registered with the filing of Amendment No. 1 to the Form S-4 and the per unit price for such shares of $1.88 was calculated pursuant on Rule 0-11(c) and (a)(4) based on the average trading price of common stock of Midland Resources, Inc. on August 21, 1998.
        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        $15,222,377
        -----------------------------------------------------------------------

   (5)  Total fee paid:

        $4,490.61
        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [x] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        $4,490.61
        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        S-4
        -----------------------------------------------------------------------

   (3)  Filing Party:

        Vista Energy Resources, Inc.
        -----------------------------------------------------------------------

   (4)  Date Filed:

        August 25, 1998
        -----------------------------------------------------------------------

                            MIDLAND RESOURCES, INC.
                          616 FM 1960 West, Suite 600
                              Houston, Texas 77090

Dear Stockholder:


     You are cordially invited to attend a Special Meeting of Stockholders of Midland Resources, Inc. ("Midland") to be held at 10:00 a.m. Midland, Texas time on October 28, 1998 at The Midland Room, Fasken Center, Tower II, 2nd Floor, 550 West Texas Avenue, Midland, Texas. I hope that you will be present or represented by proxy at this important meeting.



     Midland has entered into an agreement and plan of merger (the "Merger Agreement") with Vista Resources Partners, L.P. (the "Vista Partnership") that provides for Midland to become a subsidiary of Vista Energy Resources, Inc. ("Vista"), currently a newly created subsidiary of the Vista Partnership. The transaction involving Midland will require Midland Merger Co., currently a newly created subsidiary of Vista, to be merged into Midland, resulting in Midland becoming a subsidiary of Vista (the "Merger"). As contemplated by the Merger Agreement, each of the limited partners of the Vista Partnership and each of the stockholders of Vista Resources I, Inc., the general partner of the Vista Partnership (the "General Partner"), have entered into exchange agreements pursuant to which each such holder's limited partnership interests in the Vista Partnership and shares of common stock in the General Partner will be exchanged (the "Vista Exchange") for shares of common stock of Vista contemporaneously with the Merger. As a result of the Merger and the Vista Exchange, a new publicly held oil and gas exploration and development company will be created that will own interests in 497 gross oil and gas wells located in Texas, New Mexico, Colorado and Illinois and operate 402 gross oil and gas wells located in Texas and New Mexico, that had a combined production in 1997 of approximately 596,392 Bbls of oil and 1,772,407 Mcf of gas.


     The purpose of the Special Meeting is to approve the Merger Agreement among Midland, the Vista Partnership, Vista and Merger Sub. Your Board of Directors has determined that the Merger is fair to and in the best interests of Midland and its stockholders. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     The Merger and related matters are described in greater detail in the accompanying Proxy Statement/ Prospectus, which you are urged to read carefully and in its entirety.

     Approval and adoption of the Merger Agreement to be voted on at the Special Meeting requires the affirmative vote of the holders of at least two-thirds
(66 2/3%) of the outstanding shares of Midland Common Stock. Holders of Midland Common Stock will not be entitled to dissenters' rights in connection with the Merger.

     WE URGE YOU TO CONSIDER THESE IMPORTANT MATTERS, WHICH ARE DESCRIBED IN THE ENCLOSED PROXY STATEMENT/ PROSPECTUS. In order to ensure that your vote is represented at the Special Meeting, whether or not you plan to attend the Special Meeting, PLEASE INDICATE YOUR CHOICE ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENCLOSED ENVELOPE. Your prompt response will be greatly appreciated. If you are able to attend the Special Meeting, you may revoke your proxy at any time before its exercise and may, of course, vote your shares in person.

Sincerely,

Wayne M. Whitaker              Robert R. Donnelly             Deas H. Warley III
Chairman of the Board of Directors        President, Director           Director
                             ---------------------

     THE BOARD OF DIRECTORS OF MIDLAND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT TO BE PRESENTED AT THE SPECIAL MEETING.

     PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE SPECIAL MEETING, AT ANY TIME PRIOR TO ITS EXERCISE.

                             YOUR VOTE IS IMPORTANT
                 PLEASE VOTE, SIGN, DATE AND RETURN YOUR PROXY

                            MIDLAND RESOURCES, INC.
                          616 FM 1960 West, Suite 600
                              Houston, Texas 77090

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 28, 1998


To the Stockholders of Midland Resources, Inc.:


    NOTICE IS HEREBY GIVEN that a special meeting of Stockholders (the "Special Meeting") of Midland Resources, Inc., a Texas corporation ("Midland"), has been called by the Board of Directors of Midland and will be held at The Midland Room, Fasken Center, Tower II, 2nd Floor, 550 West Texas Avenue, Midland, Texas, at 10:00 a.m. Midland, Texas time on October 28, 1998 to consider and vote upon the following matters described in the accompanying Proxy Statement/Prospectus:



        (1) To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of May 22, 1998, as it may be amended, supplemented or modified from time to time (the "Merger Agreement"), by and among Midland, Vista Resources Partners, L.P., a Texas limited partnership (the "Vista Partnership"), Vista Energy Resources, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Vista Partnership ("Vista"), and Midland Merger Co., a Texas corporation and a direct wholly owned subsidiary of Vista ("Merger Sub"), pursuant to which Merger Sub will be merged into Midland; and


        (2) Such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

    Notwithstanding stockholder approval of the Merger Agreement, Midland reserves the right to abandon the Merger at any time prior to the consummation of the Merger, subject to the terms and conditions of the Merger Agreement and applicable law.


    The Board of Directors has fixed the close of business on September 23, 1998, as the record date for determination of stockholders entitled to notice of and to vote at such meeting or any adjournments or postponements thereof.


    Approval and adoption of the Merger Agreement to be voted on at the Special Meeting requires the affirmative vote of the holders of at least two-thirds
(66 2/3%) of the outstanding shares of Midland Common Stock. Holders of Midland Common Stock will not be entitled to dissenters' rights in connection with the Merger.

    A proxy card and Proxy Statement/Prospectus containing more detailed information with respect to the Merger (including the Merger Agreement attached as Appendix A thereto) accompany and form a part of this notice.

By Order of the Board of Directors,

Marilyn D. Wade
Secretary
Houston, Texas

September 25, 1998

                             ---------------------

     THE BOARD OF DIRECTORS OF MIDLAND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT TO BE PRESENTED AT THE SPECIAL MEETING.

     PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE SPECIAL MEETING, AT ANY TIME PRIOR TO ITS EXERCISE.

                             YOUR VOTE IS IMPORTANT
                 PLEASE VOTE, SIGN, DATE AND RETURN YOUR PROXY

                            MIDLAND RESOURCES, INC.

                                PROXY STATEMENT
                             ---------------------

                          VISTA ENERGY RESOURCES, INC.

                                   PROSPECTUS


     This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is being furnished to holders of shares of common stock, par value $.001 per share ("Midland Common Stock"), of Midland Resources, Inc., a Texas corporation ("Midland"), in connection with the solicitation of proxies by the board of directors of Midland (the "Midland Board") for use at the meeting of Midland stockholders (the "Midland Meeting") to be held at 10:00 a.m. (Midland, Texas time) on October 28, 1998, at The Midland Room, Fasken Center, Tower II, 2nd Floor, 550 West Texas Avenue, Midland, Texas and any adjournment or postponement thereof.


     This Proxy Statement/Prospectus relates to an Agreement and Plan of Merger, dated as of May 22, 1998 (the "Merger Agreement"), among Midland, Vista Resources Partners, L.P., a Delaware limited partnership (the "Vista Partnership"), Vista Energy Resources, Inc., a Delaware corporation ("Vista"), and Midland Merger Co., a Texas corporation ("Merger Sub"). The Merger Agreement provides for the merger (the "Merger") of Merger Sub with and into Midland with Midland being the surviving corporation (the "Surviving Subsidiary"). As a result of the Merger, (a) each issued and outstanding share of Midland Common Stock will be converted into the right to receive one share of common stock, par value $.01 per share, of Vista ("Vista Common Stock"), (b) each Midland Stock Option (as defined herein) (other than the Midland Exchange Stock Options (as defined herein)) and each outstanding Midland Warrant (as defined herein) shall remain outstanding following consummation of the Merger (the "Effective Time"), at which time such options and warrants will be assumed by Vista and will be exercisable for shares of Vista Common Stock and (c) each other outstanding right, warrant, option, convertible security or indebtedness, exchangeable security or other instrument, or other right (other than the Midland Stock Options and Midland Warrants) exercisable for or convertible or exchangeable into, directly or indirectly, shares of Midland Common Stock at the time of issuance or upon the passage of time or occurrence of some future event (each a "Midland Common Stock Warrant") shall remain outstanding following the Effective Time, at which time such warrants will be assumed by Vista and will be exercisable for shares of Vista Common Stock.

     During May and June of 1998, and as contemplated by the Merger Agreement, Sam R. Brock, a director of Midland, Darrell M. Dillard, a director of Midland, Robert R. Donnelly, president and a director of Midland, Wayne M. Whitaker, a director of Midland, John Q. Adams, an advisory director of Midland and Marilyn
D. Wade, corporate secretary of Midland, who hold all issued and outstanding options to acquire shares of Midland Common Stock ("Midland Exchange Stock Options") granted pursuant to the Midland Resources, Inc. 1997 Board of Directors' Stock Incentive Plan (the "Midland Directors Plan"), and 137,931 options granted pursuant to the 1996 Midland Resources, Inc. Long-Term Incentive Plan (the "Midland Incentive Plan") entered into separate exchange agreements with Vista (collectively, the "Midland Exchange Agreement"). Pursuant to the terms of such agreement, at the Effective Time, without any action on the part of any holder thereof, each Midland Exchange Stock Option will be exchanged for a warrant having an initial exercise price of $4.00 per share (a "Vista Warrant") that is exercisable for that whole number of shares of Vista Common Stock (to the nearest whole share) equal to the product of (x) .725 times (y) the number of shares of Vista Common Stock into which the shares of Midland Common Stock subject to such Midland Exchange Stock Option would be converted pursuant to the Merger. Pursuant to the Midland Exchange Agreement, no payment shall be made for fractional interests. Pursuant to the terms of the Midland Exchange Agreement, each Midland Exchange Stock Option subject thereto shall be terminated immediately following its exchange for a Vista Warrant.


                                                   (continued on following page)



      SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR CERTAIN CONSIDERATIONS RELEVANT TO APPROVAL OF THE PROPOSAL AND AN INVESTMENT IN THE SECURITIES REFERRED TO HEREIN.

                             ---------------------


     No person is authorized to give any information or to make any representation not contained in this Proxy Statement/ Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of an offer or proxy solicitation. Neither delivery of this Proxy Statement/Prospectus nor any distribution of the securities referred to in this Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the information set forth therein since the date of this Proxy Statement/Prospectus.

                             ---------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER STATE COMMISSION NOR HAS THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.



       The date of this Proxy Statement/Prospectus is September 18, 1998.

(continued from previous page)


     During May and June of 1998, and as contemplated by the Merger Agreement, the holders of all of the outstanding shares of common stock, par value $.01 per share ("GP Common Stock"), of Vista Resources I, Inc., the sole general partner of the Vista Partnership (the "General Partner"), and the holders of all of the outstanding limited partnership interests ("Partnership Interests") in the Vista Partnership entered into separate exchange agreements with Vista (collectively, the "Vista Exchange Agreement"). Pursuant to the terms of such agreement, at the Effective Time, without any action on the part of any holder thereof, (a) each share of GP Common Stock that is issued and outstanding prior to the Effective Time shall be exchanged (the "Vista Exchange") for (i) a number of shares of Vista Common Stock equal to 1.60089817 (the "Vista GP Conversion Stock Number") and (ii) a Vista Warrant that is exercisable for a number of shares of Vista Common Stock equal to 1.16511028 (the "Vista GP Conversion Warrant Number") and
(b) each Partnership Interest that is issued and outstanding prior to the Effective Time shall be exchanged for (i) a number of shares of Vista Common Stock equal to 117,674.06 (the "Vista LP Conversion Stock Number") and (ii) a Vista Warrant that is exercisable for a number of shares of Vista Common Stock Equal to 85,641.46 (the "Vista LP Conversion Warrant Number"). As provided in the Vista Exchange Agreement, any fractional Partnership Interest shall be likewise exchanged on a pro rata basis.

     As a result of the Merger, Midland stockholders will receive 27.5% of the outstanding shares of Vista Common Stock in exchange for their shares of Midland Common Stock, with such transaction being tax free under Sections 351 and 368 of the Internal Revenue Code of 1986, as amended (the "Code"). As a result of the Vista Exchange, the former holders of Partnership Interests in the Vista Partnership and shares of GP Common Stock will hold 72.5% of the shares of Vista Common Stock and Vista Warrants outstanding upon consummation of the Merger. The Vista owners will receive additional shares of Vista Common Stock in order to maintain their 72.5% sharing ratio based on the number of Midland Common Stock Warrants whose exercise price is equal to or less than the American Stock Exchange (the "ASE") trading price of Midland Common Stock for any of the five days prior to the closing of the Merger ("Midland Exercisable Warrants").


     Vista has filed a registration statement pursuant to the Securities Act of 1933 (the "Securities Act") covering the shares of Vista Common Stock issuable in connection with the Merger. This Proxy Statement/Prospectus constitutes the Prospectus filed as a part of the registration statement and is being furnished to stockholders of Midland in connection with the solicitation of proxies by the Midland Board for use at Midland's special meeting of stockholders (or any adjournment or postponement thereof), scheduled to be held on October 28, 1998 (the "Midland Meeting").



     The shares of Midland Common Stock are listed on the ASE under the symbol "MLD." On September 11, 1998, the last reported sales price of Midland Common Stock was $2 11/16. Application will be made for the shares of Vista Common Stock to be listed on the ASE.



     This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Midland on or about September 25, 1998.


     All information in this Proxy Statement/Prospectus relating to Midland has been supplied by Midland and all information relating to the Vista Partnership and Vista has been supplied by Vista. Certain capitalized terms used in this Proxy Statement/ Prospectus without definition have the meanings ascribed thereto in the Glossary of Terms.

                               TABLE OF CONTENTS



SUMMARY.....................................................       5
RISK FACTORS................................................      14
THE COMPANIES...............................................      20
THE MIDLAND MEETING.........................................      21
MARKET PRICE DATA...........................................      22
THE MERGER..................................................      23
  General...................................................      23
  The Merger................................................      23
  The Vista Exchange........................................      23
  The Midland Exchange......................................      24
  Vista Ownership Chart.....................................      24
  Background of the Merger..................................      25
  Recommendation of Midland's Board of Directors; Midland's
     Reasons for the Merger.................................      28
  Opinion of Midland's Financial Advisor....................      29
  Other Agreements..........................................      34
  Interests of Certain Persons in the Merger................      36
  Material Income Tax Consequences..........................      37
  Accounting Treatment......................................      40
  Registration Rights.......................................      40
  Stock Exchange Listing....................................      40
  Restrictions on Resales by Affiliates.....................      40
  Dissenters' Rights........................................      41
  Information Agent.........................................      41
VISTA.......................................................      42
CAPITALIZATION..............................................      46
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF VISTA
  ENERGY RESOURCES, INC.....................................      47
MIDLAND.....................................................      57
THE VISTA PARTNERSHIP.......................................      78
CERTAIN TERMS OF THE MERGER AGREEMENT, THE VISTA EXCHANGE
  AGREEMENT AND THE MIDLAND EXCHANGE AGREEMENT..............      99
OWNERSHIP OF MIDLAND AND VISTA COMMON STOCK.................     109
CERTAIN TRANSACTIONS........................................     111
DESCRIPTION OF VISTA CAPITAL STOCK..........................     113
VISTA STOCK OPTION PLAN.....................................     114
REGISTRATION RIGHTS FOR VISTA STOCKHOLDERS..................     117
COMPARISON OF STOCKHOLDER RIGHTS............................     117
DISSENTERS' RIGHTS..........................................     120
LEGAL MATTERS...............................................     120
TAX OPINION.................................................     120
EXPERTS.....................................................     120
STOCKHOLDER PROPOSALS.......................................     120
GLOSSARY OF TERMS...........................................     121
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................     F-1
APPENDIX A   -- AGREEMENT AND PLAN OF MERGER................     A-1
APPENDIX B   -- VISTA EXCHANGE AGREEMENT....................     B-1
APPENDIX C   -- MIDLAND EXCHANGE AGREEMENT..................     C-1
APPENDIX D-1 -- DAIN RAUSCHER WESSELS FAIRNESS OPINION
                REGARDING MERGER............................   D-1-1
APPENDIX D-2 -- DAIN RAUSCHER WESSELS FAIRNESS OPINION
                REGARDING RESTRUCTURING OF OPTIONS..........   D-2-1
APPENDIX E   -- VISTA KEY EMPLOYEE STOCK OPTION PLAN........     E-1

                       AVAILABLE INFORMATION FOR MIDLAND

     Midland is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, file reports, proxy statements other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Midland with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov.

     The shares of Midland Common Stock are currently listed on the ASE, and such material relating to Midland may also be inspected at the offices of the ASE, 86 Trinity Place, New York, New York 10006. After consummation of the Merger, Midland will no longer file reports, proxy statements or other information with the Commission. Instead, such information would be provided, to the extent required, in filings made by Vista. Application will be made for listing of the Vista Common Stock on the ASE. Accordingly, after receiving approval from the ASE, such material may also be inspected at the offices of the ASE, 86 Trinity Place, New York, New York 10006 after consummation of the Merger.

     This Proxy Statement/Prospectus is included as part of a Registration Statement on Form S-4 (together with all amendments, exhibits and schedules thereto, including documents and information incorporated therein by reference, the "Registration Statement") filed with the Commission by Vista relating to the registration under the Securities Act, (i) with respect to the shares of Vista Common Stock to be issued to holders of outstanding shares of Midland Common Stock and the upon consummation of the Merger and (ii) issuable upon exercise of the warrants issued and outstanding under that certain Warrant Agreement dated as of November 1, 1990 by and between Midland and Stock Transfer Company of America, Inc. (the "Midland Warrants") that will be assumed by Vista in the Merger. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Proxy Statement/ Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/ Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement/Prospectus. Stockholders are urged to carefully read this Proxy Statement/Prospectus in its entirety. As used in this Proxy Statement/Prospectus, unless otherwise required by the context, the term "Midland" refers to the historical results of Midland Resources, Inc. and its consolidated subsidiaries and the term "the Vista Partnership" refers to the historical results of Vista Resources Partners, L.P. and its consolidated subsidiaries. Unless otherwise indicated, all reserve information is as of December 31, 1997. Certain terms relating specifically to the transactions described in this Proxy Statement/Prospectus and relating to the oil and gas business and used herein are defined in the "Glossary of Terms" included elsewhere in this Proxy Statement/Prospectus.

GENERAL

     At the Midland Meeting, the stockholders of Midland will be asked to approve the Merger Agreement pursuant to which Merger Sub will merge with and into Midland. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A.

     As a result of the Merger, (a) each issued and outstanding share of Midland Common Stock will be converted into the right to receive one share of Vista Common Stock, (b) each issued and outstanding option to acquire shares of Midland Common Stock granted pursuant to any of the Midland Stock Plans (each a "Midland Stock Option") (other than the Midland Exchange Stock Options) and each outstanding Midland Warrant shall remain outstanding following the Effective Time, at which time such options and warrants will be assumed by Vista and will be exercisable for shares of Vista Common Stock and (c) each Midland Common Stock Warrant shall remain outstanding following the Effective Time, at which time such warrants will be assumed by Vista and will be exercisable for shares of Vista Common Stock.

     During May and June of 1998, and as contemplated by the Merger Agreement, Sam R. Brock, a director of Midland, Darrell M. Dillard, a director of Midland, Robert R. Donnelly, president and a director of Midland, Wayne M. Whitaker, a director of Midland, John Q. Adams, an advisory director of Midland and Marilyn
D. Wade, corporate secretary of Midland, who hold all issued and outstanding Midland Exchange Stock Options granted pursuant to the Midland Directors Plan, and 137,931 options granted pursuant to the Midland Incentive Plan entered into the Midland Exchange Agreement. Pursuant to the terms of such agreement, at the Effective Time, without any action on the part of any holder thereof, each Midland Exchange Stock Option will be exchanged for a Vista Warrant that is exercisable for that whole number of shares of Vista Common Stock (to the nearest whole share) equal to the product of (x) .725 times (y) the number of shares of Vista Common Stock into which the shares of Midland Common Stock subject to such Midland Exchange Stock Option would be converted pursuant to the Merger. Pursuant to the Midland Exchange Agreement, no payment shall be made for fractional interests. Pursuant to the terms of the Midland Exchange Agreement, each Midland Exchange Stock Option subject thereto shall be terminated immediately following its exchange for a Vista Warrant.

     Pursuant to the terms of the Midland Exchange Agreement, the holders of Midland Exchange Stock Options will receive warrants exercisable for 995,375 shares of Vista Common Stock, representing 5.8% of such shares outstanding at the Effective Time (assuming for purposes of this calculation exercise of all such warrants as of such time).

     During May and June of 1998, and as contemplated by the Merger Agreement, the holders of all of the outstanding GP Common Stock and the holders of all of the outstanding Partnership Interests entered into the Vista Exchange Agreement. Pursuant to the terms of such agreement, at the Effective Time, without any action on the part of any holder thereof, (a) each share of GP Common Stock that is issued and outstanding prior to the Effective Time shall be exchanged for (i) a number of shares of Vista Common Stock equal to the Vista GP Conversion Stock Number (being 1.60089817) and (ii) a Vista Warrant that is exercisable for a number of shares of Vista Common Stock equal to the Vista GP Conversion Warrant Number (being 1.16511028) and (b) each Partnership Interest that is issued and outstanding prior to the Effective Time shall be exchanged for (i) a number of shares of Vista Common Stock equal to the Vista LP Conversion Stock Number (being 117,674.06) and (ii) a Vista Warrant that is exercisable for a number of shares of Vista Common Stock Equal to the Vista LP Conversion Warrant Number (being 85,641.46). As provided in the Vista Exchange Agreement, any fractional Partnership Interest shall be likewise exchanged on a pro rata basis.


     Pursuant to the terms of the Vista Exchange Agreement, the holders of GP Common Stock and Partnership Interests will receive 11,778,479 shares of Vista Common Stock, representing 72.5% of such shares outstanding at the Effective Time, and warrants exercisable for 8,564,146 shares of Vista Common Stock, representing 34.5% of such shares outstanding at the Effective Time (assuming for purposes of this calculation exercise of all such warrants as of such time). The warrants will be issued to prevent the dilutive effect of existing Midland Warrants to holders of GP Common Stock and Partnership Interests.


THE COMPANIES

     Midland. Midland is a Texas independent oil and gas corporation engaged in the exploration, acquisition, development, exploitation and production of oil and gas properties. The principal executive offices of Midland are located at 616 FM 1960 West, Suite 600, Houston, Texas 77090, and its telephone number at such offices is (281) 580-9989.

     The Vista Partnership. The Vista Partnership is a Texas limited partnership engaged in the exploration, acquisition, development, exploitation and production of oil and gas properties. The principal executive offices of the Vista Partnership are located at 550 West Texas Avenue, Suite 700, Midland, Texas 79701, and its telephone number at such offices is (915) 570-5045.

     Vista. Vista is a newly formed Delaware corporation and wholly owned subsidiary of the Vista Partnership that has not, to date, conducted any significant activities other than those incident to its formation, its execution of the Merger Agreement and its participation in the preparation of this Proxy Statement/ Prospectus. Vista has no material assets or liabilities, other than its rights and obligations under the Merger Agreement and the Vista Exchange Agreement, and has not generated any material revenues or expenses. The Merger and the Vista Exchange will create a newly formed independent oil and gas company by combining the oil and gas reserves, operations and businesses of the Vista Partnership and Midland. Drilling and production operations will be located in Texas and New Mexico. The principal executive offices of Vista are located at 550 West Texas Avenue, Suite 700, Midland, Texas 79701, and its telephone number at such offices is (915) 570-5045.

     Vista's principal strength and strategies will include the following:


     - Vista will have over 14.0 MMBOE of total proved reserves, comprised of
       25.2 Bcf of natural gas and 9.9 MMBbls of crude oil, with a PV10 of approximately $56.4 million and Vista's daily production is expected to be over 1,800 Bbls of oil and 5,200 Mcf of natural gas;


     - Vista will operate over 400 producing wells, representing over 92% of its total proved reserves and increasing its control over the implementation of its strategies and projects;

     - Vista's management team will be led by C. Randall Hill, Steven D. Gray and R. Cory Richards, the current Chairman and Chief Executive Officer, President and Vice President -- Exploration, respectively, of the General Partner of the Vista Partnership, with over 35 years of collective experience in the oil and gas industry; and

     - Vista intends to pursue its primary corporate objective to rapidly expand its reserve base, production capacity, cash flow and earnings by: (i) acquiring domestic, proved oil and gas properties with realizable upside potential; (ii) exploiting such properties through a comprehensive program of workovers, recompletions, developmental and exploratory drilling, and secondary recovery projects using sophisticated technology;
       (iii) reducing costs at all levels of its business; and (iv) internally generating exploration projects where Vista can operate and control the timing and costs of such exploration efforts.

     However, in considering the Merger, stockholders should take into account various risk factors which are summarized in this Summary section under the heading "-- Risk Factors" and are discussed in greater detail under the heading "Risk Factors."


THE MIDLAND MEETING


     Date, Time and Place. The Midland Meeting will be held on October 28, 1998 at 10:00 a.m., Midland, Texas time, at The Midland Room, Fasken Center, Tower II, 2nd Floor, 550 West Texas Avenue, Midland, Texas.



     Purpose of Midland Meeting. At the Midland Meeting the stockholders of Midland will be asked to consider and vote upon the proposal to approve and adopt the Merger Agreement, which is summarized below and described in more detail elsewhere in this Proxy Statement/Prospectus. See "Certain Terms of the Merger Agreement, the Vista Exchange Agreement and the Midland Exchange Agreement."



     Record Date; Holders Entitled to Vote. The Midland Board has established September 23, 1998 ("Midland Record Date") as the date to determine those record holders of Midland Common Stock entitled to notice of and to vote at the Midland Meeting and any adjournments or postponements thereof.


     Quorum; Vote Required. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum at the Midland Meeting. Approval and adoption of the Merger Agreement to be voted on at the Midland Meeting requires the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of Midland Common Stock. Holders of Midland Common Stock will not be entitled to dissenters' rights in connection with the Merger.

RECOMMENDATION OF MIDLAND'S BOARD OF DIRECTORS; MIDLAND'S REASONS FOR THE MERGER

     The Midland Board believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Midland and its stockholders. Accordingly, the Midland Board has approved the Merger Agreement and recommended approval and adoption thereof by the stockholders of Midland. In reaching its determination, the Midland Board consulted with Midland management and considered a number of factors, including without limitation the following:

     Strategic Considerations. An assessment of Midland's current operational and financial position and strategic alternatives that would enhance stockholder value, including remaining a separate company, selling additional equity or debt, and making acquisitions or divestitures of assets. In this respect, the Midland Board concluded, following extensive discussions with Midland's management and among the directors, that the transactions contemplated by the Merger Agreement provided the best means for holders of Midland Common Stock to maximize the value of their holdings.

     Property Characteristics. The level of operational control and the location of the Vista Partnership's properties, the long life nature of the Vista Partnership's properties, the relative amount of oil properties versus gas properties and the amount of development potential of Midland's properties.

     Financial. Information concerning the financial performance, financial condition, business operations and prospects of each of the Vista Partnership and Midland;

     Efficiencies. The opportunities for operating efficiencies that are anticipated to result from the Merger, particularly in terms of the integration of office facilities, technical personnel and support functions;

     Management. The management strengths of the Vista Partnership in building equity value and the experience of Natural Gas Partners II, L.P. and Natural Gas Partners III, L.P. (collectively, "NGP"), which will be the largest stockholder of Vista upon consummation of the Merger, in assisting their portfolio companies execute their business plans.

     Access to Capital. Improvements in the combined company's ability to access the capital markets and otherwise increase its financial flexibility;

     Exchange Ratio/Market Price. The exchange ratio of shares of Vista Common Stock issuable for shares of Midland Common Stock upon consummation of the Merger (the "Midland Conversion Number") and recent trading prices for Midland Common Stock and the belief of the Midland Board, following analyses and discussions with Midland's management and among the directors, that the Midland Conversion Number was fair and in the best interests of the Midland stockholders; and

     Fairness Opinion. The opinion of Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, to the effect that the Merger is fair to the holders of Midland Common Stock from a financial point of view.

     The Midland Board believes that the Merger offers the opportunity to create a combined company that will have greater competitive strengths, business opportunities, financial resources and flexibility than Midland could achieve alone.

OPINION OF MIDLAND'S FINANCIAL ADVISOR

     At the May 21, 1998 meeting of the Midland Board held to consider and vote on entering into the Merger Agreement, the Midland Board considered the presentation made by the representatives of Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, regarding its preliminary valuation and financial analysis of the Merger, that was confirmed by its final valuation and financial analysis presented at a meeting of the Midland Board on June 25, 1998, and in writing with delivery of its written fairness opinion on June 30, 1998, that the Merger was fair from a financial point of view to the holders of Midland Common Stock.

     For information on the assumptions made, matters considered and limits of the review by Dain Rauscher Wessels, and for information concerning compensation paid or payable to such firm in connection with the Merger, see "The
Merger -- Opinion of Midland's Financial Advisor." Midland Stockholders are urged to read in its entirety the full text of the opinion of Dain Rauscher Wessels, which is set forth as Appendix D-1 and D-2 to this Proxy Statement/Prospectus.

INTERESTS OF CERTAIN PERSONS


     In considering the recommendation of the Midland Board, stockholders should be aware that certain members of the boards of directors and certain executive officers of Vista and Midland have interests in the Merger separate from their interests as stockholders. Such interests include the following: (i) the Midland Board shall designate one individual to serve on the Vista Board; (ii) Vista will enter into indemnification agreements with each of the directors and officers of Vista; (iii) Vista will enter into indemnification agreements with each of the directors and officers of Midland; (iv) pursuant to the terms of the Midland Exchange Agreement, Sam R. Brock, a director of Midland, Darrell M. Dillard, a director of Midland, Robert R. Donnelly, president and a director of Midland, Wayne M. Whitaker, a director of Midland, John Q. Adams, an advisory director of Midland, and Marilyn D. Wade, corporate secretary of Midland, shall exchange each Midland Exchange Stock Option for a Vista Warrant that is exercisable for that whole number of shares of Vista Common Stock (to the nearest whole share) equal to the product of (x) .725 times (y) the number of shares of Vista Common Stock into which the shares of Midland Common Stock subject to such Midland Exchange Stock Option would be converted pursuant to the Merger; (v) concurrently with execution of the Merger Agreement, Midland obtained written resignations from each of its officers and directors effective as of the Effective Time and Midland entered into termination agreements with Howard E. Ehler and Marilyn D. Wade effective as of the Effective Time; (vi) concurrently with execution of the Merger Agreement, Midland entered into a Settlement Agreement with Deas H. Warley; and (vii) concurrently with execution of the Merger Agreement, Deas H. Warley and Marilyn D. Wade entered into a Release and Hold Harmless Agreement. See "The Merger -- Interests of Certain Persons in the Merger."


ACCOUNTING TREATMENT

     The Merger and the Midland Exchange will be accounted for as a purchase of Midland by Vista for financial accounting purposes. See "The
Merger -- Accounting Treatment."

MATERIAL TAX CONSEQUENCES


     The Merger has been structured to qualify as a reorganization under the Code. Midland received an opinion from Arthur Andersen LLP to the effect that


          (i) The Merger will constitute a reorganization within the meaning of the Code.



          (ii) Vista, Midland and Merger Sub will all be "a party to a reorganization" under the Code.



          (iii) No gain or loss will be recognized by the stockholders of Midland on the receipt of Vista Common Stock solely in exchange for Midland Common Stock surrendered pursuant to the plan of reorganization. The payment of cash in lieu of fractional share interests of Vista Common Stock will be treated as if each fractional share is distributed as part of the exchange and then redeemed by Vista. Subject to the conditions and limitations of Section 302(a) of the Code, these cash payments will be treated as having been received as distributions in full payment in exchange for the fractional share of Vista Common Stock. Any gain or loss recognized upon such exchange will be capital gain or loss provided the fractional share would constitute a capital asset in the hands of the exchanging stockholder.



     The Vista Exchange should constitute a transfer to a controlled corporation within the meaning of Section 351 of the Code. Accordingly, under current law, no gain or loss should be recognized upon the exchange for Vista Common Stock, except that (1) any gain inherent in the exchange should be recognized to the extent of the fair market value of any Vista Warrants received and (2) gain or loss should be recognized equal to the difference between any cash received in lieu of fractional share interest and the tax basis in the fractional share deemed to have been redeemed in the exchange. See "The Merger -- Material Income Tax Consequences."


DISSENTERS' RIGHTS

     Under Texas law, holders of Midland Common Stock will not be entitled to any dissenters' rights in connection with the Merger.

COMPARISON OF STOCKHOLDER RIGHTS

     Rights of stockholders of Midland are currently governed by the Texas Business Corporation Law, the Articles of Incorporation of Midland and the Bylaws of Midland. Upon consummation of the Merger, Midland stockholders will become stockholders of Vista and their rights as Vista stockholders will be governed by the Delaware General Corporation Law, the Certificate of Incorporation of Vista and the Bylaws of Vista. There are various differences between the rights of Midland stockholders and the rights of Vista stockholders. See "Comparison of Stockholder Rights" and "Description of Vista Capital Stock."

RISK FACTORS

     In evaluating the Merger, stockholders should take into account the following risk factors relating to the Merger, Midland, the Vista Partnership and Vista, and their respective businesses, which risk factors are discussed at greater length under the caption "Risk Factors."

     - forward-looking statements are contained in this Proxy
       Statement/Prospectus and, although Vista and Midland believe they are based on reasonable assumptions, no assurances can be given that actual results may not differ from such forward-looking statements;

     - the merger consideration to be received by the stockholders of Midland is fixed and will not be adjusted due to market conditions or in the event of any fluctuations in the price of the Midland Common Stock;

     - prices for oil and gas production and the costs of acquiring, finding, developing and producing such products are volatile;

     - the Vista Partnership's and Midland's reserve information is based upon estimates of proved reserves and future net cash flows, which may not prove to be accurate;

     - Vista's success will depend upon replacement of reserves;

     - Vista's success will require substantial capital requirements;

     - Vista will have substantial indebtedness upon consummation of the Merger;

     - drilling for oil and gas involves a high degree of risk;

     - Vista's success will depend upon successful acquisitions and divestitures of properties;

     - the failure of Midland stockholders to approve the Merger Agreement would likely cause Midland to further reduce personnel, consider the sale of properties it would prefer not to sell at current market prices to reduce debt, and possibly take other actions that the Midland Board does not presently consider to be as advantageous to the Midland stockholders as the Merger;

     - substantially all of Vista's oil and gas properties will be mortgaged to secure borrowings from its lenders;

     - Vista's success will depend upon key personnel;

     - a majority of Vista's capital stock will be controlled by a single stockholder;

     - oil and gas operations involve risks that may not be fully insured;

     - governments regulate the oil and gas industry extensively;

     - oil and gas production, development and exploration activities are highly competitive;

     - certain Vista stockholders will have the right to require Vista to register their Vista Common Stock;

     - restrictions will exist on the payment of dividends under Vista's Credit Facility (as defined herein);

     - Vista Common Stock will not have a public market before the Merger and no assurances can be given that an active public market for such stock will develop or be sustained; and

     - the price of Vista Common Stock may be volatile.

SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE VISTA PARTNERSHIP


     The following table sets forth selected consolidated financial information of the Vista Partnership for the six months ended June 30, 1998 and 1997, and for the years ended December 31, 1997 and 1996 and for the period from inception (September 21, 1995) to December 31, 1995. This data should be read in conjunction with the Consolidated Financial Statements of the Vista Partnership and the related notes thereto.



                                                                                                          FOR THE PERIOD
                                                                                                          FROM INCEPTION
                                                      SIX MONTHS ENDED                                      (SEPT. 21,
                                                          JUNE 30,             YEAR ENDED DECEMBER 31,        1995)
                                                  -------------------------   -------------------------    TO DEC. 31,
                                                     1998          1997          1997          1996            1995
                                                  -----------   -----------   -----------   -----------   --------------
                                                         (UNAUDITED)
REVENUES:
  Oil and gas sales.............................  $ 4,057,279   $ 3,633,274   $ 8,874,961   $ 5,537,720    $ 1,348,647
                                                  -----------   -----------   -----------   -----------    -----------
        Total revenues..........................    4,057,279     3,633,274     8,874,961     5,537,720      1,348,647
                                                  -----------   -----------   -----------   -----------    -----------
COSTS AND EXPENSES:
  Lease operating...............................    1,939,530     1,672,260     3,688,695     2,544,567        728,540
  Exploration costs.............................           --        58,600        97,211       273,843             --
  Depreciation, depletion and amortization......      962,026       932,192     2,169,098     1,272,316        308,132
  General and administrative....................      620,665       475,640       987,020       581,048        208,509
  Amortization of unit option awards............      192,177       264,594       315,518            --             --
                                                  -----------   -----------   -----------   -----------    -----------
        Total costs and expenses................    3,714,398     3,403,286     7,257,542     4,671,774      1,245,181
                                                  -----------   -----------   -----------   -----------    -----------
        Operating income........................      342,881       229,988     1,617,419       865,946        103,466
                                                  -----------   -----------   -----------   -----------    -----------
  Loss on sale of property......................     (192,898)       (7,247)      (86,678)      (56,738)            --
  Interest expense..............................     (713,961)     (394,169)   (1,048,009)     (476,363)       (77,093)
  Other income (loss), net......................       40,291        63,856       115,949        61,437         33,684
                                                  -----------   -----------   -----------   -----------    -----------
NET INCOME (LOSS) BEFORE TAXES(1)...............     (523,687)     (107,572)      597,681       394,282         60,057
                                                  -----------   -----------   -----------   -----------    -----------
  Pro forma benefit (provision) for taxes.......      183,290        37,650      (211,720)     (139,284)       (21,190)
                                                  -----------   -----------   -----------   -----------    -----------
NET INCOME (LOSS)...............................  $  (340,397)  $   (69,922)  $   385,961   $   254,998    $    38,867
                                                  ===========   ===========   ===========   ===========    ===========
CASH FLOW DATA:
EBITDAEX(2).....................................    1,304,907     1,220,780     3,883,728     2,412,105        411,598
Cash flows from operating activities............      625,976     1,677,619     3,469,638     2,072,649        195,878
Cash flows from investing activities............   (1,585,830)   (4,379,753)  (12,648,815)   (7,046,720)    (7,948,840)
Cash flows from financing activities............      500,000     2,184,923     9,189,095     5,015,077      8,265,167
Capital expenditures............................    1,717,694    (4,379,753)   13,038,815     7,417,091      7,720,478
Ratio of earnings to fixed charges(3)...........           --            --           1.6x          1.8x           1.8x

BALANCE SHEET DATA (end of period):
Working capital.................................      158,777      (490,950)      421,132       613,666        648,130
Property, plant, and equipment, net.............   25,234,284    17,982,188    24,870,766    14,523,202      9,076,679
Total assets....................................   26,989,793    19,150,432    27,036,103    16,259,340     10,364,620
Long-term obligations...........................   18,400,000    10,800,000    17,900,000     8,615,077      3,600,000
Owners' equity..................................    7,365,142     6,940,475     7,696,652     6,783,453      6,389,171


---------------

(1) The pro forma benefit (provision) for taxes is the amount that would have been recorded in the financial statements had the Vista Partnership been a taxable entity.


(2) The Vista Partnership believes that EBITDAEX may provide additional information about the Vista Partnership's discretionary cash flow and its ability to meet its future requirements for debt service, capital expenditures and working capital. EBITDAEX is a financial measure commonly used in the oil and gas industry and should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measures of financial performance presented in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Because EBITDAEX excludes some, but not all, items that affect net income and these measures may vary among companies, the EBITDAEX data presented above may not be comparable to similarly titled measures of other companies. EBITDAEX (as used herein) is calculated by adding depletion, depreciation and amortization, and exploration costs to operating income. Exploration costs represent discretionary cost items. Therefore, exploration costs have been added back in order to present a discretionary cash flow for the Vista Partnership. Interest includes accrued interest expense and amortization of deferred financing costs.



(3) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income (loss) before taxes plus fixed charges. Fixed charges consist of interest expense. For the six months ended June 30, 1998, earnings were insufficient to cover fixed charges by $0.5 million.

SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MIDLAND


     The following table sets forth selected consolidated financial information of Midland for the six months ended June 30, 1998 and 1997, and for each of the five fiscal years in the period ended December 31, 1997. This data should be read in conjunction with the Consolidated Financial Statements of Midland and the related notes thereto.


                           SUMMARY BALANCE SHEET DATA


                                AS OF JUNE 30,                                 AS OF DECEMBER 31,
                           -------------------------   -------------------------------------------------------------------
                              1998          1997          1997          1996          1995          1994          1993
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                  (UNAUDITED)
Current Assets...........  $ 1,138,585   $ 1,739,197   $ 2,036,145   $ 3,644,720   $ 2,038,452   $ 1,134,999   $ 1,444,981
Current Liabilities......    1,626,529     3,165,528     1,564,683     3,268,428     1,950,703     2,152,910     1,864,131
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------

  Working capital........     (487,944)   (1,426,331)      471,462       376,292        87,749    (1,017,911)     (419,150)
Oil and gas properties
  (net)..................   12,892,411    13,657,090    13,004,527    13,408,878     9,887,998     9,257,900     7,991,304
Other assets.............    2,876,036     3,322,934     2,579,811     1,923,048     2,196,902     2,385,641     2,113,785
Total assets.............   16,907,032    18,719,221    17,620,483    18,976,646    14,123,352    12,778,540    11,550,070
Long-term debt (excluding
  current maturities)....    8,856,319     7,012,488     9,115,370     7,166,421     4,524,617     4,254,042     3,616,628
Other non-current
  liabilities............      205,554       214,454       221,404       364,537            --            --            --
Stockholders' equity.....  $ 6,218,630   $ 8,326,751   $ 6,719,026   $ 8,177,260   $ 7,648,032   $ 6,371,588     6,069,311
                           ===========   ===========   ===========   ===========   ===========   ===========   ===========
Stockholders' equity per
  common share...........  $      1.39   $      1.88   $      1.51   $      1.86   $      1.74   $      1.90   $      1.80
                           ===========   ===========   ===========   ===========   ===========   ===========   ===========
Shares outstanding.......    4,467,699     4,434,872     4,463,499     4,401,031     4,386,231     3,362,222     3,373,522
                           ===========   ===========   ===========   ===========   ===========   ===========   ===========


                             SUMMARY OF OPERATIONS


                              SIX MONTHS ENDED                             YEARS ENDED DECEMBER 31,
                          -------------------------   -------------------------------------------------------------------
                             1998          1997          1997          1996          1995          1994          1993
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                 (UNAUDITED)
Oil and gas sales......   $ 2,182,394   $ 3,346,815   $ 6,396,249   $ 6,958,491   $ 5,147,033   $ 5,265,759   $ 4,569,022
Other..................        67,352       158,812       204,238       183,234       231,141       217,884        82,173
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Total operating
    revenues...........     2,249,746     3,505,627     6,600,487     7,141,725     5,378,174     5,483,643     4,651,195
Production costs.......     1,416,724     1,449,529     3,088,886     2,981,837     2,509,854     2,423,032     2,091,955
Exploration costs......         4,709       360,284       849,534       766,855       198,453            --            --
Depreciation, depletion
  and amortization.....       678,255       634,233     1,964,658     1,306,287     1,033,905     1,120,841       786,918
Abandonments...........        39,808            --        93,760            --         3,000        41,676        25,732
General and
  administrative
  expenses.............       574,837       817,183     1,451,404     1,295,298     1,049,904     1,145,719     1,422,094
Impairment costs(a)....            --       356,000     1,277,342       114,904     1,020,670            --            --
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------

  Total operating
    expenses...........     2,714,333     3,617,229     8,725,584     6,465,181     5,815,786     4,731,268     4,326,699
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
                             (464,587)     (111,602)   (2,125,097)      676,544      (437,612)      752,375       324,496
Gain (loss) on sale of
  properties(b)........        10,048       376,505       462,571        36,308      (102,984)       81,962            --
Other income(c)........        14,038        18,155        32,337        61,997        38,911       169,174        51,692
Interest expense.......      (416,759)     (410,832)     (970,430)     (722,447)     (611,587)     (473,048)     (296,797)
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before
  income taxes and
  cumulative effect of
  change in accounting
  principle............      (857,260)     (127,774)   (2,600,619)       52,402    (1,113,272)      530,463        79,391
Income tax expense
  (benefit)............      (291,491)      (45,291)     (717,237)       30,280      (376,241)      204,769        29,457
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before
  cumulative effect of
  change in accounting
  principle............   $  (565,769)  $   (82,483)  $(1,883,382)  $    22,122   $  (737,031)  $   325,694   $    49,934
                          ===========   ===========   ===========   ===========   ===========   ===========   ===========

                              SIX MONTHS ENDED                             YEARS ENDED DECEMBER 31,
                          -------------------------   -------------------------------------------------------------------
                             1998          1997          1997          1996          1995          1994          1993
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                 (UNAUDITED)
Income (loss) per
  common share before
  cumulative effect of
  change (basic and
  diluted).............   $      (.13)  $      (.02)  $     (0.42)  $      0.01   $     (0.22)  $      0.10   $      0.02
                          ===========   ===========   ===========   ===========   ===========   ===========   ===========
Weighted average shares
  outstanding..........     4,464,822     4,416,345     4,433,113     4,395,414     3,381,592     3,368,455     2,267,563
                          ===========   ===========   ===========   ===========   ===========   ===========   ===========


---------------

(a) In 1995, concurrent with Midland's adoption of the Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121"), Midland recognized a charge of $1,020,670 for certain properties which were held for sale.

(b) Gain (loss) on sale of properties was principally composed of the loss on the sale of Midland's former office facilities in Midland, Texas, in 1995 and a gain on the sale of a working interest in an oil and gas property to Summit Petroleum Corporation in 1994. In 1997, gains were realized primarily from the sale of oil and gas properties.

(c) In 1994, there was other income from the settlement of litigation regarding a former property operator of $120,090.

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA OF VISTA


     The following tables sets forth unaudited pro forma combined financial data of Vista for the six months ended June 30, 1998 and for the year ended December 31, 1997. This data should be read in conjunction with "Unaudited Pro Forma Combined Financial Statements of Vista Energy Resources, Inc."



                                                              SIX MONTHS ENDED      YEAR ENDED
                                                               JUNE 30, 1998     DECEMBER 31, 1997
                                                              ----------------   -----------------
REVENUES:
  Oil and gas sales.........................................    $ 6,239,673         $16,468,947
                                                                -----------         -----------
          Total revenues....................................      6,239,673          16,468,947
                                                                -----------         -----------
COSTS AND EXPENSES:
  Lease operating(1)........................................      3,122,905           6,628,040
  Exploration costs.........................................          4,709             946,745
  Depreciation, depletion and amortization..................      2,140,894           4,855,431
  General and administrative(1).............................      1,376,996           2,842,248
  Amortization of unit option awards........................        192,177             315,518
                                                                -----------         -----------
          Total costs and expenses..........................      6,837,681          15,587,982
                                                                -----------         -----------
          Operating income (loss)...........................       (598,008)            880,965
                                                                -----------         -----------
Loss on sale of property....................................       (192,898)            (87,678)
Interest expense............................................     (1,073,509)         (1,704,034)
Other income, net...........................................         79,874             233,512
                                                                -----------         -----------
NET INCOME (LOSS) BEFORE TAXES..............................     (1,784,541)           (677,235)
                                                                -----------         -----------
  Pro forma benefit (provision) for taxes...................        624,589             237,032
                                                                -----------         -----------
NET INCOME (LOSS)...........................................    $(1,159,951)        $  (440,203)
                                                                ===========         ===========


---------------


(1) The accompanying unaudited pro forma financial statements have been prepared pursuant to regulations prescribed by the Securities and Exchange Commission. The unaudited pro forma statements of operations do not consider the effects of the cost reduction plans of management to be implemented after closing. Management expects to reduce lease operating expenses by approximately $210,000 on an annual basis for efficiencies to be realized through economies of scale in common operating locations and reductions of certain field personnel. In addition, management expects to reduce general and administrative expenses by approximately $1,475,000 on an annual basis from the elimination of redundant personnel, lease space and other corporate services. In accordance with Securities and Exchange Commission regulation, none of these anticipated cost reductions have been reflected in the accompanying pro forma statements of operations.

                                  RISK FACTORS

     Stockholders should carefully review the following factors together with the other information contained in this Proxy Statement/Prospectus prior to voting on the proposal herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION


     This Proxy Statement/Prospectus includes forward-looking statements. All statements other than statements of historical fact included in this Proxy Statement/Prospectus including, without limitation, the statements under "Summary," "The Vista Partnership -- Management's Discussion and Analysis of Financial Condition and Results of Operations of the Vista Partnership," "The Vista Partnership -- Business and Properties of the Vista Partnership," "Midland -- Management's Discussion and Analysis of Financial Condition and Results of Operations of Midland" and "Midland -- Business and Properties of Midland" are forward-looking statements. Although the Vista Partnership and Midland believe their respective expectations are based on reasonable assumptions, no assurance can be given that actual results may not differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations of the Vista Partnership and Midland include, among other things, the prices received or demand for oil and gas, the uncertainty of reserve estimates, operating hazards, competition and the effects of governmental and environmental regulation, conditions in the capital markets and equity markets, and the ability of Vista to achieve the goals described in "Vista -- Strengths and Strategies," as well as other factors discussed in this Proxy Statement/Prospectus.


FIXED MERGER CONSIDERATION FOR MIDLAND STOCKHOLDERS

     Stockholders of Midland should consider that the merger consideration will not be adjusted in the event of an increase or decrease in the market price of Midland Common Stock. Holders of Midland Common Stock will receive one share of Vista Common Stock for each share of Midland Common Stock held. Stockholders of Midland are urged to obtain current stock market quotations for Midland Common Stock.

EFFECT OF VOLATILE PRODUCT PRICES AND MARKETS

     The future financial condition and results of operations of Vista will depend upon the prices received for oil and gas production and the costs of acquiring, finding, developing and producing reserves. Prices for oil and gas are subject to fluctuations in response to relatively minor changes in supply, demand, market uncertainty and a variety of additional factors that are beyond the control of Vista. These factors include worldwide political instability (especially in the Middle East and other oil-producing regions), the foreign supply of oil and gas, the price of foreign imports, the level of consumer product demand, government regulations and taxes, the price and availability of alternative fuels and the overall economic environment. A substantial or extended decline in oil or gas prices would have a material adverse effect on Vista's financial position, results of operations, quantities of oil and gas that may be economically produced and access to capital.

     The sale of oil and gas production of Vista depends upon a number of factors beyond its control, including the availability and capacity of transportation and processing facilities. A substantial portion of Vista's oil and a significant portion of its gas is transported through gathering systems and pipelines that are not owned by Vista. Transportation space on such gathering systems and pipelines is occasionally limited and at times unavailable due to repairs or improvements being made to such facilities or due to such space being utilized by other oil and gas shippers that may or may not have priority transportation agreements. Vista has not experienced any material inability to market its proved reserves of oil or gas as a result of limited access to transportation space. If transportation space is materially restricted or is unavailable in the future, Vista's ability to market its oil or gas could be impaired and cash flow from the affected properties could be reduced, which could have a material adverse effect on Vista's financial condition or results of operations. See "-- Governmental Regulation and Environmental Matters."

     Oil and gas prices have historically been volatile and are likely to continue to be volatile in the future. Such volatility makes it difficult to estimate the value of producing properties for acquisition and to budget and project the financial return on exploration and development projects involving producing properties. In addition, unusually volatile prices often disrupt the market for oil and gas properties, as buyers and sellers have more difficulty agreeing on the purchase price of properties. In particular, from January 2, 1997 to September 11, 1998, the prices of crude oil have ranged from a high of $26.82 per Bbl to a low of $11.56 per Bbl and gas prices have ranged from a high of $3.68 per Mcf to a low of $1.70 per Mcf, in each case as the reported NYMEX Daily Prompt Month Closing Price.


     The Vista Partnership engages in hedging activities with respect to a portion of its projected oil and gas production through a variety of financial arrangements designed to protect against price declines, including swaps, collars and futures agreements and Vista expects to continue to do so. To the extent that Vista engages in such activities, it may be prevented from realizing the benefits of price increases above the levels reflected in such hedges.

RELIANCE ON ESTIMATES OF PROVED RESERVES AND FUTURE NET CASH FLOWS

     Information relating to the Vista Partnership's and Midland's proved oil and gas reserves set forth in this Proxy Statement/Prospectus is based upon engineering estimates. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results. Because all reserve estimates are to some degree speculative, the quantities of oil and gas that are ultimately recovered, production and operation costs, the amount and timing of future development expenditures, and future oil and gas sales prices may all vary from those assumed in these estimates. Those variances may be material. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data.

     The present value of estimated future net cash flows should not be construed as the current market value of the estimated proved oil and gas reserves attributable to the Vista Partnership's or Midland's properties. In accordance with applicable requirements of the Commission, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as the amount and timing of actual production, supply and demand for oil and gas, curtailments or increases in consumption by gas purchasers and changes in governmental regulations or taxation. The timing of actual future net cash flows from proved reserves, and thus their actual present value, will be affected by the timing of both the production and the incurrence of expenses in connection with development and production of oil and gas properties. In addition, the 10% discount factor, which is required by the Commission to be used to calculate discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Vista Partnership's or Midland's business or the oil and gas industry in general.

REPLACEMENT OF RESERVES

     Vista's future success will depend on its ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. The proved reserves of Vista will generally decline as reserves are depleted, except to the extent that Vista conducts successful exploration or development activities or acquires properties containing proved reserves, or both. There can be no assurance that Vista's planned development and exploration projects and acquisition activities will result in significant additional reserves or that Vista will have success drilling productive wells at low finding and development costs. Furthermore, while Vista's revenues may increase if prevailing oil and gas prices increase significantly, Vista's finding costs for additional reserves could also increase.

SUBSTANTIAL CAPITAL REQUIREMENTS


     The Vista Partnership and Midland have made, and Vista will continue to make, substantial capital expenditures for the development, exploration, acquisition and production of oil and gas reserves. Historically, the Vista Partnership and Midland have financed these expenditures primarily with proceeds from bank borrowings, cash flow and private placements. The Vista Partnership and Midland respectively made capital expenditures (including expenditures for acquisitions) of $6.7 million and $3.8 million during 1996, $12.1 million and $4.1 million during 1997 and $1.7 million and $622,000 for the six months ended June 30, 1998. If revenues decrease as a result of lower oil and gas prices or operating difficulties, Vista may be limited in its ability to expend the capital necessary to undertake or complete its drilling program in future years. There can be no assurance that additional debt or equity financing or cash generated by operations will be available to meet these requirements.


LEVERAGE

     Upon consummation of the Merger, Vista will have long-term indebtedness of approximately $28 million under its Amended and Restated Credit Agreement, dated August 15, 1997, between the Vista Partnership and Union Bank of California (the "Credit Facility"). It is anticipated that Vista will incur additional indebtedness in the future to assist in financing its growth. Any delay in repayment or default on such debt could have an adverse effect on Vista and its stockholders.

     Vista's degree of leverage could have important consequences to the holders of the Vista Common Stock, including the following: (i) Vista's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of Vista's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to Vista for other purposes; (iii) Vista's borrowings under the Credit Facility will be at variable rates of interest, which will expose Vista to the risk of increased interest rates; (iv) Vista may be substantially more leveraged than certain of its competitors, which may place Vista at a competitive disadvantage; and (v) Vista's degree of leverage may limit its flexibility to adjust to changing market conditions, reduce its ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions or its business.

DRILLING RISKS

     Drilling for oil and gas involves a high degree of risk. For any given well, there is no assurance that a reservoir will be encountered or, if encountered, will produce in commercial quantities. The cost of drilling, completing and operating wells is often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including, without limitation, unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents, adverse weather conditions and shortages or delays in the delivery of equipment. Vista's future drilling activities may not be successful and, if unsuccessful, such failure will have an adverse effect on Vista's future results of operations and financial condition. While all drilling, whether development or exploratory, involves these risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons. Because of the percentage of Vista's capital budget devoted to exploratory projects, it is likely that Vista will continue to experience exploration and abandonment expenses.

ACQUISITIONS AND DIVESTITURES

     Each of the Vista Partnership's and Midland's rapid growth in recent years has been largely the result of acquisitions of producing oil and gas properties. Vista's growth following full development of its existing property base could be impeded if it is unable to acquire additional oil and gas properties on a profitable basis. The success of any acquisition will depend on a number of factors, including the ability to estimate accurately the recoverable volumes of reserves, rates of future production and future net revenues attributable to reserves and to assess possible environmental liabilities. All of these factors affect whether an acquisition will ultimately generate cash flows sufficient to provide a suitable return on investment. Although Vista performs a review of the properties it seeks to acquire that it believes is consistent with industry practices, such reviews are often limited in scope.

     Vista reviews its property base for the purpose of identifying non-strategic assets, the disposition of which would increase capital resources available for other activities and create organizational and operational efficiencies. Various factors could materially affect the ability of Vista to dispose of non-strategic assets, including the availability of purchasers willing to purchase the non-strategic assets at prices acceptable to Vista.

EFFECT ON MIDLAND OF FAILURE TO OBTAIN STOCKHOLDER APPROVAL OF THE MERGER

     The Midland Board has considered various strategic alternatives to the Merger including the issuance of equity or debt securities, the sale of assets, and the merger with, or acquisition of, another company. After exhaustively exploring such alternatives, the Midland Board has determined that the Merger is in the best interests of the Midland stockholders. Midland has devoted substantial management and capital resources in pursuing the Merger for the reasons set forth under "The Merger -- Recommendation of Midland's Board of Directors; Midland's Reasons for the Merger." Further, in an effort to achieve operating efficiencies, Midland has made certain personnel reductions and operational changes. As a result of these events and actions and the current reduced level of oil and gas prices, the failure of the Midland stockholders to approve the Merger Agreement would likely cause Midland to further reduce personnel, consider the sale of properties it would prefer not to sell at current market prices to reduce debt, and possibly take other actions which the Midland Board does not presently consider to be as advantageous to the Midland stockholders as the Merger.

TITLE TO PROPERTIES

     Substantially all of Vista's oil and gas properties will be mortgaged to secure borrowings under the Credit Facility. In the event of Vista's default under certain provisions of the Credit Facility, Vista's ownership interest in these properties may by subject to foreclosure by the lender.

DEPENDENCE ON KEY PERSONNEL

     Vista will depend to a large extent on the services of C. Randall Hill, Steven D. Gray and R. Cory Richards. Vista has key man life insurance on Messrs. Hill and Gray in the amount of $1 million for each officer. The loss of the services of Messrs. Hill, Gray or Richards could have a material adverse effect on Vista's ability to achieve its goals.

CONTROL BY PRINCIPAL STOCKHOLDER


     After consummation of the Merger, Vista's principal stockholder will be NGP. As of September 11, 1998, NGP owned approximately 71% of the outstanding Partnership Interests and approximately 79% of the outstanding shares of GP Common Stock. Upon consummation of the Merger, NGP will own approximately 52% of the outstanding shares of Vista Common Stock. Accordingly, NGP will be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in Vista's Certificate of Incorporation or Bylaws and the approval of mergers and other significant transactions. The existence of this level of ownership concentrated in a single stockholder makes it unlikely that any other holder of Vista Common Stock will be able to affect the management or direction of Vista. These factors may also have the effect of delaying or preventing a change in the management or voting control of Vista.


OPERATING HAZARDS; LIMITED INSURANCE COVERAGE

     Vista's operations will be subject to hazards and risks inherent in drilling for and production and transportation of oil and gas, such as fires, natural disasters, explosions, encountering formations with abnormal pressures, blowouts, cratering, pipeline ruptures and spills, any of which can result in the loss of hydrocarbons, environmental pollution, personal injury claims and other damage to properties of Vista and others. These risks could result in substantial losses to Vista due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. As protection against operating hazards, the Vista Partnership and Midland have maintained and Vista expects to maintain insurance coverage against some, but not all, potential losses. The occurrence of an event that is not covered, or not fully covered, by insurance could have a material adverse effect on Vista's financial condition and results of operations. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event that is not fully covered by insurance could have an adverse effect on Vista's financial condition and results of operations.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

     Vista's business will be regulated by certain local, state and federal laws and regulations relating to the exploration for, and the development, production, marketing, pricing, transportation and storage of, oil and gas. Vista's business will also be subject to extensive and changing environmental and safety laws and regulations governing plugging and abandonment, the discharge of materials into the environment or otherwise relating to environmental protection. As with any owner of property, Vista will also be subject to cleanup costs and liability for hazardous materials, asbestos or any other toxic or hazardous substance that may exist on or under any of its properties. The implementation of new, or the modification of existing, laws or regulations, including amendments to the Oil Pollution Act of 1990, as amended, or regulations which may be promulgated thereunder, could have a material adverse effect on Vista. The imposition of any such liabilities on Vista could have a material adverse effect on Vista's financial condition and results of operations.

COMPETITION

     The oil and gas industry is highly competitive. Vista will encounter competition from other oil and gas companies in all areas of its operations, including the acquisition of producing properties. Vista's competitors include major integrated oil and gas companies and numerous independent oil and gas companies, individuals and drilling and income programs. Many of its competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than Vista and which, in many instances, have been engaged in the energy business for a much longer time than Vista. Such companies may be able to pay more for productive oil and gas properties and exploratory prospects and to define, evaluate, bid for and purchase a greater number of properties and prospects than Vista's financial or human resources will permit. Vista's ability to acquire additional properties and to discover reserves in the future will be dependent upon its ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.


YEAR 2000 COMPLIANCE



     Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish the 21st century dates from 20th century dates. As a result, computer systems and software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Although Vista does not expect that the cost of converting its computer system to comply with Year 2000 requirements will be material to its financial condition, and it does not currently anticipate any disruption in its operations as the result of any failure by Vista to be in compliance, there can be no assurance that Vista's upgraded system will contain all necessary software routines and programs necessary for the accurate calculation, display, storage and manipulation of data involving dates. Moreover, Vista cannot determine what effect, if any, the Year 2000 requirements will have on its vendors, customers, other businesses with which it conducts business and the numerous local, state, federal and other U.S. and foreign governmental entities by which it is regulated, governed or taxed. No assurance can be given that the computer systems and software of such entities will be Year 2000 compliant or that compliance costs or the impact of Vista's failure to achieve substantial Year 2000 compliance will not have a material adverse effect on Vista's financial position and results of operations.

SHARES ELIGIBLE FOR FUTURE SALE

     Vista believes that immediately after the Effective Time, in addition to the shares of Vista Common Stock being registered pursuant to this Proxy Statement/Prospectus, all of the 11,778,479 shares issued pursuant to the Vista Exchange will be eligible for resale under Rules 144 and 145 of the Securities Act. In addition, out of the shares of Vista Common Stock subject to this Proxy Statement/Prospectus, 1,621,918 shares will be subject to Rule 145 and will be eligible for resale thereunder.

RESTRICTIONS ON DIVIDENDS

     Dividends will be paid on Vista Common Stock only if, as and when declared by the board of directors of Vista (the "Vista Board"). Vista's ability to pay dividends is limited by the terms of the Credit Facility and may be limited by terms of any future debt indentures and preferred stock. It is Vista's current intention to retain earnings to fund future growth and, therefore, Vista will not pay dividends.

NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     Before consummation of the Merger, there has been no public market for the Vista Common Stock, and an active public market for the Vista Common Stock may not develop or be sustained. The market price for Vista Common Stock may be highly volatile depending on various factors, including the general economy, stock market conditions, announcements by Vista, its competitors and fluctuations in Vista's overall operating results. In addition, the stock market historically has experienced volatility that has affected the market price of securities of many companies and which has sometimes been unrelated to the operating performance of such companies. The market price of the Vista Common Stock could also be subject to significant fluctuations in response to variations in quarterly results of operations, changes in earnings estimates by analysts, governmental regulatory action, general trends in the industry and overall market conditions, and other factors.


RISKS RELATING TO LOW-PRICED STOCK; POSSIBLE EFFECT OF "PENNY STOCK" RULES ON LIQUIDITY FOR VISTA'S SECURITIES



     If after the Merger the Vista Common Stock should cease to be listed on the ASE and if the Vista Common Stock is not relisted on a different exchange or on the Nasdaq National Market, then, the Vista Common Stock would become subject to Rule 15g-9 under the Exchange Act. This Rule (the "Penny Stock Rule") imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, upon the occurrence of such an event, the application of such Rule may affect the ability of broker-dealers to sell Vista's securities and may affect the ability of purchasers to sell any of Vista's securities in the secondary market.



     The Commission has adopted regulations that define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.



     The foregoing required penny stock restrictions will not apply to Vista Common Stock if Vista satisfies ASE requirements regarding continued listing or if the Vista Common Stock is listed on a different exchange or on the Nasdaq National Market. There can be no assurance that Vista Common Stock will qualify for exemption from the penny stock restrictions. In any event, even if Vista Common Stock were exempt from such restrictions, Vista would remain subject to
Section 15(b)(6) of the Exchange Act, which gives the

Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.



     If Vista Common Stock were subject to the rules on penny stocks, the market liquidity for Vista Common Stock could be materially adversely affected.


                                 THE COMPANIES

MIDLAND

     Midland is an independent oil and gas company engaged primarily in the exploration and development of domestic oil and gas. Midland's initial emphasis was on acquisition and exploitation of oil and gas properties. In 1995, Midland changed its emphasis to exploration, utilizing 3-D seismic technology. Although Midland's principal properties are located in Texas, Midland also owns working interest and minor royalty leasehold interests in developed and undeveloped oil and gas acreage in Illinois and Colorado.


     Midland had approximately 5.0 million BOE of total proved reserves at December 31, 1997 and PV10 of approximately $17.8 million. Oil reserves at year end 1997 were 2.7 million Bbls and natural gas reserves at year end 1997 were
13.9 Bcf. On a BOE basis, 67% of Midland's total proved reserves at December 31, 1997 are proved developed reserves. Midland operates 95% of its total proved reserves. The reserve-to-production ratio associated with Midland's proved reserves is 14 years on a BOE basis.


THE VISTA PARTNERSHIP

     The Vista Partnership is a privately held independent oil and gas exploration and production company with operations and properties located in the Permian Basin of West Texas and Southeastern New Mexico and the onshore Gulf Coast region of South Texas. The Vista Partnership and its operating subsidiary, Vista Resources, Inc., were formed by management of the Vista Partnership and various affiliates of NGP in September 1995 to focus on acquisitions and exploitation drilling primarily in the Permian Basin of West Texas and Southeast New Mexico.


     The Vista Partnership had approximately 9.1 million BOE of total proved reserves at December 31, 1997 and PV10 of approximately $38.6 million. Oil reserves at year end 1997 were 7.2 million Bbls and natural gas reserves at year end 1997 were 11.3 Bcf. On a BOE basis, 52% of the Vista Partnership's total proved reserves at December 31, 1997 are proved developed reserves. The Vista Partnership operates 92% of its total proved reserves. The reserve-to-production ratio associated with the Vista Partnership's proved reserves is 14 years on a BOE basis.


VISTA

     Vista is a newly formed Delaware corporation and wholly owned subsidiary of the Vista Partnership that has not, to date, conducted any significant activities other than those incident to its formation, its execution of the Merger Agreement and its participation in the preparation of this Proxy Statement/Prospectus. Vista has no material assets or liabilities, other than its rights and obligations under the Merger Agreement, the Midland Exchange Agreement and the Vista Exchange Agreement, and has not generated any material revenues or expenses. The Merger will create a newly formed independent oil and gas company by combining the oil and gas reserves, operations and businesses of the Vista Partnership and Midland. Vista's growth strategy involves a coordinated balance of acquisitions, exploitation and exploration. Drilling and production operations will be located in Texas and New Mexico.

                              THE MIDLAND MEETING

DATE, TIME AND PLACE


     The Midland Meeting will be held on October 28, 1998 at 10:00 a.m., Midland, Texas time, at The Midland Room, Fasken Center, Tower II, 2nd Floor, 550 West Texas Avenue, Midland, Texas.


PURPOSE OF MIDLAND MEETING


     The Midland Meeting of the stockholders of Midland has been called by the Midland Board. The stockholders of Midland are being asked to consider and vote upon the proposal to approve and adopt the Merger Agreement, which is described in more detail elsewhere in this Proxy Statement/Prospectus. See "Certain Terms of the Merger Agreement, the Vista Exchange Agreement and the Midland Exchange Agreement."


RECORD DATE; HOLDERS ENTITLED TO VOTE


     The Midland Board has established September 23, 1998 ("Midland Record Date") as the date to determine those record holders of Midland Common Stock entitled to notice of and to vote at the Midland Meeting and any adjournments or postponements thereof.


QUORUM; VOTE REQUIRED


     The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum at the Midland Meeting. The approval and adoption of the Merger Agreement to be voted on at the Midland Meeting requires the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of Midland Common Stock. Holders of Midland Common Stock will not be entitled to dissenters' rights in connection with the Merger. The persons voting proxies submitted to the Midland Meeting by Midland stockholders will not use discretionary authority granted from proxies voting against the Merger to adjourn the Midland Meeting in order to solicit additional votes.



SOLICITATION OF PROXIES



     Solicitation of proxies for use at the Midland Meeting may be made in person or by mail, telephone, telecopy or telegram. Midland will bear the cost of solicitation of proxies from its stockholders and Midland and Vista will share equally the Registration Statement filing fees and the cost of printing this Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and regular employees of Midland and its subsidiaries may solicit proxies from stockholders of Midland by telephone, telecopy or telegram, or in person. Midland has requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Midland Common Stock held of record by such entities, and Midland will, upon the request of such record holders, reimburse reasonable forwarding expenses. In addition, Midland and Vista have engaged American Stock Transfer & Trust Company to assist in the solicitation of proxies. Vista anticipates that it will incur total fees of approximately $12,500, plus reimbursement of certain out-of-pocket expenses for this service.

                               MARKET PRICE DATA

     There is no established trading market for the securities of the Vista Partnership or the General Partner. Application will be made for the shares of Vista Common Stock to be listed on the ASE.

     Midland Common Stock is traded on the ASE under the symbol "MLD." Midland Common Stock was originally authorized for trading on NASDAQ Small-Cap Issues in May 1991 and, in August 1997, Midland listed with the ASE. The following table sets forth the high and low sales prices of Midland Common Stock for the periods indicated.


                                                              HIGH   LOW
                                                              ----   ---
1996
  Quarter ended March 31....................................   3 7/8  2 5/8
  Quarter ended June 30.....................................   4 1/4  3 1/8
  Quarter ended September 30................................   3 3/4  2 7/8
  Quarter ended December 31.................................   3 1/4  1 15/16
1997
  Quarter ended March 31....................................   6 1/2  2 5/8
  Quarter ended June 30.....................................   7 3/4  4 1/2
  Quarter ended September 30................................   5 1/8  3 1/8
  Quarter ended December 31.................................   4      1 7/8
1998
  Quarter ended March 31....................................   4 1/8  2 1/8
  Quarter ended June 30.....................................   4      1 7/8
  Quarter ending September 30 (through September 11)........   2 3/4  1 1/2



     On May 22, 1998, the last full trading day prior to the public announcements by the Vista Partnership and Midland of the proposed Merger, the last reported sales price on the ASE of the Midland Common Stock was $3 5/8 and the high and low sales prices were $3 3/4 and $3 1/2, respectively. As of the last trading date immediately before the date of this Proxy Statement/Prospectus, the last reported sales price on the ASE of the Midland Common Stock was $3 9/16 and the high and low sales prices were $3 3/4 and $3 9/16, respectively;



     On September 11, 1998, there were 7,271,251 Partnership Interests of the Vista Partnership held of record by 25 securityholders and there were 4,467,699 shares of Midland Common Stock outstanding held of record by 1,353 stockholders.


DIVIDEND POLICIES

     The Vista Partnership has not paid distributions to its partners and Midland has not paid dividends on its capital stock. It is Vista's intention to retain earnings to fund future growth and, therefore, Vista will not pay dividends.

                                   THE MERGER

GENERAL


     The Vista Partnership, Midland, Vista and Merger Sub have entered into the Merger Agreement which provides that, subject to the satisfaction of the conditions thereof (see "Certain Terms of the Merger Agreement, the Vista Exchange Agreement and the Midland Exchange Agreement -- Conditions to the Merger"), the Merger will be effected. THE DESCRIPTION OF THE MERGER AGREEMENT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS INCLUDED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED IN ITS ENTIRETY HEREIN BY REFERENCE.


THE MERGER

     The final structure of the Merger, the Midland Exchange and the Vista Exchange, as respectively set out in the Merger Agreement, the Midland Exchange Agreement and the Vista Exchange Agreement, respectively, provide that (i) Vista will be formed as a new Delaware corporation; (ii) holders of Partnership Interests and GP Common Stock will exchange all of their interests in the Vista Partnership and the General Partner for shares of outstanding Vista Common Stock (together with Vista Warrants to purchase 8,564,146 shares of Vista Common Stock at $4.00 per share and having terms substantially similar to the Midland Warrants, including their expiration at the same time as the Midland Warrants, with such transaction being tax free under Section 351 of the Code); (iii) Merger Sub, a newly formed, wholly owned subsidiary of Vista, will be merged with and into Midland with Midland being the Surviving Subsidiary, upon which Midland stockholders would receive shares of Vista Common Stock equal to 27.5% of the outstanding shares of Vista Common Stock in exchange for their stock in Midland, with such transaction being tax free under Sections 351 and 368 of the Code; (iv) after such transactions the former holders of Partnership Interests and GP Common Stock and former Midland stockholders will own all of the issued and outstanding Vista Common Stock in accordance with their 72.5% and 27.5% combination ratios; (iv) all currently existing and outstanding Midland Warrants to purchase 2,253,094 shares of Midland Common Stock at $4.00 per share, all of which expire in November 2002 will become exercisable for Vista Common Stock on a one-to-one basis after the closing of the Merger; (v) all Midland Stock Options (other than the Midland Exchange Stock Options) to acquire 268,000 shares of Midland Common Stock at various exercise prices will expire within 120 days after the closing of the Merger unless otherwise exercised; (vi) all currently existing Midland Exchange Stock Options to acquire 1,372,931 shares of Midland Common Stock at an exercise price of $3.00 per share will be exchanged by their holders for Vista Warrants to purchase 995,375 shares of Vista Common Stock at $4.00 per share; and (vii) the currently existing Midland Common Stock Warrants to purchase 270,000 shares of Midland Common Stock at various exercise prices and containing various termination dates which were issued to various financial advisers and brokers over the last few years by Midland in return for various services will (unless otherwise agreed to by the holders of the Midland Common Stock Warrants prior to closing of the Merger) become exercisable for Vista Common Stock on a one-to-one basis after the closing of the Merger; provided, however, the Vista owners will receive additional shares of Vista Common Stock in order to maintain their 72.5% sharing ratio based on the number of Midland Common Stock Warrants whose exercise price is equal to or less than the ASE trading price of the Midland Exercisable Warrants.

THE VISTA EXCHANGE

     During May and June of 1998, and as contemplated by the Merger Agreement, the holders of all of the outstanding GP Common Stock and the holders of all of the outstanding Partnership Interests entered into the Vista Exchange Agreement. Pursuant to the terms of such agreement, at the Effective Time, without any action on the part of any holder thereof, (a) each share of GP Common Stock that is issued and outstanding prior to the Effective Time shall be exchanged for (i) a number of shares of Vista Common Stock equal to the Vista GP Conversion Stock Number (being 1.60089817) and (ii) a Vista Warrant that is exercisable for a number of shares of Vista Common Stock equal to the Vista GP Conversion Warrant Number (being 1.16511028) and (b) each Partnership Interest that is issued and outstanding prior to the Effective Time shall be exchanged for (i) a number of shares of Vista Common Stock equal to the Vista LP Conversion Stock

Number (being 117,674.06) and (ii) a Vista Warrant that is exercisable for a number of shares of Vista Common Stock Equal to the Vista LP Conversion Warrant Number (being 85,641.46). As provided in the Vista Exchange Agreement, any fractional Partnership Interest shall be likewise exchanged on a pro rata basis.


     Pursuant to the terms of the Vista Exchange Agreement, the holders of GP Common Stock and Partnership Interests will receive 11,778,479 shares of Vista Common Stock, representing 72.5% of such shares outstanding at the Effective Time, and warrants exercisable for 8,564,146 shares of Vista Common Stock, representing 34.5% of such shares outstanding at the Effective Time (assuming for purposes of this calculation exercise of all such warrants as of such time). The warrants will be issued to prevent the dilutive effect of existing Midland Warrants to holders of GP Common Stock and Partnership Interests.


THE MIDLAND EXCHANGE

     During May and June of 1998, and as contemplated by the Merger Agreement, Sam R. Brock, a director of Midland, Darrell M. Dillard, a director of Midland, Robert R. Donnelly, president and a director of Midland, Wayne M. Whitaker, a director of Midland, John Q. Adams, an advisory director of Midland and Marilyn
D. Wade, corporate secretary of Midland, who hold all issued and outstanding options to acquire shares of Midland Common Stock ("Midland Exchange Stock Options") granted pursuant to the Midland Resources, Inc. 1997 Board of Directors' Stock Incentive Plan (the "Midland Directors Plan"), and 137,931 options granted pursuant to the 1996 Midland Resources, Inc. Long-Term Incentive Plan (the "Midland Incentive Plan") entered into separate exchange agreements with Vista (collectively, the Midland Exchange Agreement"). Pursuant to the terms of such agreement, at the Effective Time, without any action on the part of any holder thereof, each Midland Exchange Stock Option will be exchanged for a Vista Warrant that is exercisable for that whole number of shares of Vista Common Stock (to the nearest whole share) equal to the product of (x) .725 times
(y) the number of shares of Vista Common Stock into which the shares of Midland Common Stock subject to such Midland Exchange Stock Option would be converted pursuant to the Merger. Pursuant to the Midland Exchange Agreement, no payment shall be made for fractional interests. Pursuant to the terms of the Midland Exchange Agreement, each Midland Exchange Stock Option subject thereto shall be terminated immediately following its exchange for a Vista Warrant.

     Pursuant to the terms of the Midland Exchange Agreement, the holders of Midland Exchange Stock Options will receive warrants exercisable for 995,375 shares of Vista Common Stock, representing 5.8% of such shares outstanding at the Effective Time (assuming for purposes of this calculation exercise of all such warrants as of such time).

VISTA OWNERSHIP CHART

     The following chart sets forth in tabular form the ownership of Vista as of the Effective Time after giving effect to the Merger, the Midland Exchange and the Vista Exchange:

                                    MIDLAND                                    VISTA
                                SECURITYHOLDERS         MIDLAND             PARTNERSHIP              VISTA
                                   PRIOR TO         SECURITYHOLDERS       SECURITYHOLDERS       SECURITYHOLDERS
                                EFFECTIVE TIME    POST EFFECTIVE TIME   POST EFFECTIVE TIME   POST EFFECTIVE TIME
                                ---------------   -------------------   -------------------   -------------------
Common shares outstanding.....     4,467,699           4,467,699            11,778,479            16,246,178
Midland Stock Options(1)......       268,000             268,000                     0               268,000
Midland Common Stock
  Warrants(2).................       270,000             270,000                     0               270,000
Midland Exchange Stock
  Options.....................     1,372,931                   0                     0                     0
Midland Warrants..............     2,253,094           2,253,094                     0             2,253,094
Vista Warrants................             0                   0             5,939,975(3)          5,939,975
Vista Warrants................             0             995,375(4)          2,624,171(5)          3,619,546

---------------

(1) All Midland Stock Options expire on the 120th day following the Effective Time unless previously exercised. If Midland Stock Options are exercised, then the holders of GP Common Stock and Partnership Interests will receive additional shares of Vista Common Stock in order to maintain their 27.5% sharing ratio.

(2) Holders of GP Common Stock and Partnership Interests will receive no securities comparable to the Midland Common Stock Warrants; provided, however, the holders of GP Common Stock and Partnership Interests will receive shares of Vista Common Stock based on the amount of Midland Exercisable Warrants (as if such Midland Exercisable Warrants were equivalent to shares of outstanding Midland Common Stock) in order to maintain their 72.5% sharing ratio with the holders of outstanding Midland Common Stock.

(3) Vista Warrants that the holders of GP Common Stock and Partnership Interests will receive in order to maintain their 72.5% sharing ratio with the holders of Midland Warrants.

(4) Vista Warrants for which holders of the 1,372,931 Midland Exchange Stock Options have agreed to exchange pursuant to the Midland Exchange.

(5) Vista Warrants that the holders of GP Common Stock and Partnership Interests will receive in order to maintain their 72.5% sharing ratio with the 995,375 Vista Warrants to be received by the holders of the Midland Exchange Stock Options pursuant to the Midland Exchange.

BACKGROUND OF THE MERGER

     In November 1996, the Midland Board established certain operational objectives and goals for management to achieve. Thereafter, during the first seven months of 1997, Midland conducted drilling on four of its exploration projects and achieved four commercial wells. The use of Midland's resources to drill these four exploratory wells, coupled with the results management had achieved in meeting the operational objectives and goals, resulted in the Midland Board determining that the company should consider various strategic alternatives including the issuance of equity or debt, the sale of assets, and the merger with or acquisition of another company. Thereafter, on August 8, 1997, Midland engaged First Union Capital Markets Corp. ("First Union"), an entity affiliated with Midland's senior lender, to assist and advise in considering these alternatives. Following the engagement of First Union, the Midland Board determined that a transaction with another company would be the most likely method to permit the company to achieve its financial and operational objectives and goals and increase value for its stockholders. Beginning in September 1997, First Union sent information packages to approximately 50 companies, seeking both a cash transaction as well as transactions involving only the exchange of equity securities. As a result of these activities, no formal offer to purchase Midland's assets in a cash transaction was received. Although various companies expressed some level of interest in pursuing discussions with Midland, only two companies expressed significant interest in a transaction involving only the exchange of equity securities. However after due diligence and limited negotiations, no formal offers were received from either of these companies. Given the significant level of time devoted by Midland's management to these negotiations and in assisting First Union, coupled with the lack of apparent success, the Midland Board determined in December 1997 to terminate the engagement of First Union and complete any ongoing discussions with potential transaction candidates before developing and pursuing other strategies intended to meet its original objectives. Under the agreement by which Midland engaged First Union, First Union was to receive up to 2% of the gross consideration received by Midland or its stockholders in an acquisition transaction. Midland intends to dispute whether First Union has complied with such engagement agreement so as to entitle it to receive such compensation. To the extent any amount is determined to be owed by Midland to First Union under such agreement, such amount will be paid by Vista.

     On November 13, 1997, Mr. C. Randall Hill, the Chairman and Chief Executive Officer of the General Partner, contacted Mr. Bill Haskins of First Union, and expressed the Vista Partnership's interest in learning more about Midland and its plans for the future, including whether Midland would be interested in pursuing a potential business combination with the Vista Partnership. Mr. Hill followed up the telephone conversation with a letter dated November 13, 1997 addressed to Mr. Haskins in which Mr. Hill requested information about Midland and provided preliminary information to First Union about the Vista Partnership.

     On or about November 17, 1997, the Vista Partnership received a proposed confidentiality agreement concerning and covering non-public Midland data and information to be supplied by Midland through First Union. The confidentiality agreement was executed by the Vista Partnership and returned to First Union on November 18, 1997. Mr. Hill also requested that First Union forward a copy of the Midland Information Memorandum (herein so called) for the Vista Partnership's review.

     On December 2, 1997, Mr. Haskins informed Mr. Hill that Midland was not interested in pursuing a potential business combination with the Vista Partnership. Mr. Hill then sent a letter dated December 2, 1997, and addressed to each member of the Midland Board. Such letter expressed the Vista Partnership's disappointment in Midland's decision to not pursue discussions with the Vista Partnership about a possible business combination without either party having been provided any significant information about the other and without the Vista Partnership being permitted to address the Midland Board about the Vista Partnership's business and properties as well as why the Vista Partnership believed a business combination with Midland might be beneficial to each company's stockholders and partners. Later in the day on December 2, 1997, Mr. Haskins called Mr. Hill and informed him that the Midland Board was in fact interested in learning more about the Vista Partnership and was interested in discussing a possible business combination. The next day the Vista Partnership received a copy of the Midland Information Memorandum along with other previously requested due diligence information.

     From December 2, 1997 through December 17, 1997, Darrell Dillard, one of the members of the Midland Board, contacted Mr. Hill concerning the status of the Vista Partnership's review of Midland and so that Mr. Dillard could learn more information about the Vista Partnership. On various occasions during this period, Mr. Dillard and four of the five members of the Midland Board met in the General Partner's offices in Midland, Texas with Mr. Hill, Mr. Steven D. Gray, the General Partner's President, and Mr. R. Cory Richards, the General Partner's Vice President and Exploration Manager. The primary purpose of each of these meetings was for each of the members of the Midland Board to learn more about the Vista Partnership, its business, properties, operations and management team. At these meetings, the idea of combining the two companies was generally discussed, along with strategies for growth, attitudes toward leverage, management philosophies and other pertinent matters.

     On December 18, 1997, Mr. Hill faxed a preliminary proposal for a business combination to First Union for further delivery to the Midland Board. Such proposal was included in a Vista Presentation (herein so called) dated December 19, 1997. Such proposal was for a tax free, stock-for-stock merger of the two companies pursuant to which the stockholders of Midland would own 25% of the combined company and the owners of the Vista Partnership would own 75% of the combined company (the "Initial Vista Proposal"). Late in the afternoon on December 18, 1997, Mr. Hill received a telephone call from Mr. Haskins of First Union informing Mr. Hill that First Union's relationship as financial advisor to Midland had been terminated and suggested that further contact between the Vista Partnership and Midland should not be made through First Union. By letter dated December 18, 1997, Mr. Warley informed Mr. Hill that he believed the Initial Vista Proposal was inadequate.

     On December 22, 1997, the complete Vista Presentation, together with the Initial Vista Proposal, was sent directly to each board member of Midland by overnight mail. On December 29, 1997, and again on December 30, 1997, Mr. Hill and Mr. Gray met with Mr. Dillard concerning the Vista Partnership's continued interest in pursuing a potential business combination along the lines of the Initial Vista Proposal. Throughout the first week of January 1998, various telephone calls and meetings resulted in Mr. Hill and Mr. Dillard agreeing that, subject to the approval of both companies' respective boards, the Vista Partnership and Midland would enter into a letter agreement pursuant to which the Vista Partnership would have the exclusive right to negotiate a definitive merger agreement with Midland through February 19, 1998. The General Partner's board of directors was informed of the potential business combination and the Initial Vista Proposal through a series of phone calls with Mr. Ken Hersh, Mr. David Albin and Mr. John Foster on or about January 7, 1998. All General Partner board members unanimously agreed to proceed with execution of the proposed letter agreement. Such letter agreement was entered into as of January 14, 1998 (as amended from time to time, the "Letter Agreement"), and provided for, among other things, a non-binding expression of interest in pursuing a tax free, stock-for-stock merger between the two companies pursuant to which the stockholders of Midland would own 26% of the combined company and the owners of the Vista Partnership would own 74% of the combined company (the "Second Vista Proposal"). Pursuant to the terms of the Letter Agreement, the Second Vista Proposal was a non-binding expression of mutual intent, subject to the fulfillment of a number of conditions including, without limitation, the negotiation and execution of a definitive merger agreement and related documentation, the requisite approval of the stockholders of Midland, and the preparation and delivery of acceptable final, independent reserve reports by Williamson Petroleum Consultants ("Williamson") on each company's reserves (individually, the "Vista Williamson Report" or the "Midland Williamson Report," as the case may be, and collectively, the "Williamson Reports"). The Letter Agreement also provided that the Vista Partnership would have the exclusive right to negotiate a definitive merger agreement with Midland until February 19, 1998, on the assumption that the Vista Williamson Report and the Midland Williamson Report would be completed by February 16, 1998.

     On January 20, 1997, Mr. Warley met with Messrs. Hill and Gray in the General Partner's offices in Midland. At such meeting, Mr. Hill and Mr. Warley discussed a timetable for due diligence matters, timing of the Williamson Reports and other related issues. Mr. Hill and Mr. Gray also discussed various aspects of the Vista Partnership so that Mr. Warley could learn more about the Vista Partnership, its business, properties, operations, and management team. Mr. Hill also discussed the Vista Partnership's history, its strategies for growth, management philosophies and other pertinent matters.

     From and after January 20, 1998, through February 10, 1998, the Vista Partnership and Midland continued due diligence reviews of each company's business, operations, prospects and financial position. Also, both companies continued to work with Williamson on preparation of the Williamson Reports. On February 12, 1998, the Vista Partnership and Midland entered into an amendment of the Letter Agreement extending its terms through March 2, 1998, in order to give Williamson sufficient time to complete the Williamson Reports. On February 25, 1998, the Vista Partnership and Midland entered into Amendment No. 2 to the Letter Agreement to extend its term through March 20, 1998, in order to give Williamson more time to complete the Williamson Reports. Williamson completed the Vista Report on or about March 5, 1998, and such report was forwarded to Midland for review and additional due diligence review of the reserves. On March 13, 1998, the Vista Partnership and Midland entered into Amendment No. 3 to the Letter Agreement extending its terms through March 31, 1998, in order to give Williamson more time to finish the Midland Report. On March 30, 1998, the Vista Partnership and Midland entered into Amendment No. 4 to the Letter Agreement extending its terms through April 17, 1998, in order to give Williamson more time to finish the Midland Report. Williamson completed the Midland Report on or about April 5, 1998, and such report was forwarded to the Vista Partnership for review and additional due diligence review of the Vista Partnership's reserves.

     On April 8, 1998, representatives of Midland, being Mr. Wayne Whitaker, Mr. Dillard, and Mr. Robert R. Donnelly met at the offices of the Vista Partnership with Messrs. Hill, Gray and Richards to negotiate the main terms of a business combination. In the afternoon, the Midland negotiating group convened in Mr. Dillard's office in Midland, Texas to deliberate and continue to negotiate by telephone with the Vista Partnership negotiating group. Later that afternoon, the boards of the two companies unanimously approved the main terms of the transaction (which remained subject to the satisfaction of a number of conditions including, without limitation, definitive documentation, the delivery of a fairness opinion and the requisite approval of Midland's stockholders). A press release announcing the unanimous approval by the Midland Board of the main terms of the Merger was released on April 9, 1998. The main terms included a tax free, stock-for-stock merger between the two companies pursuant to which the stockholders of Midland would own 27.5% of the combined company and the owners of the Vista Partnership would own 72.5% of the combined company (the "Final Main Terms"). It was also announced that the management team of the Vista Partnership would become the management team of the newly combined company and the headquarters of the newly combined company would be located in Midland, Texas. From and after April 10, 1998, the parties began drafting and negotiating definitive merger documentation and Midland engaged Dain Rauscher Incorporated ("Dain Rauscher") for the purpose of rendering a fairness opinion.

     On April 13, 1998, the Vista Partnership and Midland entered into Amendment No. 5 to the Letter Agreement extending its terms through April 29, 1998, in order to give both parties sufficient time to negotiate and draft definitive merger documentation and for Dain Rauscher to complete and deliver a fairness opinion. From April 13 through April 28, 1998, representatives of the Vista Partnership and Midland, including their legal counsel, held meetings to further conduct due diligence reviews of the other party and to negotiate and draft a definitive merger agreement along with all ancillary exhibits and disclosure schedules to the definitive merger agreement. Also during this period, both Midland personnel and the Vista Partnership personnel had numerous discussions with representatives of Dain Rauscher concerning the structure of the Merger and the business, operations, prospects, properties and financial condition of both the Vista Partnership and Midland. On April 28, 1998, the Vista Partnership and Midland entered into Amendment No. 6 to the Letter Agreement extending its terms through May 8, 1998, in order to give both parties sufficient time to negotiate and draft definitive merger documentation and for Dain Rauscher to complete and deliver a fairness opinion. From April 28 to May 8, 1998, the parties continued to negotiate and revise drafts of definitive merger documentation and to provide Dain Rauscher with additional information about the two companies in order for Dain Rauscher to be able to complete and deliver a fairness opinion.

     On May 8, 1998, and again on May 18, 1998, the parties entered into Amendments Nos. 7 and 8, respectively, to extend the terms of the Letter Agreement through May 18 and May 27, 1998, respectively, in order to give the parties sufficient time to finalize all definitive merger documentation. On May 22, 1998, the parties finalized all definitive merger documentation. The Midland Board held a special meeting in Fort Worth, Texas and unanimously approved the execution and delivery of an Agreement and Plan of Merger dated May 22, 1998 (as amended from time to time, the "Merger Agreement").

     On the evening of May 22, 1998, Midland and the Vista Partnership, after final negotiations, executed the Merger Agreement. All members of the Midland Board being Messrs. Warley, Whitaker, Dillard, Donnelly, Sam Brock and advisory member John Adams executed voting agreements pursuant to which they agreed, among other things, to vote in favor of the approval of the Merger Agreement at the Midland Special Meeting.

     On May 26, 1998 the Vista Partnership and Midland publicly announced the execution and delivery of the Merger Agreement.

RECOMMENDATION OF MIDLAND'S BOARD OF DIRECTORS; MIDLAND'S REASONS FOR THE MERGER

     THE MIDLAND BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF MIDLAND COMMON STOCK VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     The Midland Board believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Midland and its stockholders. Accordingly, the Midland Board has approved the Merger Agreement and recommends approval and adoption thereof by the stockholders of Midland. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Midland Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determination to recommend approval of the Merger and the Merger Agreement. In reaching its determination, the Midland Board consulted with Midland management and considered a number of strategic, financial and other factors, including without limitation those described below.

     Strategic Considerations. The Midland Board assessed Midland's properties that it currently operates, the developmental potential of properties from its exploration activities and its financial position in light of the capital needed to fully develop its assets. As a part of this assessment, the Midland Board considered strategic alternatives that would enhance stockholder value, including whether to remain a separate company, sell additional equity or debt to fund future development of its assets, or make additional property acquisitions or divest a significant amount of assets and use those funds to develop its assets or reduce debt. In this respect, the Midland Board concluded, following extensive discussions with Midland's management and among the directors, that the transactions contemplated by the Merger Agreement provided the best means for holders of Midland Common Stock to maximize the value of their holdings.

     Property Characteristics. The Midland Board considered many aspects of the Vista Partnership properties to be attractive in the context of a merger. Specifically, the Midland Board considered that (i) the Vista Partnership operated a significant number of its properties, which was consistent with the Midland Board's belief that controlling property operations is important, (ii) that a significant number of both companies' properties were close geographically, thereby allowing operational efficiencies, and (iii) the long life nature of the properties, thereby providing for relatively predictable operating conditions. The Midland Board also considered that Midland's higher gas production would balance the greater oil production of the Vista Partnership and that the amount of development potential of Midland's properties would provide the combined company with future drilling opportunities.

     Financial. The Midland Board considered the historical financial performance of both companies as well as a financial analysis of the impact of the Merger on the balance sheet and cash flow of the combined company. Based upon historical operating costs achieved by the Vista Partnership and coupled with certain anticipated operating efficiencies of the combined company, the Midland Board believes that the combined company will achieve a greater return on Midland's currents assets than it has historically achieved. The Midland Board believes that the combined company will have improved credit ratios from those it currently has, which it believes will allow the combined company to have a lower cost of capital and a better ability to withstand a downturn in oil and gas prices and the business cycle.

     Efficiencies. The Midland Board viewed favorably the opportunities for operating efficiencies that it believes can be achieved from the Merger, particularly from the integration of office facilities, technical personnel, support functions and consolidation of certain field operations.

     Management. The Midland Board considered the management strengths of the Vista Partnership and believes C. Randall Hill, Steven D. Gray and R. Cory Richards, the current Chairman and Chief Executive Officer, President and Vice President -- Exploration, respectively, of the General Partner of the Vista Partnership, are highly trained and qualified personnel who have demonstrated an ability to profitably locate, purchase and produce oil and gas properties.

     Access to Capital. The Midland Board considered that the combined company should have a greater ability to access the capital markets and otherwise increase its financial flexibility, which would allow capitalizing on acquisition and development opportunities.

     Exchange Ratio/Market Price. The Midland Board considered the Midland Conversion Number and recent trading prices for Midland Common Stock. The Midland Board analyzed the ownership structure of the combined company and had discussions with Midland's management and among the directors, and determined that the Midland Conversion Number was fair and in the best interests of the Midland stockholders.

     Fairness Opinion. The Midland Board considered analyses provided by Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, which included Midland Common Stock trading prices and volumes, financial, operational and market information and ratios of comparable companies, comparable merger and acquisition transactions, cash flow analyses and the restructure of stock options. The Midland Board considered the presentation made by representatives of Dain Rauscher Wessels at the meeting of the Midland Board on May 21, 1998 regarding its preliminary valuation and financial analysis of the Merger, that was confirmed by its final valuation and financial analysis presented at a meeting of the Midland Board on June 25, 1998, and in writing with delivery of its written fairness opinion on June 30, 1998, that the Merger was fair from a financial point of view to the holders of Midland Common Stock. See "-- Opinion of Midland's Financial Advisor."

     The Midland Board believes that the Merger offers the opportunity to create a combined company that will have greater competitive strengths, business opportunities, financial resources and flexibility than Midland could achieve alone.

OPINION OF MIDLAND'S FINANCIAL ADVISOR

     On June 30, 1998, Dain Rauscher Wessels, a division of Dain Rauscher Incorporated ("DRW"), delivered its written opinion to the Midland Board that as of the date of such opinion the Merger is fair from a financial point of view to the holders of the currently outstanding Midland Common Stock. THE FULL TEXT OF THE WRITTEN OPINION OF DRW DATED JUNE 30, 1998, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS APPENDIX D-1 AND D-2 TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF MIDLAND ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. DRW HAS CONSENTED TO THE USE OF ITS OPINION IN THIS PROXY STATEMENT/PROSPECTUS.


     In connection with DRW's review of the Merger, and in arriving at its opinion described below, DRW has reviewed business and financial information relating to Midland and the Vista Partnership. DRW has, among other things: (i) reviewed the Merger Agreement; (ii) reviewed the Annual Reports on Form 10-KSB for the years ended December 31, 1995, 1996 and 1997 and the Quarterly Reports on Form 10-QSB and related unaudited financial information for certain interim periods, including the three months ended March 31, 1998, of Midland; (iii) reviewed the Proxy Statement filed on Schedule 14A dated May 29, 1997 of Midland; (iv) reviewed the audited financial statements for the years ended December 31, 1997 and 1996 and the period from inception (September 21, 1995) to December 31, 1995, audited by Arthur Andersen LLP, independent public accountants, and the unaudited financial statements for the three months ended March 31, 1998 of the Vista Partnership; (v) reviewed Midland's proved oil and gas reserves and the standardized measure of discounted future net cash flows relating to proved oil and gas reserves as of January 1, 1998, estimated by Williamson Petroleum Consultants, Inc., independent petroleum engineers; (vi) reviewed the Vista Partnership's proved oil and gas reserves and the standardized measure of discounted future net cash flows relating to proved oil and gas reserves as of January 1, 1998, estimated by Williamson Petroleum Consultants, Inc., independent petroleum engineers; (vii) met with certain members of Midland's and the Vista Partnership's senior management to discuss their respective operations, historical financial statements and future prospects and their views of the business, operational and strategic benefits, potential synergies and other implications of the Merger; (viii) reviewed certain operating and financial information of Midland and the Vista Partnership, including projections and projected cost savings and operating synergies, provided to us by Midland's and the Vista Partnership's management relating to their respective businesses and prospects; (ix) reviewed the projected consolidated pro forma financial statements for the combined companies for the years ending December 31, 1998 and 1999 as prepared by Midland's and the Vista Partnership's management; (x) reviewed historical market prices and trading volumes for Midland Common Stock; (xi) reviewed publicly available financial data and stock market performance data of publicly held companies that we deemed generally comparable to Midland and the Vista Partnership; and (xii) reviewed the financial terms of certain business combinations of comparable exploration and production companies. In addition, DRW has considered such other information and has conducted such other analyses and investigations as it deemed appropriate under the circumstances.

     DRW relied upon the accuracy and completeness of all of the financial and other information reviewed by it and has assumed such accuracy for purposes of its opinion. DRW has relied solely upon the reserve reports and internal estimates prepared by the independent petroleum engineers and managements of Midland and the Vista Partnership and reviewed by Midland. DRW has assumed with Midland's consent that such information and the financial forecasts provided to DRW and discussed with DRW with respect to Midland and the Vista Partnership after giving effect to the Merger have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Midland and that such forecasts will be realized in the amounts and at the times contemplated thereby. DRW's opinion was based upon economic and market conditions existing on the date of such opinion.

     The following is a summary of certain of the financial analyses used by DRW in its presentations to the Midland Board on May 21, 1998 and June 25, 1998 and in connection with providing its written opinion to the Midland Board on June 30, 1998.

     Historical Trading Analysis. DRW reviewed the daily historical closing prices and volumes for shares of Midland Common Stock during the period from January 2, 1998 to June 12, 1998.

     Comparable Company Analysis. DRW reviewed and compared certain financial, operating and market information relating to Midland to corresponding financial information, ratios and public multiples for six small capitalization, acquisition and exploitation focused exploration and production companies: Abraxas Petroleum Corporation; Comstock Resources, Inc.; Costilla Energy, Inc.; Magnum Hunter Resources, Inc.; Southern Mineral Corporation and Titan Exploration, Inc. (the "Selected Companies"). The Selected Companies were chosen because they are publicly traded companies with operations that for purposes of analysis can be considered similar to Midland. The multiples and ratios for the Selected Companies were based on DRW estimates and latest public information.


     DRW considered certain publicly available information for the Selected Companies, including, but not limited to, (i) stock price as a multiple of discretionary cash flow ("DCF") (net income plus depreciation, depletion and amortization, deferred taxes, exploration expenses and other non-cash items before changes in working capital) as estimated for the 1998 (the "1998E P/DCF Multiple") and 1999 (the "1999E P/CF Multiple") calendar years; (ii) market value of capitalization ("MVC") (market value of equity plus book value of total debt and liquidation value of preferred stock, less excess cash and equivalents) as a ratio of 1997 pretax PV-10% Value ("1997 PV-10") (estimated value of total proved reserves at December 31, 1997 based on oil and gas prices at December 31, 1997 and applying a 10% discount rate, calculated based on guidelines promulgated by the Commission) (the "MVC/1997 PV-10 Ratio); and (iii) MVC as a multiple of earnings before interest, taxes, depreciation, depletion and amortization and exploration expenses ("EBITDX") as estimated for the 1998 (the "1998E MVC/EBITDX Multiple") and 1999 (the "1999E MVC/EBITDX Multiple") calendar years.


     DRW's analyses indicated (i) 1998E P/DCF Multiples for the Selected Companies ranged from 2.8x to 15.0x with a mean of 6.8x, compared with 16.5x for Midland; (ii) 1999E P/DCF Multiples for the Selected Companies ranged from 2.2x to 7.7x with a mean of 4.3x, compared with 13.3x for Midland; (iii) MVC/1997 PV-10 Ratios for the Selected Companies ranged from 92.8% to 157.4% with a mean of 125.3%, compared with 126.9% for Midland; (iv) 1998E MVC/EBITDX Multiples for the Selected Companies ranged from 4.9x to 13.2x with a mean of 8.3x, compared with 15.1x for Midland; and (v) 1999E MVC/EBITDX Multiples for the Selected Companies ranged from 4.4x to 9.1x with a mean of 6.2x, compared with 13.5x for Midland.

     No company utilized in the comparable company analysis is identical to Midland. Accordingly, an analysis of the foregoing is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     Comparable Merger & Acquisition Transaction Analysis. DRW considered certain publicly announced completed business combinations in the oil and gas sector for which terms were publicly available, including the following 21 transactions announced between March 1994 and May 1998: Lomak Petroleum, Inc.'s acquisition of Domain Energy Corporation; Meridian Resource Corp.'s acquisition of Shell Oil Co.'s south Louisiana properties; Ocean Energy, Inc.'s acquisition of United Meridian Corporation; Texoil, Inc.'s acquisition of Cliffwood Oil & Gas Corp.; Chesapeake Energy Corporation's acquisition of Hugoton Energy Corp.; Titan Exploration, Inc.'s acquisition of Carrollton Resources, LLC; Belco Oil & Gas Corp.'s acquisition of Coda Energy, Inc.; Chesapeake Energy Corporation's acquisition of DLB Oil & Gas, Inc.; Southern Mineral Corporation's acquisition of Amerac Energy Corporation; Titan Exploration, Inc.'s acquisition of Offshore Energy Development Corporation; Meridian Resource Corp.'s acquisition of Cairn Energy USA, Inc.; Louis Dreyfus Natural Gas Corp.'s acquisition of American Exploration Company; Forcenergy Inc.'s acquisition of Convest Energy Corporation; Forcenergy Inc.'s acquisition of Edisto Resources Corporation; Monterey Resources, Inc.'s acquisition of McFarland Energy, Inc.; Columbia Natural Resources, Inc.'s acquisition of Alamco, Inc.; Forcenergy Inc.'s acquisition of Great Western Resources, Inc.; Texas Pacific Group, Inc.'s acquisition of Belden & Blake Corporation; HS Resources, Inc.'s acquisition of Tide West Oil Company; Key Production Company, Inc.'s acquisition of Brock Exploration Corporation and Alexander Energy Corporation's acquisition of American Natural Energy Corporation (the "Selected Transactions").

     For purposes of this analysis, DRW assumed Midland was acquiring the Vista Partnership in a stock transaction (the "Merger Analysis"). DRW considered certain publicly available information for the Selected

Transactions, including, but not limited to, (i) transaction value to target company total proved reserves ("Transaction Value/Proved Reserves") and (ii) transaction value to target company PV-10% Value ("Transaction Value/PV-10"). DRW calculated multiples based on the consideration attributable to oil and gas reserves for each of the Selected Transactions to, among other things, such acquired companies' respective proved reserves. DRW's analyses indicated (i) Transaction Value/Proved Reserves for the Selected Transactions ranged from $2.55 to $14.37 per BOE with a mean of $7.09 per BOE, compared with $5.56 per BOE for the Merger Analysis and (ii) Transaction Value/PV-10 for the Selected Transactions ranged from 0.6x to 2.2x with a mean of 1.1x, compared with 1.1x for the Merger Analysis.


     No transaction utilized in the comparable merger and acquisition transaction analysis is identical to the Merger Analysis. In evaluating the Selected Transactions, DRW made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Midland, such as the impact of competition on the business of Midland, the Vista Partnership and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of Midland or the Vista Partnership or the industry or in the financial markets in general. Mathematical analysis is not in itself a meaningful method of using comparable transaction data.

     Contribution Analysis. DRW reviewed certain estimated future operating and financial information (including, among other things, estimated proved reserves and future net revenue from oil and gas properties) for Midland and the Vista Partnership based on reserve studies as of January 1, 1998, estimated by Williamson Petroleum Consultants, Inc., independent petroleum engineers. Based on the reserve studies, DRW calculated field cash flow ("Field Cash Flow") (total net revenue less ad valorem taxes and lease operating expenses) as estimated for the 1998 ("1998E Field Cash Flow") and 1999 ("1999E Field Cash Flow") calendar years for Midland and the Vista Partnership. This analysis indicated that Midland stockholders, who will receive 27.5% of the equity interest in the combined company, would contribute (i) 35.1% of the 1998E Field Cash Flow of the combined company and (ii) 32.7% of the 1999E Field Cash Flow of the combined company. According to Midland management, Midland does not currently have the capital available to fund future development of its proved undeveloped reserves. DRW calculated Field Cash Flow, excluding the development of proved undeveloped reserves, for the same time periods for Midland. Based on this analysis, Midland stockholders would contribute (i) 29.5% of the 1998E Field Cash Flow of the combined company and (ii) 23.4% of the 1999E Field Cash Flow of the combined company.

     The preceding contribution analysis was derived from projections of reserves and future net revenue to the evaluated interests based on economic parameters and operating conditions considered to be applicable as of January 1, 1998. A base oil price of $18.00 per barrel and a base gas price of $2.40 per Mcf were provided to Williamson Petroleum Consultants, Inc. by Midland and the Vista Partnership to be used at the effective date. Adjustments to these price assumptions were provided to Williamson Petroleum Consultants, Inc. by Midland and the Vista Partnership based on additional factors on a property-by-property basis.

     Oil and gas prices have declined since the reserve studies were completed. Average year-to-date through June 12, 1998 WTI Cushing oil price was $14.92 per barrel and average year-to-date through June 12, 1998 Henry Hub gas price was $2.24 per MCF. DRW was informed by Midland management that Midland currently has no hedges in place or contemplated. DRW was informed by management of the Vista Partnership that the Vista Partnership currently employs two costless collar NYMEX WTI oil hedges, one expiring December 31, 1998 for 10,000 barrels per month with put/call prices of $18.00/$19.085 per barrel and one expiring March 31, 1999 for 10,000 barrels per month with put/call prices of $18.50/$19.28 per barrel. The Vista Partnership also has in effect three natural gas hedging contracts through September 1998. One is a costless collar (based on NYMEX Henry Hub Natural Gas) for 80,000 MMBtu per month with put/call prices of $2.20/$2.49 per MMBtu. The other two gas hedges are basis swaps: (i) Houston Ship Channel Basis for 40,000 MMBtu per month at a fixed price of NYMEX Henry Hub minus $0.0275 per MMBtu, and (ii) Permian Basin (El Paso) Basis for 40,000 MMBtu per month at a fixed price of NYMEX Henry Hub minus $0.20 per MMBtu.

     Net Asset Value Analysis. DRW calculated net asset values for Midland and the Vista Partnership based on (i) reserve studies as of January 1, 1998, estimated by Williamson Petroleum Consultants, Inc., independent petroleum engineers, and (ii) unaudited balance sheet information as of March 31, 1998. Utilizing discounted future net revenues generated by Midland and the Vista Partnership proved reserves, DRW applied additional risk adjustments (100% for proved developed producing reserves, 75% for proved developed non-producing reserves and 60% for proved undeveloped reserves) to arrive at risk-adjusted reserve values of $19.3 million for Midland and $39.4 million for the Vista Partnership. By adding other assets and working capital (current assets minus current liabilities, excluding short-term debt) and subtracting long-term debt and estimated off-balance sheet liabilities (estimated by Midland management), DRW calculated risk-adjusted net asset values of $8.9 million for Midland and $22.3 million for the Vista Partnership. Based on this analysis, Midland stockholders, who will receive 27.5% of the equity interest in the combined company, would contribute 28.6% of the net asset value of the combined company.


     In each of the comparisons of the value to be achieved by the Midland stockholders in the Merger as compared to the mean of the multiples of operating results realized by the stockholders of the Comparable Companies and Merger and Acquisition Transactions, the multiples of operating results achieved by the Midland stockholders were equal or superior to those realized by the Comparable Companies and Merger and Acquisition Transactions. The Contribution Analysis and Net Asset Value Analysis, when viewed in light of the oil and gas environment at the time of the Merger and Midland's current financial and operating situation, indicates that the consideration received was greater or comparable to Midland's contribution.


     Restructuring of Midland Exchange Stock Options Analysis. In connection with the Merger, Midland intends to restructure the Midland Exchange Stock Options issued under the Midland Directors Plan into a restricted version of the Vista Warrants (being the Midland Exchange). In connection with the analysis of the Midland Exchange, DRW has, among other things: (i) reviewed the stock option agreements governing the Midland Exchange Stock Options; (ii) reviewed the 1997 Board of Directors Stock Incentive Plan; (iii) reviewed the agreement governing the Vista Warrants; (iv) reviewed the registration rights agreement for Midland securityholders; and (v) reviewed publicly available financial data and stock market performance data of Midland Common Stock as well as the publicly traded Midland Warrants. In addition, DRW has considered such other information and has conducted such other analyses and investigations as it deemed appropriate under the circumstances.

     DRW utilized the Black-Scholes option valuation model to evaluate the Midland Exchange. The Black-Scholes model, utilizing assumptions as of June 12, 1998, returned a value of $0.848 per option for the existing Midland Exchange Stock Options and a value of $1.534 per warrant for the publicly traded Midland Warrants. As of June 12, 1998, the publicly traded Midland Warrants closed at $1.0625 per warrant. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Midland Exchange Stock Options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models do not necessarily provide a reliable single measure of fair value of the Vista Warrants. Based on the current price levels of Midland Common Stock, application of the Black-Scholes option pricing model, the restrictions on the Vista Warrants, and an overall business judgment, an exchange ratio of
0.725 Vista Warrants for one Midland Exchange Stock Option is fair as of the date hereof from a financial point of view to the holders of the currently outstanding Midland Common Stock.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. No company or transaction used in the above analyses as a comparison is directly comparable to Midland or the Vista Partnership or the Merger. The analyses were prepared solely for purposes of DRW's providing its opinion to the Midland Board as to the fairness from a financial point of view of the terms of the Merger to the holders of Midland Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities may be sold. Analyses based upon forecast of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Midland, the Vista Partnership, DRW or any other person assumes responsibility if future results are materially different from those forecast. As described above, DRW's opinion to the Midland Board was one of many factors taken into consideration by the Midland Board in making its determination to approve the Merger Agreement. DRW's opinion was provided to the Midland Board for the information and assistance of the Midland Board in connection with its consideration of the Merger, and such opinion does not constitute a recommendation as to how any holder of Midland Common Stock should vote with respect to the Merger.


     The foregoing summary does not purport to be a complete description of the analyses performed by DRW or of its presentations to the Midland Board. The preparation of the financial analyses and fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. DRW believes that its analyses (and the summary set forth above) must be considered as a whole, and that selecting portions of such analyses and of the factors considered by DRW, without considering all of the analyses and factors, could create an incomplete view of the processes underlying the analyses conducted by DRW and its opinion. DRW did not attempt to assign specific weights to particular analyses. Any estimates contained in DRW's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth herein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold.


     DRW, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DRW in the normal course of its business may trade the securities of Midland for its own account and for the accounts of its customers and, accordingly, may hold a long or short position in such securities at any time. DRW was selected to serve as the Midland Board's financial advisor in connection with the Merger on the basis of DRW's experience with mergers and acquisitions in the energy industry. Midland paid DRW a financial advisory fee of $50,000 upon the execution of its engagement letter and an additional $50,000 at the time DRW delivered the fairness opinion. DRW also was subsequently engaged to evaluate the Midland Exchange of Midland Exchange Stock Options. Midland paid DRW a financial advisory fee of $30,000 upon the execution of its engagement letter and an additional $35,000 at the time DRW delivered the fairness opinion. Midland also agreed to reimburse DRW for its reasonable out-of-pocket expenses and to indemnify DRW and its controlling persons against certain liabilities and expenses relating to or arising out of the consummation of the Merger, including certain liabilities under U.S. Federal securities laws.

OTHER AGREEMENTS

     Voting Agreements. Concurrently with execution of the Merger Agreement, holders of 21.7% of the outstanding shares of Midland Common Stock entered into voting agreements with Vista, pursuant to which such holders have agreed, at any meeting of the holders of Midland Common Stock, to vote such holders' shares in favor of the Merger Agreement and the transactions contemplated thereby. In addition, such holders have agreed to vote against any proposal that might materially adversely affect the Merger.

     Affiliates Agreements. Rule 145 promulgated under the Securities Act regulates the disposition of securities by "affiliates" of the Vista Partnership and Midland in connection with the Merger. Prior to the Effective Time, Vista will enter into agreements with the affiliates of the Vista Partnership and Midland, pursuant to which such persons will agree that they will not sell any shares of Vista Common Stock unless such transaction is (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

     Midland Resignations and Termination Agreements. Concurrently with execution of the Merger Agreement, Midland obtained written resignations from each of its officers and directors under which such persons have resigned as an officer and/or director of Midland effective as of the Effective Time. Concurrently with the execution of the Merger Agreement, Midland entered into termination agreements, effective as of the

Effective Time, with Howard E. Ehler and Marilyn D. Wade. Such termination agreements provide for payment of each employee's annual salary as consideration for such employee's agreement to resign from his or her position with Midland. In addition, the employees agreed to release Midland from any claims relating to the employees' respective employment with Midland and agreed not to disclose to third parties any confidential information relating to Midland's business and operations.

     Settlement Agreement. Concurrently with execution of the Merger Agreement, Midland and Mr. Warley executed that certain Warley Settlement Agreement, to be effective March 27, 1998, in settlement of Mr. Warley's employment contract with Midland. The settlement agreement contains the following principal terms: (i) from March 27, 1998, through either the consummation or termination of the Merger Agreement, Midland shall pay Warley the sum of $11,390 per month; (ii) on the effective date of the Merger, Midland agrees to pay to Warley the sum of $1,300,000 (reduced by a payment of $100,000 made by Midland to Marilyn D. Wade on behalf of Mr. Warley pursuant to the Wade Release (as defined below)), payable $20,000 a month over sixty (60) months, provided that, after one year, either Midland or Warley may elect to have such amount paid as a lump sum (using a discount factor of six percent (6%)); (iii) Warley's existing Midland stock options for 15,000 shares shall expire on the 120th day following the effective date of the Merger; (iv) Warley agrees to support the Merger and to take or refrain from taking actions as contemplated by the Merger Agreement; and (v) Warley and Midland mutually release one another from all claims which either party may have (including a release by Warley of Midland's directors and officers) except pursuant to such Agreement and pursuant to confidentiality and non-compete provisions in Warley's employment agreement and Warley's rights to indemnification as officer and director of Midland.

     Release and Hold Harmless Agreement. Concurrently with execution of the Merger Agreement, Midland, Mr. Warley, and Marilyn D. Wade executed that certain Release and Hold Harmless Agreement (the "Wade Release") containing the following principal terms and provisions: (i) Wade agrees to resign her employment upon consummation of the Merger; (ii) Warley agrees to pay the sum of $100,000 to Wade upon consummation of the Merger, which payment Midland has agreed to pay to Wade on behalf of Warley under the Warley Settlement Agreement;
(iii) upon execution of the Wade release, Midland granted Wade options to purchase 137,931 shares of Midland Common Stock at $2.6875 per share; (iv) within three (3) business days after Wade's resignation, Midland agrees to pay the sum of $56,590; and (v) Wade releases Warley, Midland and Midland's directors and officers from all claims which she may have against them.

     Contract Operating Agreement. Effective as of June 1, 1998, Midland's wholly owned, operating subsidiary, Midland Resources Operating Company, Inc. ("MRO"), and Vista Resources, Inc., the Vista Partnership's wholly owned, operating subsidiary (the "Vista Operator"), entered into a Contract Operating Agreement (herein so called) which provides, among other things, that the Operator will provide various contract operating services for and on behalf of Midland's oil and gas properties through October 31, 1998 and on a month-to-month basis thereafter unless otherwise terminated by either party upon 30 days' prior written notice. The services to be provided shall be on an as requested basis by Midland and shall include, without limitation, field operations services, engineering supervision and analysis, geological review and analysis, land and legal analysis, well site supervision, and accounting and production overview and supervision. All field level services shall be charged to Midland on an actual cost basis as incurred by the Operator, engineering and geological review and supervision shall be charged at a flat rate of $400 per day with a half day minimum charge, and limited general and administrative assistance will be charged at a flat rate of $1,500 per month (which escalates to $3,000 per month on November 1, 1998). Any general and administrative services requested by Midland beyond the limited services set out in the Contract Operating Agreement shall be charged on agreed upon hourly rates for the number and type of Operator employees utilized by Midland.

     Financial Advisory Agreement. Contemporaneously with the closing of the Merger, Vista will enter into an Advisory Services Agreement with NGP. Pursuant to the Advisory Services Agreement, Vista will pay NGP $75,000 per year on a year-to-year basis and reimburse NGP for certain expenses in consideration for certain consulting and financial analysis services to be provided by NGP and its representatives.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


     Appointment to Vista Board. The Midland Board has designated John Q. Adams, currently an advisory director of Midland, as a director to the Vista Board, effective at the Effective Time, to serve until Vista's 1999 annual stockholders meeting.


     Indemnification of Vista Officers and Directors. As provided in the Merger Agreement, at the Effective Time, Vista will enter into indemnification agreements with each of the directors and officers of Vista pursuant to which Vista will agree to indemnify and hold harmless each such director and officer against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities arising out of the fact that he is a director or officer of Vista or any of its subsidiaries, to the full extent permitted under Delaware law, Vista's Bylaws and the indemnification agreements.

     Indemnification of Midland Officers and Directors. As provided in the Merger Agreement, at the Effective Time, Vista will enter into indemnification agreements with each of the directors and officers of Midland pursuant to which Vista will agree to indemnify and hold harmless each such director and officer against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities arising out of the fact that he was a director or officer of Midland or any of its subsidiaries prior to the Effective Time, to the full extent permitted under Delaware law, Midland's Bylaws and the indemnification agreements.

     Midland Exchange Agreement. During May and June of 1998, and as contemplated by the Merger Agreement, Sam R. Brock, a director of Midland, Darrell M. Dillard, a director of Midland, Robert R. Donnelly, president and a director of Midland, Wayne M. Whitaker, a director of Midland, John Q. Adams, an advisory director of Midland and Marilyn D. Wade, corporate secretary of Midland, who hold all issued and outstanding Midland Exchange Stock Options granted pursuant to the Midland Directors Plan, and 137,931 options granted pursuant to the Midland Incentive Plan, entered into the Midland Exchange Agreement. Pursuant to the terms of such agreement, at the Effective Time, without any action on the part of any holder thereof, each Midland Exchange Stock Option will be exchanged for a Vista Warrant that is exercisable for that whole number of shares of Vista Common Stock (to the nearest whole share) equal to the product of (x) .725 times (y) the number of shares of Vista Common Stock into which the shares of Midland Common Stock subject to such Midland Exchange Stock Option would be converted pursuant to the Merger. Pursuant to the Midland Exchange Agreement, no payment shall be made for fractional interests. Pursuant to the terms of the Midland Exchange Agreement, each Midland Exchange Stock Option subject thereto shall be terminated immediately following its exchange for a Vista Warrant.

     Pursuant to the terms of the Midland Exchange Agreement, the holders of Midland Exchange Stock Options will receive warrants exercisable for 995,375 shares of Vista Common Stock, representing 5.8% of such shares outstanding at the Effective Time (assuming for purposes of this calculation exercise of all such warrants as of such time).

     The following table sets forth (i) the number of shares of Midland Common Stock underlying the Midland Exchange Stock Options held by Midland directors and officers and their affiliates and (ii) the number of shares of Vista Common Stock underlying the Vista Warrants that such persons will receive upon conversion of their Midland Exchange Stock Options pursuant to the Midland Exchange.

                                   SHARES OF MIDLAND                  SHARES OF VISTA
                                COMMON STOCK UNDERLYING                COMMON STOCK
                                   MIDLAND EXCHANGE       EXERCISE      UNDERLYING       EXERCISE
                                   STOCK OPTIONS(1)        PRICE     VISTA WARRANTS(2)    PRICE
                                -----------------------   --------   -----------------   --------
John Q. Adams.................           175,000          $   3.00        126,875         $4.00
Sam R. Brock..................           250,000          $   3.00        181,250         $4.00
Darrell M. Dillard............           250,000          $   3.00        181,250         $4.00
Robert R. Donnelly............           250,000          $   3.00        181,250         $4.00
Marilyn D. Wade...............           197,931          $   3.00        143,500         $4.00
Wayne M. Whitaker.............           250,000          $   3.00        181,250         $4.00
                                       ---------                          -------
          Total...............         1,372,931                          995,375

---------------

(1) The original term of the Midland Exchange Stock Options expires March 1, 2002, except upon a change of control (for which the Merger qualifies), at which time the term will be shortened to one year after the date of the change of control.

(2) The Vista Warrants will expire on November 1, 2002.


     Midland Resignations and Termination Agreements. Concurrently with execution of the Merger Agreement, Midland obtained written resignations from each of its officers and directors under which such persons have resigned as an officer and/or director of Midland effective as of the Effective Time. Concurrently with the execution of the Merger Agreement, Midland entered into termination agreements, effective as of the Effective Time, with Howard E. Ehler and Marilyn D. Wade. Such termination agreements provide for payment of each employee's annual salary as consideration for such employee's agreement to resign from his or her position with Midland. In addition, the employees agreed to release Midland from any claims relating to the employees' respective employment with Midland and agreed not to disclose to third parties any confidential information relating to Midland's business and operations.



     Settlement Agreement. Mr. Warley had a five-year employment contract with Midland that was terminated by the Midland Board on March 27, 1998. As of that date, the employment contract provided for an annual salary of $247,963 with a minimum 5% semi-annual adjustment. Mr. Warley waived such adjustments for 1997. In addition, the contract provided for medical reimbursement of up to $10,000 for non-insurance covered medical expenses, disability payments of one-half the annual salary for 10 years and a covenant not to compete with Midland for six months. The term of the agreement extended for an additional five years each January 1, unless notice was given by either Mr. Warley or Midland. Following termination of Mr. Warley's contract and pending the conclusion of negotiations with respect to the Merger Agreement, Midland and Mr. Warley agreed to Midland paying Mr. Warley one-half of his former monthly salary and providing him the use of a company vehicle. On May 22, 1998, Midland and Mr. Warley executed that certain Warley Settlement Agreement, to be effective March 27, 1998, containing the following principal terms: (i) from March 27, 1998, through either the consummation or termination of the Merger Agreement, Midland shall pay Warley the sum of $11,390 per month; (ii) on the effective date of the Merger, Midland agrees to pay to Warley the sum of $1,300,000 (reduced by a payment of $100,000 made by Midland to Marilyn D. Wade on behalf of Mr. Warley pursuant to the Wade Release (as defined below)), payable $20,000 a month over sixty (60) months, provided that, after one year, either Midland or Warley may elect to have such amount paid as a lump sum (using a discount factor of six percent (6%)); (iii) Warley's existing Midland stock options for 15,000 shares shall expire on the 120th day following the effective date of the Merger; (iv) Warley agrees to support the Merger and to take or refrain from taking actions as contemplated by the Merger Agreement; and (v) Warley and Midland mutually release one another from all claims which either party may have (including a release by Warley of Midland's directors and officers) except pursuant to such Agreement and pursuant to confidentiality and non-compete provisions in Warley's employment agreement and Warley's rights to indemnification as officer and director of Midland.



     Release and Hold Harmless Agreement. On May 22, 1998, Midland, Mr. Warley, and Marilyn Wade executed that certain Release and Hold Harmless Agreement (the "Wade Release") containing the following principal terms and provisions: (i) Wade agrees to resign her employment upon consummation of the Merger; (ii) Warley agrees to pay the sum of $100,000 to Wade upon consummation of the Merger, which payment Midland has agreed to pay to Wade on behalf of Warley under the Warley Settlement Agreement; (iii) upon execution of the Wade release, Midland granted Wade options to purchase 137,931 shares of Midland Common Stock at $2.6875 per share; (iv) within three (3) business days after Wade's resignation, Midland agrees to pay the sum of $56,590; and (v) Wade releases Warley, Midland and Midland's directors and officers from all claims which she may have against them.



MATERIAL INCOME TAX CONSEQUENCES


     The following discussion is a summary of the material United States federal income tax consequences of the Merger and the Vista Exchange and is not intended to be a complete discussion of all potential tax effects that might be relevant to the Merger and the Vista Exchange. Such discussion deals only with persons that are citizens or residents of the United States or are entities formed under the laws of the United States (or any state or locality thereof) This summary assumes that the holders of Midland Common Stock, GP Common Stock and Partnership Interests have held such stock or partnership interest as a capital asset. The discussion does not address all aspects of Federal income taxation that may be important to particular stockholders and partnership interest holders and may not be applicable to certain special classes of stockholders and unitholders, including without limitation stockholders and partnership interest holders who are not citizens or residents of the United States, stockholders and partnership interest holders who acquired their stock or partnership interest pursuant to the exercise of employee stock options or otherwise as compensation, stockholders and partnership interest holders that are corporations subject to the alternative minimum tax, insurance companies, tax-exempt organizations, financial institutions, securities dealers, broker-dealers, or foreign partnerships or foreign corporations. Moreover, the state, local, foreign and estate tax consequences of the Merger and the Vista Exchange are not discussed.


     This summary is based on laws, regulations, rulings and judicial decisions in effect at the date of this Proxy Statement/Prospectus. Future legislation or judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to stockholders and unitholders as described herein.

     EACH STOCKHOLDER AND UNITHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER AND THE VISTA EXCHANGE DESCRIBED HEREIN INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGE OF APPLICABLE TAX LAWS.


     General. The Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code. The Vista Exchange should constitute a transfer to a controlled corporation within the meaning of Section 351 of the Code.



     Midland has received a tax opinion from Arthur Andersen LLP, the tax advisors to the Vista Partnership, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. No Private Letter Ruling is being sought from the Internal Revenue Service. No opinion is to be issued with respect to the Vista Exchange. The opinion is not binding on the Internal Revenue Service or the courts and therefore the delivery of such tax opinion cannot assure that the Internal Revenue Service or the courts will treat the Merger as a reorganization within the meaning of Section 368(a) of the Code. The tax opinion (as well as the description of tax consequences set forth herein) is based on, among other things, assumptions relating to certain facts and circumstances of, and the intentions of, the parties to the Merger, which assumptions either (i) have been made with the consent of Midland and the Vista Partnership or (ii) are based upon certain representations of fact made by the Vista Partnership, Midland or management of the Vista Partnership or Midland. It is a condition to the Merger that the opinion be delivered on the closing date of the Merger. If either the Vista Partnership or Midland waives the receipt of a tax opinion from Arthur Andersen LLP, it is the intent of both parties to postpone the Midland Meeting and supplementally provide additional disclosure to the Midland stockholders regarding the waiver of such tax opinion and the effect of such waiver.



     The material Federal income tax consequences of the Merger and the Vista Exchange should be as follows:



     Midland, the Vista Partnership and the General Partner. No gain or loss will be recognized by Midland, Vista, the General Partner or any of their respective subsidiaries as a result of the Merger. No gain or loss should be recognized by the Vista Partnership as a result of the Vista Exchange.



     Consequences to Holders of Midland Common Stock. The following discussion is a summary of the opinion of Arthur Andersen LLP, which is included herein as Appendix F. Except with respect to cash received in lieu of fractional shares, no gain or loss will be recognized by holders of Midland Common Stock upon the receipt of Vista Common Stock in the Merger. Gain or loss with respect to receipt of any cash in lieu of fractional shares is equal to the difference between the cash received and that portion of the stockholder's tax basis in the Midland Common Stock exchanged attributable to the fractional share interest deemed to have been redeemed in the Merger. The tax basis of the Vista Common Stock received will equal to the basis of the Midland Common Stock surrendered in exchange therefor reduced by the amount of tax basis allocable to any fractional share interest deemed to have been issued and redeemed in the Merger. The holding period of the Vista Common Stock received will assume the holding period of the Midland Common Stock surrendered in the exchange therefor, provided that the Midland Common Stock surrendered was a capital asset in the hands of the exchanging shareholder.



     Consequences to Holders of Partnership Interests. The exchange of the Partnership Interests pursuant to the Vista Exchange should constitute a transfer to a controlled corporation within the meaning of Section 351 of the Code. Accordingly, under current law, no gain or loss should be recognized by holders of the Partnership Interests upon the exchange for Vista Common Stock, except that (i) any gain inherent in the exchange should be recognized to the extent of the fair market value of any Vista Warrants received and (ii) gain or loss should be recognized equal to the difference between any cash received in lieu of fractional share interest and the partnership interest holder's tax basis in the fractional share deemed to have been redeemed in the Vista Exchange. A holder's tax basis for the shares of Vista Common Stock received in the Vista Exchange should be the same as the holder's tax basis of its Partnership Interests exchanged therefor, decreased by (i) the fair market value of any Vista Warrants received (which Vista believes would be determined by the trading price of the Midland Warrants immediately after the Effective Time discounted to reflect that the Vista Warrants are not publicly traded) and (ii) the tax basis of any fractional share interest deemed to have been issued and redeemed and increased by the amount of gain (other than the gain recognized on the deemed redemption of any fractional share interest) recognized on the Vista Exchange. The holding period of the Vista Common Stock received should be a split holding period. The Vista Common Stock received by the holders of Partnership Interests attributable to the Vista Partnership's Section 751 assets should begin on the day after the Effective Time of the Merger. Based on current estimates Vista believes approximately 25% of the Vista Common Stock received by the holders of Partnership Interests will have a holding period beginning the day after the Effective Time of the Merger. The holding period attributable to the remaining Vista Common Stock should include the holding period of the Partnership Interests exchanged therefor, provided that the Partnership Interests exchanged were held as capital assets by the exchanging Vista Partnership limited partner. The tax basis of Vista Warrants received in the Vista Exchange should be their fair market value and their holding period should begin on the day after the Effective Time of the Merger.


     Consequences to Holders of GP Common Stock. The exchange of the GP Common Stock pursuant to the Vista Exchange should constitute a transfer to a controlled corporation within the meaning of Section 351 of the Code. Accordingly, under current law, no gain or loss should be recognized by holders of the GP Common Stock upon the exchange for Vista Common Stock, except that (i) any gain inherent in the transaction should be recognized to the extent of the fair market value of any Vista Warrants received and (ii) gain or loss equal to the difference between any cash received in lieu of fractional share interest and the stockholder's tax basis in the fractional share deemed to have been redeemed in the Vista Exchange. A holder's tax basis for the shares of Vista Common Stock received in the Vista Exchange should be the same as the holder's tax basis of the shares of its GP Common Stock exchanged therefor, decreased by
(i) the fair market value of any warrants received (which Vista believes would be determined by the trading price of the Midland Warrants immediately after the Effective Time discounted to reflect that the Vista Warrants are not publicly traded) and (ii) the tax basis of any fractional share interest deemed to have been issued and redeemed and increased by the amount of gain recognized (other than the gain recognized on the deemed redemption of any fractional share interest) on the Vista Exchange. The holding period of the Vista Common Stock should include the holding period of the GP Common Stock exchanged therefor, provided that the GP Common Stock surrendered was a capital asset in the hands of the exchanging stockholder. The tax basis of Vista Warrants received in the Vista Exchange should be their fair market value and their holding period should begin on the day after the Effective Time of the Merger.

ACCOUNTING TREATMENT

     The Merger and the Midland Exchange will be accounted for as a purchase of Midland by Vista for financial accounting purposes. For presentation of certain anticipated effects of the accounting treatment on the consolidated financial position and results of operations of Vista after giving effect to the Merger and the Midland Exchange, see "Unaudited Pro Forma Combined Financial Statements."

REGISTRATION RIGHTS

     The Merger Agreement provides that contemporaneously with the Closing, Vista shall enter into separate registration rights agreements (collectively, the "Registration Rights Agreements") with each of the stockholders of the General Partner and each of the limited partners of the Vista Partnership immediately prior to the Vista Exchange and with each holder of a Midland Exchange Stock Option covering (i) with respect to the Vista securityholders, the resale of shares of Vista Common Stock to be received by such securityholders pursuant to the terms of the Vista Exchange Agreement, together with all shares of Vista Common Stock issuable to such securityholders upon the exercise of an Exchange Warrant, (ii) with respect to the Midland securityholders, the resale of shares of Vista Common Stock issuable to such securityholders upon the exercise of an Exchange Warrant and (iii) any securities issued or issuable in respect of any such shares by way of any stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise ((i), (ii) and (iii) above collectively referred to as the "Registrable Shares").

     The Registration Rights Agreements provide that the holders of more than 50% of the Registrable Shares outstanding may, at any time after the first anniversary of the Effective Time, require Vista to effect the registration under the Securities Act of Registrable Shares on no more than two occasions by means of a "shelf" registration statement for an offering to be made on a continuous basis under the Securities Act, subject to certain limitations. The Registration Rights Agreements also provide certain "piggyback" registration rights to the holders of Registrable Shares whenever Vista proposes to register an offering of any of its capital stock under the Securities Act, subject to certain exceptions, including pro rata reduction if, in the reasonable opinion of the managing underwriter(s) of the offering, such a reduction is necessary to prevent an adverse effect on the marketability or offering price of all the securities proposed to be offered in the offering.

     The Registration Rights Agreements contain customary provisions regarding the payment of expenses by Vista and regarding mutual indemnification agreements between Vista and the holders of Registrable Shares for certain securities law violations.

STOCK EXCHANGE LISTING


     It is a condition to the Merger that the shares of Vista Common Stock be authorized for listing on the ASE, subject to official notice of issuance. Application has been made for such listing.


RESTRICTIONS ON RESALES BY AFFILIATES

     The shares of Vista Common Stock to be received by Midland stockholders in connection with the Merger have been registered under the Securities Act and, except as set forth in this paragraph, may be traded without restriction. The shares of Vista Common Stock to be issued in connection with the Merger and received by persons who are deemed to be "affiliates" (as that term is defined in Rule 144 under the Securities Act) of the Vista Partnership or Midland prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or, in case any such person should become an affiliate of Vista, Rule 144 under the Securities Act) or as otherwise permitted under the Securities Act. Accordingly, the Merger Agreement provides that each of the Vista Partnership and Midland will use all reasonable efforts to cause its affiliates to execute an agreement to the effect that such persons will not sell any shares of Vista Common Stock at any time in violation of the Securities Act or the rules and regulations promulgated thereunder, including Rule 145.

DISSENTERS' RIGHTS

     Under Texas law, holders of Midland Common Stock will not be entitled to any dissenters' rights in connection with the Merger. Section 5.11 of the Texas Business Corporation Act provides that stockholders have the right to dissent from any plan of merger that requires stockholder approval. Notwithstanding the foregoing, however, Section 5.11 provides that a stockholder shall not have the right to dissent from a plan of merger if (i) the stockholder is not required to accept for the stockholder's shares any consideration that is different from the consideration to be provided to any other stockholder and (ii) the stockholder will receive as consideration shares of stock that are listed, or authorized for listing upon official notice of issuance, on a national securities exchange.


INFORMATION AGENT



     Midland has appointed American Stock Transfer & Trust Company as its Information Agent with respect to the Merger. Any questions or requests for additional copies of this Proxy Statement/Prospectus or a Proxy Card may be directed to the Information Agent at the following address and telephone number:



                    American Stock Transfer & Trust Company


                                6201 15th Avenue


                            Brooklyn, New York 11219


                                 (718) 921-8217



     Any stockholder of Midland whose shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee may also receive copies of this Proxy Statement/Prospectus or a Proxy Card by contacting such nominee.



     Vista will pay the fees and expenses of the Information Agent and has also agreed to indemnify the Information Agent from certain liabilities that it may incur in connection with the Merger.



     Midland and Vista have also engaged American Stock Transfer & Trust Company to assist in the solicitation of proxies. See "The Midland
Meeting -- Solicitation of Proxies."

                                     VISTA

GENERAL

     Vista is a newly formed Delaware corporation and wholly owned subsidiary of the Vista Partnership that has not, to date, conducted any significant activities other than those incident to its formation, its execution of the Merger Agreement, the Midland Exchange Agreement and the Vista Exchange Agreement and its participation in the preparation of this Proxy Statement/Prospectus. Vista has no material assets or liabilities, other than its rights and obligations under the Merger Agreement, the Midland Exchange Agreement and the Vista Exchange Agreement, and has not generated any material revenues or expenses. The Merger, the Midland Exchange and the Vista Exchange will create a newly formed independent oil and gas company by combining the oil and gas reserves, operations and businesses of the Vista Partnership and Midland. Vista's growth strategy involves a coordinated balance of acquisitions, exploitation and exploration. Drilling and production operations will be located in Texas and New Mexico.

STRENGTHS AND STRATEGIES

     Vista's principal strengths and strategies will be the following:

  Reserves and Production


     - Vista will have over 14.0 MMBOE of total proved reserves, comprised of
       25.2 Bcf of natural gas and 9.9 MMBbls of crude oil, with a PV10 of approximately $56.4 million.


     - Vista's daily production is expected to be over 1,800 Bbls of oil and 5,200 Mcf of natural gas.

     - Vista's reserve base will be approximately 30% natural gas and 70% crude oil.

     - Vista's aggregate reserve to production ratio will be approximately 13 years. A significant benefit of owning long-lived reserves is an enhanced ability to provide long-term funding for additional growth opportunities.

     - More than 90% of Vista's total proved reserves will be concentrated in the Permian Basin of West Texas and Southeastern New Mexico, a premier oil and gas producing province typified by numerous long-life, multi-pay exploitation and exploration opportunities.

     - Vista will operate over 400 producing wells, representing over 92% of its total proved reserves and increasing its control over the implementation of its strategies and projects.

  Management

     - Vista's management team will be led by C. Randall Hill, Steven D. Gray and R. Cory Richards, the current Chairman and Chief Executive Officer, President, and Vice President -- Exploration, respectively, of the General Partner of the Vista Partnership.

     - Vista's management team is well-rounded and experienced with professional backgrounds in law, petroleum engineering and geology, and over 35 years of collective experience in the oil and gas industry.

     - The members of this management team will collectively own approximately 13% of the Vista Common Stock, thereby aligning their interests with those of the other Vista stockholders. Virtually all of the management team's net worth will consist of their respective ownership in Vista and they have no outside business interests, making them very focused on growing the equity value of Vista.

  NGP's Ownership

     - NGP will own approximately 52% of the Vista Common Stock and will be Vista's largest stockholder upon consummation of the Merger.

     - NGP enjoys a reputation as an active and experienced investor in the oil and gas industry.

     - Three of NGP's principals, Kenneth A. Hersh, David R. Albin and John S. Foster, will serve as directors of Vista. Vista considers NGP's continued participation in the ownership and management of Vista to be of substantial value, particularly in the areas of corporate finance activities, access to financial markets and building sponsorship for Vista in the public arena.

OBJECTIVES AND GROWTH STRATEGY

     - Vista's primary corporate objective will be to rapidly expand its reserve base, production capacity, cash flow and earnings in order to substantially increase the value of the Vista Common Stock.

     - Vista's management will continue to employ the same business philosophies, techniques and strategies that have grown the Vista Partnership and its predecessor from a start up company with no reserves or initial cash flow in December 1992 to a company of over 9.1 MMBOE and $3.9 million of EBITDAEX for 1997.

     - Vista's strategy involves these basic components: (i) acquiring domestic, proved oil and gas properties with realizable upside potential; (ii) exploiting such properties through a comprehensive program of workovers, recompletions, developmental and exploratory drilling, and secondary recovery projects using sophisticated technology; (iii) reducing costs at all levels of its business; and (iv) internally generating exploration projects where Vista can operate and control the timing and costs of such exploration efforts.

     - Vista will be committed to continuing to enhance stockholder value through adherence to its strategy and believes that its expected inventory of development, exploitation and exploratory projects, along with strategic acquisition opportunities that may arise in the future, may provide significant opportunity for future growth in value. See "Risk Factors -- Cautionary Statement Regarding Forward-Looking Information."

MANAGEMENT OF VISTA

  Directors and Executive Officers


     Set forth below is certain information concerning the directors and executive officers of Vista at the Effective Time.



        NAME          AGE                          POSITION
        ----          ---                          --------
C. Randall Hill.....  39    Chairman of the Board, Chief Executive Officer and
                            Chief Financial Officer
Steven D. Gray......  39    President and Director
R. Cory Richards....  37    Executive Vice President -- Exploration Manager and
                              Secretary
Kenneth A. Hersh....  35    Director
David R. Albin......  39    Director
John S. Foster......  40    Director
John Q. Adams.......  61    Director


     Set forth below is a description of the backgrounds of the future directors and executive officers of Vista.


     C. Randall Hill, a graduate of the University of New Mexico with a B.B.A. and the University of Tulsa with a J.D., has served as Chairman of the Board and Chief Executive Officer of the General Partner of the Vista Partnership and its predecessor, Lobo Resources, Inc., since its inception in December 1992. From 1985 through November 1992, Mr. Hill practiced law with the law firms of Weil, Gotshal & Manges and Johnson & Swanson in Dallas, Texas.


     Steven D. Gray, a graduate of Texas Tech University with a B.S. degree in Petroleum Engineering, has served as President and a director of the General Partner of the Vista Partnership and its predecessor, Lobo

Resources, Inc., since its inception in December 1992. From 1982 to 1989, Mr. Gray held several petroleum engineering positions with Texas Oil and Gas Corp. From 1989 to 1992, Mr. Gray was a petroleum operations and reservoir engineer with Bettis, Boyle and Stovall, a privately held, independent oil and gas company in Graham, Texas

     R. Cory Richards, a graduate of the University of Texas at Austin with a B.S. degree in Geological Sciences, has served as Vice President and Exploration Manager of Vista Resources, Inc., the operating subsidiary of the Vista Partnership, since its inception in 1995. From 1987 until 1995, Mr. Richards was employed as Exploration Manager with J. McShane, Inc., a privately held, independent oil and gas company in Monahans, Texas.

     Kenneth A. Hersh, a graduate of Princeton University with a B.A. and Stanford University Graduate School of Business with an M.B.A., has served as a director of the General Partner since its inception in 1995. Since 1989, Mr. Hersh has been a manager of the NGP investment funds, which were organized to make direct equity investments in the oil and gas industry. From 1985 to 1987, Mr. Hersh was employed as a member of the energy group of Morgan Stanley & Co. investment banking division. Mr. Hersh serves as a director of Pioneer Natural Resources Company, HS Resources, Inc., Titan Exploration, Inc. and Petroglyph Energy, Inc.

     David R. Albin, a graduate of Stanford University with a B.S. in Physics and Stanford University Graduate School of Business with an M.B.A., has served as a director of the General Partner since its inception in 1995. Since 1988, Mr. Albin has been a manager of the NGP investment funds, which were organized to make direct equity investments in the oil and gas industry. From December 1984 until November 1988, Mr. Albin was employed by Bass Investment Limited Partnership, where he was also responsible for portfolio management. Mr. Albin serves as a director of Titan Exploration, Inc. and Petroglyph Energy, Inc.

     John S. Foster, a graduate of Williams College with a B.A. and New York University's Stern School of Business with an M.B.A., has served as a director of the General Partner since its inception in 1995. Since April 1989, Mr. Foster has been the chief financial officer of the NGP investment funds, which were organized to make direct equity investments in the oil and gas industry. From August 1986 to March 1989, Mr. Foster was employed in the corporate bond research department of Credit Suisse First Boston Corporation, where he focused on the oil and gas industry.


     John Q. Adams, a graduate of Heidelberg College with a B.A. in Biology, has been an advisory director of Midland since 1995. Mr. Adams has been in the pharmaceutical business for 30 years and founded Adams Laboratories Inc. in 1985. Medeva PLC acquired Adams Laboratories in 1992, at which time Mr. Adams became a director of Medeva PLC and president of Medeva's North American operations until his retirement from Medeva in 1995. Since 1995, Mr. Adams has continued as President and Chairman of J.Q. Enterprises and Rough Creek Lodge, Inc. He currently serves as Chairman of the Board of Adams Laboratories Inc., which he repurchased from Medeva PLC in 1997.


     Vista was incorporated in May 1998 and has not yet paid compensation to its executive officers. The compensation of the executive officers of Vista will be initially set at the same level as currently being paid in connection with their services for the Vista Partnership. After consummation of the Merger, Vista's Compensation Committee will determine any adjustments to the compensation of such officers. The executive officers of Vista will be C. Randall Hill, Steven
D. Gray and R. Cory Richards. Each such officer's current annual salary in connection with his services for the Vista Partnership is $120,000, $120,000 and $100,000, respectively.

  Committees of the Board

     Upon consummation of the Merger, the Vista Board intends to establish a Compensation Committee and an Audit Committee. The Compensation Committee will exercise the power of the Vista Board in connection with all matters relating to compensation of executive officers, employee benefit plans and the administration of Vista's stock option programs. The Audit Committee's primary responsibilities will be to (i) recommend

Vista's independent auditors to the Vista Board, (ii) review with Vista's auditors the plan and scope of the auditors' annual audit, the results thereof and the auditors' fees, (iii) review Vista's financial statements and (iv) take such other action as it deems appropriate to the accuracy and completeness of financial records of Vista and financial information gathering, reporting policies and procedures of Vista.

  Director Compensation

     Directors who are also employees of Vista will not be separately compensated for serving on the Vista Board. Directors who are not employees of Vista will receive $250 per meeting for their services as directors. In addition, Vista will reimburse directors for the expenses incurred in connection with attending meetings of the Vista Board and its committees.

  Compensation Committee Interlocks and Insider Participation

     Vista's Compensation Committee will consist of Messrs. Hersh and Albin and all determinations concerning executive compensation for Vista's executive officers will be made by the Compensation Committee. The Compensation Committee members will abstain from participation in compensation determinations concerning their own compensation. None of the members of the Compensation Committee has served on the board of directors or on the compensation committee of any other entity, any of whose officers served on the Vista Board.

  Employee Benefit Plans

     The Vista Board and the Vista stockholders approved the adoption of the Vista Energy Resources, Inc. 1998 Key Employee Stock Option Plan (the "Vista Stock Option Plan") as of June 1, 1998. The Vista Board, or a committee delegated by the Vista Board, selects participants in the Vista Stock Option Plan from among those key employees of Vista whose performance may have a significant effect on the success of Vista. See "Vista Stock Option Plan" for a more detailed description of the plan.

  Indemnification Agreements

     As provided for in the Merger Agreement, at the Effective Time, Vista will enter into indemnification agreements with the directors and officers of Vista pursuant to which Vista will agree to indemnify and hold harmless such directors and officers against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities arising out of the fact that he is a director or officer of Vista or any of its subsidiaries, to the full extent permitted under Delaware law, Vista's Bylaws and the indemnification agreements.

                                 CAPITALIZATION


     The following table sets forth the capitalization of Vista as of June 30, 1998, on a historical basis and as adjusted to give effect to the Merger, the Midland Exchange and the Vista Exchange as if such transactions had been consummated as of June 30, 1998. The Merger and the Midland Exchange will be accounted for as a purchase of Midland by Vista. Accordingly, the amounts included under "Actual" at June 30, 1998 are the historical amounts of the Vista Partnership. The following table should be read in conjunction with the unaudited Combined Pro Forma Financial Statements of Vista and the related notes and the other information contained elsewhere in this Proxy Statement/Prospectus, including the information set forth in "The Vista Partnership -- Management's Discussion and Analysis of Financial Condition and Results of Operations of the Vista Partnership."



                                                                   JUNE 30, 1998
                                                             -------------------------
                                                               ACTUAL       PRO FORMA
                                                             -----------   -----------
Long-term debt (excluding current portion)(1)..............  $18,400,000   $28,156,319
Owners' equity:
  Partners' capital........................................    7,365,142            --
  Preferred Stock, $0.01 par value, 10,000,000 shares
     authorized; no shares outstanding.....................           --            --
  Common Stock, $0.01 par value, 50,000,000 shares
     authorized; 16,246,178 shares outstanding on a pro
     forma basis(2)........................................           --       162,462
  Additional paid-in capital...............................           --    25,134,127
                                                             -----------   -----------
          Total owners' equity.............................    7,365,142    25,296,589
                                                             -----------   -----------
          Total capitalization.............................  $25,765,142   $53,452,908
                                                             ===========   ===========


---------------


(1) As of June 30, the outstanding principal balance of long-term debt (excluding current portion) was approximately $18.4 million.


(2) Excludes (i) 268,000 shares of Vista Common Stock issuable upon exercise of outstanding Midland Stock Options, with exercise prices between $2.375 and $4.00, (ii) 3,248,469 shares of Vista Common Stock issuable upon exercise of outstanding warrants at an exercise price of $4.00 and (iii) 270,000 warrants at exercise prices between $2.50 and $3.50.

              UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                          VISTA ENERGY RESOURCES, INC.

     The Vista Partnership has entered into the Merger Agreement with Midland that provides for Midland to become a subsidiary of Vista, currently a newly created subsidiary of the Vista Partnership. The Merger will require Merger Sub to be merged into Midland, resulting in Midland becoming a subsidiary of Vista. As contemplated by the Merger Agreement, each of the limited partners of the Vista Partnership and each of the stockholders of the General Partner have entered into separate exchange agreements pursuant to which each such holder's Partnership Interests and shares of GP Common Stock will be exchanged for shares of Vista Common Stock contemporaneously with the Merger. As a result of the Merger and the Vista Exchange, Vista, a new publicly held oil and gas exploration and development company will be created.

     To date, Vista has no material assets or liabilities, other than its rights and obligations under the Merger Agreement, and has not generated any material revenues or expenses.

     The unaudited pro forma combined balance sheet and combined statements of operations have been prepared to give effect to certain transactions as described below.


          The unaudited pro forma combined balance sheet of Vista as of June 30, 1998, has been prepared to give effect to the Merger, the Midland Exchange and the Vista Exchange as if such transactions had occurred on June 30, 1998. In accordance with the provisions of APB No. 16, "Business Combinations," the Merger and the Midland Exchange have been accounted for as a purchase of Midland by the Vista Partnership.



          The unaudited pro forma combined statements of operations of Vista for the six months ended June 30, 1998, and for the year ended December 31, 1997, have been prepared to give effect to the Merger, the Midland Exchange and the Vista Exchange and certain events described below for the Vista Partnership and Midland as if the Merger, the Midland Exchange and the Vista Exchange and such events had occurred on January 1, 1997.


          The unaudited pro forma combined statement of operations for the year ended December 31, 1997, has been prepared to give effect to (i) the acquisition of certain oil and gas properties in May and June 1997 by the Vista Partnership (the "1997 Assets Acquired") and (ii) the sale of certain oil and gas properties by Midland (the "1997 Assets Sold").

     The unaudited pro forma combined financial statements included herein are not necessarily indicative of the results that might have occurred had the transactions taken place at the beginning of the period specified and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma combined financial statements because of normal production declines, changes in product prices, future acquisitions and divestitures, future development and exploration activities, and other factors.


     The following unaudited pro forma combined financial statements should be read in conjunction with the Consolidated Financial Statements (and the related notes) of the Vista Partnership and Midland included elsewhere herein for the year ended December 31, 1997, and the Vista Partnership's and Midland's interim information included elsewhere herein for the six months ended June 30, 1998.

                          VISTA ENERGY RESOURCES, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              AS OF JUNE 30, 1998


                                     ASSETS


                                             THE VISTA                    PRO FORMA
                                            PARTNERSHIP     MIDLAND      ADJUSTMENTS       PRO FORMA
                                            -----------   ------------   -----------      -----------
CURRENT ASSETS:
  Cash and cash equivalents...............  $    67,275   $     56,673   $        --      $   123,948
  Accounts receivable.....................    1,271,832      1,044,912      (300,000)(c)    2,016,744
  Deferred tax asset......................           --         37,000       (37,000)(b)           --
  Other...................................       44,321             --            --           44,321
                                            -----------   ------------   -----------      -----------
                                              1,383,428      1,138,585      (337,000)       2,185,013
                                            -----------   ------------   -----------      -----------
PROPERTY AND EQUIPMENT:
  Oil and gas properties, successful
    efforts accounting....................   29,136,894     29,230,103     7,662,372(a)    66,029,369
  Other...................................      411,883        557,172      (382,393)(a)      586,662
                                            -----------   ------------   -----------      -----------
                                             29,548,777     29,787,275     7,279,979       66,616,031
  Less accumulated depreciation, depletion
    and amortization......................   (4,314,493)   (16,613,114)   16,613,114(a)    (4,314,493)
                                            -----------   ------------   -----------      -----------
         Property and equipment, net......   25,234,284     13,174,161    23,893,093       62,301,538
                                            -----------   ------------   -----------      -----------
OTHER ASSETS:
  Deferred tax asset......................           --      1,302,684    (1,302,684)(b)           --
  Goodwill, net...........................           --        707,240      (707,240)(a)           --
  Contracts and leases, net...............           --        188,422      (188,422)(a)           --
  Note receivable.........................           --        294,387            --          294,387
  Other...................................      372,081        101,553      (101,553)(a)      372,081
                                            -----------   ------------   -----------      -----------
                                            $26,989,793   $ 16,907,032   $21,256,194      $65,153,019
                                            ===========   ============   ===========      ===========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses...  $ 1,224,651   $    726,529   $   740,000(c)   $ 2,691,180
  Current maturities of long-term debt....           --        900,000      (900,000)(d)           --
                                            -----------   ------------   -----------      -----------
                                              1,224,651      1,626,529      (160,000)       2,691,180
                                            -----------   ------------   -----------      -----------
LONG-TERM DEBT............................   18,400,000      8,856,319       900,000(d)    28,156,319
DEFERRED TAX LIABILITY....................           --             --     7,093,779(b)     7,843,377
                                                                             749,598(e)
OTHER.....................................           --        205,554       960,000(c)     1,165,554
STOCKHOLDER'S EQUITY:
  Common stock............................           --          4,468       157,994(a)       162,462
  Additional paid-in capital..............           --      8,497,772    17,385,953(a)    25,134,127
                                                                            (749,598)(e)           --
  Unearned compensation...................           --       (109,119)      109,119(a)            --
  Retained earnings (deficit).............           --     (2,174,491)    2,174,491(a)            --
  Owner's equity..........................    7,365,142             --    (7,365,142)(a)           --
                                            -----------   ------------   -----------      -----------
                                              7,365,142      6,218,630    11,712,817       25,296,589
                                            -----------   ------------   -----------      -----------
                                            $26,989,793   $ 16,907,032   $21,256,194      $65,153,019
                                            ===========   ============   ===========      ===========
BOOK VALUE PER SHARE......................                                                $      1.56
                                                                                          ===========


     The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                          VISTA ENERGY RESOURCES, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998



                                                                            PRO FORMA
                                      THE VISTA PARTNERSHIP    MIDLAND     ADJUSTMENTS      PRO FORMA
                                      ---------------------   ----------   -----------     -----------
REVENUES:
  Oil and gas sales................        $4,057,279         $2,182,394    $      --      $ 6,239,673
                                           ----------         ----------    ---------      -----------
          Total revenues...........         4,057,279          2,182,394           --        6,239,673
                                           ----------         ----------    ---------      -----------
COSTS AND EXPENSES:
  Lease operating..................         1,939,530          1,416,724     (233,349)(g)    3,122,905(f)
  Exploration costs................                --              4,709                         4,709
  Depreciation, depletion and
     amortization..................           962,026            678,255      500,613(h)     2,140,894
  General and administrative,
     net...........................           620,665            522,982      233,349(g)     1,376,996(f)
  Amortization of unit option
     awards........................           192,177                 --                       192,177
  Impairment of oil and gas
     properties....................                --             39,808      (39,808)(i)           --
                                           ----------         ----------    ---------      -----------
          Total costs and
            expenses...............         3,714,398          2,662,478      460,805        6,837,681
                                           ----------         ----------    ---------      -----------
          Total operating income
            (loss).................           342,881           (480,084)    (460,805)        (598,008)
                                           ----------         ----------    ---------      -----------
OTHER:
  Loss on sale of property.........          (192,898)                --           --         (192,898)
  Interest and other income........            40,291             39,583           --           79,874
  Interest expense.................          (713,961)          (416,759)      57,211(j)    (1,073,509)
                                           ----------         ----------    ---------      -----------
          Total other..............          (866,568)          (377,176)      57,211       (1,186,533)
                                           ----------         ----------    ---------      -----------
NET INCOME (LOSS) BEFORE TAXES.....          (523,687)          (857,260)    (403,594)      (1,784,541)
  Benefit (provision) for taxes....           183,290            291,491      149,808(e)       624,589
                                           ----------         ----------    ---------      -----------
NET INCOME (LOSS)..................        $ (340,397)        $ (565,769)   $(253,786)     $(1,159,951)
                                           ==========         ==========    =========      ===========
BASIC NET LOSS PER SHARE...........                                                        $     (0.07)
                                                                                           ===========
WEIGHTED AVERAGE SHARES
  OUTSTANDING......................                                                         16,246,178
                                                                                           ===========


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                          VISTA ENERGY RESOURCES, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                 THE VISTA                  1997 ASSETS   1997 ASSETS    PRO FORMA
                                PARTNERSHIP     MIDLAND     ACQUIRED(l)     SOLD(m)     ADJUSTMENTS      PRO FORMA
                                -----------   -----------   -----------   -----------   -----------     -----------
REVENUES:
  Oil and gas sales...........  $8,874,961    $ 6,396,249   $1,390,778     $(193,041)   $        --     $16,468,947
                                ----------    -----------   ----------     ---------    -----------     -----------
         Total revenues.......   8,874,961      6,396,249    1,390,778      (193,041)            --      16,468,947
                                ----------    -----------   ----------     ---------    -----------     -----------
COSTS AND EXPENSES:
  Lease operating.............   3,688,695      3,088,886      521,382      (117,369)      (553,554)(g)   6,628,040(f)
  Exploration costs...........      97,211        849,534           --                           --         946,745
  Depreciation, depletion and
    amortization..............   2,169,098      1,964,658      162,856       (34,016)       592,835(h)    4,855,431
  General and administrative,
    net.......................     987,020      1,332,392           --       (30,718)       553,554(g)    2,842,248(f)
  Amortization of unit option
    awards....................     315,518             --           --            --             --         315,518
  Impairment of oil and gas
    properties................          --      1,371,102           --            --     (1,371,102)(i)          --
                                ----------    -----------   ----------     ---------    -----------     -----------
         Total costs and
           expenses...........   7,257,542      8,606,572      684,238      (182,103)      (778,267)     15,587,982
                                ----------    -----------   ----------     ---------    -----------     -----------
         Total operating
           income (loss)......   1,617,419     (2,210,323)     706,540       (10,938)       778,267         880,965
                                ----------    -----------   ----------     ---------    -----------     -----------
OTHER:
  Gain on sale of property....     (87,678)       462,571           --            --       (462,571)(k)     (87,678)
  Interest and other income...     115,949        117,563           --            --             --         233,512
  Interest expense............  (1,048,009)      (970,430)          --            --        314,405(j)   (1,704,034)
                                ----------    -----------   ----------     ---------    -----------     -----------
         Total other..........  (1,019,738)      (390,296)          --            --       (148,166)     (1,558,200)
                                ----------    -----------   ----------     ---------    -----------     -----------
NET INCOME (LOSS) BEFORE
  TAXES.......................     597,681     (2,600,619)     706,540       (10,938)       630,101        (677,235)
                                ----------    -----------   ----------     ---------    -----------     -----------
  Benefit (provision) for
    taxes.....................    (211,720)       717,237           --            --       (268,485)(e)     237,032
                                ----------    -----------   ----------     ---------    -----------     -----------
NET INCOME (LOSS).............  $  385,961    $(1,883,382)  $  706,540     $ (10,938)   $   361,616     $  (440,203)
                                ==========    ===========   ==========     =========    ===========     ===========
BASIC NET INCOME (LOSS) PER
  SHARE.......................                                                                          $     (0.03)
                                                                                                        ===========
WEIGHTED AVERAGE SHARES
  OUTSTANDING.................                                                                           16,246,178
                                                                                                        ===========


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                          VISTA ENERGY RESOURCES, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                      JUNE 30, 1998, AND DECEMBER 31, 1997

1. BASIS OF PRESENTATION:

     The Vista Partnership has entered into the Merger Agreement with Midland that provides for Midland to become a subsidiary of Vista, currently a newly created subsidiary of the Vista Partnership. The Merger will require Merger Sub to be merged into Midland, resulting in Midland becoming a subsidiary of Vista. As contemplated by the Merger Agreement, each of the limited partners of the Vista Partnership and each of the stockholders of the General Partner have entered into separate exchange agreements pursuant to which each such holder's Partnership Interests and shares of GP Common Stock will be exchanged for shares of Vista Common Stock contemporaneously with the Merger. As a result of the Merger and the Vista Exchange, Vista, a new publicly held oil and gas exploration and development company will be created.


     The unaudited pro forma combined balance sheet of Vista as of June 30, 1998, has been prepared to give effect to the Merger, the Midland Exchange and the Vista Exchange as if they had occurred on June 30, 1998. In accordance with the provisions of APB No. 16, "Business Combinations," the Merger and the Midland Exchange have been accounted for as a purchase of Midland by the Vista Partnership.



     The unaudited pro forma combined statements of operations of Vista for the six months ended June 30, 1998, and for the year ended December 31, 1997, have been presented to give effect to the Merger, the Midland Exchange and the Vista Exchange and certain events described below for the Vista Partnership and Midland as if the Merger, the Midland Exchange and the Vista Exchange and such events had occurred on January 1, 1997.


     The following is a description of the individual columns included in these unaudited pro forma combined financial statements:


          THE VISTA PARTNERSHIP -- Represents the consolidated balance sheet of the Vista Partnership as of June 30, 1998, and the consolidated statements of operations of the Vista Partnership for the six months ended June 30, 1998, and for the year ended December 31, 1997.



          MIDLAND -- Represents the consolidated balance sheet of Midland as of June 30, 1998, and the consolidated statements of operations of Midland for the six months ended June 30, 1998, and for the year ended December 31, 1997.


          1997 ASSETS ACQUIRED -- Reflects the results of operations for the year ended December 31, 1997, from certain oil and gas properties prior to their acquisition in 1997. In May 1997, the Partnership acquired interests in certain oil and gas properties from Coastal Oil and Gas Corporation for a net purchase price of $1.1 million. Also, in July 1997, the Vista Partnership acquired interests in certain oil and gas properties from E.G. Operating for a net purchase price of $6.1 million. Prior to their acquisition in 1997, the oil and gas properties so acquired produced 63,864 Bbls of oil and 256,440 Mcf of gas. Average prices of $16.15 per Bbl of oil and $1.91 per Mcf of gas were received from such production and production costs per BOE of $3.23 were incurred.

          1997 ASSETS SOLD -- Reflects the results of operations for the year ended December 31, 1997, from certain oil and gas properties prior to their sale in 1997. During the year ended December 31, 1997, Midland sold certain nonstrategic oil and gas properties for aggregate proceeds of approximately $563,000. Prior to their sale in 1997, these oil and gas properties produced 3,326 Bbls of oil and 56,263 Mcf of gas. Midland received an average price of $17.87 per Bbl of oil and $2.37 per Mcf of gas from such production and incurred production costs per BOE of $5.79 and depletion expense per BOE of $2.27 related to these properties.

                          VISTA ENERGY RESOURCES, INC.

2. ACQUISITION OF MIDLAND:

     The aggregate Vista Common Stock, Midland and Vista warrants, Midland stock options and Midland common stock warrants purchase consideration is computed in accordance with the exchange ratios agreed to in the Merger Agreement, the Midland Exchange Agreement and the Vista Exchange Agreement as follows:


                                                                 MIDLAND
                                                                 COMMON
                                                                  STOCK
                                                               -----------
Midland shares outstanding..................................     4,467,699
Exchange ratio to Vista common shares.......................          1.00
                                                               -----------
Vista shares................................................     4,467,699
Value of Vista common stock(i)..............................   $      3.46
                                                               -----------
Vista common stock consideration............................   $15,458,239
                                                               ===========


                                                                 MIDLAND
                                                                AND VISTA
                                                                WARRANTS
                                                               -----------
Midland warrants outstanding................................     3,248,469
Exchange ratio to Vista warrants............................          1.00
                                                               -----------
Vista warrants..............................................     3,248,469
Value of Vista warrants(ii).................................   $      0.76
                                                               -----------
Vista warrants consideration................................   $ 2,468,836
                                                               ===========

                                                                 MIDLAND
                                                                  STOCK
                                                                 OPTIONS
                                                               -----------
Midland stock options outstanding...........................       268,000
Exchange ratio to employee stock options....................          1.00
                                                               -----------
Employee stock options......................................       268,000
Value of employee stock options(iii)........................   $      2.29
                                                               -----------
Employee stock option consideration.........................   $   613,720
                                                               ===========


                                                                 MIDLAND
                                                                 COMMON
                                                                  STOCK
                                                                WARRANTS
                                                               -----------
Midland common stock warrants outstanding...................       255,000
Exchange ratio to Vista common stock warrants...............          1.00
                                                               -----------
Vista common stock warrants.................................       255,000
Value of Vista common stock warrants(iv)....................   $      0.55
                                                               -----------
Vista common stock warrant consideration....................   $   140,250
                                                               ===========
Vista common stock consideration............................   $15,458,239
Vista warrant consideration.................................     2,468,836
Employee stock option consideration.........................       613,720
Vista common stock warrant consideration....................       140,250
                                                               -----------
Aggregate purchase consideration............................   $18,681,045
                                                               ===========


---------------

(i) Vista Common Stock is valued at $3.46 per share which represents Midland's seven-day average common stock trading price surrounding the announcement of the Merger on May 26, 1998.

                          VISTA ENERGY RESOURCES, INC.

(ii) Vista warrants are valued at $0.76 per warrant which represents Midland's seven-day average stock purchase warrant trading price surrounding the announcement of the Merger on May 26, 1998.

(iii)Employee Stock Options are valued at $2.29 per option which represents the fair value of outstanding Stock Options using the Black-Scholes option-pricing model as of the announcement of the Merger on May 26, 1998, using the following weighted-average assumptions:

Expected Volatility.........................................   78% to 99%
Risk Free Rate..............................................   5.50% to 5.58%
Expected Life...............................................   3 to 5 years
Expected Dividend Yield.....................................   0%

(iv) Vista common stock warrants are valued at $0.55 per warrant which represents the average difference of the in-the-money warrant strike prices from the value of the Vista Common Stock as defined in (a).


     The following table represents the preliminary allocation of the total purchase price of Midland to the acquired assets and liabilities. The allocation represents the fair values assigned to each of the significant assets acquired and liabilities assumed. Any future adjustments to the allocation of the purchase price are not anticipated to be material to the unaudited pro forma combined financial statements.



Net working capital.........................................  $   375,056
Oil and gas properties......................................   36,892,475
Other property and equipment................................      174,779
Note receivable.............................................      294,387
Deferred tax liability......................................   (7,093,779)
Long-term debt..............................................   (9,756,319)
Other non-current liabilities...............................     (205,554)
Cash consideration for non-recurring merger expenses........   (2,000,000)
                                                              -----------
          Aggregate purchase consideration..................  $18,681,045
                                                              ===========


     In accordance with the exchange ratios agreed to in the Merger Agreement, the former holders of Partnership Interests in the Vista Partnership and shares of GP Common Stock will receive approximately 11,767,406 shares of Vista Common Stock and the Midland Stockholders will receive approximately 4,463,499 shares of Vista Common Stock.

3. PRO FORMA ENTRIES:


     (a) To adjust Midland's historical balances to reflect the fair market value of the assets acquired, liabilities assumed, and the new capital structure using the purchase method of accounting based on the aggregate purchase consideration as discussed in Note 2. All net working capital balances were estimated to approximate fair market value at the time of acquisition. The historical goodwill, contracts and leases, and other assets balances were eliminated as it was determined that these items did not provide any continuing value to Vista. Unearned compensation was eliminated as it related to the unamortized portion of Midland's stock-related compensation expense that is not applicable to Vista.



     (b) To record deferred taxes related to the differences between the historical tax basis of assets acquired and liabilities assumed and the fair market value allocated to the assets acquired and liabilities assumed based on the aggregate purchase consideration as discussed in Note 2.



     (c) To record cash consideration for non-recurring merger expenses related to the Warley Settlement Agreement as described on page 36 and legal, accounting, registration, and other costs directly related to the Midland acquisition.

                          VISTA ENERGY RESOURCES, INC.

     (d) To record all assumed debt as long-term under Vista's Amended and Restated Credit Agreement, dated August 15, 1997.



     (e) To record the deferred tax liability and related provision for income taxes to reflect the change in Vista's tax status from a partnership to a corporation.



     (f) The accompanying unaudited pro forma financial statements have been prepared pursuant to regulations prescribed by the Securities and Exchange Commission. The unaudited pro forma statements of operations do not consider the effects of the cost reduction plans of management to be implemented after closing. Management expects to reduce lease operating expenses by approximately $210,000 on an annual basis for efficiencies to be realized through economies of scale in common operating locations and reductions of certain field personnel. In addition, management expects to reduce general and administrative expenses by approximately $1,475,000 on an annual basis from the elimination of redundant personnel, lease space and other corporate services. In accordance with Securities and Exchange Commission regulation, none of these anticipated cost reductions have been reflected in the accompanying pro forma statements of operations.



     (g) To reclassify certain COPAS overhead charges to conform with the financial statement presentation of Vista.



     (h) To adjust depreciation, depletion and amortization expense for the additional basis allocated to the oil and gas properties acquired and accounted for using the successful efforts methods of accounting.



     (i) To adjust impairment of oil and gas properties to reflect the restatement of the Midland properties in purchase accounting as if the Merger had occurred on January 1, 1997. Midland's historical impairment charges were required under SFAS No. 121 which requires a review for impairment on a property by property basis. Although the fair value of Midland's oil and gas properties may have exceeded its cost in total, Midland recorded an impairment because of the property by property nature of the impairment test required by SFAS No. 121. In accordance with APB No. 16, the purchase consideration in the Merger has been allocated to the assets and liabilities acquired based on estimated fair values as detailed in Note 2. This allocation results in approximately $36.9 million recorded to oil and gas properties on a pro forma basis after the fair value of other assets and liabilities acquired was determined. The purchase price attributed to oil and gas properties was allocated to groups of properties based on relative fair values. Based on estimated future cash flow, management does not believe any impairment charge under SFAS No. 121 is required on a pro forma basis for the Midland properties. Vista could be required to recognize an impairment charge in the future depending on future expected prices and costs and production estimates. Due to the significance of the write-up of Midland's oil and gas properties, such an impairment charge could be significant, if required.



     (j) To adjust interest expense to be reflective of the weighted average interest rate received under Vista's Amended and Restated Credit Agreement, dated August 15, 1997. Midland's weighted average indebtedness for the six months ended June 30, 1998 and the year ended December 31, 1997 was $9.5 million and $8.6 million, respectively. The applicable interest rate under Vista's Amended and Restated Credit Agreement, dated August 15, 1997, for both periods was 7.6%.



     (k) To remove gain on 1997 Assets sold as described in footnote (m).



     (l) To record revenue and direct operating expenses for the 1997 Assets Acquired based on the actual results of operations prior to their acquisition.



     (m) To reduce revenue and direct operating expenses for the 1997 Assets Sold based on the actual results of operations prior to their sale.


4. INCOME TAXES:

     Vista will account for income tax in accordance with the provisions of SFAS
109. In accordance with SFAS 109, Vista will prepare separate tax calculations for each tax jurisdiction in which Vista will be subject to income taxes.

                          VISTA ENERGY RESOURCES, INC.

5. OIL AND GAS RESERVE DATA:

     The estimates of Midland's proved oil and gas reserves, which are located entirely within the United States, were prepared in accordance with the guidelines established by the Commission and Financial Accounting Standards Board. The estimates of December 31, 1997 are based on evaluations prepared by Williamson Petroleum Consultants, Inc., independent petroleum engineers. The estimates as of December 31, 1996 and 1995, are based on evaluations prepared by
E. Ralph Green and Associates, independent petroleum engineers. For information concerning costs incurred by Midland for oil and gas operations, net revenues from oil and gas production, estimated future net revenues attributable to Midland's oil reserves and present value of future net revenues on a 10% discount rate and changes therein, see Notes to Midland's consolidated financial statements. Midland emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are subject to change as further information becomes available.

     The estimates of the Vista Partnership's proved oil and gas reserves, which are located entirely within the United States, were prepared in accordance with the guidelines established by the Commission and Financial Accounting Standards Board. The estimates of December 31, 1997, 1996 and 1995 are based on evaluations prepared by the Vista Partnership. For information concerning costs incurred by the Vista Partnership for oil and gas operations, net revenues from oil and gas production, estimated future net revenues attributable to the Vista Partnership's oil reserves and present value of future net revenues on a 10% discount rate and changes therein, see Notes to the Vista Partnership's consolidated financial statements. The Vista Partnership emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are subject to change as further information becomes available.

     The following unaudited pro forma supplemental information regarding the oil and gas activities of Vista is presented pursuant to the disclosure requirements promulgated by the Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities."

     Management emphasizes that reserve estimates are inherently imprecise and subject to revision and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available; such changes could be significant.

  Quantities of oil and gas reserves

     Set forth below is a pro forma summary of the changes in the net quantities of oil and natural gas reserves for the year ended December 31, 1997.

                                                                             GAS
                                                                Bbls        (Mcf)
                                                              ---------   ----------
Balance, January 1, 1997....................................  7,381,899   25,480,189
  Revisions of previous estimates...........................  1,012,971   (2,939,237)
  Purchase of minerals-in-place.............................    762,282    6,206,929
  Sales of minerals in place................................   (400,989)  (2,170,194)
  New discoveries and extensions............................  1,711,787      349,664
  Production................................................   (596,392)  (1,772,407)
                                                              ---------   ----------
Balance, December 31, 1997..................................  9,871,558   25,154,944
                                                              =========   ==========

                          VISTA ENERGY RESOURCES, INC.

  Standardized measure of discounted future net cash flows

     The pro forma combined standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows. Future income taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties, plus available carryforwards and credits, and applying the current tax rate to the difference.

                                                               DECEMBER 31,
                                                                   1997
                                                               ------------
Oil and gas producing activities:
  Future cash inflows.......................................   $208,526,470
  Future production costs...................................    (79,404,664)
  Future development costs..................................    (20,411,169)
  Future income tax expense.................................    (19,648,988)
  10% annual discount factor................................    (36,489,645)
                                                               ------------
  Standardized measure of discounted future net cash
     flows..................................................   $ 52,572,004
                                                               ============

  Changes relating to the standardized measure of discounted future net cash flows

     The principal sources of the change in the pro forma combined standardized measure of discounted future net cash flows for the year ended December 31, 1997, are as follows:

Oil and gas sales, net of production costs..................   $ (7,585,138)
Net changes in prices and production costs..................    (33,486,325)
Extensions and discoveries..................................      4,902,792
Purchases of minerals-in-place..............................      8,289,041
Sales of Reserves in Place..................................     (3,507,680)
Revisions of estimated future development costs.............     (4,318,823)
Revisions of previous quantity estimates....................      3,573,186
Accretion of discount.......................................      8,066,938
Changes in production rates, timing and other...............     (5,330,746)
Development costs to reduce future development cost.........      5,073,000
Net change in present value of future income taxes..........     14,403,882
Balance, beginning of year..................................     62,491,877
                                                               ------------
Balance, end of year........................................   $ 52,572,004
                                                               ============

                                    MIDLAND

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF MIDLAND


     The following table sets forth selected consolidated financial information of Midland for the six months ended June 30, 1998 and 1997, and for each of the five fiscal years in the period ended December 31, 1997. This data should be read in conjunction with the Consolidated Financial Statements of Midland and the related notes thereto.


                           SUMMARY BALANCE SHEET DATA


                                     AS OF JUNE 30,                                 AS OF DECEMBER 31,
                                -------------------------   -------------------------------------------------------------------
                                   1998          1997          1997          1996          1995          1994          1993
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                       (UNAUDITED)
Current Assets................  $ 1,138,585   $ 1,739,197   $ 2,036,145   $ 3,644,720   $ 2,038,452   $ 1,134,999   $ 1,444,981
Current Liabilities...........    1,626,529     3,165,528     1,564,683     3,268,428     1,950,703     2,152,910     1,864,131
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Working capital.............     (487,944)   (1,426,331)      471,462       376,292        87,749    (1,017,911)     (419,150)
Oil and gas properties
  (net).......................   12,892,411    13,657,090    13,004,527    13,408,878     9,887,998     9,257,900     7,991,304
Other assets..................    2,876,036     3,322,934     2,579,811     1,923,048     2,196,902     2,385,641     2,113,785
Total assets..................   16,907,032    18,719,221    17,620,483    18,976,646    14,123,352    12,778,540    11,550,070
Long-term debt (excluding
  current maturities).........    8,856,319     7,012,488     9,115,370     7,166,421     4,524,617     4,254,042     3,616,628
Other non-current
  liabilities.................      205,554       214,454       221,404       364,537            --            --            --
Stockholders' equity..........  $ 6,218,630   $ 8,326,751   $ 6,719,026   $ 8,177,260   $ 7,648,032   $ 6,371,588   $ 6,069,311
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========
Stockholders' equity per
  common share................  $      1.39   $      1.88   $      1.51   $      1.86   $      1.74   $      1.90   $      1.80
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========
Shares outstanding............    4,467,699     4,434,872     4,463,499     4,401,031     4,386,231     3,362,222     3,373,522
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========


                             SUMMARY OF OPERATIONS


                                    SIX MONTHS ENDED                             YEARS ENDED DECEMBER 31,
                                -------------------------   -------------------------------------------------------------------
                                   1998          1997          1997          1996          1995          1994          1993
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                       (UNAUDITED)
Oil and gas sales.............  $ 2,182,394   $ 3,346,815   $ 6,396,249   $ 6,958,491   $ 5,147,033   $ 5,265,759   $ 4,569,022
Other.........................       67,352       158,812       204,238       183,234       231,141       217,884        82,173
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Total operating revenues....    2,249,746     3,505,627     6,600,487     7,141,725     5,378,174     5,483,643     4,651,195
Production costs..............    1,416,724     1,449,529     3,088,886     2,981,837     2,509,854     2,423,032     2,091,955
Exploration costs.............        4,709       360,284       849,534       766,855       198,453            --            --
Depreciation, depletion and
  amortization................      678,255       634,233     1,964,658     1,306,287     1,033,905     1,120,841       786,918
Abandonments..................       39,808            --        93,760            --         3,000        41,676        25,732
General and administrative
  expenses....................      574,837       817,183     1,451,404     1,295,298     1,049,904     1,145,719     1,422,094
Impairment costs(a)...........           --       356,000     1,277,342       114,904     1,020,670            --            --
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Total operating expenses....    2,714,333     3,617,229     8,725,584     6,465,181     5,815,786     4,731,268     4,326,699
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                   (464,587)     (111,602)   (2,125,097)      676,544      (437,612)      752,375       324,496
Gain (loss) on sale of
  properties(b)...............       10,048       376,505       462,571        36,308      (102,984)       81,962            --
Other income(c)...............       14,038        18,155        32,337        61,997        38,911       169,174        51,692
Interest expense..............     (416,759)     (410,832)     (970,430)     (722,447)     (611,587)     (473,048)     (296,797)
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before income
  taxes and cumulative effect
  of change in accounting
  principle...................     (857,260)     (127,774)   (2,600,619)       52,402    (1,113,272)      530,463        79,391
Income tax expense
  (benefit)...................     (291,491)      (45,291)     (717,237)       30,280      (376,241)      204,769        29,457
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before
  cumulative effect of change
  in accounting principle.....  $  (565,769)  $   (82,483)  $(1,883,382)  $    22,122   $  (737,031)  $   325,694   $    49,934
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========
Income (loss) per common share
  before cumulative effect of
  change (basic and
  diluted)....................  $      (.13)  $      (.02)  $     (0.42)  $      0.01   $     (0.22)  $      0.10   $      0.02
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========
Weighted average shares
  outstanding.................    4,464,822     4,416,345     4,433,113     4,395,414     3,381,592     3,368,455     2,267,563
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========


---------------

(a) In 1995, concurrent with Midland's adoption of the Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be

     Disposed Of" ("FAS 121"), Midland recognized a charge of $1,020,670 for certain properties which were held for sale.

(b) Gain (loss) on sale of properties was principally composed of the loss on the sale of Midland's former office facilities in Midland, Texas, in 1995 and a gain on the sale of a working interest in an oil and gas property to Summit Petroleum Corporation in 1994. In 1997, gains were realized primarily from the sale of oil and gas properties.

(c) In 1994, there was other income from the settlement of litigation regarding a former property operator of $120,090.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MIDLAND

  Plan of Operations

     During 1996 and 1997, Midland's exploration efforts consumed most of its available resources. While Midland believes its exploratory efforts have identified possible future drilling opportunities, its ability to actively pursue these efforts as well as to actively exploit existing developed properties is dependent upon securing additional capital.

     Beginning in early 1997, Midland determined that it should explore strategic alternatives to raising capital though sales of equity. To assist Midland, it engaged an investment banking firm. During 1997 and continuing into 1998, Midland considered various alternative transactions, primarily consisting of the sale of all or substantially all of its assets, acquisitions of another smaller company, merging with a company of equal size and merging with a larger company. Midland terminated its contract with its investment banking firm in December 1997.

     On May 22, 1998, Midland entered into the Merger Agreement with the Vista Partnership. Consummation of the Merger is subject to approval of Midland's stockholders. If the transaction with Vista is not consummated, Midland expects to restrict its operations, including future development, to a level that its current operations can support, and continue to seek a strategic transaction as well as consider the sale of equity.

     Midland's initial capitalization was through the acquisition of interests of the seven public oil and gas income limited partnerships in exchange for common stock and warrants of Midland. There were 2,265,522 shares of common stock issued and, for each share of common stock issued, two warrants were issued entitling the holder to purchase one share of common stock at $2.50 and one share at $4.00 during the period November 1990 to November 2002. In October, 1995, Midland called for redemption of its $2.50 warrants. Holders received a redemption payment of $0.05 per warrant for aggregate payments of $63,373, which was charged to additional paid in capital. 997,009 of the $2.50 warrants were exercised, resulting in net proceeds of approximately $1,831,000. As of March 31, 1998, 11,428 of the $4.00 warrants had been exercised.

     On December 31, 1993, Midland acquired all of the issued and outstanding common stock of Midland Resources Operating Company, Inc. ("MRO") through an agreement of acquisition under which Midland issued 1,110,000 shares of common stock to Deas H. Warley III and another former officer and director of Midland. The exchange was based on the relative fair values of Midland and MRO, based on a determination by the Board of Directors of each respective corporation. The overall transaction was subject to a fairness opinion provided by an investment banking firm. The acquisition of MRO expanded Midland's revenue base to include property operations.

     On December 20, 1996, Midland completed the acquisition of Summit Petroleum Corporation ("Summit"), an affiliated entity engaged in oil and gas acquisition, development and exploration activities, which owned interests in many of the same properties as Midland. Midland's total cash investment in acquiring Summit was approximately $2,011,000. (See Note B of the Notes to the Consolidated Financial Statements.)

  Capital Resources and Liquidity


     Historically, Midland's sources of liquidity have been from both bank debt financing and operations. However, low product prices in recent months, coupled with the costs of its exploration program in 1996 and 1997 have had severe adverse effects on its liquidity. Midland presently has no readily available sources of additional capital resources and no commitments for capital expenditures, and intends to incur only those costs required to maintain necessary business operations and production from its properties.


     Net cash provided by operations decreased from $1,893,641 in 1996 to $1,393,461 in 1997, for a decrease of $500,180, reflecting decreased oil and gas production and pricing, and increased production costs and interest expense, partially offset by lower geological and geophysical costs. Net cash used in investing activities decreased from 1996 by $3,147,583, reflecting greater proceeds from property sales in 1997 and the purchase of Summit in 1996. Net cash provided by financing activities decreased from 1996 by $2,715,257, reflecting additional borrowings for property acquisition and development in 1997 and greater debt repayments resulting primarily from the sale of the Redfish Bay properties in 1997. In 1997, acquisition costs for proved properties were $34,993, acquisition costs for unproven properties were $836,863 and development costs were $1,716,294. Also, $1,536,130 was invested in an oil and gas limited partnership in 1997. In 1996, cash payments for oil and gas property acquisition costs totaled $761,476 for proved properties, $144,100 for unproved properties, and $2,808,534 for development of properties.


     In the first half of 1998, cash flow was a negative $94,217. Cash flow from operations was a negative $24,288, which includes the positive effects of a decrease in accounts receivable of $338,671 and the negative effects of a net decrease in accounts of $254,673. Lower oil prices have had a significant adverse impact on operating cash flows. Investing activities required the use of $144,653 in cash due primarily to merger costs of $296,332 in connection with the proposed Vista transaction, partially offset by proceeds from the sales of properties in excess of capital additions. Financing activities resulted in a net increase in cash of $74,924 due primarily to bank borrowings of $720,000, which were used to fund capital expenditures and merger costs. Repayments of bank debt of $651,615 were funded primarily from the proceeds of a December 1997 property sale.



     For 1997, Midland's working capital increased by $95,170 over 1996 to $471,462. The principal components of this increase was the positive impact of approximately $400,000 resulting from the sale of the Redfish Bay property in 1997, which was offset by a reduction in current deferred tax assets of $341,000. At June 30, 1998, Midland's working capital had decreased to a negative $487,944. This was due primarily to the adverse impact on revenue of lower oil prices during the first half of 1998, and an increase in current debt maturities under Midland's revolving credit agreement with its bank, resulting from a reduction in borrowing base which was also due to current low oil prices.



     Management believes current debt maturities can be funded from cash flow from operations. Management also believes that its credit facilities and its cash flow from operations are adequate to meet its liquidity needs and, to the extent necessary, additional operational changes will be made. Any future drilling will depend on Midland's ability to raise additional capital through bank borrowings, private placements or merger transactions.


     At December 31, 1997, Midland has a net deferred tax asset of $1,048,193 which it believes can be realized based on estimates of future income from the production of existing hydrocarbon reserves. The net asset is primarily composed of net operating loss carry-forwards which do not begin to expire until 2005.


     Midland has a revolving credit agreement with Compass Bank, which provides for a credit facility of $30,000,000 and an initial borrowing base of $10,500,000. Effective June 1, 1998, the borrowing base was reduced to $9,800,000 with scheduled monthly reductions of $80,000 per month beginning August 1, 1998. The borrowing base is subject to redetermination in November and May of each year. Amounts borrowed under this agreement are collateralized by a first lien on substantially all of Midland's oil and gas properties. Interest under this agreement is payable monthly at an annual rate which, at Midland's option, is equal to (a) Compass Bank's index lending rate (8.5% on June 30, 1998), or (b)the London Interbank Offered Rate ("LIBOR"), plus 2.5%. In addition, a commitment fee equal to 1/2% per annum on the unused portion of the borrowing base is required. This agreement also requires that Midland maintain certain financial ratios and generally restricts Midland's ability to incur debt, sell assets, materially change the nature of Midland's business structure or pay dividends. As of June 30, 1998, the balance due under this agreement was $9,720,000 and currently is $9,640,000.



     On March 1, 1995, Midland entered into a one year gas swap agreement to hedge against a portion of the price risk associated with gas price declines. This swap agreement expired in February 1996, and Midland has not entered into another contract. Losses under this contract were $21,109 and $25,860 for 1995 and 1996, respectively.



     The prices of crude oil have fluctuated significantly in recent years as well as in recent months. As of June 30, 1997, Midland was receiving $18.60 per Bbl as compared to $25.00 at January 1, 1997. At June 30, 1998, Midland was receiving approximately $12.00 per Bbl as compared to $16.52 at January 1, 1998. Fluctuations in price have a significant impact on Midland's financial condition and liquidity.


     The following tables set forth a summary of historical financial information for Midland. These tables should be read in conjunction with the consolidated financial statements of Midland Resources, Inc. and Subsidiaries (and the related notes). It should be noted that there are no audited financial statements included herein for the year 1994. These tables are not covered by the reports of independent certified public accountants.

                           SUMMARY BALANCE SHEET DATA


                                     AS OF JUNE 30,                                 AS OF DECEMBER 31,
                                -------------------------   -------------------------------------------------------------------
                                   1998          1997          1997          1996          1995          1994          1993
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                       (UNAUDITED)
Current Assets................  $ 1,138,585   $ 1,739,197   $ 2,036,145   $ 3,644,720   $ 2,038,452   $ 1,134,999   $ 1,444,981
Current Liabilities...........    1,626,529     3,165,528     1,564,683     3,268,428     1,950,703     2,152,910     1,864,131
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Working capital.............     (487,944)   (1,426,331)      471,462       376,292        87,749    (1,017,911)     (419,150)
Oil and gas properties
  (net).......................   12,892,411    13,657,090    13,004,527    13,408,878     9,887,998     9,257,900     7,991,304
Other assets..................    2,876,036     3,322,934     2,579,811     1,923,048     2,196,902     2,385,641     2,113,785
Total assets..................   16,907,032    18,719,221    17,620,483    18,976,646    14,123,352    12,778,540    11,550,070
Long-term debt (excluding
  current maturities).........    8,856,319     7,012,488     9,115,370     7,166,421     4,524,617     4,254,042     3,616,628
Other non-current
  liabilities.................      205,554       214,454       221,404       364,537            --            --            --
Stockholders' equity..........  $ 6,218,630   $ 8,326,751   $ 6,719,026   $ 8,177,260   $ 7,648,032   $ 6,371,588   $ 6,069,311
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========
Stockholders' equity per
  common share................  $      1.39   $      1.88   $      1.51   $      1.86   $      1.74   $      1.90   $      1.80
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========
Shares outstanding............    4,467,699     4,434,872     4,463,499     4,401,031     4,386,231     3,362,222     3,373,522
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========

                             SUMMARY OF OPERATIONS


                                          SIX MONTHS ENDED
                                              JUNE 30,                               YEARS ENDED DECEMBER 31,
                                       -----------------------   ----------------------------------------------------------------
                                          1998         1997         1997          1996         1995          1994         1993
                                       ----------   ----------   -----------   ----------   -----------   ----------   ----------
                                             (UNAUDITED)
Oil and gas sales....................  $2,182,394   $3,346,815   $ 6,396,249   $6,958,491   $ 5,147,033   $5,265,759   $4,569,022
Other................................      67,352      158,812       204,238      183,234       231,141      217,884       82,173
                                       ----------   ----------   -----------   ----------   -----------   ----------   ----------
  Total operating revenues...........   2,249,746    3,505,627     6,600,487    7,141,725     5,378,174    5,483,643    4,651,195
Production costs.....................   1,416,724    1,449,529     3,088,886    2,981,837     2,509,854    2,423,032    2,091,955
Exploration costs....................       4,709      360,284       849,534      766,855       198,453           --           --
Depreciation, depletion and
  amortization.......................     678,255      634,233     1,964,658    1,306,287     1,033,905    1,120,841      786,918
Abandonments.........................      39,808           --        93,760           --         3,000       41,676       25,732
General and administrative
  expenses...........................     574,837      817,183     1,451,404    1,295,298     1,049,904    1,145,719    1,422,094
Impairment costs(a)..................          --      356,000     1,277,342      114,904     1,020,670           --           --
                                       ----------   ----------   -----------   ----------   -----------   ----------   ----------
  Total operating expenses...........   2,714,333    3,617,229     8,725,584    6,465,181     5,815,786    4,731,268    4,326,699
                                       ----------   ----------   -----------   ----------   -----------   ----------   ----------
                                         (464,587)    (111,602)   (2,125,097)     676,544      (437,612)     752,375      324,496
Gain (loss) on sale of
  properties(b)......................      10,048      376,505       462,571       36,308      (102,984)      81,962           --
Other income(c)......................      14,038       18,155        32,337       61,997        38,911      169,174       51,692
Interest expense.....................    (416,759)    (410,832)     (970,430)    (722,447)     (611,587)    (473,048)    (296,797)
                                       ----------   ----------   -----------   ----------   -----------   ----------   ----------
Income (loss) before income taxes and
  cumulative effect of change in
  accounting principle...............    (857,260)    (127,774)   (2,600,619)      52,402    (1,113,272)     530,463       79,391
Income tax expense (benefit).........    (291,491)     (45,291)     (717,237)      30,280      (376,241)     204,769       29,457
                                       ----------   ----------   -----------   ----------   -----------   ----------   ----------
Income (loss) before cumulative
  effect of change in accounting
  principle..........................  $ (565,769)  $  (82,483)  $(1,883,382)  $   22,122   $  (737,031)  $  325,694   $   49,934
                                       ==========   ==========   ===========   ==========   ===========   ==========   ==========
Income (loss) per common share before
  cumulative effect of change (basic
  and diluted).......................  $     (.13)  $     (.02)  $     (0.42)  $     0.01   $     (0.22)  $     0.10   $     0.02
                                       ==========   ==========   ===========   ==========   ===========   ==========   ==========
Weighted average shares
  outstanding........................   4,464,822    4,416,345     4,433,113    4,395,414     3,381,592    3,368,455    2,267,563
                                       ==========   ==========   ===========   ==========   ===========   ==========   ==========


---------------

(a) In 1995, concurrent with Midland's adoption of the Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121"), Midland recognized a charge of $1,020,670 for certain properties which were held for sale.

(b) Gain (loss) on sale of properties was principally composed of the loss on the sale of Midland's former office facilities in Midland, Texas, in 1995 and a gain on the sale of a working interest in an oil and gas property to Summit Petroleum Corporation in 1994. In 1997, gains were realized primarily from the sale of oil and gas properties.

(c) In 1994, there was other income from the settlement of litigation regarding a former property operator of $120,090.


     Year 2000 Compliance. Midland does not expect that the cost of converting its computer system to Year 2000 compliance will be material to its financial condition. Midland believes it will be able to achieve Year 2000 compliance by the end of 1998 for an amount less than $10,000, and it does not currently anticipate any disruption in its operations as the result of any failure by Midland to be in compliance. Midland does not currently have any information concerning the Year 2000 compliance status of its customers and vendors.


  Results of Operations -- Years ended December 31, 1995, 1996 and 1997

     During 1996, oil and gas sales increased from $5,147,033 in 1995 to $6,958,491; an increase of $1,811,458 or 35%. Oil production increased from 166,652 Bbls to 215,913 Bbls; an increase of 49,261 Bbls or 30%. Gas production decreased from 1,268,772 Mcf to 1,002,482 Mcf; a decrease of 266,290 Mcf or 21%. Sales and net production increases resulted from price increases as well as from production from wells drilled and completed in the Jameson Field, and the Wallace and Wilson properties in late 1995 and early 1996. Average gas prices increased from $1.79 per Mcf in 1995 to $2.39 per Mcf in 1996. Oil prices increased from $17.28 per Bbl in 1995 to $21.15 per Bbl in 1996.


     During 1997, oil and gas sales decreased from $6,958,491 to $6,396,249; a decrease of $562,242, or 8%. Oil production decreased from 215,913 Bbls to 192,580 Bbls; a decrease of 23,333 Bbls, or 11%. Gas production decreased from 1,002,482 Mcf to 988,109 Mcf; a decrease of 14,373, or 1%. The purchase of Summit resulted in production increases of 7,959 Bbls and 72,711 Mcf. However, this increase, as well as increases from new wells drilled in 1997, were more than offset by production declines on most wells. Average oil prices declined from $21.15 in 1996 to $19.74 in 1997. Average gas prices increased from $2.39 in 1996 to $2.63 in 1997.


     For 1997, Midland's share of income from an oil and gas limited partnership was $72,275 which included oil and gas sales of $119,356 from approximately 6,400 Bbls of oil produced. There was no similar item in 1996.


     Property operations income, which is comprised of administrative overhead fees charged to third parties who own interests in properties for which Midland serves as operator, increased from $111,862 in 1996 to $119,012, an increase of $7,150, or 6%.


     In 1996, production costs increased from $2,509,854 in 1995 to $2,981,837, an increase of $471,983 or 19%. This increase is attributable primarily to additional producing wells as discussed above, as well as to production taxes increasing as a result of increased oil and gas prices. In 1997, production costs increased from $2,981,837 in 1996 to $3,088,886, an increase of $107,049 or 4%. This was due to major repairs and workovers conducted in 1997, partially offset by decreased production costs resulting from the sale of Redfish Bay.


     During 1997 and 1996, exploration costs and abandonments were $943,294 and $766,855, respectively, which were incurred in connection with the 3-D exploration projects discussed above. These amounts include dry hole costs of $796,852 in 1997 and $416,892 in 1996. Abandonment costs in 1997 were comprised of expired and worthless leasehold acreage totaling $93,760.



     In 1996, depreciation depletion and amortization (DD&A) was $1,306,287 as compared to $1,033,905 in 1995, for an increase of $272,382 or 26%. This was due primarily to an increase in property investments resulting from the completion of additional wells and to the acquisition of Summit. In 1997, DD&A was $1,964,658, an increase of $658,371 from 1996, or 50%. This was due to (i) lower oil and gas reserves at December 31, 1997, which was due primarily to lower oil and gas prices at December 31, 1997, and (ii) to less than desired economic success on some wells drilled in 1997.


     In 1996, general and administrative (G&A) expenses increased from $1,049,904 in 1995 to $1,295,298, an increase of $245,394 or 23%. This increase was attributable primarily to the write off in 1996 of approximately $115,000 of acquisition costs associated with an attempt to acquire another public independent oil and gas company, as well as to increased labor costs associated with Midland's relocation from Midland, Texas, to Houston, Texas. In 1997, G&A expenses were $1,451,404 for an increase of $156,106, or 12%, over 1996. This was due primarily to increased legal and consulting fees, and to non-cash stock based compensation expense of $217,484. These costs were partially offset by lower costs in other areas due to cost reduction measures.


     Impairment losses were $1,020,670 in 1995, $114,904 in 1996 and $1,277,342 in 1997. Impairments are recognized when estimated future net cash flows on individual properties are less than their net capitalized cost. When this situation exists, impairment losses are recognized on each such property as the difference between the property's net capitalized cost and its estimated fair value. This is required by accounting rules even though aggregate reserve values far exceed net capitalized costs for all properties taken as a whole.



     In 1997, there were gains of $462,571 primarily from the sales of oil and gas properties, including $349,000 from the sale of the Redfish Bay property. Midland also sold all of its Colorado working interests. These sales were made so that Midland could focus its resources on its west Texas property interests. The cash proceeds from these two sales, which totaled approximately $2,200,000, were used to reduce bank debt.


     In 1996, interest expenses increased to $722,447, an increase of $110,860, or 18% from 1995. This increase is attributable to additional borrowings to consummate the Summit acquisition and for property acquisitions and development projects in 1996. In 1997, interest increased to $970,430, an increase of $247,983, or 34%, due primarily to additional borrowings to fund Midland's drilling program in 1997 and to pay $84,800 to close an interest rate swap contract.

     In 1995, the net loss was $737,031 primarily resulting from an impairment loss of $1,020,670, the loss on sale of properties and equipment of $102,984 and the incurrence of exploration costs totaling $198,453: In 1996, net income was $22,122, due primarily to higher prices for oil and gas production and lower impairment losses, partially offset by increases in production costs, G&A expenses and other factors discussed above. In 1997, the net loss was $1,883,382, due primarily to property impairments, DD&A, lower oil and gas production, exploratory dry holes and other factors discussed above.


  Results of Operations -- Six Months Ended June 30, 1998 and 1997



     Net loss increased from $82,483 in the first half of 1997 to $565,769 in the first half of 1998. Individual categories of income and expenses are discussed below.



     Oil and gas sales decreased from $3,346,815 in the first six months of 1997 to $2,182,394 in the same period of 1998. This decrease of $1,164,421 or 35% resulted from decreased oil and gas prices and gas production. Oil and gas production quantities were 94,791 Bbls and 515,982 Mcf in 1997 and 94,714 Bbls and 435,522 Mcf in 1998, a decrease of 77 Bbls and a decrease of 80,460 Mcf or 16%. The decline in gas production is due primarily to properties sold in December 1997, as well as to normal production declines on most properties. Average gas prices decreased from $2.62 per Mcf in 1997 to $2.01 per Mcf in 1998, while average oil prices decreased from $20.91 per Bbl in 1997 to $13.78 per Bbl in 1998.



     In the first six months of 1997, the Company's share of net income from an oil and gas limited partnership was $99,007 which included oil revenue of $115,875 from 6,195 Bbls of production. There was no similar item in 1998.



     Production costs decreased from $1,449,529 in the first six months of 1997 to $1,416,724 for the same period of 1998, a decrease of $32,805 or 2%.



     In the first half of 1997, exploration costs were $360,284, which included $332,194 in exploratory dry hole costs and $28,090 in geological and geophysical costs. In the first half of 1998, exploration costs were $4,709 and costs of plugging uneconomical wells was $39,808.



     G&A decreased from $817,183 in the first six months of 1997 to $574,837 in the same period of 1998, a decrease of $242,346 or 42%. These totals included non-cash stock based compensation charges of $117,047 in 1997 and $55,398 in 1998. Other reductions resulted from cost curtailment measures instituted in the fourth quarter of 1997.



     DD&A based on production and other methods increased from $634,233 in the first six months of 1997 to $678,255 in the same period of 1998, an increase of $44,022 or 7%, due primarily to lower reserve quantity estimates.



     At June 30, 1997, the Company provided for impairment losses on its oil and gas properties of $356,000. There was no similar item in 1998.



     In the first half of 1997, the Company reported gains from sales of property of $376,505 of which $349,079 was from the sale of the Redfish Bay property in February of 1997. The gain from asset sales in the first half of 1998 was $10,048.


BUSINESS AND PROPERTIES OF MIDLAND

  Business Description

     Midland is an independent oil and gas company engaged primarily in the exploration and development of domestic oil and gas. Midland, incorporated June 5, 1989, was organized in 1990 with the issue of common stock and warrants in exchange for the partnership interests of seven former public oil and gas limited partnerships.

     Midland's initial emphasis was on acquisition and exploitation of oil and gas properties. In 1995, Midland changed its emphasis to exploration, utilizing 3-D seismic technology.

     On December 20, 1996, Midland completed the acquisition of Summit Petroleum Corporation, an affiliate, for cash. (See Note F. Related Parties, to Consolidated Financial Statements)

     Although Midland's principal properties are located in Texas, Midland also owns working interest and minor royalty leasehold interests in developed and undeveloped oil and gas acreage in Illinois and Colorado.

  Properties

     Reserves. The estimates of Midland's proved oil and gas reserves, which are located entirely within the United States, were prepared in accordance with the guidelines established by the Commission and Financial Accounting Standards Board. The estimates of December 31, 1997 are based on evaluations prepared by Williamson Petroleum Consultants, Inc., independent petroleum engineers. The estimates as of December 31, 1996 and 1995, are based on evaluations prepared by
E. Ralph Green and Associates, independent petroleum engineers. For information concerning costs incurred by Midland for oil and gas operations, net revenues from oil and gas production, estimated future net revenues attributable to Midland's oil reserves and present value of future net revenues on a 10% discount rate and changes therein, see Notes to Midland's consolidated financial statements. Midland emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are subject to change as further information becomes available.


     Midland's proved reserves totaled 5.0 million BOE at December 31, 1997 with an PV10 of $17.8 million. Reserves decreased 16% versus year end 1996. Oil reserves were 2.7 MBOE (a 7% decrease from 1996) while gas reserves were 13.9 Bcf (a 24% decrease from 1996).


     On a BOE basis Midland's proved reserves at December 31, 1997 are 67% proved developed with 33% being proved undeveloped. 53% of Midland's reserves are oil and 47% are gas. Over 99% of Midland's reserve value is attributable to operated properties. Only 1% of Midland's reserve value is attributable to properties operated by others.

     The following table summarizes the estimated proved reserves and estimated future cash flows associated with Midland's oil and gas properties as estimated in accordance with the definitional requirements under rule 4-10(a) of Regulation S-X.


                                                                                       1997 AVERAGE DAILY
                                           PROVED RESERVES AS OF DECEMBER 31, 1997         PRODUCTION
                                           ---------------------------------------   ----------------------
                                                      NATURAL               PV10              NATURAL
                                             OIL        GAS                VALUE      OIL       GAS
                                           (MBbls)     (MMcf)     MBOE     (000)     (Bbls)    (Mcf)    BOE
                                           --------   --------   ------   --------   ------   -------   ---
Total Net to Midland's...................   2,655      13,860    4,965    $17,765     528      2,707    979


     In estimating oil reserves for 1997, a price of $16.52 per barrel was used, which is the average actual price in effect for Midland's oil production on January 1, 1998. In estimating gas reserves for 1997, a price of $2.36 per Mcf was used, based on prices in effect for Midland's gas on January 1, 1998.

     As an operator of domestic oil and gas properties, Midland has filed Form EIA-23, "Annual Survey of Oil and Gas Reserves," with the Department of Energy as required by Public Law 93-275 and Public Law 95-91. There are differences between the reserves reported on Form EIA-23 and the reserves reported herein. These differences are due to the fact that Form EIA-23 requires and operator to report on total reserves attributable to wells which are operated by it without regard to ownership. The reserves reported herein are based on Midland's net ownership interest therein.

     Production. Midland's production for 1997 averaged 979 BOE per day. Production decreased during the year from 1,064 BOE per day in January 1997 to 986 BOE per day average for December 1997 representing a 7% decrease for the year. Based on end of the year production rates Midland's proved reserves to production ratio is 13.8 years on a BOE basis. This ratio was up from 12.9 years for year end 1996.

     Description of Properties. Midland's principal properties are located in Texas. Midland also owns working interest and minor royalty leasehold interests in developed and undeveloped oil and gas acreage in Illinois and Colorado. Midland has no properties outside the United States. The following is a general description of Midland's principal properties.

  PERMIAN BASIN

     Chalk Mountain 3-D Seismic Exploration and Development Project

     Midland held acreage adjoining a project generated by Texland Oil & Gas Co. as a 3-D seismic exploration project in July 1996 in Sterling, Tom Green and Reagan Counties, Texas. Midland has acquired a 52.75% working interest in approximately 3,300 acres in this project. During 1997, Midland invested approximately $2,000,000 in acquisition costs and drilling of three exploratory wells and one development well in this project. One of these wells was successful in the Fusselman formation. One of the wells established production in the Canyon formation, but due to low production volume, additional Canyon wells are not economically justified. Two of these wells were dry holes. In the first quarter of 1998, Midland acquired additional acreage in the project based on review of 3-D seismic data.

     Latigo 3-D Seismic Exploration and Development Project

     This project was defined and acquired as a 3-D seismic exploration project in 1995 in the Northwest Shelf area of the Permian Basin in Hockley County, Texas. The seismic survey covered 12 square miles and resulted in the leasing of approximately 4,700 acres. Two successful exploratory wells were drilled in this project in 1997 at a cost to Midland of approximately $1,568,000. Average daily production from the discoveries drilled in this project in 1997 was 163 BOPD. Midland owns a 55% working interest in this project.

     Sunburst 3-D Seismic Exploration and Development Project

     The Sunburst project was acquired as a 3-D seismic exploration project in 1995 in the Northwest Shelf area of the Permian Basin in Terry County, Texas. The prospect was defined with a 14-square mile seismic survey and resulted in the leasing of approximately 3,640 acres. In 1996, two exploratory wells were drilled in this project at a cost to Midland of approximately $660,000, with one completed in the Clearfork area. Average daily production from this well in 1997 was 11 BOE. Neither of these wells produced in economic quantities and in April 1998, Midland sold most of its interest in this project for $200,000 and retained a 6.875% working interest with Midland's share of the cost of drilling the next well being paid by the purchaser.

     Lakota 3-D Seismic Exploration and Development Project

     The Lakota project was acquired as a 3-D seismic exploration project in 1995 in the Northwest Shelf area of the Permian Basin in Terry County, Texas. The prospect was defined with a 14-square mile seismic survey and resulted in the leasing of approximately 2,480 acres. In 1997, one exploratory well was completed in this project as a Wolfcamp discovery at a cost to the company of $316,000. Midland owns a 30% working interest in this project. Average daily production from this well in 1997 was 14 BOE. Due to lack of economic success, no additional wells are currently planned in this project.

     Rhoda Walker (Cherry Canyon) Field

     This field is located in Ward County, Texas, in which Midland has an interest in nine wells which are operated by Midland with a combined average production rate in 1997 of approximately 100 BOPD and 143 MCFD, subject to normal declines. During the fourth quarter of 1995, three Rhoda Walker Field development wells were drilled at a cost to Midland of approximately $880,000. These wells increased oil and gas production from this field by 140%. Midland owns a 100% working interest in this project.

     Ackerly (Dean) Field

     This field is located in Dawson County, Texas, in which Midland has an interest in two wells which are operated by Midland. These wells combined had a 1997 average production rate of approximately 41 BOPD and 20 MCFD gross production before royalty burdens. Midland owns a 100% working interest in this project.

     Jameson (Strawn) Field

     This field is located in Coke and Sterling Counties, Texas in which Midland has an interest in 58 active wells which are operated by Midland with a combined 1997 average production rate of approximately 120 BOPD and 1,500 MCFD. At the time Midland acquired the Jameson properties in 1992, there were 21 gross wells which were shut-in for various reasons by the former operator. Midland has returned 15 gross wells to production and has converted nearly 40% of the wells from producing via conventional pumping unit to a less expensive plunger lift method of artificial lift.

     In April and August 1996, Midland completed two field extension development wells at an aggregate cost of approximately $700,000. Average aggregate gross production rates in 1997 from these wells was approximately 45 BOPD and 250 MCFD. Effective June 1, 1996, Midland acquired various additional royalty interests in this field for approximately $500,000. Midland owns a 100% working interest in this project and net revenue interests on individual leases range from 90% to 92%.

     Cope Waterflood Unit and Advanced Reservoir Management Project

     The Cope Unit is located in Sterling County, Texas. This project encompasses 2,032 gross acres and at present has 21 gross active wells, seven of which are injectors. At the time Midland acquired the Cope Unit in 1990, production had declined to 100 BOPD. Several shut-in wells were reactivated with total unit production immediately improving to 137 BOPD.

     In early 1995, Midland began a joint project with the federal government's Los Alamos National Laboratory to develop computerized 3-D reservoir modeling and simulation of Midland-operated Cope Waterflood Unit. Completed in 1997, the simulation model is being utilized to improve reservoir management, potentially enhance oil production by locating bypassed oil, determining new infill drilling locations and designing optimum waterflood injection patterns for increased oil recovery.

     Effective May 1, 1996, Midland acquired an additional 15.75% working interest for approximately $79,000, and now owns approximately 77% of the working interest in this property. The Cope Unit produces from the Spraberry formation. In June 1996, Midland drilled a replacement well for one of the producing wells in the unit which was producing mostly water. The Cope Unit oil production has been maintained at approximately 125 barrels of oil per day and the unit's produced water has been reduced substantially.

     Other Properties

     In August 1994, Midland acquired working interests in certain oil and gas properties with 19 gross wells in Coke and Howard Counties, Texas, for $1,950,000, which was adjusted for revenues and expenses through the closing date. These wells are operated by Midland and in 1997 had a combined average production rate of approximately 62 BOPD and 215 MCFD, subject to normal declines. Midland owns a 100% working interest in these properties.

     In May 1995, Midland acquired a 50% working interest and operations in three State tracts in Redfish Bay Field, Nueces County, Texas in return for a commitment to expend $1,000,000 in capital expenditures over two years. In February 1997, Midland sold its interests in this field for $1,647,000. Midland realized a gain on this sale of approximately $349,000.

  TEXAS GULF COAST

     Copano Bay 3-D Seismic Exploration and Development Project

     The Copano Bay property is located in Aransas County, Texas, approximately 50 miles northeast of Corpus Christi. The leasehold encompasses 2,355 gross acres and currently has eight gross producing wells. At the time Midland acquired Copano Bay in 1991, it was producing approximately 65 BOPD and 465 MCFD. Midland conducted several workovers, recompletions and re-entries, and increased production to average 52 BOPD and 828 MCFD in 1996 and 54 BOPD and 729 MCFD in 1997. During 1995, 1996 and 1997, Copano Bay properties accounted for approximately 9%, 5% and 6%, respectively, of Midland's total oil production and approximately 28%, 16% and 16%, respectively, of Midland's total gas production.

     Effective June 1, 1996, Midland acquired an additional 5% working interest in this property for approximately $177,000, and now owns approximately 68% of the working interest in this property.

     In 1997, a 3-D seismic survey was conducted covering a portion of Midland-owned acreage and, in the beginning of 1998, a second 3-D seismic survey was conducted covering the remainder of the acreage. Both seismic surveys were conducted at no cost to Midland and the survey data is currently being processed. When processing is completed, Midland will be allowed to review the data to determine if any of the data is of any value to Midland. If Midland determines this data has any value, Midland will be allowed to purchase the data.

     In addition to the above described properties, Midland owns and operates 21 leases located within a 150-mile radius of Midland, Texas, containing 21 gross producing wells on 2,778 gross acres. These wells are produced from the Yates, Spraberry and Pennsylvanian formations at depths ranging from 1,800 feet to 9,000 feet. The production is heavily weighted to oil and some leases have additional development opportunities.

     Finding Cost. Midland's acquisition and finding cost for 1997 was $5.73 per BOE as compared to the 1996 and 1995 finding costs of $6.68 and $3.96 per BOE respectively. The average acquisition and finding cost for the three year period was $5.38 per BOE.

     Oil and Gas Mix. Midland's reserves were 53% oil and 47% gas at December 31, 1997 and its production mix was 54% oil and 46% gas during 1997.

     Drilling Activities. The following table sets forth the number of gross and net productive and dry wells in which Midland had an interest that were drilled and completed during the years ended December 31, 1997, 1996, and 1995. This information should not be considered indicative of future performance, nor should it be assumed that there is necessarily any correlation between the number of productive wells drilled and the oil and gas reserves generated thereby or the costs to Midland of productive wells compared with the costs of dry wells.

                                                    GROSS WELLS           NET WELLS
                                                 ------------------   ------------------
                                                     YEAR ENDED           YEAR ENDED
                                                    DECEMBER 31,         DECEMBER 31,
                                                 ------------------   ------------------
                                                 1997   1996   1995   1997   1996   1995
                                                 ----   ----   ----   ----   ----   ----
Productive wells
  Development..................................    1      3      4    0.8    2.8    3.7
  Exploratory..................................    5      1      0    2.7    0.6      0
Dry holes
  Development..................................    0      0      0      0      0      0
  Exploratory..................................    2      2      0    1.6    1.7      0
                                                  --     --    ---    ---    ---    ---
          Total................................    8      6      4    5.1    5.1    3.7
Success ratio(a)...............................   75%    67%   100%    69%    67%   100%

---------------

(a) Represents those wells that were successfully completed as productive wells.

     Marketing of Production and Significant Purchasers. Oil and gas production from Midland's properties is marketed consistent with usual and customary industry practices which include the sale of oil at the wellhead to third parties and the sale of gas at the wellhead to third parties. Sales prices for both oil and gas production are negotiated based on factors normally considered in the industry such as the spot price for gas or the posted price for oil, distance from the well to the pipeline, well pressure, estimated reserves, quality of the gas or oil and prevailing supply conditions.

     During 1997, Midland had sales of oil and gas to marketed its natural gas and natural gas products to three purchasers that accounted for 10% or more of Midland's revenues. Those purchasers and their respective percentages were AMOCO Production Company (12%), Sun Refining Co. (15%), and Western Gas Resources (18%). Because there is a ready market for oil and gas, Midland is of the opinion that the loss of any one purchaser would not have an adverse effect on its ability to sell its oil and gas production.

     Hedging Activities. Midland engaged in no oil or gas commodity price hedging activities in 1997.

     Production, Price and Cost Data. The table below sets forth production, price and cost data with respect to Midland's properties for the years ended December 31, 1997, 1996 and 1995. These amounts are calculated without making pro forma adjustments for any acquisitions, divestitures or drilling activity that occurred during the respective years.

                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                   ------------------------------------
                                                      1997         1996         1995
                                                   ----------   ----------   ----------
OIL(a):
  Production (Bbls)..............................     192,580      215,913      166,652
  Revenue........................................  $3,801,850   $4,566,130   $2,879,973
  Average Bbls per day...........................         528          591          457
  Average Sales price per Bbl....................  $    19.74   $    21.15   $    17.28
GAS(b):
  Production (Mcf)...............................     988,109    1,002,482    1,268,772
  Revenue........................................  $2,594,399   $2,392,361   $2,267,060
  Average Mcf per day............................       2,709        2,746        3,476
  Average sales price per Mcf....................  $     2.63   $     2.39   $     1.79
PRODUCTION COSTS:
  Production cost................................  $3,088,886   $2,981,837   $2,509,854
  Equivalent Bbls(c).............................     357,265      382,993      378,114
  Production cost per equivalent Bbl.............  $     8.65   $     7.79   $     6.64
  Production cost per sales dollar...............  $     0.48   $     0.43   $     0.49
          TOTAL REVENUES.........................  $6,396,249   $6,958,491   $5,147,033

---------------

(a)  Includes condensate.

(b)  Includes natural gas liquids.

(c) Gas production is converted to equivalent Bbls at the rate of 6 Mcf per Bbl, representing the estimated relative energy content of natural gas to oil.

     Productive Wells. The following table sets forth the number of productive oil and gas wells attributable to Midland's properties as of December 31, 1997, 1996 and 1995.

                                             GROSS PRODUCTIVE WELLS     NET PRODUCTIVE WELLS
                                             ----------------------    ----------------------
                                             OIL     GAS     TOTAL     OIL     GAS     TOTAL
                                             ----    ----    ------    ----    ----    ------
December 31, 1997..........................  173       9      182      121       7      128
December 31, 1996..........................  184      39      223      118      19      137
December 31, 1995..........................  172      19      191      109      10      119

---------------

(a) Producing wells consist of producing wells and wells capable of production, including shut-in wells. One or more completions in the same well bore are counted as one well.

(b) The number of gross wells is the total number of wells in which a working interest is owned.

(c) The number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

     Leasehold Acreage. The following table sets forth information concerning Midland's developed and undeveloped leasehold acreage as of December 31, 1997.

                                                              FOR THE YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                              GROSS(b)    NET(c)
                                                              ---------   -------
Developed Acreage(a)........................................   20,409     15,828
Undeveloped Acreage(d)......................................   12,732      6,937
Net Royalty Acreage.........................................               4,399

---------------

(a)  Developed acreage is acreage spaced for or assignable to productive wells.

(b) A gross acre is an acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned.

(c) A net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

(d) Undeveloped acreage is oil and gas acreage on which wells have not been drilled or to which no Proved Reserves other than Proved Undeveloped Reserves have been attributed.

  Office Property

     On July 11, 1995, Midland's office building located in Midland, Texas was sold to an unrelated third party and, in September 1995, Midland moved its executive offices to leased space located at 16701 Greenspoint Park Drive, Suite 200, Houston, Texas 77060. In November 1995, Midland purchased a 3,750 square foot building and 2.0 acres of land located at 3419 Hwy. 158, Midland, Texas, from a partnership of which Mr. Warley was a 50% owner, for use as a district office, warehouse and equipment yard. During 1997 Midland moved its executive offices to 616 F.M. 1960 West, Suite 600, Houston, Texas 77090, which it currently occupies under a lease expiring in 2002. The company also sold its district office and relocated in leased space in Midland, Texas.

  Contract Operating Agreement

     Effective as of June 1, 1998, Midland's wholly owned, operating subsidiary, MRO, and the Vista Operator, entered into a Contract Operating Agreement (herein so called) which provides, among other things, that the Operator will provide various contract operating services for and on behalf of Midland's oil and gas properties through October 31, 1998 and on a month-to-month basis thereafter unless otherwise terminated by either party upon 30 days' prior written notice. For a more detailed description of such agreement, see "The Merger -- Other Agreements" and "Certain Transactions."

  Competition and Markets

     Competition. The oil and gas industry is highly competitive. A large number of companies and individuals engage in the exploration for and development of oil and gas properties, and there is a high degree of competition for oil and gas properties suitable for development or exploration. Acquisitions of oil and gas properties have been an important element of Midland's growth. The principal competitive factors in the acquisition of oil and gas properties include the staff and data necessary to identify, investigate and purchase such properties and the financial resources necessary to acquire and develop them. Many of Midland's competitors are substantially larger and have greater financial and other resources than Midland.

     Markets. Midland's ability to produce and market oil and gas profitably depends on numerous factors beyond Midland's control. The effect of these factors cannot be accurately predicted or anticipated. In recent years, worldwide oil production capacity and gas production capacity in certain areas of the United States have exceeded demand, with resulting declines in the price of oil and gas. Although Midland cannot predict the occurrence of events that may affect oil and gas prices or the degree to which oil and gas prices will be affected, it is possible that prices for any oil or gas that Midland produces will be lower than those currently available. Any significant decline in the price of oil or gas would adversely affect Midland's revenues, profitability and cash flow and could, under certain circumstances, result in a reduction in the carrying value of Midland's oil and gas properties.

  Governmental Regulation

     Midland's oil and gas exploration, production and marketing activities are subject to extensive laws, rules and regulations promulgated by federal and state legislatures and agencies. Failure to comply with such laws, rules and regulations can result in substantial penalties. The legislative and regulatory burden on the oil and gas industry increases Midland's cost of doing business and affects its profitability. Although Midland believes it is in substantial compliance with all applicable laws and regulations, because those laws and regulations are frequently amended, interpreted and reinterpreted, Midland is unable to predict the future cost or impact of complying with such laws and regulations.

     The State of Texas and many other states require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and gas. These states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and gas properties, the establishment of maximum rates of production from wells and the regulation of spacing, plugging and abandonment of such wells.

     The Federal Energy Regulatory Commission ("FERC") regulates interstate gas transportation rates and service conditions, which affect the marketing of gas produced by Midland, as well as the revenues received by Midland for sales of such production. Since the mid-1980s, FERC has issued a series of orders, culminating in Order Nos. 636, 636-A, 636-B and 636-C ("Order 636"), that have significantly altered the marketing and transportation of gas. Order 636 mandates a fundamental restructuring of interstate pipeline sales and transportation service, including the unbundling by interstate pipelines of the sale, transportation, storage and other components of the city-gate sales services such pipelines previously performed and the provision of open-access transportation on a nondiscriminatory basis. One of FERC's purposes in issuing the order was to increase competition within all phases of the gas industry. Numerous parties have filed petitions for review of Order 636, as well as orders in individual pipeline restructuring proceedings. In July 1996, Order 636 was generally upheld on appeal, and the portions remanded for further action do not appear to materially affect Midland. Because Order 636 may be modified as a result of the appeals, it is difficult to predict the ultimate impact of the orders on Midland and its gas marketing efforts. Generally, Order 636 has eliminated or substantially reduced the interstate pipelines' traditional role as wholesalers of gas and has substantially increased competition and volatility in gas markets.

     The FERC frequently reexamines its transportation-related policies, including the terms and conditions under which interstate pipeline shippers may release interstate pipeline capacity for resale in the secondary market, the appropriateness of the use of negotiated and market-based rates, and the implementation of additional standardized terms and conditions for interstate gas transmission. In April 1998, the FERC issued a new rule to further standardize pipeline transportation tariffs that could adversely affect the reliability of scheduled interruptible transportation service on some pipelines. While any resulting FERC action would affect Midland only indirectly, any new rules and policy statements may have the effect of enhancing competition in gas markets or affecting the cost or availability of pipeline transportation.

     The price Midland receives from the sale of oil and gas is affected by the cost of transporting products to markets. Effective January 1, 1995, FERC implemented regulations establishing an indexing system for transportation rates for oil pipelines, which, generally, would index such rates to inflation, subject to certain conditions and limitations. Midland is not able to predict with certainty the effect, if any, of these regulations on its operations. However, the regulations may increase transportation costs or reduce well head prices for oil and gas. See "Risk Factors -- Governmental Regulation and Environmental Matters."

  Environmental Matters

     Midland's operations and properties are, like the oil and gas industry in general, subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue. These laws and regulations may require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities; limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and impose substantial liabilities for pollution resulting from Midland's operations. The permits required for various of Midland's operations are subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines or injunction, or both. In the opinion of management, Midland is in substantial compliance with current applicable environmental laws and regulations, and Midland has no material commitments for capital expenditures to comply with existing environmental requirements. Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on Midland, as well as the oil and gas industry in general.

     The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and comparable state statutes impose strict and arguably joint and several liability on owners and operators of certain sites and on persons who dispose of or arranged for the disposal of "hazardous substances" found at such sites. Under CERCLA, such persons may be subject to liability for the costs of cleaning up the hazardous substances, for damages to natural resources and for the costs of certain health studies. Furthermore, it is not uncommon for the neighboring land owners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances related into the environment. The Resource Conservation and Recovery Act ("RCRA") and comparable state statutes govern the disposal of "solid waste" and "hazardous waste" and authorize imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of "hazardous substance," state laws affecting Midland's operations impose clean-up liability relating to petroleum and petroleum related products. In addition, although RCRA classifies certain oil field wastes as "non-hazardous," such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling, disposal and cleanup requirements.

     Federal regulations require certain owners or operators of facilities that store or otherwise handle oil, such as Midland, to prepare and implement spill prevention, control countermeasure and response plans relating to the possible discharge of oil into surface waters. The Oil Pollution Act of 1990, as amended ("OPA"), contains numerous requirements relating to the prevention of and response to oil spills into waters of the United States. For onshore and offshore facilities that may affect waters of the United States, the OPA requires an operator to demonstrate financial responsibility. Regulations are currently being developed under federal and state laws concerning oil pollution prevention and other matters that may impose additional regulatory burdens on Midland. In addition, the Clean Water Act and analogous state laws require permits to be obtained to authorize discharge into surface waters or to construct facilities in wetland areas. With respect to certain of its operations, Midland is required to maintain such permits or meet general permit requirements. The Environmental Pollution Agency ("EPA") recently adopted regulations concerning discharges of storm water runoff. This program requires covered facilities to obtain individual permits, participate in a group or seek coverage under an EPA general permit. Midland believes that it will be able to obtain, or be included under, such permits, where necessary, and to make minor modifications to existing facilities and operations that would not have a material effect on Midland.

     Midland has acquired leasehold interests in numerous properties that for many years have produced oil and gas. Although the previous owners of these interests have used operating and disposal practices that were standard in the industry at the time, hydrocarbons or other wastes may have been disposed of or released on or under the properties. In addition, some of Midland's properties are operated by third parties over whom Midland has no control. Notwithstanding Midland's lack of control over properties operated by others, the failure of the operator to comply with applicable environmental regulations may, in certain circumstances, adversely impact Midland. See "Risk Factors -- Governmental Regulation and Environmental Matters."

  Employees


     On September 11, 1998, Midland had 8 full-time employees, none of which are subject to collective bargaining arrangements. From time to time, Midland utilizes the services of independent contractors to perform various field and administrative services. Experienced personnel are available in all disciplines should the need to hire additional staff arise.


  Litigation

     Midland is a defendant in a lawsuit filed on July 31, 1995, which is currently pending in the 238th Judicial District Court of Midland County, Texas, styled Manna Oil & Gas, Inc., Dobbs Oil & Gas, Inc. v. Midland Resources, Inc., Miresco, Inc. Midland Resources Operating Company, Inc., Cause No. 40,677. The case involves certain Gulf Coast properties located in Copano Bay wherein Midland owns a 68% working interest and is the operator of the properties. The plaintiffs (1) seek a declarative judgment that Midland has failed to meet the standards and procedures set out in the Operating Agreement; (2) are attempting to recover approximately $230,000; (3) seek an accounting for the years 1993-1995; and (4) seek attorney fees and costs. Midland believes it has a defensible position with respect to all of the Plaintiffs' claims and intends to defend this case very aggressively.

     Midland filed a counterclaim against Manna Oil and Gas, Inc. ("Manna") in which Midland is seeking specific performance of an oral contract that Midland entered into with Manna, whereby Midland and Manna agreed that if either party acquired any additional property interest or contract rights of any kind in the properties that are the subject of the underlying lawsuit that said party would offer to convey to the other party their proportionate ownership in such newly acquired property interest or contract rights. In the alternative, Midland claims that Manna breached such contract, and Midland is seeking monetary damages, resulting from said breach of contract, as well as attorney fees and court costs. Management believes that the ultimate resolution of this matter will not have a material adverse effect on Midland.

MANAGEMENT OF MIDLAND

  Directors and Executive Officers

     Set forth below is certain information concerning the directors and executive officers of Midland.


        NAME           AGE                          POSITION
        ----           ---                          --------
Deas H. Warley III...  55       Director
Robert R. Donnelly...  49       Director and President
Darrell M. Dillard...  50       Director
Sam R. Brock.........  52       Director
Wayne M. Whitaker....  50       Director and Chairman
                                Chief Financial Officer and Vice President of
Howard E. Ehler......  54       Finance
Marilyn D. Wade......  46       Secretary and Administrative Manager


     Set below is a description of the background of the directors and executive officers of Midland.

     Deas H. (Gene) Warley III has been employed in the oil and gas industry since 1979. Mr. Warley was the Chairman and President of Midland from its inception in July 1990 until March 27, 1998. Mr. Warley was the Chairman and President of Summit Petroleum Corporation, a public oil and gas corporation until acquired by

Midland in December 1996. Mr. Warley received a Bachelor of Science Degree in Engineering from Arizona State University in 1971 and Master of Science Degree in Engineering from the Air Force Institute of Technology in 1973. Mr. Warley is a registered Professional Engineer in the state of Texas. He is a member of the Independent Petroleum Association of America, the Permian Basin Petroleum Association, the North Texas Oil and Gas Association, the Society of Petroleum Engineers and the National Petroleum Counsel.

     Robert R. Donnelly was elected a director of Midland in July 1990 and President on March 27, 1998. Mr. Donnelly has been the Corporate Vice President and Treasurer of Eastland Oil Company since 1988, responsible for gas contracts, land department, accounting and administration; from 1985 until 1988 he was Vice President in charge of land management; and from 1983 until 1985 he was land manager and in charge of partnership relations. Mr. Donnelly has 18 years of experience in various domestic and international land and land management positions with major and independent oil and gas companies. He graduated from the University of Texas in 1973 with a Bachelor of Arts Degree in Economics and is a Certified Professional Landman. He has served as Director of the Independent Petroleum Association of America, the Permian Basin Association of Petroleum Landsmen, and the West Texas Producers Forum.

     Darrell M. Dillard was elected as a director in July 1994. He was Vice President from April 1995 and Chief Financial Officer from December 1995, in each case until February 1997. He is an independent Certified Public Accountant who has been engaged in public and industry accounting for the oil and gas industry in Midland, Texas since 1980. Prior to 1980, Mr. Dillard worked for the U.S. Department of Treasury. He served from 1981 to 1982 on the board of directors and as treasurer for a large independent oil and gas exploration and production company with operations in various states. He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, the Petroleum Accountants Society, and the Independent Petroleum Association of America. Mr. Dillard graduated from Midwestern State University with a Bachelor's degree in Business Administration in Accounting in 1975. Mr. Dillard has been a director of Summit Petroleum Corporation since 1995.

     Sam R. Brock was elected as a director on April 10, 1995. He has been active in the oil and gas industry since 1974. From February 1994 until the present he has owned and operated NRG Consultants, Inc., a commercial crude oil trading and transportation consulting company. and since June 1997 he has been an officer of Citation Crude Oil Marketing, Inc. a crude oil purchasing company. From 1987 until 1994 he was Vice President -- Gathering Division of Phibro Energy USA, Inc., a subsidiary of Solomon Brothers, Inc. From 1980 until 1986 he was President and majority stockholder of NRG Gathering Company, a private oil and gas gathering company, that was sold in 1986 to Tesoro Petroleum Corporation. Mr. Brock graduated from Texas Tech University with a Bachelor's degree in marketing in 1969.

     Wayne M. Whitaker was elected as a director in January 1996, Chairman of Midland on March 27, 1998 and has been a partner in the firm Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P. (and its predecessor firms) since 1978. He received his business and law degrees from Baylor University in 1971, and his Master of Laws from Southern Methodist University in 1972. From 1972 until 1978 he worked for the Securities and Exchange Commission in Fort Worth, Texas. Mr. Whitaker has been a director of Summit Petroleum Corporation since 1995.

     Howard E. Ehler joined Midland as Chief Financial Officer and Vice President of Finance on February 14, 1997. Mr. Ehler is a Certified Public Accountant and, prior to joining Midland, had been engaged in public accounting for 30 years, with emphasis in auditing and consulting in the oil and gas industry. Mr. Ehler was formerly a partner with the firm of Grant Thornton LLP. He is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Ehler received a BBA degree from Texas Tech University in 1966.

     Marilyn D. Wade who has served as Secretary and Administrative Manager of Midland since 1992, has been employed in various accounting, administrative and management positions. Ms. Wade served as Administrative Manager of MRO since April 1992. Prior to joining MRO, Ms. Wade was the accountant and office manager with Callaway Oil and Gas from 1988, was self-employed during 1987 and 1988, and was employed by Midland Resources, Inc. (not the registrant) from 1984 to 1987.

  Committees of the Board

     The Midland Board has established a Compensation Committee, an Audit Committee, a Nominating Committee and an Executive Committee. The Compensation Committee reviews and recommends salaries of the officers and employment arrangement of the president. The Compensation Committee consists of Messrs. Brock and Donnelly. The Audit Committee's primary responsibilities are to (i) recommend an independent auditor for selection by the Midland Board, (ii) review the arrangements and scope of the independent auditor's examination, and (iii) review the findings and recommendations of the independent auditor concerning internal accounting procedures and controls. The Audit Committee consists of Messrs. Dillard, Donnelly and Whitaker. The Nominating Committee reviews the qualifications of director candidates on the basis of recognized achievements and their ability to bring skills and experiences to the deliberations of the Midland Board. It also recommends qualified candidates to the Midland Board, including the slate of nominees submitted to the stockholders at the annual meeting of stockholders. The Nominating Committee consists of Messrs. Brock, Dillard and Warley. The Executive Committee has such authority as is granted to it by the Midland Board from time to time. The Executive Committee consists of Messrs. Dillard, Warley and Whitaker.

  Director Compensation

     During the first quarter of 1997, directors who were not officers or employees of Midland each received a fee of $3,000, and directors who were employees or officers of Midland received $100 per meeting, and each director was reimbursed for expenses incurred in attending meetings. Midland also had the 1995 Directors' Stock Option Plan until February 1997, under which directors who were not employees of Midland received options to acquire an aggregate of 20,000 shares at $2.75 per share and 30,000 at $3.75 per share. Effective February 25, 1997, the Midland Board adopted the 1997 Board of Directors Stock Incentive Plan, terminated the 1995 Directors' Stock Option Plan and terminated the $3,000 quarterly director's fee effective beginning with the second quarter of 1997. Each non-employee director received $3,000 as a directors fee in 1997 and Mr. Warley received a total of $300 for directors fees in 1997. Midland stockholders ratified the 1997 Board of Directors Stock Incentive Plan at the 1997 Annual Meeting of Stockholders held May 29, 1997.

     Options to the below listed individuals have been granted on the terms indicated. Options to purchase certain shares of Midland Common Stock ("Shares") upon the attainment of specified criteria are denominated "Bonus Options." On February 25, 1997, the date of the grant of the options, the last reported trade of Midland Common Stock as reported in The Wall Street Journal for NASDAQ Small-Cap Issues was $3.75 and at December 31, 1997 such last reported trade was $2.125.

                                     NUMBER OF     NUMBER OF BONUS
              NAME                 OPTION SHARES    OPTION SHARES    EXERCISE PRICE   EXPIRATION
              ----                 -------------   ---------------   --------------   ----------
Darrell M. Dillard(1)............     200,000          50,000            $3.00         03/31/02
Robert R. Donnelly(1)............     200,000          50,000            $3.00         03/31/02
Wayne M. Whitaker(1).............     200,000          50,000            $3.00         03/31/02
Sam R. Brock(1)..................     200,000          50,000            $3.00         03/31/02
John Q. Adams(2).................     150,000          25,000            $3.00         03/31/02
Marilyn D. Wade(3)...............      50,000          10,000            $3.00         03/31/02

---------------

(1) Director

(2) Advisory member of Board of Directors

(3) Corporate Secretary, employee

  Vesting Schedule:

25% of the Option Shares vest and become exercisable upon the Shares trading three out of five consecutive trading days at or above $6.50;
50% of the Option Shares vest and become exercisable upon the Shares trading three out of five consecutive trading days at or above $7.50;
25% of the Option Shares vest and become exercisable upon the Shares trading three out of five consecutive trading days at or above $8.50; and
100% of the Bonus Option Shares vest and become exercisable upon the Shares trading three out of five consecutive trading days at or above $10.00.

     During 1997 Shares traded three out of five consecutive trading days at or above $6.50 and 25% of the Option Shares vested and became exercisable subject to the further restrictions as follows:

          (a) No Option Shares may be exercised prior to March 1, 1998;

          (b) Up to 1/3 of Option Shares that have vested may be exercised at any time on and after March 1, 1998;

          (c) Up to an additional 1/3 of Option Shares that have vested may be exercised at any time on and after March 1, 1999;

          (d) Up to an additional 1/3 of Option Shares that have vested may be exercised at any time on and after March 1, 2000; and

          (e) Bonus Option Shares that have vested may be exercised at any time.

     Notwithstanding the above vesting schedule, all Options, including Bonus Options, vest and become exercisable upon a Change in Control. The term "Change in Control" shall mean (i) if (A) Deas H. Warley III shall have beneficial ownership of fewer than 40% of the number of shares of Midland Common Stock (on a fully diluted basis) beneficially owned by him on January 1, 1997, after taking into account any subdivision or combination of Midland Common Stock, at any time prior to the first anniversary of the grant of the Options, or (B) at any time prior to the second anniversary of the grant of the Options Deas H. Warley III shall have beneficial ownership of fewer than 30% of the number of shares of Midland Common Stock beneficially owned by him on January 1, 1997, after taking into account any subdivision or combination of Midland Common Stock, (it being understood that Deas H. Warley III shall be deemed to have beneficial ownership of any shares held by any member of his immediate family or the trustee of any trust created for the benefit of any such family member), or
(ii) the acquisition in one or more transactions of Midland Common Stock by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) together with any affiliate of such Person or member of such group of beneficial ownership, direct or indirect, of securities of Midland representing 25% or more of the combined voting power of Midland's then outstanding voting securities or that amount of securities of Midland entitling such Person or group to elect a majority of the members of the Midland Board, or (iii) the sale, transfer or other disposition in one or more transactions of all or substantially all of the assets of Midland or (iv) the merger or consolidation of Midland with or into another Person, other than a wholly-owned subsidiary of Midland or (v) Midland proceeds to acquire its common stock (or undertakes a corporate reorganization or recapitalization or other action) if the effect of such acquisition (or other action) would be either (1) to reduce substantially or to eliminate any public market for the shares of Midland Common Stock or (2) to remove Midland from registration under the Securities Exchange Act of 1934 ("Exchange Act") or (3) to require Midland to make a filing under Section 13(e) of the Exchange Act or
(4) to cause a delisting of Midland Common Stock from the National Association of Securities Dealers, Inc. Automated Quotation System (unless such stock is delisted as a result of being listed on a national securities exchange) or to cause a delisting of Midland Common Stock from a national securities exchange, or (vi) either Midland and/or one or more of the significant subsidiaries of Midland is materially or completely liquidated or is the subject of any voluntary or involuntary dissolution or winding up.

  Compensation Committee Interlocks and Insider Participation

     Midland's Compensation Committee consists of Messrs. Brock and Donnelly and all determinations concerning executive compensation for Midland's executive officers are made by the Compensation Committee. The Compensation Committee members abstained from participation in compensation determinations concerning their own compensation. None of the members of the Compensation Committee has served on the board of directors or on the compensation committee of any other entity, any of whose officers served on the Midland Board.

  Executive Compensation

     None of the officers of Midland receive direct compensation from Midland for their service in those capacities. Officers of Midland are also officers of MRO and receive compensation from that company. As reflected in the table below, Mr. Warley was the chief executive officer of Midland and no other officer of Midland received salary and bonus of $100,000 or more during 1997.

                           SUMMARY COMPENSATION TABLE

               NAME AND                                         OTHER ANNUAL            ALL OTHER
          PRINCIPAL POSITION             YEAR   SALARY ($)   COMPENSATION ($)(1)   COMPENSATION ($)(2)
          ------------------             ----   ----------   -------------------   -------------------
Deas H. Warley III.....................  1997    214,419                0                10,300(3)
  President, Chairman(4)                 1996    224,840            5,693                17,774
                                         1995    217,350            8,797                19,071

---------------

(1) Amounts deferred at the election of the named executive officer pursuant to a plan established under Section 401(k) of the Internal Revenue Code.

(2) For 1997 includes, discretionary amounts contributed by Company under the plan established under Section 401(k) of the Internal Revenue Code of $0 for Mr. Warley.

(3) Includes Director fees of $300 and health care reimbursement of $10,000 for 1997.

(4) Mr. Warley's position as president and chairman terminated March 27, 1998.

     Mr. Warley's employment contract and his ceasing to be president and chairman is described under "Certain Transactions."

     The following table provides the specified information for Midland's chief executive officer during 1997. Mr. Warley's option exercise price is $2.375 per share and the closing sales price of the Midland Common Stock on December 31, 1997 was $2.125.

                         FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-
                                                           UNDERLYING UNEXERCISED         THE MONEY OPTIONS
                             SHARES ACQUIRED    VALUE       OPTION AT FY-END (#)            AT FY-END ($)
           NAME                ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
           ----              ---------------   --------   -------------------------   -------------------------
Deas H. Warley III.........         0             0               15,000/0                      $0/0

  Employee Benefit Plans

     Midland has two employee stock option plans. The 1994 Midland Resources, Inc. Long-Term Incentive Plan reserved a total of 300,000 shares of Midland Common Stock for awards under the plan. As of June 15, 1998, 113,000 options were outstanding with a weighted average exercise price of $2.95 and 119,300 options were available for issuance. If not exercised, these options are scheduled to expire in years 1999 through 2001. The 1996 Midland Resources, Inc. Long-Term Incentive Plan reserved a total of 400,000 shares of Midland Common Stock for awards under the plan. As of June 15, 1998, 205,000 options were outstanding with a weighted average exercise price of $3.02 and 193,000 options were available for issuance. If not exercised, these options are scheduled to expire in years 2001 through 2003.

     Midland, through MRO has a plan (including an employee stock ownership plan provision) adopted under Section 401(k) of the Code that is open to all employees.

  Indemnification of Midland Officers and Directors

     As provided in the Merger Agreement, at the Effective Time, Vista will enter into indemnification agreements with each of the directors and officers of Midland pursuant to which Vista will agree to indemnify and hold harmless each such director and officer against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities arising out of the fact that he was a director or officer of Midland or any of its subsidiaries prior to the Effective Time, to the full extent permitted under Delaware law, Midland's Bylaws and the indemnification agreements.

                             THE VISTA PARTNERSHIP

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF THE VISTA PARTNERSHIP


     The following table sets forth selected consolidated financial information of the Vista Partnership for the six months ended June 30, 1998 and 1997, and for the years ended December 31, 1997 and 1996 and the period from inception (September 21, 1995) to December 31, 1995. This data should be read in conjunction with the Consolidated Financial Statements of the Vista Partnership and the related notes thereto incorporated herein by reference.



                                                                                                          FOR THE PERIOD
                                                                                                          FROM INCEPTION
                                                     SIX MONTHS ENDED                                       (SEPT. 21,
                                                         JUNE 30,             YEAR ENDED DECEMBER 31,         1995)
                                                 -------------------------   --------------------------    TO DEC. 31,
                                                    1998          1997           1997          1996            1995
                                                 -----------   -----------   ------------   -----------   --------------
                                                        (UNAUDITED)
REVENUES:
  Oil and gas sales............................  $ 4,057,279   $ 3,633,274   $  8,874,961   $ 5,537,720    $ 1,348,647
                                                 -----------   -----------   ------------   -----------    -----------
        Total revenues.........................    4,057,279     3,633,274      8,874,961     5,537,720      1,348,647
                                                 -----------   -----------   ------------   -----------    -----------
COSTS AND EXPENSES:
  Lease operating..............................    1,939,530     1,672,260      3,688,695     2,544,567        728,540
  Exploration costs............................           --        58,600         97,211       273,843             --
  Depreciation, depletion and amortization.....      962,026       932,192      2,169,098     1,272,316        308,132
  General and administrative...................      620,665       475,640        987,020       581,048        208,509
  Amortization of unit option awards...........      192,177       264,594        315,518            --             --
                                                 -----------   -----------   ------------   -----------    -----------
        Total costs and expenses...............    3,714,398     3,403,286      7,257,542     4,671,774      1,245,181
                                                 -----------   -----------   ------------   -----------    -----------
        Operating income.......................      342,881       229,988      1,617,419       865,946        103,466
                                                 -----------   -----------   ------------   -----------    -----------
  Loss on sale of property.....................     (192,898)       (7,247)       (87,678)      (56,738)            --
  Interest expense.............................     (713,961)     (394,169)    (1,048,009)     (476,363)       (77,093)
  Other income (loss), net.....................       40,291        63,856        115,949        61,437         33,684
                                                 -----------   -----------   ------------   -----------    -----------
NET INCOME (LOSS) BEFORE TAXES(1)..............     (523,687)     (107,572)       597,681       394,282         60,057
                                                 -----------   -----------   ------------   -----------    -----------
  Pro forma benefit (provision) for taxes......      183,290        37,650       (211,720)     (139,284)       (21,190)
                                                 -----------   -----------   ------------   -----------    -----------
NET INCOME (LOSS)..............................  $  (340,397)  $   (69,922)  $    385,961   $   254,998    $    38,867
                                                 ===========   ===========   ============   ===========    ===========
CASH FLOW DATA:
EBITDAEX(2)....................................    1,304,907     1,220,780      3,883,728     2,412,105        411,598
Cash flows from operating activities...........      625,976     1,677,619      3,469,638     2,072,649        195,878
Cash flows from investing activities...........   (1,585,830)   (4,379,753)   (12,648,815)   (7,046,720)    (7,948,840)
Cash flows from financing activities...........      500,000     2,184,923      9,189,095     5,015,077      8,265,167
Capital expenditures...........................    1,717,694    (4,379,753)    13,038,815     7,417,091      7,720,478
Ratio of earnings to fixed charges(3)..........           --            --            1.6x          1.8x           1.8x
BALANCE SHEET DATA (end of period):
Working capital................................      158,777      (490,950)       421,132       613,666        648,130
Property, plant, and equipment, net............   25,234,284    17,982,188     24,870,766    14,523,202      9,076,679
Total assets...................................   26,989,793    19,150,432     27,036,103    16,259,340     10,364,620
Long-term obligations..........................   18,400,000    10,800,000     17,900,000     8,615,077      3,600,000
Owners' equity.................................    7,365,142     6,940,475      7,696,652     6,783,453      6,389,171


---------------

(1) The pro forma benefit (provision) for taxes is the amount that would have been recorded in the financial statements had the Vista Partnership been a taxable entity.


(2) The Vista Partnership believes that EBITDAEX may provide additional information about the Vista Partnership's discretionary cash flow and its ability to meet its future requirements for debt service, capital expenditures and working capital. EBITDAEX is a financial measure commonly used in the oil and gas industry and should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measures of financial performance presented in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Because EBITDAEX excludes some, but not all, items that affect net income and these measures may vary among companies, the EBITDAEX data presented above may not be comparable to similarly titled measures of other companies. EBITDAEX (as used herein) is calculated by adding depletion, depreciation and amortization, and exploration costs to operating income. Exploration costs represent discretionary cost items. Therefore, exploration costs have been added back in order to present a discretionary cash flow for the Vista Partnership. Interest includes accrued interest expense and amortization of deferred financing costs.



(3) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income (loss) before taxes plus fixed charges. Fixed charges consist of interest expense. For the six months ended June 30, 1998, earnings were insufficient to cover fixed charges by $0.5 million.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE VISTA PARTNERSHIP

  General


     Financial Performance For the Six Months Ended June 30, 1998. The Vista Partnership reported a net loss of $340,000 for the first six months of 1998 as compared to a net loss of $70,000 for the same period in 1997. Average daily oil production increased 39% to 1,303 Bbls per day for the first six months of 1998 from 939 Bbls per day for the same period of 1997, and average daily gas production increased 81% to 2,641 Mcf per day from 1,458 Mcf per day for the same period. As discussed more fully in "-- Results of Operations" below, the Vista Partnership's financial performance for the first six months of 1998 was negatively impacted by the following items: (i) dramatically lower (27%) oil prices and lower (4%) gas prices received; (ii) increase in gross production costs due to the addition of properties as a result of the E.G. Acquisition (as defined below) made during the third quarter of 1997; (iii) an increase in interest expense as a result of the additional indebtedness incurred in respect of the E.G. Acquisition; and (iv) an increase in depletion expense attributable to the additional properties acquired in the E.G. Acquisition.



     Net cash provided by operating activities decreased 63% to $626,000 for the first six months of 1998 as compared to $1,678,000 for the same period in 1997. This decrease was primarily attributable to significantly lower commodity prices for oil and gas and increased production costs and interest expense as a result of the additional indebtedness incurred in respect of the E.G. Acquisition.



     The Vista Partnership strives to maintain its outstanding indebtedness at a moderate level in order to provide sufficient financial flexibility to fund future opportunities. The Vista Partnership's total book capitalization at June 30, 1998 was $25.8 million, consisting of total long-term debt of $18.4 million and partners' equity of $7.4 million. Debt as a percentage of total book capitalization was 71% at June 30, 1998, which was essentially the same as at December 31, 1997. The Vista Partnership's debt level is currently high due to significant borrowings under its bank credit facility for its 1997 acquisitions and certain drilling and exploitation projects. As the Vista Partnership's borrowing base under its bank credit facility has grown due to the success of its acquisition and exploitation efforts, the Vista Partnership has been able to fund all of its acquisitions and its drilling and exploitation programs from borrowings under its bank credit facility and cash flow from operations without raising additional equity capital.


     Financial Performance For the Year Ended December 31, 1997. The Vista Partnership reported net income of $597,681 (inclusive of a $315,518 non-cash, non-operating charge for amortization of employee unit option awards) for the year ended December 31, 1997 as compared to net income of $394,282 for the year ended December 31, 1996. The Vista Partnership's net income for the year ended December 31, 1997 was positively impacted by the following items: (i) significantly increased oil and gas revenue attributable to increased production resulting from the success of the Vista Partnership's drilling program and the addition of a significant group of properties acquired in the E.G. Acquisition in the third quarter of 1997; and (ii) a decrease in exploration expenses due to fewer write offs of expired acreage and less dry hole expenses.

     Net cash provided by operating activities increased 67% to $3.5 million for the year ended December 31, 1997 as compared to $2.1 million for the year ended December 31, 1996. This increase was primarily attributable to (i) significantly increased oil and gas revenue attributable to increased production resulting from the success of the Vista Partnership's drilling program and the addition of a significant group of properties acquired in the E.G. Acquisition in the third quarter of 1997; and (ii) the decrease in exploration expenses due to fewer write offs of expired acreage and less dry hole expenses.

     Long-term debt increased by $9.3 million to $17.9 million at December 31, 1997 from $8.6 million at December 31, 1996 principally due to borrowings made in connection with each of the acquisitions made by the Vista Partnership in 1997 (approximately $7.4 million) and to fund that portion of the Vista Partnership's capital budget for drilling and exploitation projects that was not funded from cash flow (approximately $1.9 million). Consequently, the Vista Partnership's long-term debt to total book capitalization increased to an historically high level of 70% at December 31, 1997 from 56% at December 31, 1996.


  Significant Activities During the Six Months Ended June 30, 1998



     Drilling Activities. During 1998, the Vista Partnership has continued its emphasis on development, exploration and production activities, with a primary focus on the exploitation of its current portfolio of drilling locations. This portfolio was significantly enhanced and expanded by the major acquisitions completed in 1995, 1996 and 1997 and the Vista Partnership's 1997 drilling program. These activities have added a significant number of new locations and opportunities to which new proved undeveloped reserves have been assigned. The Vista Partnership believes that its current portfolio of undeveloped prospects and projects provides attractive development and exploration opportunities for at least the next two to four years. Of the total 1998 capital expenditure drilling budget of $5.8 million, the Vista Partnership has allocated $4.9 million to exploitation and development activities and $900,000 to exploration activities. The Vista Partnership does not budget for oil and gas property acquisitions as they are made on a case by case basis as opportunities arise. This capital expenditure drilling budget reflects the Vista Partnership's plans to drill approximately 16 oil and gas wells in 1998. The Vista Partnership currently expects to fund its 1998 capital expenditure budget primarily with internally generated cash flow, borrowings under its bank credit facility and proceeds from the sale of non-strategic assets.



     During the first six months of 1998, the Vista Partnership participated in the drilling and completion of seven gross development wells and no exploration wells. None of these wells were in progress at December 31, 1997. Of the total wells completed during the six months ended June 30, 1998, all seven were completed successfully which resulted in a 100% success rate. No wells were drilling at June 30, 1998.



     Acquisition Activities. Although various acquisition candidates were evaluated during the first six months of 1998, no material acquisitions were made during such time period.


  Significant Activities During 1997

     Drilling Activities. The Vista Partnership continues to realize the benefits of its focused activities in the development and exploitation of its existing core areas. The Vista Partnership devotes significant efforts to exploitation and exploration of its existing property base and believes that substantial additional opportunities remain. During 1997, the Vista Partnership participated in the drilling and completion of 23 gross exploration and development wells (20 of which were operated by the Vista Partnership). The Vista Partnership's total capital expenditures during 1997 for exploration and development activities were $4.7 million.

     Acquisition Activities. In addition to acquiring various additional small working interests and overriding royalty interests in properties already owned and operated by the Vista Partnership (total purchase prices of about $200,000), the Vista Partnership closed two significant producing property acquisitions in 1997. In May 1997, the Vista Partnership acquired all of the interests of Coastal Oil and Gas Corporation in three producing leases located in Howard Glasscock Field, Howard County, Texas, for a net purchase price of $1.1 million (the "Coastal Acquisition"). The interests acquired were attributable to leases already owned and operated by the Vista Partnership. Effective as of July 1, 1997, the Vista Partnership acquired substantially all of the producing oil and gas properties (representing working interests ranging from 25% to 100% in approximately 44 wells located in West Texas, South Texas, and Southeastern New Mexico) from E. G. Operating, a division of FGL, Inc. for a net purchase price of $6.1 million (the "E.G. Acquisition"). All of the

Vista Partnership's 1997 acquisitions were funded through a combination of cash on hand and proceeds from long-term borrowings under its bank credit facility.

     Asset Dispositions. From time to time, the Vista Partnership disposes of non-strategic assets in order to raise capital for other activities, reduce indebtedness or eliminate costs associated with non-strategic assets. During 1997, the Vista Partnership sold certain non-strategic assets for a total net consideration of $390,000, which resulted in a book loss of $87,678.

     Proved Reserves. The Vista Partnership's proved reserves totaled 9.1 million BOE at December 31, 1997, 5.7 million BOE at December 31, 1996, and 3.0 million BOE at December 31, 1995. Total proved reserves increased 59% in 1997 and 90% in 1996. Oil reserves at year end 1997 were 7.2 million Bbls compared to
4.5 million Bbls at year end 1996 and 2.2 million Bbls at year end 1995 (a 60% increase from 1996 to 1997 and a 200% increase from 1995 to 1996). Natural gas reserves at year end 1997 were 11.3 Bcf compared to 7.2 Bcf at year end 1996 and
4.8 Bcf at year end 1995 (a 57% increase from 1996 to 1997 and a 50% increase from 1995 to 1996).

     Reserve Replacement. For three years, since inception of the company, the Vista Partnership has been able to more than replace its annual production volumes with proved reserves of crude oil and natural gas. During 1997 Vista added 3,895 MBOE of reserves resulting in reserve replacement of 728% of annual production. The reserve replacement rate in 1996 was 919%. Of the 3,895 MBOE of reserves added in 1997, 1,675 MBOE was added through drilling, remedial work and secondary recovery projects, 1,788 MBOE was added through acquisitions of proved reserves, and 432 MBOE was added as a result of revisions. Reserve revisions are a result of either changes in current estimates of reserves or changes in estimates of reserves that are economical to produce given the current pricing conditions. The Vista Partnership's reserves as of December 31, 1997 were estimated using a price of $16.10 per Bbl and $2.01 per Mcf. Should prices either rise or decline in future years, reserves may be revised either upward or downward for quantities which may or may not be economical to produce.

     Finding Cost. The Vista Partnership's acquisition and finding cost for 1997 was $3.17 per BOE as compared to the 1996 and 1995 finding costs of $2.55 and $2.90 per BOE, respectively. The average acquisition and finding cost for the three-year period was $2.90 per BOE.

     Cost Reductions. Production costs (being lease operating expenses and production taxes) per BOE declined 3.9% (from $7.18 to $6.90) for the year ended December 31, 1997, as compared to the year ended December 31, 1996. This decline is a result of the Vista Partnership's continued emphasis on cost control efforts and the disposition of certain high-cost, non-strategic oil and gas properties during 1997. The Vista Partnership expects production costs per BOE to continue to decline as further cost reductions are implemented and additional high-cost, non-strategic properties are sold.

     Commodity Prices and Hedging Activities. The Vista Partnership was negatively impacted by slightly lower oil and gas prices during 1997. In 1997, the Vista Partnership received an average oil price of $17.63 per Bbl and an average gas price of $2.22 per Mcf, representing a decrease of 2% for oil and a slight increase for gas, respectively, from 1996. The oil and gas prices that the Vista Partnership reports is based on the actual prices received for the commodities adjusted by the results of the Vista Partnership's hedging activities. The Vista Partnership periodically enters into commodity derivative contracts (i.e., swaps and collars) in order to (i) reduce the effect of the volatility of price changes on the commodities the Vista Partnership produces and sells, (ii) support the Vista Partnership's annual capital budgeting and expenditure plans, and (iii) lock in prices to protect the economics related to certain capital projects. During 1997, the Vista Partnership's hedging activities reduced the average price received for oil by 3%. The Vista Partnership engaged in no gas hedging activities in 1997.

     Capitalization. The Vista Partnership strives to maintain its outstanding indebtedness at a moderate level in order to provide sufficient financial flexibility for future opportunities. The Vista Partnership's total book capitalization at December 31, 1997, was $25.6 million, consisting of total long-term debt of $17.9 million and partners' equity of $7.7 million. Debt as a percentage of total capitalization was 70% at December 31, 1997, up from 56% at December 31, 1996. This increase is primarily due to borrowings made in connection with each of the acquisitions made by the Vista Partnership in 1997 (approximately $7.4 million) and to fund that portion of the Vista Partnership's capital budget for drilling and exploitation projects that was not funded from cash flow (approximately $1.9 million).

     Legal Actions. The only legal matter in which the Vista Partnership is or has been involved concerns the bankruptcy of a drilling contractor engaged by the Vista Partnership to drill several wells on a turnkey basis in late 1996. The Vista Partnership still holds $208,060 owed under the subject turnkey drilling contract. Claims have been made by various subcontract vendors for the monies held by the Vista Partnership. On November 11, 1997, a company claiming to own the invoices of the bankrupt drilling contractor through a factoring arrangement filed suit in state district court in Midland County seeking to collect the monies due under the subject turnkey drilling contract (the "Southwest Action"). Upon motion by the Vista Partnership, the district court on January 2, 1998, abated the legal action by the plaintiff pending the results of the bankruptcy proceedings and a determination as to which, if any, claimants including the plaintiff are entitled to the monies held by the Vista Partnership. The Vista Partnership carries the entire $208,060 as an account payable on its balance sheet.


  RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997


  Oil and Gas Production.


                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              -----------------------
                                                                 1998         1997
                                                              ----------   ----------
Revenues....................................................  $4,057,279   $3,633,274
Costs and expenses:
  Production costs..........................................   1,939,530    1,672,260
  Depletion.................................................     962,026      932,192
  Exploration costs.........................................          --       58,600
                                                              ----------   ----------
                                                               2,901,556    2,663,052
                                                              ----------   ----------
  Operating profit (excluding general and administrative
     expenses and income taxes).............................  $1,155,723   $  970,222
                                                              ==========   ==========
Production:
  Oil (Bbls)................................................     235,773      169,975
  Gas (Mcf).................................................     477,990      263,929
          Total (BOE).......................................     315,438      213,963
Average Daily Production:
  Oil (Bbls)................................................       1,303          939
  Gas (Mcf).................................................       2,641        1,458
                                                              ----------   ----------
          Total (BOE).......................................       1,743        1,182
Average Oil Price (Per Bbl).................................  $    13.28   $    18.22
Average Gas Price (Per Mcf).................................  $     1.92   $     2.01
Costs (Per BOE):
  Lease operating expense...................................  $     5.10   $     6.52
  Production taxes..........................................  $     1.05   $     1.29
                                                              ----------   ----------
          Total production costs............................  $     6.15   $     7.81
  Depletion.................................................  $     3.05   $     4.36



     Oil and Gas Revenues. Revenues from oil and gas operations totaled $4.0 million in the first six months of 1998 compared to $3.6 million in the first six months of 1997, representing an increase of 11%. The increase is primarily attributable to significant increases in production due to the Vista Partnership's successful acquisition and exploitation activities in 1997, offset by significantly decreased average prices being received for both oil and gas production. The average oil prices received for the six months ended June 30, 1998, decreased 27% (from $18.22 to $13.28 for the six months ended June 30, 1997 and 1998, respectively), while the average gas price received decreased 4% (from $2.01 to $1.92 for the six months ended June 30, 1997 and 1998, respectively).



     Average daily oil production increased 39% from 939 Bbls for the first six months of 1997 to 1,303 Bbls for the same period of 1998, and average daily gas production increased 81% from 1,458 Mcf to 2,641 Mcf for the same period. Approximately 62% of period to period increases in oil and gas production is attributable to properties acquired in acquisitions and 38% is attributable to existing properties.



     Hedging Activities. The oil and gas prices that the Vista Partnership reports is based on the actual prices received for the commodities adjusted for the results of any of the Vista Partnership's hedging activities. The Vista Partnership periodically enters into commodity derivative contracts (i.e., swaps and collars) in order to (i) reduce the effect of the volatility of price changes on the commodities the Vista Partnership produces and sells, (ii) support the Vista Partnership's annual capital budgeting and expenditure plans, and (iii) lock in prices to protect the economics related to certain capital projects. Set forth below is the contract amount and material terms of all crude oil hedging instruments held by the Vista Partnership at June 30, 1998 (monthly volumes are expressed in Bbls and all prices are expressed in the calendar monthly average of daily NYMEX closing prices for Light Sweet Crude Oil):


 TRADE       TYPE       MONTHLY       PUT            CALL
  DATE    TRANSACTION   VOLUME    FLOOR PRICE    CEILING PRICE          TERM
--------  -----------   -------   ------------   -------------   ------------------
12-15-97    Collar      10,000    $  18.00 Bbl   $ 19.805 Bbl    4-1-98 to 12-31-98
12-15-97    Collar      10,000    $  18.50 Bbl   $ 19.280 Bbl    4-1-98 to 3-31-99


     Set forth below is the contract amount and material terms of all NYMEX natural gas hedging instruments held by the Vista Partnership at June 30, 1998 (monthly volumes are expressed in MMBtus and prices are expressed in the monthly NYMEX (Henry Heb) closing price for natural gas):



 TRADE       TYPE       MONTHLY       PUT            CALL
  DATE    TRANSACTION   VOLUME    FLOOR PRICE    CEILING PRICE          TERM
--------  -----------   -------   ------------   -------------   ------------------
 4-5-98    Collar       80,000    $2.20 MMBtu    $2.49 MMBtu     4-1-98 to 9-30-98



     Set forth below is the contract amount and material terms of each natural gas basis swap held by the Vista Partnership at June 30, 1998 (monthly volumes are expressed in MMBtus):



 TRADE       TYPE       MONTHLY
  DATE    TRANSACTION   VOLUME             SWAP PRICE                    TERM
--------  -----------   -------            ----------             ------------------
 4-5-98   Basis swap    40,000    Houston Ship Channel (NYMEX     4-1-98 to 9-30-98
                                  (Henry Hub) minus $0.0275
                                  MMBtu)
 4-5-98   Basis swap    40,000    Permian Basis (El Paso)         4-1-98 to 9-30-98
                                  (NYMEX (Henry Hub) minus
                                  $0.20 MMBtu)



     Production Costs. Total production costs (inclusive of all lease operating expenses and production taxes) per BOE decreased 21% to $6.15 during the six months ended June 30, 1998, as compared to production costs per BOE of $7.81 during the same period of 1997. These reductions are primarily due to the Vista Partnership's continued and concentrated efforts to evaluate and reduce all operating costs, the addition of higher margin properties acquired by Vista in the E.G. Acquisition, and the sale of certain high operating cost properties during 1997.



     Exploration Costs. Exploration costs (which includes abandonments, dry hole costs, geological and geophysical costs) decreased to $0 during the first six months of 1998 from $63,856 during the same period in 1997 because the Vista Partnership did not incur any dry hole costs or expired acreage costs in the first six months of 1998.



     General and Administrative Expense. General and administrative expense was $620,665 for the six months ended June 30, 1998, as compared to $475,640 for the six months ended June 30, 1997, representing a 30% increase. Such increase was primarily due to the costs associated with the hiring of additional employees in 1997 as the Vista Partnership's business has grown.



     Amortization of Unit Option Awards. The amortization of unit option awards was $192,177 for the six months ended June 30, 1998, as compared to $264,594 for the six months ended June 30, 1997. Vista estimates the compensation associated with the option awards based on estimated fair value less exercise price. Estimated compensation expense is recorded over the vesting period and will be adjusted prospectively as the estimated fair value of the options changes.



     Interest Expense. Interest expense for the six months ended June 30, 1998 increased to $713,961 as compared to $394,169 for the comparable period in 1997, representing an 81% increase. This increase is primarily due to additional borrowings made in connection with each of the acquisitions made by the Vista Partnership in 1997 (approximately $7.4 million) and to fund that portion of the Vista Partnership's capital budget for drilling and exploitation projects that was not funded from cash flow (approximately $1.9 million).



     Depletion, Depreciation and Amortization Expense. Depletion expense per BOE declined to $3.05 during the first six months of 1998 from $4.36 per BOE during the same period of 1997. The decrease in depletion expense per BOE during 1998 is primarily related to increases in oil and gas reserves on certain properties which resulted in slightly lower depletion rates for such properties.


     Income Taxes. Since the Vista Partnership's legal structure is that of a limited partnership, it records no federal income taxes as these taxes are the responsibility of the individual partners.

  RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996, AND FOR THE PERIOD FROM INCEPTION (SEPTEMBER 21, 1995) TO DECEMBER 31, 1995

  Oil and Gas Production.


                                                 1997           1996           1995
                                              -----------    -----------    -----------
Revenues...................................   $ 8,874,961    $ 5,537,720    $ 1,348,647
Costs and expenses:
  Production costs.........................     3,688,695      2,544,567        728,540
  Depletion................................     2,169,098      1,272,316        308,132
  Exploration costs........................        97,211        273,843             --
                                              -----------    -----------    -----------
                                                5,955,004      4,090,726      1,036,672
                                              -----------    -----------    -----------
  Operating profit (excluding general and
     administrative expenses and income
     taxes)................................   $ 2,919,957    $ 1,446,994    $   311,975
                                              ===========    ===========    ===========
Production:
  Oil (Bbls)...............................       403,812        253,321         68,211
  Gas (Mcf)................................       784,298        458,278        156,515
          Total (BOE)......................       534,528        329,701         94,297
Average Daily Production:
  Oil (Bbls)...............................         1,107            693            444
  Gas (Mcf)................................         2,148          1,255          1,020
                                              -----------    -----------    -----------
          Total (BOE)......................         1,465            902            614
Average Oil Price (Per Bbl)................   $     17.63    $     18.04    $     15.70
Average Gas Price (Per Mcf)................   $      2.22    $      2.19    $      1.75
Costs (Per BOE):
  Lease operating expense..................   $      5.62    $      6.35    $      6.12
  Production taxes.........................   $      1.28    $      1.37    $      1.61
                                              -----------    -----------    -----------
          Total production costs...........   $      6.90    $      7.72    $      7.73
  Depletion................................   $      4.06    $      3.86    $      3.27


     Oil and Gas Revenues. Revenues from oil and gas operations totaled $8.9 million in 1997, $5.5 million in 1996 and $1.3 million in 1995, representing a 60% increase from 1996 to 1997 and a 310% increase from 1995 to 1996. The increase from 1996 to 1997 is primarily attributable to significant increases in production due to the Vista Partnership's successful acquisition and exploitation activities in 1996 and 1997, offset by significantly decreased average prices being received for oil production. Due to the Vista Partnership's formation in September 1995, 1995 production consists of a short year. Accordingly, the increase from 1995 to 1996 is primarily due to 1996 being a full year of production and, to a lesser extent, additional oil and gas sales resulting from successful acquisition and drilling activities in 1996. The average oil prices received for the year ended December 31, 1997 decreased 2% (from $18.04 in 1996 to $17.63 in 1997), while the average gas price received increased slightly (from $2.19 in 1996 to $2.22 in 1997). The average oil prices received for the year ended December 31, 1996 increased 15% (from $15.70 in 1995 to $18.04 in 1996), while the average gas price received increased 25% (from $1.75 in 1995 to $2.19 in 1996).


     Average daily oil production increased 60% from 693 Bbls for the year ended December 31, 1996 to 1107 Bbls for the year ended December 31, 1997, and average daily gas production increased 71% from 1255 Mcf to 2148 Mcf for the same period. Such increases from 1996 to 1997 are attributable approximately 70% to properties acquired in acquisitions and 30% to existing properties. Average daily oil production increased 56% from 444 Bbls for the year ended December 31, 1995 to 693 Bbls for the year ended December 31, 1996, and average daily gas production increased 23% from 1020 Mcf to 1255 Mcf for the same period. Such increases from 1995 to 1996 are attributable approximately 72% to properties acquired in acquisitions and 28% to existing properties.



     Hedging Activities. From time to time, the Vista Partnership has utilized hedging transactions with respect to a portion of its oil and gas production to achieve a more predictable cash flow, as well as to reduce its exposure to price fluctuations. While the use of these hedging arrangements limits the downside risk of price declines, such use may also limit any benefits which may be derived from price increases. The oil and gas prices that the Vista Partnership reports are based on the actual prices received for the commodities adjusted for the results of any Vista Partnership hedging activities.



     The Vista Partnership uses various financial instruments, such as swaps and collars, whereby monthly settlements are based on differences between the prices specified in the instruments and the settlement prices of certain futures contracts quoted on the NYMEX or certain other indices. Generally, when the applicable settlement price is less than the price specified in the contract, the Vista Partnership receives a settlement from the counterparty based on the difference. Similarly, when the applicable settlement price is higher than the specified price, the Vista Partnership pays the counterparty based on the difference. The instruments utilized by the Vista Partnership differ from futures contracts in that there is not a contractual obligation which requires or allows for the future physical delivery of the hedged products.



     The Vista Partnership has entered into collar arrangements for 90,000 barrels of crude oil production for the period from April 1998 through December 1998 at a floor price of $18.00 per Bbl and a ceiling price of $19.805 per Bbl. In addition, the Vista Partnership has hedged 120,000 barrels of oil production from April 1998 through March 1999 under collar arrangements with a floor price of $18.50 per Bbl and a ceiling price of $19.280 per Bbl. The Vista Partnership has entered into a collar arrangement for 480,000 MMbtu of natural gas from April 1998 through September 1998 at a floor price of $2.20 per MMBtu and a ceiling price of $2.49 per MMBtu. The Vista Partnership also has in place two basis swaps for the same April 1998 through September 1998 time period. The two basis swaps are: (i) Houston Ship Channel Basis for 40,000 MMBtu per month at a fixed price of NYMEX Henry Hub minus $0.0275 per MMBtu; and (ii) Permian Basin (El Paso) Basis for 40,000 MMBtu per month at a fixed price of NYMEX Henry Hub minus $0.20 per MMBtu.


     Production Costs. Total production costs per BOE decreased 11% (from $7.72 in 1996 to $6.90 in 1997). This significant reduction is primarily due to the Vista Partnership's continued and concentrated efforts to evaluate and reduce all operating costs, the addition of higher margin properties acquired in the E.G. Acquisition, and the sale of certain high operating cost properties. Total production costs per BOE remained flat in 1996 as compared to 1995 (from $7.73 in 1995 to $7.72 in 1996).

     Exploration Costs. Exploration costs (which include abandonments, dry hole costs and geological and geophysical costs) have not historically been a material cost to the Vista Partnership. Such costs were $97,211, $273,843 and $0 in 1997, 1996 and 1995, respectively.

     General and Administrative Expenses. General and administrative expense increased 70% in 1997 (from $581,048 in 1996 to $987,020 in 1997). Such increase was primarily due to the costs associated with the hiring of additional employees in 1997 as the Vista Partnership's business has grown. General administrative expenses per BOE were $1.85, $1.76, and $2.21 in 1997, 1996 and 1995 respectively.


     Amortization of Unit Option Awards. The amortization of unit option awards was $315,518, 0 and 0 in 1997, 1996 and 1995, respectively. Estimated compensation expense changes as the estimated fair value of the options change. The estimated compensation expense is recognized over the vesting period.


     Interest Expense. Interest expense totaled $1,048,009, in 1997, $476,363 in 1996 and $77,093 in 1995, representing a 120% increase from 1996 to 1997 and a 518% increase from 1995 to 1996. These increases are a result of increased borrowings under the Vista Partnership's bank credit facility. As the Vista Partnership's borrowing base under its bank credit facility has grown due to the success of its acquisition and exploitation efforts, the Vista Partnership has been able to fund all of its acquisitions and its drilling and exploitation programs from borrowings under its bank credit facility and cash flow from operations without raising additional equity capital.

     Depletion, Depreciation and Amortization Expense. Depletion expense per BOE was $4.06 in 1997, $3.86 in 1996 and $3.27 in 1995, representing a 5% increase from 1996 to 1997 and a 18% increase from 1995 to 1996 These increases are primarily related to the addition of shorter life properties in the E.G. Acquisition.

     Income Taxes. Since the Vista Partnership's legal structure is that of a limited partnership it records no federal income taxes as these taxes are the responsibility of the individual partners.

  Capital Commitments, Capital Resources and Liquidity

     Capital Commitments. The Vista Partnership's primary needs for cash are for acquisitions, development and exploration of oil and gas properties, repayment of principal and interest on outstanding indebtedness and working capital obligations. The Vista Partnership's cash expenditures during the first quarter of 1998 for additions to oil and gas properties totaled $659,782, all of which related to developmental drilling and exploitation activities. No acquisitions were made during the first quarter of 1998.

     The Vista Partnership's cash expenditures during 1997, 1996 and 1995 for additions to oil and gas properties (inclusive of producing property acquisitions) totaled $12.1 million, $6.7 million and $9.3 million, respectively. The 1997 amount includes $4.7 million for development and exploratory drilling, the majority of which was spent in the Permian Basin.

     The Vista Partnership's 1998 capital expenditure drilling budget is set at $5.8 million. Pursuant to this budget $4.9 million has been allocated to exploitation and development activities and $900,000 to exploration activities. The Vista Partnership does not budget for oil and gas property acquisitions as they are made on a case by case basis as opportunities arise. The 1998 budget reflects the Vista Partnership's plans to drill approximately 17 oil and gas wells in 1998. The Vista Partnership currently expects to fund its 1998 capital expenditure budget primarily with internally generated cash flow, borrowings under its bank credit facility and proceeds from the sale of non-strategic assets.

     Capital Resources. The Vista Partnership's primary capital resources are net cash provided by operating activities, borrowings under its bank credit facility and proceeds from the sale of non-strategic assets.


     Financing Activities. The Vista Partnership had $18.4 million outstanding under the Credit Facility at June 30, 1998, with a borrowing base thereunder of $22.3 million, leaving unused availability of $3.9 million. The weighted average interest rate for the six months ended June 30, 1998 on the Vista Partnership's indebtedness was 7.67% as compared to 8.20% for the six months ended June 30, 1997 (taking into account the effect of an interest rate swap). On August 15, 1997, the Vista Partnership entered into the Credit Facility, which has a current borrowing base of $22.3 million and an additional $1.0 million letter of credit facility. The Vista Partnership has two options with respect to interest rate elections on borrowings under the Credit Facility. The Vista Partnership may either elect an interest rate equal to the bank's prime rate plus 35 basis points or LIBOR plus 175 basis points (if amounts outstanding are greater than 50% of the then current borrowing base) or 150 basis points (if amounts outstanding are 50% or less of the then current borrowing base). The LIBOR-based option provides for one-, two-, three- or six-month periods. The weighted average interest rate for the year ended December 31, 1997 on the Vista Partnership's indebtedness was 7.76% as compared to 7.99% for the year ended December 31, 1996 and 7.95% for the year ended December 31, 1995.



     Liquidity. At June 30, 1998, the Vista Partnership had cash of $67,275 on hand compared to $527,129 at December 31, 1997 and $517,211 at December 31, 1996. The Vista Partnership's ratio of current assets to current liabilities was
1.19 at June 30, 1998, 1.13 at December 31, 1997 and 1.71 at December 31, 1996.



     Year 2000 Compliance. Vista does not expect that the cost of converting its computer system to Year 2000 compliance will be material to its financial condition. Vista believes it will be able to achieve Year 2000 compliance by the end of 1998 for an amount less than $10,000, and it does not currently anticipate any disruption in its operations as the result of any failure by Vista to be in compliance. Vista does not currently have any information concerning the Year 2000 compliance status of its customers and vendors.


BUSINESS AND PROPERTIES OF THE VISTA PARTNERSHIP

  Business Description

     General. The Vista Partnership is a privately held independent oil and gas exploration and production company with operations and properties located in the Permian Basin of West Texas and Southeastern New

Mexico and the onshore Gulf Coast region of South Texas. The Vista Partnership and its operating subsidiary, Vista Resources, Inc., were formed by management of the Vista Partnership and various affiliates of NGP in September 1995 to focus on acquisitions and exploitation drilling primarily in the Permian Basin of West Texas and Southeast New Mexico.

     The Vista Partnership's main corporate objective is to rapidly expand reserve base, production capacity, cash flow and earnings in order to substantially grow the equity value of the company on a per unit of ownership basis. The Vista Partnership pursues its objectives through a program of acquisitions of producing oil and gas properties and the exploitation of such properties primarily through developmental and exploratory drilling coupled with a concentrated and continuous effort to reduce expenses on a BOE basis at all levels of its business.


     The Vista Partnership had approximately 9.1 million BOE of total proved reserves at December 31, 1997 and PV10 of approximately $38.6 million. Oil reserves at year end 1997 were 7.2 million Bbls and natural gas reserves at year end 1997 were 11.3 Bcf. On a BOE basis 52% of the Vista Partnership's total proved reserves at December 31, 1997 are proved developed reserves. The Vista Partnership operates 92% of its total proved reserves. The reserve-to-production ratio associated with the Vista Partnership's proved reserves is 14 years on a BOE basis.



     Financial Management. The Vista Partnership strives to maintain its outstanding indebtedness at a moderate level in order to provide financial flexibility for future acquisition, development and exploration opportunities. As with any growing organization, the Vista Partnership has experienced various levels of debt in recent years as it has responded to strategic opportunities. In 1997, the Vista Partnership's debt increased significantly due to borrowings made in connection with each of its acquisitions in 1997 ($7.4 million) and to fund that portion of its capital budget for drilling and exploitation projects that was not funded from cash flow ($1.9 million). Debt is currently 71% of total book capitalization. Nevertheless, management's objective of maintaining a flexible structure and strengthening the Vista Partnership's financial position dictates reducing debt through an increase in equity capital, the divestiture of non-strategic assets or a combination of the two in order to maintain debt to total capitalization of approximately 50%.


  Properties

     Reserves. The estimates of the Vista Partnership's proved oil and gas reserves, which are located entirely within the United States, were prepared in accordance with the guidelines established by the Commission and Financial Accounting Standards Board. The estimates of December 31, 1997, 1996 and 1995 are based on evaluations prepared by the Vista Partnership. For information concerning costs incurred by the Vista Partnership for oil and gas operations, net revenues from oil and gas production, estimated future net revenues attributable to the Vista Partnership's oil reserves and present value of future net revenues on a 10% discount rate and changes therein, see Notes to the Vista Partnership's consolidated financial statements. The Vista Partnership emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are subject to change as further information becomes available.


     The Vista Partnership's proved reserves totaled 9.1 million BOE at December 31, 1997 with a PV10 of $38.6 million. Reserves increased 59% versus year end 1996. Oil reserves were 7.2 million BOE (a 59% increase over 1996) while gas reserves were 11.3 BCF (a 57% increase over 1996).


     On a BOE basis, the Vista Partnership's reserves at January 1, 1998 are 52% proved developed with 48% proved undeveloped. Seventy-nine percent of the Vista Partnership's reserves are oil and 21% are gas. The Vista Partnership prefers to operate the properties it owns because operational efficiencies are a key part of the acquisitions targeted by the Vista Partnership. Over 92% of the Vista Partnership's reserve value is attributable to operated properties. Only 8% of the Vista Partnership's reserve value is attributable to properties operated by others.

     The following table summarizes the estimated proved reserves and estimated future cash flows associated with the Vista Partnership's oil and gas properties as estimated in accordance with the definitional requirements under rule 4-10(a) of Regulation S-X.


   PROVED RESERVES AS OF DECEMBER 31, 1997     1997 AVERAGE DAILY PRODUCTION
  ------------------------------------------   ------------------------------
               NATURAL               PV 10                 NATURAL
     OIL         GAS                 VALUE       OIL         GAS
   (MBbls)     (MMcf)      MBOE      (000)      (Bbls)      (Mcf)      (BOE)
   -------    ---------   -------   --------   --------   ---------   -------
   7,217        11,295     9,100     38,581      1,107      2,148      1,465


     Reserve Replacement and Production. For three years, since inception of the company, the Vista Partnership has been able to more than replace its annual production volumes with proved reserves of crude oil and natural gas. During 1997, the Vista Partnership added 3,895 MBOE of reserves, resulting in reserve replacement of 728% of annual production. The reserve replacement rate in 1996 was 919%. Of the 3,895 MBOE of reserves added in 1997, 1,675 MBOE was added through drilling, remedial work and secondary recovery projects, 1,788 MBOE was added through acquisitions of proved reserves, and 432 MBOE was added as a result of revisions. Reserve revisions are a result of either changes in current estimates of reserves or changes in estimates of reserves which are economical to produce given the current pricing conditions. For January 1, 1998, the Vista Partnership received an average oil price of $16.10 per Bbl and an average gas price of $2.01 per Mcf. Should prices either rise or decline in future years, reserves may be revised either upward or downward for quantities that may or may not be economical to produce.

     The Vista Partnership's production for 1997 averaged 1,463 BOE per day. Production increased during the year from 1,100 per day in January 1997 to 1,800 BOE per day average for December 1997, representing a 63% increase for the year. Based on end of the year production rates, the Vista Partnership's proved reserves to production ratio is 14 years on a BOE basis. This ratio was up from 11 years for year end 1996.

     Description of Properties. The Vista Partnership manages its oil and gas properties based on geographic areas or producing provinces. The Vista Partnership's two main areas of producing properties include the Permian Basin and the onshore Gulf Coast area of South Texas. Approximately 90% of the Vista Partnership's proved reserves are located in the Permian Basin and 10% are located in the onshore Gulf Coast area of South Texas. The Vista Partnership has no properties outside the United States and has no properties in offshore waters.

  PERMIAN BASIN


     The Vista Partnership has a large percentage of its Permian Basin reserves in several prolific fields, including Howard Glasscock, Sharon Ridge, Cowden North and Keystone. Cumulative production from these four fields to January 1, 1998 is over 1.3 billion barrels of oil plus 780 billion cubic feet of natural gas. Each of these large fields can be characterized by multiple reservoirs with substantial primary and secondary reserves remaining to be recovered. The Vista Partnership is attracted to these types of fields due to the huge reserve base remaining and the long lived nature of the reserves, as well as the economies of scale afforded by establishing core areas of operations.


     Howard -- Glasscock Field, Howard County, Texas

     This field is located 60 miles east of Midland, Texas and was discovered in 1925. The field has produced over 435 million barrels of oil from wells less than 4,000 feet deep. The Vista Partnership owns a 100% working interest in eight of the nine leases (1,155 net acres) it operates in this field. The field contains Vista's greatest concentration of both proved producing reserves (895 MBOE net) and proved undeveloped reserves (2,615 MBOE net). Accordingly, the Vista Partnership plans to continue to devote a substantial portion of its capital budget and operating resources to the ongoing development of these low risk reserves. Since acquiring these leases less than three years ago, the Vista Partnership has increased gross production by over 300% and expanded or initiated new secondary recovery projects in the Glorieta formation on the Chalk "A," E.O. Chalk and H.R. Clay leases, in the San Andres formation on the G.O. Chalk lease, and in the Middle Clearfork formation on the Douthit, Reed "D" and G.O. Chalk leases. In addition to future production increases from secondary recovery projects, the Vista Partnership expects continued growth in production in this area from development drilling of the San Andres formation on the G.O. Chalk, Chalk "A" and H.R. Clay leases. The Vista Partnership owns an interest in 58 producing wells in this field.

     Sharon Ridge Field, Scurry County, Texas

     This field is located 80 miles northeast of Midland and has produced over 100 million barrels of oil from depths as shallow as 1700 feet. The Vista Partnership owns a 100% working interest in the two leases (227 net acres) it operates in this field, the Hardee lease and the House lease. These two adjacent properties are located in the middle of the Sharon Ridge (1700 foot) field and are surrounded by successful waterfloods. Since acquiring these properties in 1996, the Vista Partnership has successfully drilled the remaining locations (nine wells) and implemented a full scale waterflood on the two leases. As of January 1998, through infill drilling and early secondary response, production has increased over 300% and Vista expects a continued gradual increase in production as the reservoir is repressured and oil is swept towards the producing wells. The Vista Partnership operates 17 producing wells in this field with net proved producing reserves of 424 MBOE.

     Cowden North Field, Andrews County, Texas

     Although the majority of this field is located in Ector County, the Vista Partnership owns Cowden North leases located in Andrews County, approximately 30 miles northwest of Midland, Texas. The Vista Partnership's most significant lease in this field is the Block 9 Unit. This 1,120-acre Grayburg and San Andres unit has produced over 2.35 million barrels of oil from 29 wells since production began in 1959. Since acquiring this property in 1996, the Vista Partnership has drilled three new producing wells which have increased production by over 50%. The unit has eight producing wells with net proved producing reserves of 262 MBOE. Four proved undeveloped locations (246 MBOE net) remain to be drilled as well as several probable locations. The Vista Partnership owns a 100% working interest (1,120 net acres) in this property.

     Keystone Field, Winkler County, Texas

     Keystone field is located 50 miles west of Midland and produces from nine different formations with depths ranging from 3,000 feet to 9,000 feet. Since discovery in 1927, the various reservoirs of Keystone field have produced over 319 million barrels of oil and 691 billion cubic feet of natural gas. The Vista Partnership owns a 100% working interest in each of the two leases it operates in the field, the Waddell lease (2,232 net acres, 35 producing wells) and the Keystone Cattle Company lease (640 net acres, 21 producing wells). The Waddell lease has net proved developed producing reserves of 478 MBOE and net proved undeveloped reserves of 43 MBOE. As part of the ongoing process of high grading the Vista Partnership's properties, the Keystone Cattle Company lease has been identified as a likely candidate for future divestment.

     Other Permian Basin Properties

     One field with significant unproved reserve potential is the Caprito field in Ward County, Texas. The Vista Partnership owns a 100% working interest in six operated leases (1,884 net acres, 12 producing wells) in the field as well as a 9.4% non operated working interest in an additional nine leases (180 net acres, nine producing wells) operated by Titan Exploration Inc. In addition to the proved developed producing reserves (179 MBOE net from operated and non operated) and proved undeveloped reserves (281 MBOE net) from this field, the HBP acreage is located in the War Wink trend which has produced several recent significant lower Cherry Canyon discoveries. These lower Cherry Canyon sands are approximately 300 feet below the existing Cherry Canyon producing interval in the Caprito field.

     In Lea County, New Mexico, the Vista Partnership owns a 100% working interest in two Queen sand waterflood units (collectively, 1,880 net acres, 34 producing wells) which produce from a depth of 3,400 feet. Proved producing reserves for the two units are 190 MBOE net. Each of the two units have multiple 20-acre infill drilling locations that the Vista Partnership believes can be developed during periods with favorable commodity prices.

  TEXAS GULF COAST

     Generally

     The Vista Partnership acquired several properties in the onshore Gulf Coast area of South Texas in 1997 as part of the E.G. Acquisition. The Vista Partnership plans to continue to add reserves in this gas rich province through acquisitions and drilling. This area is the subject of very active 3-D seismic acquisition and exploratory drilling by the industry. The Vista Partnership intends to enhance the asset value of its existing acreage position in this area by utilizing 3-D seismic when appropriate as well as expand its acreage positions to pursue additional opportunities.

     North Rucias Field, Brooks County, Texas

     The Vista Partnership owns a 50% working interest in the Huerta lease (323 net acres, 1 well) and a 46% working interest in the Deluna lease (298 net acres, 1 well) in this 70+ Bcf gas field which produces from the Vicksburg formation at an approximate depth of 10,000 feet. Net proved developed producing reserves from these two leases are 72 MBOE. The Vista Partnership is currently purchasing existing 3-D seismic data and additional leasehold acreage in this area to identify additional drilling opportunities, both on its own acreage and on outside acreage, in this geologically complex reservoir. Drilling results in this Vicksburg trend utilizing 3-D seismic have been very good with exploration activity continuing on all sides of the Vista Partnership's acreage.

     Orange Hill, South Field, Austin County, Texas

     The Hillboldt lease (916 net acres) has one lower Wilcox well (net proved developed producing reserves of 268 MBOE) in which the Vista Partnership owns a 91% working interest. The Vista Partnership has contributed some of its acreage and entered into an Area of Mutual Interest agreement with another company for the purpose of drilling additional lower Wilcox wells (net proved undeveloped reserves of 385 MBOE) with the first well scheduled to begin in the summer of 1998. Recent Wilcox completions in this area are having success by adding more productive sands and using larger stimulations than previous wells. In addition to the Wilcox, the Vista Partnership plans to increase gas production by exploiting a known shallow Frio sand with a second quarter 1998 well (net proved undeveloped reserves of 43 MBOE) which will be a twin to the existing well.

     Finding Cost. The Vista Partnership's acquisition and finding cost for 1997 was $3.17 per BOE as compared to the 1996 and 1995 finding costs of $2.55 and $2.90 per BOE, respectively. The average acquisition and finding cost for the three-year period was $2.90 per BOE.

     Oil and Gas Mix. The Vista Partnership's reserves were 79% oil and 21% gas at January 1, 1998 and its production mix was 76% oil and 24% gas during 1997. Reserve and production mix may vary somewhat on a short-term basis as the Vista Partnership takes advantage of market conditions and specific acquisition and development opportunities. Management believes that a relative mix of approximately 50% oil and 50% gas is in the best long-term interests of the Vista Partnership and its equity owners. The Vista Partnership intends to continue to look for opportunities to increase its gas reserves to achieve its objective of a closer to 50-50 mix.

     Drilling Activities. The Vista Partnership seeks to increase its oil and gas reserves, production and cash flow by concentrating on drilling low-risk development wells and by conducting additional development activities such as recompletions on existing wells. In 1997, the company spent approximately $4.7 million on drilling and exploitation. The Vista Partnership has increased its drilling budget in each of the last three years and projects a drilling budget of $5.8 million for developmental and exploratory drilling and other exploitation activities in 1998. At December 31, 1997, the Vista Partnership had over 40 drilling locations to which proved reserves had been assigned. The vast majority of these locations are on leases operated by the Vista Partnership and located in several large fields in the Permian Basin of West Texas and Southeastern New Mexico.

     Production. The following table sets forth the number of gross and net productive and dry wells in which the Vista Partnership had an interest that were drilled and completed during the years ended December 31, 1997 and 1996 and the period from inception (September 21, 1995) to December 31, 1995. This information should not be considered indicative of future performance, nor should it be assumed that there is necessarily any correlation between the number of productive wells drilled and the oil and gas reserves generated thereby or the costs to the Vista Partnership of productive wells compared to the costs of dry wells.

                                                    GROSS WELLS           NET WELLS
                                                 ------------------   ------------------
                                                 1997   1996   1995   1997   1996   1995
                                                 ----   ----   ----   ----   ----   ----
Productive Wells
  Development..................................   18     15      0    17.5   10.5     0
  Exploratory..................................    1      1      0     0.2    0.2     0
Dry Holes
  Development..................................    0      1      0     0.0    0.2     0
  Exploratory..................................    4      1      0     0.5    0.1     0
          Total................................   23     18      0    18.2     11     0
                                                 ---    ---     --    ----   ----    --
Success ratio(a)...............................   83%    89%    --      97%    97%   --

---------------

(a) Represents those wells that were successfully completed as productive wells.

     Exploratory Activities. The Vista Partnership is selective with its exploration budget and prefers exploration opportunities that have multiple well potential with no less than 1 MMBOE of reserve potential in plays or areas that the company views as having the ability to provide a near-term impact on the equity value of the Vista Partnership. Since the primary component of Vista's business plan is to acquire and exploit producing properties, exploration activities represent approximately 15% of the Vista Partnership's annual capital budget; however, that is not to say that the Vista Partnership does not recognize the importance of exploration, but rather uses exploration as a value enhancing tool to its existing asset base. The Vista Partnership has successfully utilized 3-D seismic to record at least one new field discovery in each of the last two years and plans to continue to apply this technology in its exploration efforts. The Vista Partnership's expansion into the onshore Gulf Coast region of South Texas was a deliberate move into a producing province that can produce a high success rate on exploration efforts and add significant gas reserves. Exploratory drilling involves greater risks of dry holes and loss of capital than development drilling or enhanced recovery activities.

     Marketing of Production and Significant Purchasers. Oil and gas production from the Vista Partnership's properties is marketed consistent with usual and customary industry practices which include the sale of oil at the wellhead to third parties and the sale of gas at the wellhead to third parties. Sales prices for both oil and gas production are negotiated based on factors normally considered in the industry, such as the spot price for gas or the posted price for oil, distance from the well to the pipeline, well pressure, estimated reserves, quality of the gas or oil and prevailing supply conditions.

     During 1997, the Vista Partnership marketed its natural gas and natural gas products to a number of third party purchasers, none of which accounted for 10% or more of the Vista Partnership's revenues. Oil sales are likewise made to a number of third party purchasers. The primary purchasers of the company's crude oil are Genesis Crude Oil, L.P. ("Genesis"), Fina Oil and Chemical Company ("Fina") and Sun Company, Inc. ("Sun"). Approximately 20%, 19% and 18% of the Vista Partnership's 1997 oil sales volumes were made to Genesis, Fina and Sun, respectively. The Vista Partnership is of the opinion that the loss of any one purchaser would not have an adverse effect on its ability to sell its oil and gas production.

     Hedging Activities. The Vista Partnership periodically enters into commodity derivative contracts (i.e., swaps and collars) in order to (i) reduce the effect of the volatility of price changes on the commodities the Vista Partnership produces and sells, (ii) support the Vista Partnership's annual capital budgeting and expenditure plans, and (iii) lock in prices to protect the economics related to certain capital projects. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Vista

Partnership -- Results of Operations for the Six Months Ended June 30, 1998 and 1997 -- Hedging Activities."


     Production, Price and Cost Data. The table below sets forth production, price and cost data with respect to the Vista Partnership's properties for the years ended December 31, 1997 and 1996 and the period from inception (September 21, 1995) to December 31, 1995. These amounts are calculated without making pro forma adjustments for any acquisitions, divestitures or drilling activity that occurred during the respective years.


                                                      1997         1996         1995
                                                   ----------   ----------   ----------
Revenues.........................................  $8,874,961   $5,537,720   $1,348,647
Costs and expenses:
  Production costs...............................   3,688,695    2,544,567      728,540
  Depletion......................................   2,169,098    1,272,316      308,132
  Exploration costs..............................      97,211      273,843           --
                                                   ----------   ----------   ----------
                                                    5,955,004    4,090,726    1,036,672
                                                   ----------   ----------   ----------
  Operating profit (excluding general and
     administrative expenses and income taxes)...  $2,919,957   $1,446,994   $  311,975
                                                   ==========   ==========   ==========
Production:
  Oil (Bbls).....................................     403,812      253,321       68,211
  Gas (Mcf)......................................     784,298      458,278      156,515
          Total (BOE)............................     534,528      329,701       94,297
Average Daily Production:
  Oil (Bbls).....................................       1,107          693          444
  Gas (Mcf)......................................       2,148        1,255        1,020
                                                   ----------   ----------   ----------
          Total (BOE)............................       1,465          902          614
Average Oil Price (Per Bbl)......................  $    17.63   $    18.04   $    15.70
Average Gas Price (Per Mcf)......................  $     2.22   $     2.19   $     1.75
Costs (Per BOE):
  Lease operating expense........................  $     5.62   $     6.35   $     6.12
  Production taxes...............................  $     1.28   $     1.37   $     1.61
                                                   ----------   ----------   ----------
          Total production costs.................  $     6.90   $     7.72   $     7.73
  Depletion......................................  $     4.06   $     3.86   $     3.27


     Productive Wells. The following table sets forth the number of productive oil and gas wells attributable to the Vista Partnership's properties as of December 31, 1997, 1996 and 1995.

                                         GROSS PRODUCTIVE WELLS      NET PRODUCTIVE WELLS
                                         ----------------------     ----------------------
                                         OIL     GAS     TOTAL       OIL     GAS     TOTAL
                                         ----    ----    ------     -----    ----    -----
1997...................................  280      35      315       231.8    14.2    246.0
1996...................................  278      30      308       215.6    11.9    227.5
1995...................................  223      26      249       133.2    13.2    146.4

---------------

(a) Producing wells consist of producing wells and wells capable of production, including shut-in wells. One or more completions in the same well bore are counted as one well.

     Leasehold Acreage. The following table sets forth information concerning the Vista Partnership's developed and undeveloped leasehold acreage as of December 31, 1997.

   DEVELOPED ACREAGE        UNDEVELOPED ACREAGE
-----------------------   -----------------------
GROSS ACRES   NET ACRES   GROSS ACRES   NET ACRES
-----------   ---------   -----------   ---------
  22,377       11,922       16,421       10,181

  Material Agreements

     Contract Operating Agreement. Effective as of June 1, 1998, Midland's wholly owned, operating subsidiary, MRO, and the Vista Operator, entered into a Contract Operating Agreement (herein so called) which provides, among other things, that the Operator will provide various contract operating services for and on behalf of Midland's oil and gas properties through October 31, 1998 and on a month-to-month basis thereafter unless otherwise terminated by either party upon 30 days' prior written notice. For a more detailed description of such agreement, see "The Merger -- Other Agreements" and "Certain Transactions."

     Financial Advisory Agreement. Contemporaneously with the closing of the Merger, Vista will enter into an Advisory Services Agreement with NGP. Pursuant to the Advisory Services Agreement, Vista will pay NGP $75,000 per year and reimburse NGP for certain expenses in consideration for certain consulting and financial analysis services to be provided by NGP and its representatives.

  Competition and Markets

     Competition. The oil and gas industry is highly competitive. A large number of companies and individuals engage in the exploration for and development of oil and gas properties, and there is a high degree of competition for oil and gas properties suitable for development or exploration. Acquisitions of oil and gas properties have been an important element of the Vista Partnership's growth, and Vista intends to continue to acquire oil and gas properties. The principal competitive factors in the acquisition of oil and gas properties include the staff and data necessary to identify, investigate and purchase such properties and the financial resources necessary to acquire and develop them. Many of the Vista Partnership's competitors are substantially larger and have greater financial and other resources than the Vista Partnership.

     Markets. The Vista Partnership's ability to produce and market oil and gas profitably depends on numerous factors beyond the Vista Partnership's control. The effect of these factors cannot be accurately predicted or anticipated. In recent years, worldwide oil production capacity and gas production capacity in certain areas of the United States have exceeded demand, with resulting declines in the price of oil and gas. Although the Vista Partnership cannot predict the occurrence of events that may affect oil and gas prices or the degree to which oil and gas prices will be affected, it is possible that prices for any oil or gas that the Vista Partnership produces will be lower than those currently available. Any significant decline in the price of oil or gas would adversely affect the Vista Partnership's revenues, profitability and cash flow and could, under certain circumstances, result in a reduction in the carrying value of the Vista Partnership's oil and gas properties.

  Governmental Regulation

     The Vista Partnership's oil and gas exploration, production and marketing activities are subject to extensive laws, rules and regulations promulgated by federal and state legislatures and agencies. Failure to comply with such laws, rules and regulations can result in substantial penalties. The legislative and regulatory burden on the oil and gas industry increases the Vista Partnership's cost of doing business and affects its profitability. Although the Vista Partnership believes it is in substantial compliance with all applicable laws and regulations, because those laws and regulations are frequently amended, interpreted and reinterpreted, the Vista Partnership is unable to predict the future cost or impact of complying with such laws and regulations.

     The State of Texas and many other states require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and gas. These states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and gas properties, the establishment of maximum rates of production from wells and the regulation of spacing, plugging and abandonment of such wells.

     The FERC regulates interstate gas transportation rates and service conditions, which affect the marketing of gas produced by the Vista Partnership, as well as the revenues received by the Vista Partnership for sales of such production. Since the mid-1980s, FERC has issued a series of orders, Order 636, that have significantly altered the marketing and transportation of gas. Order 636 mandates a fundamental restructuring of interstate pipeline sales and transportation service, including the unbundling by interstate pipelines of the sale, transportation, storage and other components of the city-gate sales services such pipelines previously performed and the provision of open-access transportation on a nondiscriminatory basis. One of FERC's purposes in issuing the order was to increase competition within all phases of the gas industry. Numerous parties have filed petitions for review of Order 636, as well as orders in individual pipeline restructuring proceedings. In July 1996, Order 636 was generally upheld on appeal, and the portions remanded for further action do not appear to materially affect the Vista Partnership. Because Order 636 may be modified as a result of the appeals, it is difficult to predict the ultimate impact of the orders on the Vista Partnership and its gas marketing efforts. Generally, Order 636 has eliminated or substantially reduced the interstate pipelines' traditional role as wholesalers of gas and has substantially increased competition and volatility in gas markets.

     The FERC frequently reexamines its transportation-related policies, including the terms and conditions under which interstate pipeline shippers may release interstate pipeline capacity for resale in the secondary market, the appropriateness of the use of negotiated and market-based rates, and the implementation of additional standardized terms and conditions for interstate gas transmission. In April 1998, the FERC issued a new rule to further standardize pipeline transportation tariffs that could adversely affect the reliability of scheduled interruptible transportation service on some pipelines. While any resulting FERC action would affect the Vista Partnership only indirectly, any new rules and policy statements may have the effect of enhancing competition in gas markets or affecting the cost or availability of pipeline transportation.

     The price the Vista Partnership receives from the sale of oil and gas is affected by the cost of transporting products to markets. Effective January 1, 1995, FERC implemented regulations establishing an indexing system for transportation rates for oil pipelines, which, generally, would index such rates to inflation, subject to certain conditions and limitations. The Vista Partnership is not able to predict with certainty the effect, if any, of these regulations on its operations. However, the regulations may increase transportation costs or reduce well head prices for oil and gas. See "Risk Factors -- Governmental Regulation and Environmental Matters."

  Environmental Matters

     The Vista Partnership's operations and properties are, like the oil and gas industry in general, subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue. These laws and regulations may require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities; limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and impose substantial liabilities for pollution resulting from the Vista Partnership's operations. The permits required for various of the Vista Partnership's operations are subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines or injunction, or both. In the opinion of management, the Vista Partnership is in substantial compliance with current applicable environmental laws and regulations, and the Vista Partnership has no material commitments for capital expenditures to comply with existing environmental requirements. Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on the Vista Partnership, as well as the oil and gas industry in general.

     CERCLA and comparable state statutes impose strict and arguably joint and several liability on owners and operators of certain sites and on persons who dispose of or arranged for the disposal of "hazardous substances" found at such sites. Under CERCLA, such persons may be subject to liability for the costs of cleaning up the hazardous substances, for damages to natural resources and for the costs of certain health studies. Furthermore, it is not uncommon for the neighboring land owners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances related into the environment. RCRA and comparable state statutes govern the disposal of "solid waste" and "hazardous waste" and authorize imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of "hazardous substance," state laws affecting the Vista

Partnership's operations impose clean-up liability relating to petroleum and petroleum related products. In addition, although RCRA classifies certain oil field wastes as "non-hazardous," such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling, disposal and cleanup requirements.

     Federal regulations require certain owners or operators of facilities that store or otherwise handle oil, such as the Vista Partnership, to prepare and implement spill prevention, control countermeasure and response plans relating to the possible discharge of oil into surface waters. OPA contains numerous requirements relating to the prevention of and response to oil spills into waters of the United States. For onshore and offshore facilities that may affect waters of the United States, the OPA requires an operator to demonstrate financial responsibility. Regulations are currently being developed under federal and state laws concerning oil pollution prevention and other matters that may impose additional regulatory burdens on the Vista Partnership. In addition, the Clean Water Act and analogous state laws require permits to be obtained to authorize discharge into surface waters or to construct facilities in wetland areas. With respect to certain of its operations, the Vista Partnership is required to maintain such permits or meet general permit requirements. The EPA recently adopted regulations concerning discharges of storm water runoff. This program requires covered facilities to obtain individual permits, participate in a group or seek coverage under an EPA general permit. The Vista Partnership believes that it will be able to obtain, or be included under, such permits, where necessary, and to make minor modifications to existing facilities and operations that would not have a material effect on the Vista Partnership.

     The Vista Partnership has acquired leasehold interests in numerous properties that for many years have produced oil and gas. Although the previous owners of these interests have used operating and disposal practices that were standard in the industry at the time, hydrocarbons or other wastes may have been disposed of or released on or under the properties. In addition, some of the Vista Partnership's properties are operated by third parties over whom the Vista Partnership has no control. Notwithstanding the Vista Partnership's lack of control over properties operated by others, the failure of the operator to comply with applicable environmental regulations may, in certain circumstances, adversely impact the Vista Partnership. See "Risk Factors -- Governmental Regulation and Environmental Matters."

  Employees


     On September 11, 1998, the Vista Partnership had 23 full-time employees. None is represented by any labor union. The Vista Partnership believes that its relations with its employees are good.


  Litigation

     The Vista Partnership is not a party to any material legal proceedings.

MANAGEMENT OF THE VISTA PARTNERSHIP

  Directors and Executive Officers

     The Vista Partnership is managed by the board of directors of the General Partner. Set forth below is certain information concerning the current directors and executive officers of the General Partner.


       NAME           AGE                           POSITION
       ----           ---                           --------
C. Randall Hill...    39     Chairman of the Board and Chief Executive Officer
Steven D. Gray....    39     President and Director
Kenneth A.            35     Director
  Hersh...........
David R. Albin....    39     Director
John S. Foster....    40     Director


     Set forth below is a description of the backgrounds of the current directors and executive officers of the General Partner.

     C. Randall Hill, a graduate of the University of New Mexico with a B.B.A. and the University of Tulsa with a J.D., has served as Chairman of the Board and Chief Executive Officer of the General Partner of the Vista Partnership and its predecessor, Lobo Resources, Inc., since its inception in December 1992. From 1985 through November 1992, Mr. Hill practiced law with the law firms of Weil, Gotshal & Manges and Johnson & Swanson in Dallas, Texas.


     Steven D. Gray, a graduate of Texas Tech University with a B.S. degree in Petroleum Engineering, has served as President and a director of the General Partner of the Vista Partnership and its predecessor, Lobo Resources, Inc., since its inception in December 1992. From 1982 to 1989, Mr. Gray held several petroleum engineering positions with Texas Oil and Gas Corp. From 1989 to 1992, Mr. Gray was a petroleum operations and reservoir engineer with Bettis, Boyle and Stovall, a privately held, independent oil and gas company in Graham, Texas.

     Kenneth A. Hersh, a graduate of Princeton University with a B.A. and Stanford University Graduate School of Business with an M.B.A., has served as a director of the General Partner since its inception in 1995. Since 1989, Mr. Hersh has been a manager of the NGP investment funds, which were organized to make direct equity investments in the oil and gas industry. From 1985 to 1987, Mr. Hersh was employed as a member of the energy group of Morgan Stanley & Co. investment banking division. Mr. Hersh serves as a director of Pioneer Natural Resources Company, HS Resources, Inc., Titan Exploration, Inc. and Petroglyph Energy, Inc.

     David R. Albin, a graduate of Stanford University with a B.S. in Physics and Stanford University Graduate School of Business with an M.B.A., has served as a director of the General Partner since its inception in 1995. Since 1988, Mr. Albin has been a manager of the NGP investment funds, which were organized to make direct equity investments in the oil and gas industry. From December 1984 until November 1988, Mr. Albin was employed by Bass Investment Limited Partnership, where he was also responsible for portfolio management. Mr. Albin serves as a director of Titan Exploration, Inc. and Petroglyph Energy, Inc.

     John S. Foster, a graduate of Williams College with a B.A. and New York University's Stern School of Business with an M.B.A., has served as a director of the General Partner since its inception in 1995. Since April 1989, Mr. Foster has been the chief financial officer of the NGP investment funds, which were organized to make direct equity investments in the oil and gas industry. From August 1986 to March 1989, Mr. Foster was employed in the corporate bond research department of Credit Suisse First Boston Corporation, where he focused on the oil and gas industry.

  Committees of the Board

     No official committees of the board of directors of the General Partner have been established.

  Director Compensation

     Pursuant to Article 3, Section 11 of the bylaws of the General Partner, each non-employee director of the General Partner receives an annual directors fee of $10,000, paid quarterly in arrears, and is also entitled to be reimbursed by the General Partner for all reasonable out-of-pocket expenses incurred in connection with his services as a director of the General Partner.

  Executive Compensation

                                                                         VISTA PARTNERSHIP
                                                                          CONTRIBUTION TO
                                                                       EMPLOYMENT RETIREMENT
     NAME AND PRINCIPAL POSITION       YEAR   SALARY ($)   BONUS ($)         ACCOUNTS
     ---------------------------       ----   ----------   ---------   ---------------------
C. Randall Hill......................  1997    $110,000     $25,000           $2,200
                                       1996    $105,000     $15,000               --
                                       1995    $ 17,500          --               --
Steven D. Gray.......................  1997    $110,000     $25,000           $2,200
                                       1996    $105,000     $15,000               --
                                       1995    $ 17,500          --               --

  CERTAIN TERMS OF THE MERGER AGREEMENT, THE VISTA EXCHANGE AGREEMENT AND THE
                           MIDLAND EXCHANGE AGREEMENT


     THE FOLLOWING DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, THE VISTA EXCHANGE AGREEMENT AND THE MIDLAND EXCHANGE AGREEMENT, COPIES OF WHICH ARE ATTACHED AS APPENDICES A, B AND C, RESPECTIVELY, TO THIS PROXY STATEMENT/PROSPECTUS AND ARE INCORPORATED BY REFERENCE HEREIN.

THE MERGER

     The Merger Agreement provides that, subject to the approval of the Merger by the stockholders of Midland and the satisfaction or waiver of the other conditions to the Merger, Merger Sub will be merged with and into Midland in accordance with Texas law, whereupon the separate existence of Merger Sub will cease and Midland will be the Surviving Subsidiary of the Merger. At the Effective Time, the conversion of Midland Common Stock will be effected as described below. The Articles of Incorporation of Midland, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Subsidiary. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Subsidiary.

     As a result of the Merger, (a) each issued and outstanding share of Midland Common Stock will be converted into the right to receive one share of Vista Common Stock, (b) each Midland Stock Option (other than the Midland Exchange Stock Options) and each outstanding Midland Warrant shall remain outstanding following the Effective Time, at which time such options and warrants will be assumed by Vista and will be exercisable for shares of Vista Common Stock and
(c) each Midland Common Stock Warrant shall remain outstanding following the Effective Time, at which time such warrants will be assumed by Vista and will be exercisable for shares of Vista Common Stock.

EFFECTIVE TIME

     Following the adoption of the Merger Agreement and subject to satisfaction or waiver of certain terms and conditions, including conditions to closing, contained in the Merger Agreement, the Merger will become effective immediately upon the filing of the Articles of Merger with the Texas Secretary of State, or at such later time specified in the Articles of Merger.


CERTAIN TERMS OF THE VISTA EXCHANGE AGREEMENT AND THE MIDLAND EXCHANGE AGREEMENT


     The Vista Exchange. During May and June of 1998, and as contemplated by the Merger Agreement, the holders of all of the outstanding GP Common Stock and the holders of all of the outstanding Partnership Interests entered into the Vista Exchange Agreement. Pursuant to the terms of such agreement, at the Effective Time, without any action on the part of any holder thereof, (a) each share of GP Common Stock that is issued and outstanding prior to the Effective Time shall be exchanged for (i) a number of shares of Vista Common Stock equal to the Vista GP Conversion Stock Number (being 1.60089817) and (ii) a Vista Warrant that is exercisable for a number of shares of Vista Common Stock equal to the Vista GP Conversion Warrant Number (being 1.16511028) and (b) each Partnership Interest that is issued and outstanding prior to the Effective Time shall be exchanged for (i) a number of shares of Vista Common Stock equal to the Vista LP Conversion Stock Number (being 117,674.06) and (ii) a Vista Warrant that is exercisable for a number of shares of Vista Common Stock equal to the Vista LP Conversion Warrant Number (being 85,641.46). As provided in the Vista Exchange Agreement, any fractional Partnership Interest shall be likewise exchanged on a pro rata basis.

     Pursuant to the terms of the Vista Exchange Agreement, the holders of GP Common Stock and Partnership Interests will receive 11,778,479 shares of Vista Common Stock, representing 72.5% of such shares outstanding at the Effective Time, and warrants exercisable for 8,564,146 shares of Vista Common Stock, representing 34.5% of such shares outstanding at the Effective Time (assuming for purposes of this calculation exercise of all such warrants as of such time).

     The Midland Exchange. During May and June of 1998, and as contemplated by the Merger Agreement, Sam R. Brock, a director of Midland, Darrell M. Dillard, a director of Midland, Robert R. Donnelly, president and a director of Midland, Wayne M. Whitaker, a director of Midland, John Q. Adams, an advisory director of Midland and Marilyn D. Wade, corporate secretary of Midland, who hold all issued and outstanding Midland Exchange Stock Options granted pursuant to the Midland Directors Plan, and 137,931 options granted pursuant to the Midland Incentive Plan, entered into the Midland Exchange Agreement. Pursuant to the terms of such agreement, at the Effective Time, without any action on the part of any holder thereof, each Midland Exchange Stock Option will be exchanged for a Vista Warrant that is exercisable for that whole number of shares of Vista Common Stock (to the nearest whole share) equal to the product of (x) .725 times (y) the number of shares of Vista Common Stock into which the shares of Midland Common Stock subject to such Midland Exchange Stock Option would be converted pursuant to the Merger. Pursuant to the Midland Exchange Agreement, no payment shall be made for fractional interests. Pursuant to the terms of the Midland Exchange Agreement, each Midland Exchange Stock Option subject thereto shall be terminated immediately following its exchange for a Vista Warrant.

     Pursuant to the terms of the Midland Exchange Agreement, the holders of Midland Exchange Stock Options will receive warrants exercisable for 995,375 shares of Vista Common Stock, representing 5.8% of such shares outstanding at the Effective Time (assuming for purposes of this calculation exercise of all such warrants as of such time).

CONDITIONS TO THE MERGER

  Conditions to Obligation of Each Party to Effect the Merger

     The respective obligation of the Vista Partnership, Vista and Midland to effect the Merger is subject to the satisfaction prior to consummation of the Merger of the following conditions:

     Midland Stockholder Approval. The Merger and the Merger Agreement shall have been approved and adopted by the holders of at least two-thirds of the outstanding shares of Midland Common Stock. Directors and executive officers of Midland, and their affiliates, hold 21.7% of the outstanding shares of Midland Common Stock entitled to vote on the Merger Agreement and the Merger.

     Fairness Opinion. The fairness opinion delivered by Dain Rauscher shall have been confirmed in writing and shall not have been withdrawn, revoked or modified.

     Tax Opinion. The tax opinion from Arthur Andersen LLP to Midland regarding the federal income tax consequences of the Merger shall not have been withdrawn, revoked or modified

     Stock Exchange Listing. The shares of Vista Common Stock issuable pursuant to the Merger and the Vista Exchange and the shares of Vista Common Stock to be issued upon exercise of stock options or warrants shall have been authorized for listing on the ASE, subject to official notice of issuance.

     Other Approvals. All governmental consents, approvals, permits and authorizations required to have been obtained prior to the Effective Time shall have been made or obtained.

     Securities Law Matters. The Registration Statement shall have become effective under the Securities Act and shall be effective at the Effective Time, and no stop order suspending such effectiveness shall have been issued, no action, suit, proceeding or investigation by the Commission to suspend such effectiveness shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the Vista Common Stock to be issued in the Merger and the Vista Exchange shall have been received.

     No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and the Vista Exchange shall be in effect.

  Additional Conditions to Obligations of the Vista Partnership and Vista

     The obligations of the Vista Partnership and Vista to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Vista Partnership:

     Representations and Warranties. Each of the representations and warranties of Midland set forth in the Merger Agreement shall be true and correct in all material respects (provided that any representation or warranty of Midland contained therein that is qualified by a materiality standard or a material adverse effect qualification shall not be further qualified thereby) as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Vista Partnership shall have received a certificate signed on behalf of Midland by the chief executive officer and the chief financial officer to such effect.

     Performance of Covenants and Agreements. Midland shall have performed in all material respects all covenants and agreements required to be performed by it under the Merger Agreement at or prior to the Closing Date, and the Vista Partnership shall have received a certificate signed on behalf of Midland by the chief executive officer and the chief financial officer of Midland to such effect.

     Accounting Comfort Letter. The Vista Partnership shall have received a letter from Grant Thornton LLP, Midland's independent auditors, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants, dated as of a date within two business days prior to the Closing Date, in form and substance reasonably satisfactory to the Vista Partnership, in connection with the procedures undertaken by them with respect to the financial statements of Midland and its consolidated subsidiaries included (or incorporated by reference) in the Registration Statement and the other matters contemplated by such Statement of Auditing Standards and customarily included in similar letters relating to transactions similar to the Merger.

     Midland Option Exercise Agreements. Midland shall have received an Option Exercise Agreement executed by each of the holders of issued and outstanding Midland Stock Options who is an executive officer or director of Midland.

  Additional Conditions to Obligation of Midland

     The obligation of Midland to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Midland:

     Representations and Warranties. Each of the representations and warranties of the Vista Partnership, Vista and Merger Sub set forth in the Merger Agreement shall be true and correct in all material respects (provided that any representation or warranty of the Vista Partnership, Vista or Merger Sub contained therein that is qualified by a materiality standard or a material adverse effect qualification shall not be further qualified thereby) as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the closing Date, and Midland shall have received a certificate signed on behalf of the Vista Partnership by the General Partner to such effect.

     Performance of Covenants and Agreements. The Vista Partnership, Vista and Merger Sub shall have performed in all material respects all covenants and agreements required to be performed by them under the Merger Agreement at or prior to the Closing Date, and Midland shall have received a certificate signed on behalf of the Vista Partnership by the General Partner to such effect.

     Accounting Comfort Letter. Midland shall have received a letter from Arthur Andersen LLP, the Vista Partnership's independent certified public accountants, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants, dated as of a date within two business days prior to the Closing Date, in form and substance reasonably satisfactory to Midland, in connection with the procedures undertaken by them with respect to the financial statements of the Vista Partnership and its consolidated subsidiaries included in the Registration

Statement and the other matters contemplated by such Statement of Auditing Standards and customarily included in similar letters relating to transactions similar to the Merger.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties by each of the Vista Partnership and Midland relating to, among other things, (i) each of their and certain of their respective subsidiaries' organization and similar corporate matters, (ii) each of their capital structures and the capital structures of Vista and Merger Sub, (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters with respect to the Vista Partnership, Vista, Merger Sub and Midland, and the absence of conflicts, violations of or defaults under the charters, as amended, or bylaws, as amended of each of the Vista Partnership and Midland, or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Vista Partnership or Midland or any of their respective subsidiaries, or any joint venture or other ownership arrangement of the Vista Partnership or Midland, (iv) the documents and reports filed by Midland with the Commission and the accuracy of the information contained therein, (v) the accuracy of the information provided by each of them with respect to the Registration Statement and this Proxy Statement/Prospectus, (vi) the absence of certain events, changes, or effects, (vii) the absence of undisclosed material liabilities,
(viii) compliance with certain laws, (ix) litigation, (x) taxes, (xi) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended, (xii) labor matters, (xiii) intellectual property matters, (xiv) environmental matters, (xv) the maintenance of insurance, (xvi) title to their respective properties, (xvii) their respective reserve reports, (xviii) their respective oil and gas operations, (xix) their respective sales and purchases agreements, (xx) Midland's fairness opinion from Dain Rauscher, (xxi) the stockholder vote by Midland stockholders required to approve the Merger Agreement, and (xxii) broker's or similar fees.

CERTAIN COVENANTS; CONDUCT OF BUSINESS OF THE VISTA PARTNERSHIP AND MIDLAND

     During the period from the date of the Merger Agreement and continuing until the Effective Time, (i) the Vista Partnership agrees as to itself and Vista (except as expressly contemplated or permitted by the Merger Agreement, or to the extent that Midland shall otherwise consent in writing) and (ii) Midland agrees as to itself and its subsidiaries (except as expressly contemplated or permitted by the Merger Agreement, or to the extent that Vista shall otherwise consent in writing) (for purposes of this section, Vista and Midland each being a "Party") as follows:

     Ordinary Course. Each Party and its subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

     Dividends, Changes in Stock. Except as contemplated by the Merger Agreement, neither Party shall, nor shall either Party permit its subsidiaries to, (i) split, combine or reclassify any of its outstanding capital stock, partnership interests or other securities, (ii) declare, set aside or pay any dividends or other distributions (whether payable in cash, property or securities) with respect to its capital stock, or (iii) purchase, cancel, retire, redeem or otherwise acquire any of its outstanding equity securities or other securities.

     Issuance of Securities. Neither Party shall, nor shall either Party permit its subsidiaries to, issue, sell or agree to issue or sell any securities, including its capital stock or other equity securities, any rights, options or warrants to acquire its equity securities, or securities convertible into or exchangeable or exercisable for its equity securities (other than shares of Midland Common Stock issued pursuant to the exercise of any outstanding Midland stock options or warrants).

     Governing Documents. No Party shall amend its certificate or articles of incorporation or bylaws or other organizational documents.

     No Acquisitions. Neither Party shall, nor shall either Party permit its subsidiaries to, acquire any corporation, partnership or other business entity or any interest therein (other than interests in joint ventures, joint operation or ownership arrangements or tax partnerships acquired in the ordinary course of business).

     No Dispositions. Neither Party shall, nor shall either Party permit its subsidiaries to, (i) sell, lease, sublease, transfer, or otherwise dispose of or mortgage, pledge or otherwise encumber any oil and gas interests that, individually or in the aggregate, have a value at the time of such sale, lease, sublease, transfer of disposition of $50,000 or more or any other assets that, individually or in the aggregate, have a value at the time of such sale, lease, sublease, transfer or disposition of $50,000 or more (other than the sale of hydrocarbons in the ordinary course of business), (ii) farm-out any oil and gas interest of the Vista Partnership or Midland, as applicable, or interest therein, (iii) sell, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any securities of any other person or (iv) make any material loans, advances or capital contributions to, or investments in, any person (other than loans or advances in the ordinary course of business and consistent with past practices).

     No Dissolution, Etc. Neither Party shall, nor shall either Party permit its subsidiaries to, liquidate, wind-up or dissolve (or suffer any liquidation or dissolution).

     Indebtedness. Neither Party shall, nor shall either Party permit its subsidiaries to, (i) incur any indebtedness for borrowed money or any other obligation or liability (other than current liabilities incurred in the ordinary course of business and consistent with past practices) in excess of its then current borrowing capacity under its existing senior bank facilities, (ii) assume, endorse (other than endorsements of negotiable instruments in the ordinary course of business), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the liabilities or obligations of any person or (iii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     Certain Employee Matters. Neither Party shall, nor shall either Party permit its subsidiaries to, (i) enter into, or otherwise become liable or obligated under or pursuant to (x) any employee benefit, pension or other plan,
(y) any other stock option, stock purchase, incentive or deferred compensation plans or arrangements or other fringe benefit plan or (z) any consulting, employment, severance, termination or similar agreement with any person, or amend or extend any such plan, arrangement or agreement, (ii) hire any key employee, except for payments made pursuant to terms disclosed in the Merger Agreement, grant, or otherwise become liable for or obligated to pay, any severance or termination payments, bonuses or increases in compensation or benefits (other than payments, bonuses or increases that are mandated by the terms of written agreements existing as of the date hereof or that are paid in the ordinary course of business, consistent with past practices, and not individually or in the aggregate material in amount) to, or forgive any indebtedness of, any employee or consultant or (iii) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Insurance. Each Party shall, and shall cause its subsidiaries to, maintain in full force and effect the policies or binders of insurance described in the Merger Agreement.

     Affiliate Transactions. Neither Party shall, nor shall either Party permit its subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any assets, unless otherwise permitted by the Merger Agreement, or the rendering of any service) with any affiliate of such Party (other than any of its Subsidiaries) on terms that are less favorable to such Party or any of its subsidiaries, as the case may be, than those that could be obtained at the time from unaffiliated third parties.

     No Solicitation by the Vista Partnership. From and after the date of the Merger Agreement, the Vista Partnership will not, and will not authorize or permit any of its directors, officers, general partner, employees, agents, advisors (including legal, accounting and financial advisors), affiliates or other representatives or those of any of its subsidiaries (collectively, "Vista Partnership Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any proposal or offer, other than a proposal or offer by Midland or any of its affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving the Vista Partnership or Vista or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, the Vista Partnership or Vista (a "Vista Acquisition Proposal") from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that, notwithstanding any other provision of the Merger Agreement, the General Partner may take and disclose to the limited partners of the Vista Partnership a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act. The Vista Partnership shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Vista Partnership or any Vista Partnership Representatives with respect to any Vista Acquisition Proposal existing on the date of the Merger Agreement. The Vista Partnership will promptly notify in writing Midland of any receipt by the Vista Partnership or Vista of a request from a third party for information concerning the Vista Partnership or Vista and its business, properties and assets or the receipt of any Vista Acquisition Proposal, including the identity of the person or group requesting such information or making such Vista Acquisition Proposal, and the material terms and conditions of any Vista Acquisition Proposal.

     No Solicitation by Midland. From and after the date of the Merger Agreement, Midland will not, and will not authorize or permit any of its directors, officers, general partner, employees, agents, advisors (including legal, accounting and financial advisors), affiliates or other representatives or those of any of its subsidiaries (collectively, "Midland Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any proposal or offer, other than a proposal or offer by the Vista Partnership or any of its affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving Midland or any of its subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, Midland or any of its subsidiaries (a "Midland Acquisition Proposal") from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that, notwithstanding any other provision of the Merger Agreement, Midland's Board of Directors may take and disclose to the stockholders of Midland a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act. Midland shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Midland or any Midland Representatives with respect to any Midland Acquisition Proposal existing on the date of the Merger Agreement. Midland will promptly notify in writing the Vista Partnership of any receipt by Midland or any of its subsidiaries of a request from a third party for information concerning Midland (or any of its subsidiaries) and its business, properties and assets or the receipt of any Midland Acquisition Proposal, including the identity of the person or group requesting such information or making such Midland Acquisition Proposal, and the material terms and conditions of any Midland Acquisition Proposal.

ADDITIONAL AGREEMENTS

     Pursuant to the Merger Agreement, the Vista Partnership, Vista and Midland have agreed that (i) they will cooperate and promptly prepare the Registration Statement and the Vista Partnership shall cause Vista to file the Registration Statement with the Commission at the earliest practicable date, (ii) they will each afford to the other access to their respective officers, properties and other information as the other party may reasonably request, (iii) Midland will call a meeting of its stockholders to be held as promptly as practicable, (iv) the Vista Partnership and Midland will each provide a list of persons who may be "affiliates" as defined in Rule 145 of the Securities Act, and shall use its reasonable best efforts to obtain from each person an undertaking not to transfer shares of Vista Common Stock issued to such person pursuant to the Merger except pursuant to an effective registration statement or in compliance with Rule 145, (v) Vista will use its reasonable best efforts to cause the shares of Vista Common Stock to be issued in the Merger to be approved for listing on the ASE, subject to official notice of issuance, (vi) they will consult with each other regarding the issuance of press releases or any other public statements, (vii) they will notify each other of any action reasonably likely to result in any of the respective representations and warranties being untrue or inaccurate or in any of the conditions to the Merger not being satisfied, (viii) after the Effective Time, Vista will file with the Commission a registration statement on Form S-8 with respect to shares of Vista Common Stock to be issued upon exercise of the Midland Stock Options, (ix) Vista shall enter into registration rights agreements with (a) each of the stockholders of the General Partner and each of the limited partners of Vista immediately prior to the Vista Exchange and (b) each holder of a Midland Exchange Stock Option, (x) Midland shall obtain written resignations from each of its officers and directors effective as of the Effective Time, (xi) Vista shall approve and adopt the Vista Energy Resources, Inc. 1998 Key Employees Stock Option Plan (the "Vista Long-Term Incentive Plan"), (xii) Midland will use its reasonable best efforts to cause each of the holders of issued and outstanding Midland Stock Options (other than Midland Exchange Stock Options) to execute an Option Exercise Agreement and (xiii) for a period of one year following the Effective Time, except for the grant of options pursuant to the terms of the Vista Long-Term Incentive Plan and the issuance of shares of Vista Common Stock underlying such options or the Vista Warrants, Vista shall not issue shares of Vista Common Stock to any affiliate of Vista for consideration that is less than fair market value of the securities issued.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended by the parties thereto at any time before or after approval of the Merger and the Merger Agreement by the stockholders of Midland and the Vista Exchange by the partners of the Vista Partnership, provided, however, that after any such approval, no amendment shall be made that by law requires further approval by such stockholders or partners without such further approval. The Merger Agreement may not be amended except by a written instrument signed on behalf of each of the parties thereto.

     At any time prior to the Effective Time, the parties to the Merger Agreement may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, and (iii) waive performance of any of the covenants or agreements, or satisfaction of any of the conditions, contained therein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the Merger and the Merger Agreement by the stockholders of Midland:

     (a) By mutual written consent of Vista and Midland;

     (b) By either Midland or the Vista Partnership if (i) the Merger has not been consummated by October 30, 1998 (provided, however, that the right to terminate the Merger Agreement pursuant to this clause (i) shall not be available to any party whose breach of any representation or warranty or failure to perform any covenant or agreement under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date), (ii) any Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling, or other action shall have become final and nonappealable (provided, however, that the right to terminate the Merger Agreement pursuant to this clause (ii) shall not be available to any party until such party has used all reasonable efforts to remove such injunction, order, or decree), or (iii) any required approval of the stockholders or partners of a party, as applicable, shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders of Midland, or at any adjournment thereof (provided, however, that Midland shall not have the right to terminate the Merger Agreement pursuant to this clause (iii) if the Vista Partnership then has the right to terminate the Merger Agreement pursuant to subsection (e) described below);

     (c) By the Vista Partnership if (i) there has been a breach of the representations and warranties made by Midland in the Merger Agreement or (ii) Midland has failed to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement and such failure has not been, or cannot be, cured within a reasonable time after notice and demand for cure thereof which period in no event shall extend beyond October 30, 1998.

     (d) By Midland if (i) there has been a breach of the representations and warranties made by the Vista Partnership, Vista or Merger Sub in the Merger Agreement, (ii) the Vista Partnership, Vista or Merger Sub has failed to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement, and, in either such case, such breach or failure has not been, or cannot be, cured within a reasonable time after notice and a demand for cure thereof which period in no event shall extend beyond October 30, 1998;

     (e) By the Vista Partnership if (i) the Midland Board shall have failed to recommend adoption of the Merger and the Merger Agreement at the time the Proxy Statement/Prospectus is first mailed to stockholders of Midland or shall have amended or withdrawn any such recommendation and such recommendation is not reinstated in its prior form within five business days after such amendment or withdrawal or (ii) (x) the stockholders of Midland fail to duly and validly adopt the Merger and the Merger Agreement at the Midland Meeting or any adjournment thereof or (y) the Midland Meeting does not occur for any reason (other than as a result of a breach of this Agreement by the Vista Partnership) prior to October 29, 1998 (and if this Agreement is terminated pursuant to this subsection, the Vista Partnership shall have the right to receive from Midland, and Midland agrees to pay to the Vista Partnership, an amount of cash equal to $400,000, which amount shall be inclusive of expenses (in an amount up to $300,000) as set forth in the Merger Agreement);

     (f) By the Vista Partnership after June 22, 1998, if on such date Midland shall not have received an Option Exercise Agreement executed by each of the holders of issued and outstanding Midland Stock Options who is an executive officer of director of Midland;

     (g) By Midland after June 22, 1998, if on such date the Vista Partnership shall not have received an Exchange Agreement from each holder of GP Common Stock and each holder of a Partnership Interest.

EXPENSES AND TERMINATION FEE

     Each party to the Merger Agreement is required to pay all fees and expenses incurred by it in connection with the Merger Agreement and the consummation of the transactions contemplated thereby, whether or not the Merger and the Vista Exchange shall be consummated, except that (i) the fees and expenses (including fees and expenses of such parties' attorneys and accountants) incurred by a party terminating the Merger Agreement and the transactions contemplated therein (including fees and expenses incurred in connection with the preparation and filing of the Registration Statement with the Commission and the fees and expenses incurred in connection with the printing, mailing and distribution of the Proxy Statement/Prospectus) shall be reimbursed, borne and paid (a) if the Merger Agreement is terminated by Midland pursuant to item (d) of "-- Termination," by the Vista Partnership up to $300,000, and (b) if the Merger Agreement is terminated by the Vista Partnership pursuant to item (c) of "-- Termination," by Midland up to $300,000 and (ii) if the Merger and the Vista Exchange are consummated all fees and expenses (including fees and expenses of such parties' attorneys and accountants) incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the transactions contemplated thereby shall be borne and paid by Vista. The provisions for reimbursement of fees and expenses in the Merger Agreement shall be in addition to and not a limitation upon the liabilities or obligations of a party as a result of a termination pursuant to items (c) or (d) of "-- Termination."

     If the Merger Agreement is terminated pursuant to section (e) above, the Vista Partnership shall have the right to receive from Midland, and Midland agrees to pay to the Vista Partnership, an amount of cash equal to $400,000, which amount shall be inclusive of expenses (in an amount up to $300,000) as set forth in the Merger Agreement).

INDEMNIFICATION

     Indemnification by the Surviving Subsidiary. The Merger Agreement provides that from and after the Effective Time, the Surviving Subsidiary shall indemnify and hold harmless each person and shall advance expenses incurred by each person who is, has been at any time prior to the date hereof, or becomes prior to the Effective Time an officer or director of Midland or any of its subsidiaries (collectively, the "Midland Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorney's fees), judgments, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by him in his capacity as an officer or director of Midland or any of its subsidiaries, which acts or omissions occurred prior to the Effective Time, to the full extent permitted by applicable law and by the Bylaws of Midland in effect prior to the Effective Time, which Bylaws make mandatory the indemnification of and advancement of expenses to all Midland Indemnified Parties to the full extent permitted by the TBCA (as defined herein). The procedures associated with such indemnification shall be the same as those associated with the Midland Indemnified Parties' indemnification from Midland or any of its respective subsidiaries, as the case may be, immediately prior to the Effective Time (provided, however, that the determination that such indemnification is permissible under the TBCA shall be made by special legal counsel selected by the Board of Directors as set forth in the TBCA, such selection to be subject to the consent of a majority of the Midland Indemnified Parties in such instance, which consent may not be unreasonably withheld; and, further provided, however, that the Surviving Subsidiary shall be under no obligation to deposit trust funds pursuant to any "change-in-control" or similar provisions). Midland hereby agrees that, from and after the date hereof until the Effective Time, it will not (and it will cause each of its subsidiaries not to) amend, modify, or otherwise alter any contractual provision under which any Midland Indemnified Party is entitled to indemnification from Midland or any of its subsidiaries, as the case may be, at the time of the execution of the Merger Agreement. The indemnification provisions of the Merger Agreement are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Midland Indemnified Party and their respective heirs and representatives.

     Indemnification by the Vista Partnership. From and after the Effective Time, the Vista Partnership shall indemnify and hold harmless each person or entity, and shall advance expenses incurred by each person or entity who is, has been at any time prior to the date hereof, or becomes prior to the Effective Time an officer, director or partner of the General Partner, the Vista Partnership or any of its subsidiaries (collectively, the "Vista Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorney's fees), judgments, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by such Vista Indemnified Party in his or its capacity as an officer, director, or partner of the General Partner, Vista or any of its subsidiaries, which acts or omissions occurred prior to the Effective Time to the full extent permitted by applicable law. The procedures associated with such indemnification shall be the same as those associated with the Vista Indemnified Parties' indemnification from the Vista Partnership or any of its subsidiaries, as the case may be, immediately prior to the Effective Time (provided, however, that the Vista Partnership shall be under no obligation to deposit trust funds pursuant to any "change-in-control" or similar provisions). The Vista Partnership hereby agrees that, from and after the date hereof until the Effective Time, it will not (and it will cause each of its subsidiaries not to) amend, modify, or otherwise alter any contractual provision under which any Vista Indemnified Party is entitled to indemnification from the Vista Partnership or any of its subsidiaries at the time of the execution of the Merger Agreement. The indemnification provisions of the Merger Agreement are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Vista Indemnified Party and their respective heirs and representatives.

     Indemnification of Vista Officers and Directors. As provided in the Merger Agreement, at the Effective Time, Vista will enter into indemnification agreements with each of the directors and officers of Vista pursuant to which Vista will agree to indemnify and hold harmless each such director and officer against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities arising out of the fact that he is a director or officer of Vista or any of its subsidiaries, to the full extent permitted under Delaware law, Vista's Bylaws and the indemnification agreements.

     Indemnification of Midland Officers and Directors. As provided in the Merger Agreement, at the Effective Time, Vista will enter into indemnification agreements with each of the directors and officers of Midland pursuant to which Vista will agree to indemnify and hold harmless each such director and officer against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities arising out of the fact that he was a director or officer of Midland or any of its subsidiaries prior to the Effective Time, to the full extent permitted under Delaware law, Midland's Bylaws and the indemnification agreements.

                  OWNERSHIP OF MIDLAND AND VISTA COMMON STOCK


     Midland. The following table sets forth (i) as of September 11, 1998, the number and percentage of the outstanding shares of Midland Common Stock that is beneficially owned by the directors and executive officers of Midland, as well as by each person or entity known by Midland to beneficially own more than 5% of the Midland Common Stock and (ii) the number and percentage of the outstanding shares of Vista Common Stock owned by such persons after the Merger. Except as otherwise indicated below, Midland believes that each individual or entity named has sole investment and voting power with respect to shares of Midland Common Stock indicated as beneficially owned by them.



                                                         SHARES OF MIDLAND        BENEFICIALLY OWNED
                                                            COMMON STOCK             COMMON STOCK
                                                         BENEFICIALLY OWNED        SHARES OF VISTA
                                                       ----------------------   ----------------------
                                                        NUMBER     PERCENTAGE    NUMBER     PERCENTAGE
                                                       ---------   ----------   ---------   ----------
Deas H. Warley III...................................    829,017     18.03%       829,017       5.1%
  8920 Woodlane, Magnolia, Texas 77354
Robbie Jean Warley...................................    784,383     17.05%       784,383       4.8%
  94 Mountain Road, Glastonbury, Conn. 06033
Robert R. Donnelly...................................     42,965         *        207,550      1.26%
  415 West Wall, Suite 1415, Midland, Texas 79701
Sam R. Brock.........................................     41,665         *        206,250      1.25%
  2277 S. Kirkwood, Suite 401, Houston, Texas 77077
Darrell M. Dillard...................................     96,305      2.12%       260,890      1.58%
  415 West Wall, Suite 1510, Midland, Texas 79701
Wayne M. Whitaker....................................     39,965         *        204,550      1.24%
  301 Commerce Street, Suite 3500, Fort Worth, Texas
     76102
John Q. Adams........................................    250,200      5.58%       364,575      2.23%
  2350 Airport Frwy, Suite 280, Bedford, Texas 76022
All officers and directors as a group (7 persons)....  1,235,014     24.84%     3,068,715     17.34%


---------------

* Represents less than 1%

     Vista. The following table sets forth as of the Effective Time the number and percentage of the outstanding shares of Vista Common Stock (including shares represented by Vista Warrants) that will be beneficially owned by the directors and executive officers of Vista, as well as by each person or entity known by Vista that will beneficially own more than 5% of the outstanding Vista Common Stock.


                                                                 SHARES OF VISTA
                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                              ----------------------
                                                               NUMBER     PERCENTAGE
                                                              ---------   ----------
Natural Gas Partners II, L.P.
  777 Main Street, Suite 2250, Fort Worth, Texas 76102......  6,121,439        32.52%
Natural Gas Partners III, L.P.
  777 Main Street, Suite 2250, Fort Worth, Texas 76102......  8,366,608        42.32%
C. Randall Hill
  550 West Texas Avenue, Suite 700, Midland, Texas 79701....  1,468,476         8.71%
Steven D. Gray
  550 West Texas Avenue, Suite 700, Midland, Texas 79701....  1,468,476         8.71%
R. Cory Richards
  550 West Texas Avenue, Suite 700, Midland, Texas 79701....    803,492         4.84%
Kenneth A. Hersh
  777 Main Street, Suite 2250, Fort Worth, Texas 76102......         --(1)         --
David R. Albin
  100 N. Guadalupe, Suite 205, Santa Fe, New Mexico 87501...         --(1)         --
John S. Foster
  500 West Putnam Avenue, 4th Floor, Greenwich, Connecticut          --(1)         --
     06830..................................................
John Q. Adams
  2350 Airport Freeway, Suite 280, Bedford, Texas 76022.....    364,575         2.23%


---------------

(1) Messrs. Hersh, Albin and Foster are principal owners and managers of NGP and may be deemed to beneficially own, or otherwise control, the voting of all or some portion of the shares of Vista Common Stock owned by Natural Gas Partners II, L.P. and Natural Gas Partners III, L.P.

                              CERTAIN TRANSACTIONS

     Effective as of June 1, 1998, Midland's wholly owned, operating subsidiary, MRO, and the Vista Operator entered into a Contract Operating Agreement (herein so called) which provides, among other things, that the Operator will provide various contract operating services for and on behalf of Midland's oil and gas properties through October 31, 1998 and on a month-to-month basis thereafter unless otherwise terminated by either party upon 30 days' prior written notice. The services to be provided shall be as requested by Midland and shall include, without limitation, field operations services, engineering supervision and analysis, geological review and analysis, land and legal analysis, well site supervision for drilling activities, and accounting and production overview and supervision. All field level services shall be charged to Midland on an actual cost basis as incurred by the Operator, engineering and geological review and supervision shall be charged at a flat rate of $400 per day with a half day minimum charge, and limited general and administrative assistance will be charged at a flat rate of $1,500 per month (which increases to $3,000 per month on November 1, 1998). Any general and administrative services requested by Midland beyond the limited services set out in the Contract Operating Agreement shall be charged on agreed upon hourly rates for the number and type of Operator employees utilized by Midland.

     Contemporaneously with the closing of the Merger, Vista will enter into an Advisory Services Agreement with NGP. Pursuant to the Advisory Services Agreement, Vista will pay NGP $75,000 per year on a year-to-year basis and reimburse NGP for certain expenses in consideration for certain consulting and financial analysis services to be provided by NGP and its representatives.

     During 1996, Midland conducted a cash tender offer for all of the common stock and options of Summit Petroleum Corporation ("Summit"), a public oil and gas corporation of which Mr. Warley was President, Treasurer and Chairman and owned approximately 37.5% of its common stock, and Darrell M. Dillard and Wayne
M. Whitaker were directors, stockholders and option holders. Midland completed the acquisition of Summit through a merger with a wholly owned subsidiary in December 1996. Midland received a fairness opinion regarding the tender offer price of $.70 per share (net of any option exercise prices). As a result of this offer Messrs. Warley, Dillard and Whitaker received total proceeds of $660,000, $31,875 and $49,375, respectively.

     $479,647 of the proceeds due Mr. Warley from the Summit tender offer discussed above, were used to repay the balance outstanding under a promissory note of Mr. Warley due Midland that was entered into in December 1995, whereby Mr. Warley borrowed $582,805 under an 18-month term note bearing 7.5 % interest, secured by 287,947 shares of Midland Common Stock. The original proceeds of this loan were used by Mr. Warley to exercise 233,122 warrants to buy Midland Common Stock at $2.50 per share that were received in 1990 upon the formation of Midland.

     Midland purchased a building and land in Midland County, Texas for $78,996 from Mr. Warley and another individual for use as a district office, effective November 1, 1995. Mr. Warley and the other individual each financed 50% of the purchase price less the down payment of $10,496. The two $34,250 ten-year notes bore interest at 7.5% and were payable in equal monthly installments of $407, each. The cost to Midland was based on an independent written appraisal and certain improvements completed before the property was purchased. The balance of the note payable to Mr. Warley was netted against his $582,805 note payable discussed above, together with a cash payment of $95,000, leaving a balance of $453,641 on Mr. Warley's note due Midland.

     Until Midland acquired Summit, MRO had a management agreement with Summit. Total management fees charged Summit for 1996 were $45,000.

     Mr. Warley had a five-year employment contract with Midland that was terminated by the Midland Board on March 27, 1998. As of that date, the employment contract provided for an annual salary of $247,963 with a minimum 5% semi-annual adjustment. Mr. Warley waived such adjustments for 1997. In addition, the contract provided for medical reimbursement of up to $10,000 for non-insurance covered medical expenses, disability payments of one-half the annual salary for 10 years and a covenant not to compete with Midland for six months. The term of the agreement extended for an additional five years each January 1, unless notice was given by either Mr. Warley or Midland. Following termination of Mr. Warley's contract and pending the conclusion of negotiations with respect to the Merger Agreement, Midland and Mr. Warley agreed to Midland paying Mr. Warley one-half of his former monthly salary and providing him the use of a company vehicle. On May 22, 1998, Midland and Mr. Warley executed that certain Warley Settlement Agreement, to be effective March 27, 1998, containing the following principal terms: (i) from March 27, 1998, through either the consummation or termination of the Merger Agreement, Midland shall pay Warley the sum of $11,390 per month;
(ii) on the effective date of the Merger, Midland agrees to pay to Warley the sum of $1,300,000 (reduced by a payment of $100,000 made by Midland to Marilyn
D. Wade on behalf of Mr. Warley pursuant to the Wade Release (as defined below)), payable $20,000 a month over sixty (60) months, provided that, after one year, either Midland or Warley may elect to have such amount paid as a lump sum (using a discount factor of six percent (6%)); (iii) Warley's existing Midland stock options for 15,000 shares shall expire on the 120th day following the effective date of the Merger; (iv) Warley agrees to support the Merger and to take or refrain from taking actions as contemplated by the Merger Agreement; and (v) Warley and Midland mutually release one another from all claims which either party may have (including a release by Warley of Midland's directors and officers) except pursuant to such Agreement and pursuant to confidentiality and non-compete provisions in Warley's employment agreement and Warley's rights to indemnification as officer and director of Midland.

     Mr. Whitaker, a director since 1996, is a partner in the law firm of Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P. During 1997 and 1996 Midland paid $126,278 and $85,749 respectively, to that firm for legal services and costs.

     Mr. Dillard, a director since 1994, served as Chief Financial Officer during the period October 31, 1995 until February 1997. Midland paid Mr. Dillard $46,001 and $4,000 respectively, during 1997 and 1996 for accounting and consulting services, and officer compensation of $66,543 in 1996.

     Mr. Donnelly, a director since 1990, was until November 1997 a partner in EOC Services Co., which provided oilfield services to Midland and that firm was paid $26,449 in 1997.

     Mr. Brock, a director since 1995, is an officer of Citation Crude Oil Marketing, Inc. a company which provided crude oil marketing services to Midland in 1997 and that firm was paid $14,000.

     On January 14, 1997 Midland formed Chalk Mountain Exploration, Ltd. ("Partnership"), a Texas limited partnership, and became its general partner, and sold to that limited partnership certain 3-D seismic data and related leases. With respect to the specific 3-D seismic project, Midland sold that data and 100% of its interest in the related leases for $383,975, which represented its total cost in such project. In addition to providing the funding for the purchase of the 3-D seismic data and lease costs, the limited partners provided $366,025 to drill the first exploratory well to completion, with Midland providing $407,597 for 100% of the completion costs. After the initial exploratory well, Midland and the limited partners shared costs equally. In exchange for providing the initial $750,000 of funding to the Partnership, the limited partners received 50% of its profits and Midland as general partner received 50%. Two additional exploratory wells and one development well were drilled in 1997 with Midland bearing 50% of the cost of the drilling of these wells ($958,164) and the limited partners bearing 50% of such costs, with the limited partners electing not to participate in the completion of one such exploratory well. Further, Midland contributed $406,250 as its 50% of additional acreage costs in 1997. Messrs. Dillard, Whitaker and Adams were limited partners. Midland acts as operator on the leases and supervises the drilling of any wells, for which it receives fees from the limited partnership which are customary within the industry. Effective July 1, 1997 Midland and Mr. Dillard exchanged substantially all their partnership interests for the direct assignment of an equivalent working interest in the related leases and Mr. Whitaker exchanged all of his Partnership interest in exchange for an equivalent working interest. Thereafter effective October 1, 1997 Messrs. Whitaker and Dillard sold their working interests in the related wells and leases to Midland for $57,848 and $87,031 and 5,000 unregistered shares and 10,040 unregistered shares respectively. Mr. Dillard's sale also included his remaining limited partner interest in the Partnership. Effective December 31, 1997 Midland withdrew as the General Partner and conveyed all of its Partnership interest back to the Partnership in settlement of a dispute involving reimbursement of the cost of a well drilled through a zone not owned by the Partnership.

     On May 22, 1998, Midland, Mr. Warley, and Marilyn Wade executed that certain Release and Hold Harmless Agreement (the "Wade Release") containing the following principal terms and provisions: (i) Wade agrees to resign her employment upon consummation of the Merger; (ii) Warley agrees to pay the sum of $100,000 to Wade upon consummation of the Merger, which payment Midland has agreed to pay to Wade on behalf of Warley under the Warley Settlement Agreement;
(iii) upon execution of the Wade release, Midland granted Wade options to purchase 137,931 shares of Midland Common Stock at $2.6875 per share; (iv) within three (3) business days after Wade's resignation, Midland agrees to pay the sum of $56,590; and (v) Wade releases Warley, Midland and Midland's directors and officers from all claims which she may have against them.

                       DESCRIPTION OF VISTA CAPITAL STOCK

     The authorized capital stock of Vista consists of 50,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

VISTA COMMON STOCK

     All shares of Vista Common Stock issued in the Merger will be fully paid and nonassessable. The holders of Vista Common Stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders. The Vista Common Stock does not have cumulative voting rights or preemptive rights.

     Subject to the rights of the holders of any class of capital stock of Vista having any preference or priority over the Vista Common Stock, the holders of Vista Common Stock are entitled to dividends in such amounts as may be declared by the Vista Board from time to time out of any funds legally available for such payments and, in the event of liquidation, to share ratably in the assets of Vista remaining after provision for any liquidation preferences on any outstanding preferred stock ranking prior to the Vista Common Stock.

VISTA PREFERRED STOCK

     The Vista Board, without further stockholder action, is authorized to issue up to 10,000,000 shares of preferred stock, par value $.01 per share ("Vista Preferred Stock") in one or more series and to fix and determine as to any series all the relative rights and preferences of shares in the series, including voting rights, dividend rights, liquidation preferences, terms of redemption and conversion rights.

     Although Vista has no present intention to issue shares of Vista Preferred Stock, the issuance of shares of Vista Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of Vista Preferred Stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Vista Preferred Stock could adversely affect the voting power of the holders of the Vista Common Stock. Although the Vista Board is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Vista, the Vista Board could act in a manner that would discourage an acquisition attempt or other transaction in that some or a majority of the stockholders might believe to be in their best interest or in which stockholders might receive a premium for their stock over the then market price of such stock. The Vista Board does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the regulations of the exchange on which the Vista Common Stock is listed.

DELAWARE ANTI-TAKEOVER STATUTE

     Vista is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of Vista's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with Vista for three years following the date that person becomes an interested stockholder unless (a) before that person became an interested stockholder, Vista's Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (b) upon completion of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of Vista voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of Vista and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (c) following the transaction in which that person became an interested stockholder, the business combination is approved by Vista's Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding Vista voting stock not owned by the interested stockholder.

     Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving Vista and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of Vista's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

     Section 203 will not be applicable to Vista by reason of consummation of the Merger or consummation of any of the other the transactions contemplated by the Merger Agreement. In addition, none of the holders of Vista Common Stock subsequent to the Effective Time will become an interested stockholder as a result of such transactions.

                            VISTA STOCK OPTION PLAN

     The description set forth below represents a summary of the principal terms and conditions of the Vista Stock Option Plan and does not purport to be complete. Such description is qualified in its entirety by reference to the Vista Energy Resources, Inc. 1998 Key Employee Stock Option Plan (the "Vista Stock Option Plan"), a copy of which is attached as Appendix E to this Proxy Statement/Prospectus.

GENERAL

     Vista may grant awards with respect to shares of Vista Common Stock under the Vista Stock Option Plan to officers, directors and employees of Vista or any parent or subsidiary corporation of Vista. At the Effective Time, Vista is expected to have six directors and approximately 24 employees. The awards under the Vista Stock Option Plan include (i) incentive stock options qualified as such under U.S. federal income tax laws and (ii) stock options that do not qualify as incentive stock options. The number of shares of Vista Common Stock that may be subject to outstanding awards under the Vista Stock Option Plan is 900,000.

     The Board of Directors of Vista or any committee designated by it may administer the Vista Stock Option Plan (as used for the Vista Stock Option Plan, the "Committee"). The Committee has broad discretion to administer the Vista Stock Option Plan, interpret its provisions and adopt policies for implementing the Vista Stock Option Plan. This discretion includes the ability to select the recipient of an award, determine the type and amount of each award, establish the terms of each award, accelerate vesting or exercisability of an award, determine whether performance conditions have been satisfied and otherwise modify or amend any award under the Vista Stock Option Plan. Nevertheless, no awards for more than 250,000 shares may be granted to any one employee in a calendar year.

AWARDS

     The Committee determines the exercise price of each option granted under the Vista Stock Option Plan. The exercise price for an incentive stock option must not be less than the fair market value of the Vista Common Stock on the date of grant. Stock options may be exercised as the Committee determines, but not later than ten years from the date of grant in the case of incentive stock options. At the discretion of the

Committee, holders may use shares of stock to pay the exercise price, including shares issuable upon exercise of the option.

OTHER PROVISIONS

     At the Committee's discretion and subject to conditions that the Committee may impose, a participant's tax withholding with respect to an award may be satisfied by the withholding of shares of Vista Common Stock issuable pursuant to the award or the delivery of previously owned shares of Vista Common Stock, in either case based on the fair market value of the shares.

     If a change of control shall occur or Vista shall enter into an agreement providing for a change of control, then the Committee may declare any or all options outstanding under the Vista Stock Option Plan to be exercisable in full at such time or times as the Committee shall determine. Each option accelerated by the Committee pursuant to the preceding sentence shall terminate on such date (not later than the stated exercise date) as the Committee shall determine.

     Without stockholder approval, the Vista Board may not amend the Vista Stock Option Plan to increase the total number of shares of Vista Common Stock that may be issued under the Vista Stock Option Plan. Otherwise, the Vista Board may at any time alter, amend, modify, suspend or terminate the Vista Stock Option Plan. No award may be issued under the Vista Stock Option Plan after the tenth anniversary of stockholder approval of the plan.

TAX IMPLICATION OF AWARDS

     Set forth below is a summary of the federal income tax consequences to employees, directors and other participants in the Vista Stock Option Plan ("Vista Employees") and to Vista as a result of the grant and exercise of awards under the Vista Stock Option Plan. This summary is based on statutory provisions, Treasury regulations thereunder, judicial consents and IRS rulings in effect on the date hereof.

     Nonqualified Stock Options; Incentive Stock Options. Vista Employees will not realize taxable income upon the grant of a non-qualified stock option ("NQSO"). Upon the exercise of a NQSO, a Vista Employee will recognize ordinary compensation income (subject to withholding by Vista) in an amount equal to the excess of (i) the amount of cash and the fair market value of Vista Common Stock received, over (ii) the exercise price (if any) paid therefor. A Vista Employee will generally have a tax basis in any shares of Vista Common Stock received pursuant to the cash exercise of a NQSO, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under "-- Tax Code Limitations on Deductibility," Vista (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Vista Employee under the foregoing rules.

     Vista Employees eligible to receive an incentive stock option ("ISO") will not have taxable income on the grant of an ISO. Upon the exercise of an ISO, a Vista Employee will not have taxable income, although the excess of the fair market value of the shares of Vista Common Stock received upon exercise of the ISO ("ISO Stock") over the exercise price will increase the alternative minimum taxable income of the Vista Employee, which may cause such Vista Employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Vista Employee's regular tax liability in a later year to the extent the Vista Employee's regular tax liability is in excess of the alternative minimum tax for that year.

     Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Vista Employee will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Vista Employee for the ISO Stock. However, if a Vista Employee disposes of ISO Stock that has not been held for the requisite holding period (a "disqualifying disposition"), the Vista Employee will recognize ordinary compensation income in the year of the disqualifying disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm's length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the Vista Employee for such ISO Stock. A Vista Employee would also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

     Vista and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Vista Employee makes a disqualifying disposition of the ISO Stock. If a Vista Employee makes a disqualifying disposition, Vista (or a subsidiary) will then, subject to the discussion below under "-- Tax Code Limitations on Deductibility," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Vista Employee under the rules described in the preceding paragraph.

     Under current rulings, if a Vista Employee transfers previously held shares of Vista Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an NQSO or ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the NQSO or ISO exercise price (although a Vista Employee would still recognize ordinary compensation income upon exercise of an NQSO in the manner described above). Moreover, that number of shares of Vista Common Stock received upon exercise which equals the number of shares of previously held Vista Common Stock surrendered therefor in satisfaction of the NQSO or ISO exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares of Vista Common Stock surrendered in satisfaction of the NQSO or ISO exercise price. Any additional shares of Vista Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Vista Employee, plus the amount of compensation income recognized by the Vista Employee's transfer of previously held Vista Common Stock in full or partial satisfaction of the exercise price of an ISO or NQSO, the tax consequences of the reload option will be as provided above for an ISO or NQSO, depending on whether the reload option itself is an ISO or NQSO.

     A Vista Employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Vista Common Stock or cash received. Dividends that are received by a Vista Employee prior to the time that the Vista Common Stock is taxed to the Vista Employee under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a Vista Employee in the Vista Common Stock received will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Vista Employee's holding period in those shares will commence on the date of receipt of the shares.

     Subject to the discussion immediately below, Vista (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Vista Employee under the foregoing rules.

     Tax Code Limitations and Deductibility. In order for the amounts described above to be deductible by Vista (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of Vista (or a subsidiary) to obtain a deduction for future payments under the Vista Stock Option Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation. Finally, the ability of Vista (or a subsidiary) to obtain a deduction for amounts paid under the Vista Stock Option Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of Vista to $1 million with respect to any such officer during any taxable year of Vista. However, an exception applies to this limitation in the case of certain performance-based compensation. The Vista Stock Option Plan is intended to satisfy the requirements for the performance-based exception. Vista intends to comply with the requirements of the Code with respect to awards under the Vista Stock Option Plan so as to be eligible for the performance-based exception, but Vista may, in its sole discretion, determine that in one or more cases it is in its best interests to not satisfy the requirements for the performance-based exception.

                   REGISTRATION RIGHTS FOR VISTA STOCKHOLDERS

     The Merger Agreement provides that contemporaneously with the Closing, Vista shall enter into separate registration rights agreements (collectively, the "Registration Rights Agreements") with each of the stockholders of the General Partner and each of the limited partners of the Vista Partnership immediately prior to the Vista Exchange and with each holder of a Midland Exchange Stock Option covering (i) with respect to the Vista securityholders, the resale of shares of Vista Common Stock to be received by such securityholders pursuant to the terms of the Vista Exchange Agreement, together with all shares of Vista Common Stock issuable to such securityholders upon the exercise of an Exchange Warrant, (ii) with respect to the Midland securityholders, the resale of shares of Vista Common Stock issuable to such securityholders upon the exercise of an Exchange Warrant and (iii) any securities issued or issuable in respect of any such shares by way of any stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise ((i), (ii) and (iii) above collectively referred to as the "Registrable Shares").

     The Registration Rights Agreements provide that the holders of more than 50% of the Registrable Shares outstanding may, at any time after the first anniversary of the Effective Time, require Vista to effect the registration under the Securities Act of Registrable Shares on no more than two occasions by means of a "shelf" registration statement for an offering to be made on a continuous basis under the Securities Act, subject to certain limitations. The Registration Rights Agreements also provide certain "piggyback" registration rights to the holders of Registrable Shares whenever Vista proposes to register an offering of any of its capital stock under the Securities Act, subject to certain exceptions, including pro rata reduction if, in the reasonable opinion of the managing underwriter(s) of the offering, such a reduction is necessary to prevent an adverse effect on the marketability or offering price of all the securities proposed to be offered in the offering.

     The Registration Rights Agreements contain customary provisions regarding the payment of expenses by Vista and regarding mutual indemnification agreements between Vista and the holders of Registrable Shares for certain securities law violations.

                        COMPARISON OF STOCKHOLDER RIGHTS

     The following is a summary of certain provisions affecting, and the differences between the rights of holders of the capital stock of Vista and Midland, respectively. Since Midland is a Texas corporation and Vista is a Delaware corporation, the differences between the rights of Midland stockholders and the Vista stockholders will arise from the various differences between the Texas Business Corporation Act ("TBCA") and the Delaware General Corporation Law ("DGCL") as well as from the differences between the various provisions of the Midland Articles of Incorporation ("Midland Charter") and the Midland Bylaws ("Midland Bylaws") and the Vista Certificate of Incorporation ("Vista Charter") and Vista Bylaws ("Vista Bylaws"). The following summary is qualified in its entirety by reference to the TBCA, the DGCL, the complete text of the Midland Charter and Bylaws and the Vista Charter and Bylaws. The Vista Charter and the Vista Bylaws have been filed as exhibits to this Proxy Statement/Prospectus. See "Available Information."

     As a result of the Merger, holders of Midland Common Stock will become holders of Vista Common Stock. The rights of all former Midland stockholders will thereafter be governed by the Vista Charter, the Vista Bylaws and the DGCL. The rights of the holders of Midland Common Stock are currently governed by the Midland Charter, the Midland Bylaws and the TBCA. The following summary, which does not purport to be a complete statement of the general differences among the rights of stockholders of Midland and Vista, sets forth certain differences between the Midland Charter and the Vista Charter, the Midland Bylaws and the Vista Bylaws and the TBCA and the DGCL.

AUTHORIZED CAPITAL STOCK

     Midland. Midland's authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share. Midland has not authorized the issuance of shares of preferred stock.

     Vista. Vista's authorized capital stock consists of 60,000,000 shares, divided into 50,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

VOTING

     Midland. Each share of Midland Common Stock entitles the holder to one vote on each matter submitted to stockholders.

     Vista. Each share of Vista Common Stock entitles the holder to one vote on each matter submitted to stockholders. Each share of Vista Preferred Stock, when and if designated and issued, will entitle the holder to such voting rights as shall be specified in the certificate of designations establishing such shares.

SPECIAL MEETINGS OF STOCKHOLDERS

     Midland. The Midland Bylaws provide that a special meeting of stockholders may be called by the chairman of the Midland Board, the president, any one of the directors or the holders of not less than one-tenth of all the shares having voting power at such meeting.

     Vista. The Vista Bylaws provide that a special meeting of stockholders may be called only by the Vista Board.

DIRECTORS

     Midland. The Midland Bylaws provide that the number of directors shall be not less than three nor more than 11. The exact number of directors shall be five until changed, within the preceding limits, by resolutions amending such exact number, duly adopted by at least 75% of the entire Midland Board, or the affirmative vote of the stockholders holding a majority of the shares entitled to vote on the election of directors; and provided that no decrease shall effect a shortening of the term of any incumbent director. The stockholders do not have the right to cumulate their votes in the election of directors.

     Vista. The Vista Charter provides for a Board of Directors consisting of a number of members to be determined by the resolution of the Board of Directors, but will in no event be less than two or more than 21. The stockholders do not have the right to cumulate their votes in the election of directors.

REMOVAL OF DIRECTORS

     Midland. The Midland Bylaws provide that at any special meeting called for such purpose, any director or the entire Board of Directors may be removed from office, with or without cause, by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at such meeting.

     Vista. The Vista Bylaws provide that a director may be removed only for cause and by an affirmative vote of a majority of the shares entitled to vote thereon cast at the annual meeting of the stockholders or any special meeting of stockholders called expressly for that purpose by a majority of the members of the Board of Directors serving at the time of that vote.

VACANCIES ON THE BOARD OF DIRECTORS

     Midland. The Midland Bylaws provide that any vacancy occurring in the Board of Directors may be filled by the vote of a majority of the remaining directors, though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any position on the Board of Directors to be filled by reason of an increase in the number of directors shall be filled by the vote of a majority of the directors, election at an annual meeting of the stockholders, or at a special meeting of stockholders, duly

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

called for such purpose, provided that the Board of Directors may fill no more than two such directorships between any two successive annual meetings of the stockholders.

     Vista. The Vista Bylaws provide that any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled (a) by no less than a majority of the remaining directors then in office, though less than a quorum, for a term of office continuing only until the next election of one or more directors by the stockholders or (b) by election at an annual or special meeting of stockholders called for that purpose.

MERGERS AND OTHER FUNDAMENTAL TRANSACTIONS

     Midland. The TBCA generally requires that a merger, consolidation, sale of all or substantially all of the assets or dissolution of a corporation be approved by the holders of at least two-thirds of the outstanding shares of stock entitled to vote, unless such corporation's articles of incorporation provide otherwise. The Midland Charter contains no such provision; therefore, the TBCA provision described above applies to Midland.

     Vista. Under the DGCL, mergers, consolidations or sales of substantially all of the assets or dissolution of a corporation generally must be approved by the holders of at least a majority of all outstanding shares of stock entitled to vote, unless the certificate of incorporation requires approval by a greater number of shares of stock. The Vista Charter contains no such provision; therefore, the DGCL provision described above applies to Vista.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

     Midland. Article 4.02 of the TBCA provides that an amendment to a corporation's articles of incorporation must be approved by the board of directors and by the affirmative vote of holders of at least two-thirds of the outstanding shares entitled to vote, unless the corporation's articles of incorporation provide otherwise. The Midland Charter contains no such provision, therefore, the TBCA provision described above applies to Midland.

     Vista. Section 242 of the DGCL provides that an amendment to a corporation's certificate of incorporation must be approved by the board of directors and by the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon. The Vista Charter contains no such provision, therefore, the DGCL provision described above applies to Vista.

AMENDMENTS TO BYLAWS

     Midland. The Midland Bylaws provide that the Midland Bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the Midland Board at any duly held meeting or by the holders of a majority of the shares represented at any duly held meeting of stockholders.

     Vista. The Vista Bylaws provide that the Vista Bylaws may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the directors present at any meeting of the Vista Board at which a quorum is present or by unanimous written consent of all the directors, unless (a) by statute or the Vista Charter the power is reserved exclusively to the stockholders in whole or in part, or (b) the stockholders in amending, repealing or adopting a particular bylaw expressly provide that the Vista Board may not amend or repeal that bylaw. Notwithstanding any provision of law that might otherwise permit lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of Vista required by law or by the Vista Charter, the Vista Bylaws shall not be altered, amended or repealed by the stockholders of Vista except in accordance with the Vista Bylaws and by the vote of the holders of not less than a majority in voting power of the outstanding shares of stock then entitled to vote upon the election of directors, voting together as a single class.

                               DISSENTERS' RIGHTS

     Under Texas law, holders of Midland Common Stock will not be entitled to any dissenter's rights in connection with the Merger. Section 5.11 of the Texas Business Corporation Act provides that stockholders have the right to dissent from any plan of merger that requires stockholder approval. Notwithstanding the foregoing, however, Section 5.11 provides that a stockholder shall not have the right to dissent from a plan of merger if (i) the stockholder is not required to accept for the stockholder's shares any consideration that is different from the consideration to be provided to any other stockholder and (ii) the stockholder will receive as consideration shares of stock that are listed, or authorized for listing upon official notice of issuance, on a national securities exchange.

                                 LEGAL MATTERS

     The validity of the Vista Common Stock be to issued in the Merger has been passed upon for Vista by Vinson & Elkins L.L.P., Dallas, Texas.

                                  TAX OPINION

     Arthur Andersen LLP will issue an opinion to Midland regarding the federal income tax consequences of the Merger.

                                    EXPERTS

     The consolidated balance sheets of Midland as of December 31, 1997 and 1996, and the consolidated statements of operations, stockholders' equity and cash flows for each of the years then ended, have been included herein in reliance on the report of Grant Thornton LLP, independent public accountants, given on the authority of that firm as experts in auditing and accounting.

     The consolidated financial statements for the year ended December 31, 1995 of Midland included in this Proxy Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The Consolidated Financial Statements of the Vista Partnership included in this Proxy Statement/ Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.


     The statements of revenues and direct operating expenses of E.G. Operating, a division of FGL, Inc., for the six months ended June 30, 1997 and year ended December 31, 1996 included in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.


     The estimates of Midland's proved reserves as of December 31, 1997 set forth in this Proxy Statement/ Prospectus are based upon a reserve report prepared by Williamson Petroleum Consultants, Inc., independent petroleum consultants, and are included herein upon the authority of such firm as experts with respect to such matters covered by such report.

                             STOCKHOLDER PROPOSALS

     Midland will not hold a 1998 annual meeting of stockholders unless the Merger is not consummated. If the Merger is consummated, stockholders of Vista may submit proposals to be included in Vista's proxy materials and considered for stockholder approval

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

                               GLOSSARY OF TERMS

     The following are abbreviations and definitions of certain terms commonly used in the oil and gas industry in this Proxy Statement/Prospectus.

     "Bbl" means a barrel of oil and condensate or natural gas liquids.

     "Bcf" means billion cubic feet of natural gas.

     "BOE" means one barrel of oil equivalent.

     "Condensate" means a hydrocarbon mixture that becomes liquid and separates from natural gas when the gas is produced and is similar to crude oil.

     "Development well" means a well drilled within the proved area of an oil and gas reservoir to the depth of a stratigraphic horizon known to be productive.

     "Gross," when used with respect to acres or wells, refers to the total acres or wells in which Midland or the Vista Partnership has a working interest.

     "Infill Drilling" means drilling of an additional well or additional wells in order to more adequately drain a reservoir.

     "MBbls" means thousands of barrels of oil.

     "Mcf" means thousand cubic feet of natural gas.

     "MMBbls" means millions of barrels of oil.

     "MMBOE" means millions of barrels of oil equivalents.

     "MMBtu" means one million "British Thermal Units," which means the quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

     "MMcf" means million cubic feet of natural gas.

     "Net," when used with respect to acres or wells, refers to gross acres of wells multiplied, in each case, by the percentage working interest owned by Midland or the Vista Partnership, as the case may be.

     "Net production" means production that is owned by Midland or the Vista Partnership, as the case may be, less royalties and production due others.

     "Oil" means crude oil or condensate.

     "Oil equivalents" means a volume, expressed in Bbls of oil, that includes not only oil but also natural gas and natural gas liquids converted to an equivalent quantity of oil on an energy equivalent basis. Equivalent oil reserves are based on the conversion factor of 6 Mcf of gas per barrel of liquids.

     "Operator" means the individual or company responsible for the exploration, development and production of an oil or gas well or lease.

     "Proved developed reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery will be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

     "Proved reserves" means the estimated quantities of crude oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made). Prices include consideration of changes in existing prices provided by contractual arrangements, but not on escalation based upon future conditions.

          i. Reservoirs are considered proved if economic productivity is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and
     (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

          ii. Reserves that can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

          iii. Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserve"; (B) crude oil, natural gas and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics or economic factors; (C) crude oil, natural gas and natural gas liquids that may occur in undrilled prospects; and (D) crude oil, natural gas and natural gas liquids that may be recovered from oil shales, coal, gilsonite and other such sources.

     "Proved undeveloped reserves" means reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage is limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances are estimates for proved undeveloped reserves attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.


     "PV10" means the present value of estimated future revenues to be generated from the production of proved reserves calculated in accordance with Commission guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, except as otherwise provided by contract, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization, and discounted using an annual discount rate of 10%.


     "Reserves" means proved reserves.

     "Royalty" means an interest in an oil and gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner's royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by the owner of the leasehold in connection with a transfer to a subsequent owner.


     "3-D seismic" means seismic data that are acquired and processed to yield a three-dimensional picture of the subsurface.


     "Working interest" means an interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce oil and gas on the leased acreage and requires the owner to pay a share of the costs of drilling and production operations. The share of production to which a working interest owner is entitled will always be smaller than the share of costs that the working interest owner is required to bear, with the balance of the production accruing to the owners of royalties. For example, the owner of a 100% working interest in a lease burdened only by a landowner's royalty of 12.5% would be required to pay 100% of the costs of a well but would be entitled to retain only 87.5% of the production.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED.)


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                                                              PAGE
                                                              ----
VISTA ENERGY RESOURCES, INC. AND SUBSIDIARIES:
  Report of Independent Public Accountants..................  F-2
  Consolidated Balance Sheets as of March 31, 1998 and
     December 31, 1997 and 1996.............................  F-3
  Consolidated Statements of Operations for the three months ended March 31, 1998 and 1997 and the years ended
     December 31, 1997 and 1996 and the period from
     inception (September 21, 1995) to December 31, 1995....  F-4
  Consolidated Statements of Owners' Equity for the three
     months ended March 31, 1998 and the years ended
     December 31, 1997 and 1996 and the period from
     inception (September 21, 1995) to December 31, 1995....  F-5
  Consolidated Statements of Cash Flows for the three months ended March 31, 1998 and 1997 and the years ended
     December 31, 1997 and 1996 and the period from
     inception (September 21, 1995) to December 31, 1995....  F-6
  Notes to Consolidated Financial Statements................  F-7
  Report of Independent Public Accountants regarding E.G.
     Operating..............................................  F-18
  Statements of Revenues and Direct Operating Expenses of
     E.G. Operating for the six months ended June 30, 1997
     and year ended December 31, 1996.......................  F-19
  Notes to Statements of Revenues and Direct Operating
     Expenses of E.G. Operating.............................  F-20
MIDLAND RESOURCES, INC. AND SUBSIDIARIES:
  Report of Independent Certified Public Accountants........  F-22
  Report of Independent Auditors............................  F-23
  Consolidated Balance Sheets as of March 31, 1998 and
     December 31, 1997 and 1996.............................  F-24
  Consolidated Statements of Operations for the three months ended March 31, 1998 and 1997 and the years ended
     December 31, 1997, 1996 and 1995.......................  F-25
  Consolidated Statements of Stockholders' Equity for the
     quarter ended March 31, 1998 and the years ended
     December 31, 1997, 1996, 1995 and 1994.................  F-26
  Consolidated Statements of Cash Flows for the three months ended March 31, 1998 and 1997 and the years ended
     December 31, 1997, 1996 and 1995.......................  F-27
  Notes to Consolidated Financial Statements................  F-28

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     After the conversion transaction discussed in Note 1 to Vista Energy Resources, Inc.'s consolidated financial statements is effected, we expect to be in a position to render the following audit report.


To the Board of Directors of

Vista Energy Resources, Inc.:

     We have audited the accompanying consolidated balance sheets of Vista Energy Resources, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, owners' equity, and cash flows for the years ended December 31, 1997 and 1996, and for the period from inception (September 21, 1995), to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vista Energy Resources, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996, and for the period from inception (September 21, 1995), to December 31, 1995, in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP


Dallas, Texas

September 16, 1998

                          VISTA ENERGY RESOURCES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                            DECEMBER 31,
                                                       JUNE 30,      --------------------------
                                                         1998           1997           1996
                                                      -----------    -----------    -----------
                                                      (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents........................   $    67,275    $   527,129    $   517,211
  Accounts receivable
     Oil and gas sales.............................     1,025,812      1,113,302        811,404
     Trade.........................................       246,020        136,633         72,936
  Other............................................        44,321         83,519         72,925
                                                      -----------    -----------    -----------
                                                        1,383,428      1,860,583      1,474,476
                                                      -----------    -----------    -----------
PROPERTY AND EQUIPMENT:
  Oil and gas properties, based on successful
     efforts accounting............................    29,136,894     27,943,634     15,861,035
  Other............................................       411,883        373,258        134,199
                                                      -----------    -----------    -----------
                                                       29,548,777     28,316,892     15,995,234
                                                      -----------    -----------    -----------
  Less accumulated depreciation, depletion and
     amortization..................................    (4,314,493)    (3,446,126)    (1,472,032)
                                                      -----------    -----------    -----------
     Property and equipment, net...................    25,234,284     24,870,766     14,523,202
                                                      -----------    -----------    -----------
OTHER ASSETS.......................................       372,081        304,754        261,662
                                                      -----------    -----------    -----------
                                                      $26,989,793    $27,036,103    $16,259,340
                                                      ===========    ===========    ===========

LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses............   $ 1,224,651    $ 1,439,451    $   860,810
                                                      -----------    -----------    -----------
                                                        1,224,651      1,439,451        860,810
                                                      -----------    -----------    -----------
LONG-TERM DEBT.....................................    18,400,000     17,900,000      8,615,077
COMMITMENTS AND CONTINGENCIES......................            --             --             --
OWNERS' EQUITY.....................................     7,365,142      7,696,652      6,783,453
                                                      -----------    -----------    -----------
                                                      $26,989,793    $27,036,103    $16,259,340
                                                      ===========    ===========    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                          VISTA ENERGY RESOURCES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                    FOR THE PERIOD
                               SIX MONTHS ENDED                                     FROM INCEPTION
                                   JUNE 30,           YEAR ENDED DECEMBER 31,    (SEPTEMBER 21, 1995)
                            -----------------------   ------------------------     TO DECEMBER 31,
                               1998         1997         1997          1996              1995
                            ----------   ----------   -----------   ----------   --------------------
                                  (UNAUDITED)
REVENUES:
  Oil and gas sales.......  $4,057,279   $3,633,274   $ 8,874,961   $5,537,720        $1,348,647
                            ----------   ----------   -----------   ----------        ----------
          Total
            revenues......   4,057,279    3,633,274     8,874,961    5,537,720         1,348,647
                            ----------   ----------   -----------   ----------        ----------
COSTS AND EXPENSES:
  Lease operating.........   1,939,530    1,672,260     3,688,695    2,544,567           728,540
  Exploration costs.......          --       58,600        97,211      273,843
  Depreciation, depletion
     and amortization.....     962,026      932,192     2,169,098    1,272,316           308,132
  General and
     administrative.......     620,665      475,640       987,020      581,048           208,509
  Amortization of unit
     option awards........     192,177      264,594       315,518           --                --
                            ----------   ----------   -----------   ----------        ----------
          Total costs and
            expenses......   3,714,398    3,403,286     7,257,542    4,671,774         1,245,181
                            ----------   ----------   -----------   ----------        ----------
          Operating
            income........     342,881      229,988     1,617,419      865,946           103,466
                            ----------   ----------   -----------   ----------        ----------
  Loss on sale of
     property.............    (192,898)      (7,247)      (87,678)     (56,738)               --
  Interest expense........    (713,961)    (394,169)   (1,048,009)    (476,363)          (77,093)
  Other income, net.......      40,291       63,856       115,949       61,437            33,684
                            ----------   ----------   -----------   ----------        ----------
NET INCOME (LOSS) BEFORE
  TAXES...................    (523,687)    (107,572)      597,681      394,282            60,057
                            ----------   ----------   -----------   ----------        ----------
  Pro forma benefit
     (provision) for
     taxes................     183,290       37,650      (211,720)    (139,284)          (21,190)
                            ----------   ----------   -----------   ----------        ----------
NET INCOME (LOSS).........  $ (340,397)  $  (69,922)  $   385,961   $  254,998        $   38,867
                            ==========   ==========   ===========   ==========        ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                          VISTA ENERGY RESOURCES, INC.

                   CONSOLIDATED STATEMENTS OF OWNERS' EQUITY


BALANCE, September 21, 1995.................................  $       --
  Net income before taxes...................................      60,057
  Contributions.............................................   6,329,114
                                                              ----------
BALANCE, December 31, 1995..................................   6,389,171
  Net income before taxes...................................     394,282
                                                              ----------
BALANCE, December 31, 1996..................................   6,783,453
  Net income before taxes...................................     597,681
  Unit option awards........................................     315,518
                                                              ----------
BALANCE, December 31, 1997..................................   7,696,652
  Net loss before taxes (unaudited).........................    (523,687)
  Unit option awards (unaudited)............................     192,177
                                                              ----------
BALANCE, March 31, 1998 (unaudited).........................  $7,365,142
                                                              ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                          VISTA ENERGY RESOURCES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                        FOR THE PERIOD
                                                SIX MONTHS ENDED                                        FROM INCEPTION
                                                    JUNE 30,             YEAR ENDED DECEMBER 31,     (SEPTEMBER 21, 1995)
                                            -------------------------   --------------------------     TO DECEMBER 31,
                                               1998          1997           1997          1996               1995
                                            -----------   -----------   ------------   -----------   --------------------
                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) before taxes..........  $  (523,687)  $  (107,572)  $    597,681   $   394,282       $    60,057
  Adjustments to reconcile net income
    before taxes to cash provided by
    operating activities
    Depreciation, depletion and
       amortization.......................      962,026       933,192      2,169,098     1,272,316           308,132
    Amortization of unit option awards....      192,177       264,594        315,518            --                --
    Exploration costs.....................           --            --         97,211       273,843                --
    Loss on sale of property..............      192,959            --         87,678        56,738                --
  Changes in working capital
    Decrease (increase) in accounts
       receivable.........................      (21,897)       88,117       (365,595)     (385,771)         (199,307)
    Increase in prepaid expenses..........       39,198      (108,232)       (10,594)      (24,120)          (48,805)
    Decrease (increase) in accounts
       payable............................     (218,670)      576,075        468,832       324,665               548
    Decrease (increase) accrued
       expenses...........................        3,870        31,445        109,809       160,696            75,253
                                            -----------   -----------   ------------   -----------       -----------
         Net cash provided by operating
           activities.....................      625,976     1,677,619      3,469,638     2,072,649           195,878
                                            -----------   -----------   ------------   -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.....   (1,717,694)   (4,379,753)   (13,038,815)   (7,417,091)       (7,720,478)
  Proceeds from sales of property and
    equipment.............................      131,864            --        390,000       390,371
  Payment of organization costs...........           --            --             --       (20,000)         (264,362)
                                            -----------   -----------   ------------   -----------       -----------
         Net cash used in investing
           activities.....................   (1,585,830)   (4,379,753)   (12,648,815)   (7,046,720)       (7,984,840)
                                            -----------   -----------   ------------   -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Partner contributions...................           --            --             --            --         5,060,000
  Payment of borrowings...................           --      (115,077)            --            --          (394,833)
  Proceeds from issuance of debt..........      500,000     2,300,000      9,703,572     5,415,077         3,600,000
  Repayments of debt......................           --            --       (418,649)     (400,000)
  Payments of debt issuance cost..........           --            --        (95,828)           --                --
                                            -----------   -----------   ------------   -----------       -----------
         Net cash provided by financing
           activities.....................      500,000     2,184,923      9,189,095     5,015,077         8,265,167
                                            -----------   -----------   ------------   -----------       -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.............................     (459,854)     (517,211)         9,918        41,006           476,205
CASH AND CASH EQUIVALENTS:
  Beginning of period.....................      527,129       517,211        517,211       476,205                --
                                            -----------   -----------   ------------   -----------       -----------
  End of period...........................  $    67,275   $         0   $    527,129   $   517,211       $   476,205
                                            ===========   ===========   ============   ===========       ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                          VISTA ENERGY RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1997, 1996, AND 1995
1. ORGANIZATION:

  Organization

     Vista Energy Resources, Inc. ("Vista" or the "Company") was incorporated in Delaware in May 1998 for the purpose of consolidating and continuing the activities previously conducted by Vista Resources Partners, L.P., a Texas limited partnership (the "Partnership"). The Partnership was formed on September 21, 1995, for the purpose of acquiring interests in and further developing oil and natural gas properties ("Properties").

     Vista Resources I, Inc., a Texas corporation (the "General Partner"), served as the sole general partner of the Partnership. Vista Resources, Inc., a Texas corporation and a wholly owned subsidiary of the Company (the "Operator"), serves as the operator of Properties in which the Company acquires or otherwise owns operating working interests.

     Pursuant to the terms of an Exchange Agreement dated June 15, 1998 (the "Exchange Agreement"), the Company will acquire all of the outstanding partnership interests of the Partnership and all of the outstanding shares of the General Partner in exchange for shares of Common Stock of the Company (the "Conversion"). The Conversion and other transactions contemplated by the Exchange Agreement will be consummated immediately prior to the closing of the merger (the "Merger") with Midland Resources, Inc. ("Midland"). The Conversion will be accounted for as a transfer of assets and liabilities between affiliates under common control and will result in no change in carrying values of these assets and liabilities.

     The accompanying consolidated financial statements include the balances and results of operations associated with the Company, the Partnership and its wholly owned subsidiary, Vista Resources, Inc., as of December 31, 1997, and 1996 and for the years ended December 31, 1997 and 1996, and the period from inception (September 21, 1995), to December 31, 1995. All significant intercompany transactions and balances have been eliminated in preparation of the consolidated financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.


  Accounts Receivable



     Trade receivables represent billings to other working interest owners for their share of costs on wells for which the Company serves as the operator.


  Oil and Gas Properties

     The Company follows the successful efforts method of accounting for its oil and gas properties whereby costs of productive wells, developmental dry holes, and productive leases are capitalized and amortized on a

                          VISTA ENERGY RESOURCES, INC.

unit-of-production basis over the respective properties' remaining proved reserves. Amortization of capitalized costs of oil and gas properties is provided on a prospect-by-prospect basis.

     Leasehold costs are capitalized when incurred. Unproved oil and gas properties with significant acquisition costs are periodically assessed and any impairment in value is charged to exploration costs. The costs of unproved properties which are not individually significant are assessed periodically in the aggregate based on historical experience, and any impairment in value is charged to exploration costs. The Company recorded $97,211, $273,843 and $0 of such impairments in 1997, 1996 and 1995, respectively. The costs of unproved properties which are determined to be productive are transferred to proved oil and gas properties.

     Exploration costs, such as geological and geophysical expenses and annual delay rentals, are charged to expense as incurred. Exploratory drilling costs, if any, including the costs, if any, including the cost of stratigraphic test wells, are initially capitalized but charged to expense if and when the well is determined to be unsuccessful.

     The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that proved oil and gas properties be assessed for an impairment in their carrying value whenever events or changes in circumstances indicate that such carrying value may not be recoverable. SFAS No. 121 requires that this assessment be performed by comparing the future net cash flows and net carrying value of oil and gas properties. This assessment must generally be performed on a property by property basis. No such impairment of the carrying value of oil and gas properties was required in 1997, 1996 or 1995.

  Other Property and Equipment

     Other property and equipment are comprised of furniture, fixtures and automobiles. These items are amortized on a straight-line basis over their estimated useful lives, which range from five to seven years.

  Other Assets

     Other assets are primarily comprised of organization costs and deferred debt issuance costs and are presented net of accumulated amortization in the financial statements. Organization costs are being amortized on a straight-line basis over five years. Debt issuance costs are amortized over the life of the related debt agreements.


  Revenue Recognition Policy



     Revenues are recorded when products have been delivered and services have been performed. The Company uses the sales method to account for gas imbalances. Under this method, revenue is recognized based on the cash received rather than the Company's proportionate share of gas produced. The Company's imbalances at June 30, 1998 and December 31, 1997 and 1996 were not significant.


  Income Taxes

     Prior to the Conversion, the results of operations of the Company were included in the tax returns of its owners. As a result, tax strategies were implemented that are not necessarily reflective of strategies the Company would have implemented. In addition, the tax net operating losses generated by the Company during the period from its inception to date of the Conversion will not be available to the Company to offset future taxable income as such benefit accrued to the owners.

     In conjunction with the Conversion, the Company will adopt SFAS No. 109, "Accounting for Income Taxes," which provides for determining and recording deferred income tax assets or liabilities based on

                          VISTA ENERGY RESOURCES, INC.

temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates. SFAS No. 109 requires that the net deferred tax liabilities of the Company on the date of the Conversion be recognized as a component of income tax expense. The Company will be required to recognize approximately $930,000 in deferred tax liabilities and income tax expense on the date of the Conversion.

     Upon the Conversion, the Company will become taxable as a corporation. Pro forma income tax information for the years ended December 31, 1997 and 1996 and for the period from inception (September 21, 1995) to December 31, 1995, presented in the accompanying consolidated statements of operations and in Note 7, reflects the income tax expense (benefit) and net income (loss) as if all Partnership income had been subject to corporate federal income tax, exclusive of the effects of recording the Company's net deferred tax liabilities upon the Conversion.

  Statement of Cash Flows

     Cash paid for interest for the years ended December 31, 1997 and 1996 and for the period from inception (September 21, 1995) to December 31, 1995 was $702,251, $240,414 and $1,840, respectively.

  Interim Financial Information

     In the opinion of the Company, the accompanying consolidated financial statements as of and for the three month periods ended March 31, 1998 and 1997, which have not been audited by independent public accountants, contain all adjustments necessary to present fairly the Company's consolidated financial position, the results of its operations and its cash flows for the periods reported. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions are eliminated. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Certain prior amounts have been reclassified to conform to 1998 presentation. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and footnotes thereto included herein. The results of operations for the three months ended March 31, 1998 and 1997 are not necessarily indicative of the results to be expected for a full year.

  Other

     Certain amounts in the prior periods' financial statements have been reclassified to conform with the current year presentation.

3. SIGNIFICANT ACQUISITIONS OF OIL AND GAS PROPERTIES AND OTHER ASSETS:

  1997 Acquisitions

     In addition to acquiring various additional small working interests and overriding royalty interests in properties already owned and operated by the Company, the Company closed two significant producing property acquisitions in 1997. In May 1997, the Company acquired all of the interests of Coastal Oil and Gas Corporation in three producing leases located in the Howard Glasscock Field, Howard County, Texas, for a net purchase price of $1,110,920. The interests acquired were attributable to leases in which the Company already owned interests and which were operated by the Operator. Effective as of July 1, 1997, the Company acquired substantially all of the producing oil and gas properties (representing working interests ranging from 25% to 100% in approximately 44 wells located in West Texas, South Texas, East Texas and Southeastern New Mexico) from E.G. Operating, a division of FGL, Inc., for a net purchase price of $6,088,073. All of the Company's 1997 acquisitions were funded through a combination of proceeds from long-term borrowings and cash on hand.

                          VISTA ENERGY RESOURCES, INC.

  1996 Acquisitions

     In addition to acquiring various additional small working interest in oil and gas properties already owned and operated by the Company, the Company closed two significant producing property acquisitions in 1996. Effective as of June 1, 1996, the Company acquired 100% of the working interest in two producing leases (14 wells) located in the Sharon Ridge Field, Scurry County, Texas, for a net purchase price of $446,798. Effective as of July 1, 1996, the Company acquired producing oil and gas properties (representing working interests ranging from 1.4% to 100% in approximately 137 wells located in West Texas and Southeastern New Mexico) from Merit Energy Company and certain of its partnership affiliates for a net purchase price of $4,149,754. All of the Company's 1996 acquisitions were funded through a combination of proceeds from long-term borrowings and cash provided by operating activities.

  1995 Acquisitions

     Effective September 27, 1995, the Company acquired assets comprised primarily of producing oil and gas properties from J. McShane, Inc. and certain of its affiliates and co-working interest owners for total consideration of $7,497,727. The oil and gas assets acquired represent interests in approximately 170 producing wells primarily in the Permian Basin of West Texas and Southeastern New Mexico. The acquisition was funded through a combination of capital contributions and proceeds from long-term borrowings.

     The 1997, 1996, and 1995 acquisitions were accounted for utilizing the purchase method of accounting. The accompanying consolidated statements of operations include the results of operations from the acquired properties beginning on the dates that the acquisitions were closed. The following table summarizes the unaudited pro forma effect on the Company's consolidated statements of operations as if the acquisitions consummated in 1997 had been closed on January 1, 1997. Future results may differ substantially from pro forma due to changes in prices received for oil and gas sold, production declines and other factors. Therefore, the pro forma amounts should not be considered indicative of future operations.


                                                             1997
                                                           PRO FORMA
                                                          -----------
                                                          (UNAUDITED)
Total Revenues..........................................  $10,265,739
                                                          ===========
Net Income..............................................  $   845,212
                                                          ===========


4. SALE OF OIL AND GAS PROPERTIES:

     During 1997, the Company sold certain oil and gas properties for a total net consideration of $390,000, which resulted in a book loss of $87,678. During 1996, the Company sold certain oil and gas properties for total net consideration of $390,371, which resulted in a book loss of $56,738. The Company sold no oil and gas properties in 1995.

                          VISTA ENERGY RESOURCES, INC.

5. OIL AND GAS PRODUCING ACTIVITIES:

     Set forth below is certain information regarding the aggregate capitalized costs of oil and gas properties and costs incurred in oil and gas property acquisition, development and exploration activities:

  Capitalized Costs

                                                                AS OF DECEMBER 31,
                                                            --------------------------
                                                               1997           1996
                                                            -----------    -----------
Proved properties.........................................  $27,797,268    $15,733,964
Unproved properties.......................................      146,366        127,071
Accumulated depreciation, depletion and amortization......   (3,396,901)    (1,444,887)
                                                            -----------    -----------
                                                            $24,546,733    $14,416,148
                                                            ===========    ===========

  Costs Incurred

                                                                           PERIOD FROM
                                                                            INCEPTION
                                            YEAR ENDED DECEMBER 31,    (SEPTEMBER 21, 1995)
                                            ------------------------     TO DECEMBER 31,
                                               1997          1996              1995
                                            -----------   ----------   --------------------
Property acquisitions:
  Proved properties.......................  $ 7,217,464   $4,840,602        $8,664,889
  Unproved properties.....................       19,295           --           397,522
Development costs.........................    5,381,429    2,433,838           138,581
Exploration costs.........................      176,792      359,763                --
                                            -----------   ----------        ----------
                                            $12,794,980   $7,634,203        $9,200,992
                                            ===========   ==========        ==========

6. LONG-TERM DEBT:

     As of December 31, 1997, $17,900,000 was outstanding under a $50,000,000 revolving line of credit note (the "Note") with Union Bank of California ("Union Bank") subject to a borrowing base which is redetermined on a semi-annual basis beginning April 1, 1998. The Credit Agreement pursuant to which the Note was originally issued was amended effective as of August 15, 1997 (as further amended from time to time, the "Credit Agreement"), to, among other things, provide for an increase in the facility amount of the Credit Agreement from $15,000,000 to $50,000,000. The borrowing base at December 31, 1997, was $19,000,000. Borrowings under the Note are to be used for the acquisition and development of Properties and for other Company purposes.

     The Company has two options with respect to interest rate elections on borrowings under the Note. The Company may either elect an interest rate equal to (i) Union Bank's reference rate plus 35 basis points ("Prime Basis") or (ii) a Eurodollar rate (i.e., London Interbank Offered Rate) plus 175 basis points (if amounts outstanding are 50% or less of the then current borrowing base), in either case, as adjusted for Union Bank's Reserve Percentage under Regulation D of the Board of Governors of the Federal Reserve System with respect to Eurocurrency liabilities ("LIBOR Basis"). The LIBOR Basis option provides for one-, two-, three-or six-months periods. At year end the Company had the following amounts outstanding:

AMOUNT                                 RATE ELECTION     RATE              TERM
------                                 -------------    -------    --------------------
$4,500,000.........................    LIBOR Basis      7.59375%   10/01/97 to 03/31/98
$5,100,000.........................    LIBOR Basis      7.65234%   11/29/97 to 05/28/98
$7,900,000.........................    LIBOR Basis      7.56250%   08/20/97 to 02/19/98
$400,000...........................    Prime Basis      8.85000%      Not Applicable

                          VISTA ENERGY RESOURCES, INC.

     As of December 31, 1997, the Company had accrued interest thereunder of $345,758.

     Unless otherwise extended by Union Bank, the Note converts to a three-year fully amortizing term loan at March 31, 1999.

     The obligations of the Company under the Credit Agreement and Note are secured by a first lien deed of trust on the Company's interests in certain of its Properties.

     The Credit Agreement includes covenants which, among other things, restrict the incurrence of additional indebtedness and the sale or acquisition of oil and gas properties above certain levels without the consent of the lender.


     Effective as of December 23, 1997, the Company entered into an interest rate swap accounted for as a hedge with any realized gains or losses appropriately recorded as interest expense. (See Note 11 for further discussion of hedge accounting.) with Union Bank. The swap consists of $10,000,000 notional amount of indebtedness at a fixed swap rate of 6.021% three month LIBOR for the partnership. The term of this swap ends on December 23, 1999.


7. EMPLOYEE STOCK OPTIONS:

     Effective September 26, 1995, the Board of Directors of the General Partner adopted the original Option Plan (the "Plan") for certain officers and employees of the Partnership and the Operator. The Plan authorizes the grant of options to acquire units of limited partnership interests in the Partnership ("Units"). Effective April 1, 1997, the Board of Directors of the General Partner amended and restated the Plan in order to provide for additional options to be added to the Plan (the "Amended Plan"). As of December 31, 1997, the Amended Plan provided for future awards of options of up to 165,000 Units.

     The Amended Plan provides for the issuance of 1,580,321 options in six separate series with an initial exercise price of $1 (series A-D or "$1 options") and $2 (series E-F or "$2 options") which was to be increased 10% per annum from the initial plan adoption date of September 26, 1995, for the $1 options and April 1, 1997, for the $2 options. Option A series, covering 550,358 units, was to vest at a rate of one-third of the options at each of the dates of April 1, 1998, 1999 and 2000. Option B, C, D, and E series were to vest on the dates that the Board determines that the current value of partnership units had increased by a factor of 3, 4, 5, and 6, respectively, or on the date that such per unit amounts of cash or other assets have been or are authorized to be distributed to the partners. Option B, C, D, and E series cover 152,877, 159,826, 167,260, and 350,000, respectively.

     The following table summarizes Unit activity during 1995, 1996 and 1997, under the Amended Plan:

                                                                                WEIGHTED
                                                NUMBER OF                       AVERAGE
                                                  UNITS     EXERCISE PRICE   EXERCISE PRICE
                                                ---------   --------------   --------------
Outstanding at September 21, 1995.............         --      $    --           $  --
  Granted.....................................  1,030,321      $  1.00           $1.01
                                                ---------
Outstanding at January 1, 1996................  1,030,321      $  1.03           $1.01
  Granted.....................................         --      $    --           $  --
                                                ---------
Outstanding at January 1, 1997................  1,030,321      $  1.13           $1.08
  Granted.....................................    385,000      $  2.00           $2.02
                                                ---------
Outstanding at December 31, 1997..............  1,415,321   $1.24 to $2.15       $1.49
                                                =========
Exercisable at December 31, 1997..............    366,905      $  1.24           $1.19
                                                =========

                          VISTA ENERGY RESOURCES, INC.

     The following table summarized information about the Amended Plan at December 31, 1997:

                 NUMBER OF UNITS   REMAINING LIFE   NUMBER OF UNITS
EXERCISE PRICE     OUTSTANDING        (YEARS)         EXERCISABLE
--------------   ---------------   --------------   ---------------
    $1.24           1,030,321           3.7             366,905
     2.15             385,000           3.7                  --
                 ---------------                    ---------------
                    1,415,321           3.7             366,905
                 ===============                    ===============


     The Company accounts for the Units issued under the Amended Plan under Accounting Principles Board Opinion No. 25. Based on an estimated fair value of $2 per unit, the Company recorded a noncash charge for the expected value of the vested $1 options in the amount of $315,518 for the year ended December 31, 1997. Estimated compensation expense is recorded over the vesting period and will be adjusted prospectively as the estimated fair value of options changes. Had compensation cost for the Amended Plan been determined consistent with Statement of Financial Accounting Standards No. 123 ("SFAS 123") "Accounting for Stock-Based Compensation," the Company would not have reported any compensation cost related to the Amended Plan for any periods presented in the accompanying Consolidated Statements of Operations.


8. LEASE COMMITMENTS:

     The Operator, for the benefit of itself, the Partnership and the General Partner, leases 7,505 square feet of office space at 550 West Texas Avenue, Suite 700 Midland, Texas from Fasken Center, Ltd. under an office lease dated October 10, 1996 (as amended from time to time, the "Lease"). The Lease is a typical office lease containing standard and customary lease provisions and runs from January 1, 1997, through August 31, 2002. The rental payments due under the Lease are as follows:

                         PERIOD                              AMOUNT
                         ------                             --------
January 1, 1997 - August 31, 1997........................   $     --
September 1, 1997 - August 31, 1998......................     50,523
September 1, 1998 - August 31, 1999......................     50,523
September 1, 1999 - August 31, 2000......................     55,538
September 1, 2000 - August 31, 2001......................     55,537
September 1, 2001 - August 31, 2002......................     55,537
                                                            --------
                                                            $267,658
                                                            ========

9. SIGNIFICANT CUSTOMERS:


     During 1997, 1996 and 1995, sales to customers that individually accounted for 10% or more of the Company's oil and gas sales accounted for 57%, 54% and 45%, respectively, as follows:



1997:.................................        20% to one customer,
                                              19% to one customer, and
                                              18% to one customer
1996:.................................        14% to one customer, and
                                              40% to one customer
1995:.................................        11% to one customer, and
                                              34% to one customer



Management does not believe that the loss of any one customer would have a significant impact on the Company's results of operations.

                          VISTA ENERGY RESOURCES, INC.

10. PRO FORMA INCOME TAXES: (UNAUDITED)

     The pro forma effective income tax rate for the Company was different than the statutory federal income tax rate for the periods shown below due to the following:

                                                                              PERIOD FROM
                                                                               INCEPTION
                                                YEAR ENDED DECEMBER 31,   (SEPTEMBER 21, 1995)
                                                -----------------------     TO DECEMBER 31,
                                                   1997         1996              1995
                                                ----------   ----------   --------------------
Pro forma income tax expense at the federal
  statutory rate of 35%.......................   $209,188     $137,999          $21,020
Other.........................................      2,532        1,285              170
                                                 --------     --------          -------
          Pro forma income tax expense........   $211,720     $139,284          $21,190
                                                 ========     ========          =======

     Components of pro forma income tax expense are as follows:

                                                                              PERIOD FROM
                                                                               INCEPTION
                                                YEAR ENDED DECEMBER 31,   (SEPTEMBER 21, 1995)
                                                -----------------------     TO DECEMBER 31,
                                                   1997         1996              1995
                                                ----------   ----------   --------------------
Current.......................................   $     --     $     --          $12,279
Deferred......................................    211,720      139,284            8,911
                                                 --------     --------          -------
                                                 $211,720     $139,284          $21,190
                                                 ========     ========          =======

     Deferred tax assets and liabilities are the results of temporary differences between the financial statement carrying values and tax bases of assets and liabilities. The Company's pro forma net deferred tax liability positions are as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                   -----------------------------------
                                                      1997          1996        1995
                                                   -----------   ----------   --------
Deferred Tax Liabilities:
  Property and equipment.........................  $ 2,900,251   $1,464,787   $581,814
Deferred Tax Assets:
  Other..........................................         (573)        (786)        --
Net operating losses.............................   (1,966,860)    (742,903)        --
                                                   -----------   ----------   --------
  Pro forma net deferred tax liability...........  $   932,818   $  721,098   $581,814
                                                   ===========   ==========   ========

11. PRICE RISK MANAGEMENT:


     The Company periodically uses derivative financial instruments to manage crude oil and natural gas price risk. These instruments qualify as hedges under generally accepted accounting principles and are properly recorded as oil and gas sales in the statements of operations. In order to qualify for hedge accounting, each financial instrument must be initially designated as a hedge, must appropriately reduce the price risk and must have correlation to the commodity being hedged. If an instrument does not qualify as a hedge, then it is accounted for as a speculative transaction, with any unrealized gains or losses being reflected in the statement. It is the Company's policy not to engage in speculative transactions of this nature. If a financial instrument designated as a hedge is sold, extinguished or terminated before it matures, then the realized gain or loss is

                          VISTA ENERGY RESOURCES, INC.

deferred and amortized to oil and gas sales over the original life of the financial instrument. The Partnership's realized gains and losses attributable to its price risk management activities are as follows:


                                                          1997       1996      1995
                                                        --------   --------   -------
Realized losses.......................................  $200,828   $601,430   $34,200

     Set forth below is the contract amount and terms of all instruments held for price risk management purposes at December 31, 1997 and 1996 (all quantities are expressed in crude oil barrels ("Bbl") and all prices are expressed in the calendar monthly average of daily NYMEX closing prices for Light Sweet Crude
Oil):

                                    TYPE       MONTHLY       PUT           CALL
          TRADE DATE             TRANSACTION   VOLUME    FLOOR PRICE   CEILING PRICE                  TERM
          ----------             -----------   -------   -----------   -------------   ----------------------------------
December 15, 1997..............    Collar      10,000    $18.00 Bbl     $19.805 Bbl    April 1, 1998 to December 31, 1998
December 15, 1997..............    Collar      10,000    $18.50 Bbl     $19.280 Bbl     April 1, 1998 to March 31, 1999

12. SUPPLEMENTARY QUARTERLY FINANCIAL DATA (UNAUDITED):

                                     FIRST        SECOND       THIRD        FOURTH       TOTAL
                                   ----------   ----------   ----------   ----------   ----------
1997
  Total revenues.................  $2,054,168   $1,639,844   $2,469,147   $2,711,802   $8,874,961
                                   ==========   ==========   ==========   ==========   ==========
  Net income.....................  $  238,834   $  102,141   $  441,929   $ (185,223)  $  597,681
                                   ==========   ==========   ==========   ==========   ==========
1996
  Total revenues.................  $  962,705   $  861,839   $1,677,934   $2,035,242   $5,537,720
                                   ==========   ==========   ==========   ==========   ==========
  Net income.....................  $   44,465   $   11,498   $   88,034   $  250,285   $  394,282
                                   ==========   ==========   ==========   ==========   ==========

13. OIL AND GAS RESERVES INFORMATION (UNAUDITED):

     The estimates of proved oil and gas reserves utilized in the preparation of the financial statements were estimated by the Company in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement. All of the Company's reserves are located onshore in or offshore to the continental United States.

     Future prices received for production and future production costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates. There can be no assurance that the proved reserves will be developed within the periods indicated or that prices and costs will remain constant. There can be no assurance that actual production will equal the estimated amounts used in the preparation of reserve projections. In accordance with the Securities and Exchange Commission's guidelines, the Company's estimates of future net cash flows from the Company's proved properties and the represent value thereof are made using oil and natural gas sales prices in effect as of the dates of such estimates and are held constant throughout the life of the properties. Average prices used in estimating the future net cash flows at December 31, 1997, 1996 and 1995 were as follows: $16.10, $23.55 and $17.49 per barrel for oil in 1997, 1996 and 1995, respectively, and $2.01, $3.43 and $1.84 per Mcf for natural gas in 1997, 1996 and 1995, respectively.

     There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures. oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be

                          VISTA ENERGY RESOURCES, INC.

measured in an exact way, and estimates of other engineers might differ materially from those shown below. The accuracy of any reserve estimate is a function of the quality of available data and engineering and estimate may justify revisions. Accordingly, reserves estimates are often materially different from the quantities of oil and gas that are ultimately recovered. Reserve estimates are integral in management's analysis of impairments of oil and gas properties and the calculation of depreciation, depletion and amortization on those properties.

     The following unaudited table sets forth proved oil and gas reserves at December 31, 1997, 1996 and 1995:


                                       1997                    1996                    1995
                              ----------------------   ---------------------   ---------------------
                                 OIL         GAS          OIL         GAS         OIL         GAS
                               (Bbls)       (Mcf)       (Bbls)       (Mcf)      (Bbls)       (Mcf)
                              ---------   ----------   ---------   ---------   ---------   ---------
Proved Reserves:
  Beginning of year.........  4,540,419    7,185,636   2,230,190   4,837,030          --          --
  Revisions of previous
     estimates(1)...........  1,304,819     (969,377)    548,009    (458,198)         --          --
  Extensions and
     discoveries............  1,161,953                  205,859      28,442
  Purchases of minerals in
     place..................    762,282    6,206,929   1,838,595   3,339,214   2,298,401   4,993,545
  Sales of minerals in
     place..................   (148,902)    (343,565)    (46,455)   (126,680)         --          --
  Production................   (403,812)    (784,298)   (235,779)   (434,172)    (68,211)   (156,515)
                              ---------   ----------   ---------   ---------   ---------   ---------
  End of year...............  7,216,559   11,295,325   4,540,419   7,185,636   2,230,190   4,837,030
                              =========   ==========   =========   =========   =========   =========
Proved Developed Reserves:
  Beginning of year.........  3,092,149    5,510,499   1,352,870   3,893,360          --          --
                              ---------   ----------   ---------   ---------   ---------   ---------
  End of year...............  3,559,850    7,090,902   3,092,149   5,510,499   1,352,870   3,893,360
                              =========   ==========   =========   =========   =========   =========


---------------


(1) Proved reserves have historically been revised upward as a result of successful in-field drilling and implementation of secondary recovery projects which result in the reclassification of "probable" reserves to the "proved" category. Other less significant revisions occurred and are attributable to properties Vista purchased which, as a result of additional in-depth geological and engineering reviews, were determined to have additional proved reserves (i.e., more than were originally identified at the time of purchase). Vista has made similar disclosure in Note 13 of this Proxy Statement/Prospectus.


     The following table sets forth the standardized measure of discounted future net cash flows relating to proved reserves at December 31, 1997 and 1996:

                                                               1997           1996
                                                           ------------   ------------
Cash Flows Relating to Proved Reserves:
  Future cash flows......................................  $131,921,276   $125,076,627
  Future costs:
     Production..........................................   (45,194,356)   (47,139,363)
     Development.........................................   (12,371,206)    (6,835,546)
                                                           ------------   ------------
  Future net cash flows..................................    74,355,714     71,101,718
  10% discount factor....................................   (35,775,170)   (30,250,175)
                                                           ------------   ------------
Standardized measure of discounted future net cash
  flows..................................................  $ 38,580,544   $ 40,851,543
                                                           ============   ============

                          VISTA ENERGY RESOURCES, INC.

     Had the Company been a taxable entity at December 31, 1997, the future income taxes would have been $14,127,288 on an undiscounted basis and $7,770,008 on a discounted basis, and the standardized measure of discounted future net cash flows at December 31, 1997 would have been $36,990,032.

     The following table sets forth the changes in the standardized measure of discounted future net cash flows relating to proved reserves for the years ended December 31, 1997 and 1996 and for the period from inception (September 21, 1995) to December 31, 1995:

                                                           1997          1996          1995
                                                        -----------   -----------   -----------
Standardized Measure, Beginning of Year...............  $40,851,543   $17,242,730   $        --
  Net change in sales prices, net of production
     costs............................................  (12,557,771)    6,601,987
  Development costs incurred during the year which
     were previously estimated........................    5,073,000     2,033,000
  Revisions of quantity estimates.....................    6,325,872     4,182,057            --
  Extensions, discoveries and improved recovery, net
     of future production and development costs.......    2,382,351     1,485,041
  Accretion of discount...............................    4,085,154     1,724,273            --
  Change in future development costs..................   (4,116,068)   (2,598,316)           --
  Change in timing and other..........................   (5,394,793)   (4,484,968)           --
  Purchases of reserves in place......................    8,289,041    17,756,033    17,862,837
  Sales of reserves in place..........................   (1,171,519)      (97,141)           --
  Sales, net of production costs......................   (5,186,266)   (2,993,153)     (620,107)
                                                        -----------   -----------   -----------
Standardized measure, end of year.....................  $38,580,544   $40,851,543   $17,242,730
                                                        ===========   ===========   ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



Vista Resources Partners, L.P.



     We have audited the accompanying statements of revenues and direct operating expenses of the E.G. Acquisition (see Note 1) for the six months ended June 30, 1997, and the year ended December 31, 1996. These financial statements are the responsibility of the management of Vista Resources Partners, L.P. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, such statements present fairly, in all material respects, the revenues and direct operating expenses of the E.G. Acquisition described in
Note 1 for the six months ended June 30, 1997, and the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                            ARTHUR ANDERSEN LLP



Dallas, Texas,


August 25, 1998

                                E.G. ACQUISITION



              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES


    FOR THE SIX MONTHS ENDED JUNE 30, 1997, AND YEAR ENDED DECEMBER 31, 1996


                                 (IN THOUSANDS)



                                                              SIX MONTHS       YEAR
                                                                ENDED         ENDED
                                                               JUNE 30,    DECEMBER 31,
                                                                 1997          1996
                                                              ----------   ------------
REVENUES:
  Oil and gas...............................................  $1,271,288    $2,601,594
                                                              ----------    ----------
          Total revenues....................................   1,271,288     2,601,594
                                                              ----------    ----------
DIRECT OPERATING EXPENSES:
  Lease operating and production taxes......................     469,216       924,113
                                                              ----------    ----------
          Total direct operating expenses...................     469,216       924,113
                                                              ----------    ----------
EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES...........  $  802,072    $1,677,481
                                                              ==========    ==========



    The accompanying notes are an integral part of this financial statement.

                                E.G. ACQUISITION



         NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES



1. BASIS OF PRESENTATION:



     Effective July 1, 1997, Vista Resources Partners, L.P. ("Vista") acquired substantially all of the producing oil and gas properties (representing working interests ranging from 25% to 100% in approximately 44 wells located in West Texas, South Texas, East Texas and Southeastern New Mexico) from E.G. Operating, a division of FGL, Inc., for a net purchase price of $6,088,073. All of Vista's 1997 acquisitions were funded through a combination of proceeds from long-term borrowings and cash on hand.



     The items of "direct operating expenses" included in the accompanying statements of revenues and direct operating expense include all costs incurred which are necessary for the production, marketing and distribution of the products produced from the subject properties including, without limitation, costs and expenses of field separation; treatment; dehydration; direct overhead charges (other than costs associated with general corporate activities); pumper, roustabout and field supervision labor; meter calibrations; engineering supervision charges; fuel and electricity; valves, connections and other minor equipment repair; oil and lubricants; major repairs (both downhole and surface); rental tools and equipment; pipe inspection; trucking; reservoir testing; pressure testing; well plugging; site remediation; operator bonding; insurance charges; salt water disposal; water injection and pressure maintenance; gas compression; hot oil and hot water treatments; filing fees; make-up water purchases; electrician charges; mud and chemicals; pulling and workover units; other miscellaneous supplies and services; and severance, ad valorem and other production related taxes and charges. The accompanying statements of revenues and direct operating expenses do not include costs associated with general corporate activities, interest income or expense, a provision for depreciation, depletion and amortization or any provision for income taxes because the subject properties acquired by Vista from EG Operating represent only a portion of a business and such items of revenue, income, cost and expense are not necessarily indicative of the costs to be incurred by Vista.



     Historical financial information reflecting financial position, results of operations and cash flows of the E.G. Acquisition is not presented because the entire acquisition cost was assigned to the oil and gas property interests. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.



2. SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED):



     Reserve information presented below has been estimated by Vista's internal engineers using December 31, 1997, prices and costs which were utilized in Vista's reserve estimates as of December 31, 1997. No reserve estimates using assumptions required by the Financial Accounting Standards Board were prepared as of July 1, 1997, by Vista. Proved reserves are estimated quantities of crude oil and natural gas which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.



  Proved Oil and Gas Reserves at June 30, 1997



                                                OIL (Bbls)    GAS (Mcf)
                                                ----------    ---------
                                                    (IN THOUSANDS)
Proved reserves..............................      748          6,179
Proved developed reserves....................      507          3,589

                                E.G. ACQUISITION



                      NOTES TO STATEMENTS OF REVENUES AND


                    DIRECT OPERATING EXPENSES -- (CONTINUED)



  Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves



     The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.



     The Standardized Measure does not represent Vista's estimate of future net cash flows or the value of proved oil and gas reserves acquired from E.G. Operating. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices, used to determine the standardized measure of discounted cash flows, are influenced by seasonable demand and other factors and may not be the most representative in estimating future revenues or reserve data. As previously stated, Vista used December 31, 1997, pricing and cost information in determining standardized measure at June 30, 1997, as no comparable estimates were available. Prices utilized for the standardized measure at June 30, 1997, were $16.10/Bbl for oil and $2.01/Mcf for gas.



  Standardized Measure of Discounted Future Net Cash Flows at June 30, 1997



                                                         (IN THOUSANDS)
Future cash inflows....................................   $24,457,004
Future costs:
  Production...........................................     8,236,551
  Development..........................................     2,671,544
Future net cash inflows................................    13,548,909
10% annual discount....................................     6,601,186
                                                          -----------
Standardized measure of discounted future net cash
  flows before income taxes............................   $ 6,947,723
                                                          ===========

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Midland Resources, Inc.

     We have audited the accompanying consolidated balance sheets of Midland Resources, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Midland Resources, Inc. and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their consolidated cash flows for each of the two years ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            GRANT THORNTON LLP

Houston, Texas
March 13, 1998, except as to
Note N as to which the date is
April 9, 1998

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
Midland Resources, Inc.

     We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Midland Resources, Inc. and subsidiary for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of their operations and cash flows of Midland Resources, Inc. and subsidiary for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in Note A to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," in 1995.

                                            ERNST & YOUNG LLP

Fort Worth, Texas
March 5, 1996

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                             ASSETS
                                                                             DECEMBER 31,
                                                          JUNE 30,     -------------------------
                                                            1998          1997          1996
                                                         -----------   -----------   -----------
                                                         (UNAUDITED)
Current assets:
  Cash.................................................  $    56,673   $   150,890   $   366,677
  Accounts receivable:
     Oil and gas sales.................................      417,062       670,093       834,269
     Related parties...................................           --        60,822       360,479
     Sales of properties...............................           --       563,757            --
     Property operations and other.....................      271,234       296,052       359,600
  Property held for sale...............................           --       200,000     1,241,515
  Reimbursable merger costs and other..................      356,616        57,531       104,180
  Deferred tax asset...................................       37,000        37,000       378,000
                                                         -----------   -----------   -----------
          Total current assets.........................    1,138,585     2,036,145     3,644,720
  Property and equipment, at cost......................   29,787,275    29,210,699    27,889,580
  Less accumulated depreciation, depletion and
     amortization......................................   16,613,114    15,975,838    14,076,100
                                                         -----------   -----------   -----------
          Property and equipment, net..................   13,174,161    13,234,861    13,813,480
  Deferred tax asset...................................    1,302,684     1,011,193            --
  Goodwill, net of amortization of $106,754 in 1997 and
     $80,067 in 1996...................................      707,240       720,584       747,271
  Contracts and leases, net of amortization of $84,352
     in 1997 and $78,411 in 1996.......................      188,422       199,116       414,633
  Non-current note receivable..........................      294,387       302,490       317,759
  Other assets.........................................      101,553       116,094        38,783
                                                         -----------   -----------   -----------
          Total assets.................................  $16,907,032   $17,620,483   $18,976,646
                                                         ===========   ===========   ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt....................  $   900,000   $   583,481   $ 1,680,830
  Accounts payable and accrued expenses................      726,529       981,202     1,194,344
  Drilling advances....................................           --            --       393,254
                                                         -----------   -----------   -----------
          Total current liabilities....................    1,626,529     1,564,683     3,268,428
Long-term debt.........................................    8,856,319     9,115,370     7,166,421
Deferred tax liability.................................           --            --        47,044
Payable for the purchase of subsidiary and other.......      205,554       221,404       317,493
                                                         -----------   -----------   -----------
          Total liabilities............................   10,688,402    10,901,457    10,799,386
Stockholders' equity:
  Preferred stock, $0.01 par value; 20,000,000 shares
     authorized, none issued...........................           --            --            --
  Common stock, $0.001 par value; 80,000,000 shares
     authorized; 4,463,499 and 4,401,031 shares issued
     in 1997 and 1996, respectively....................        4,468         4,463         4,401
  Additional paid in capital...........................    8,497,772     8,487,801     7,898,199
  Unearned compensation................................     (109,119)     (164,516)           --
  Retained earnings (deficit)..........................   (2,174,491)   (1,608,722)      274,660
                                                         -----------   -----------   -----------
          Total stockholders' equity...................    6,218,630     6,719,026     8,177,260
                                                         -----------   -----------   -----------
          Total liabilities and stockholders' equity...  $16,907,032   $17,620,483   $18,976,646
                                                         ===========   ===========   ===========


   The accompanying notes are an integral part of the consolidated financial statements.

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                     SIX MONTHS ENDED
                                         JUNE 30,                 YEARS ENDED DECEMBER 31,
                                  -----------------------   -------------------------------------
                                     1998         1997         1997          1996         1995
                                  ----------   ----------   -----------   ----------   ----------
                                        (UNAUDITED)
Operating revenue:
  Oil and gas sales.............  $2,182,394   $3,346,815   $ 6,396,249   $6,958,491   $5,147,033
  Management income.............          --           --            --       45,000      102,000
  Property operations income....      51,855       51,150       119,012      111,862       81,036
  Partnership income............          --       99,007        72,275           --           --
  Other.........................      15,497        8,655        12,951       26,372       48,105
                                  ----------   ----------   -----------   ----------   ----------
          Total operating
            revenue.............   2,249,746    3,505,627     6,600,487    7,141,725    5,378,174
Operating costs and expenses:
  Oil and gas production........   1,416,724    1,449,529     3,088,886    2,981,837    2,509,854
  Exploration costs:
     Dry holes..................          --      332,194       796,852      416,892           --
     Geological and
       geophysical..............       4,709       28,090        52,682      349,963      198,453
  Depreciation, depletion and
     amortization...............     678,255      634,233     1,964,658    1,306,287    1,033,905
  Abandonment costs.............      39,808           --        93,760           --        3,000
  General and administrative....     574,837      817,183     1,451,404    1,295,298    1,049,904
  Impairment of properties......          --      356,000     1,277,342      114,904    1,020,670
                                  ----------   ----------   -----------   ----------   ----------
          Total operating costs
            and expenses........   2,714,333    3,617,229     8,725,584    6,465,181    5,815,786
                                  ----------   ----------   -----------   ----------   ----------
                                    (464,587)    (111,602)   (2,125,097)     676,544     (437,612)
Other income and (expenses):
  Gain (loss) on sale of
     property and equipment.....      10,048      376,505       462,571       36,308     (102,984)
  Interest income...............      14,038       18,155        32,337       61,997       19,374
  Other income..................          --           --            --           --       19,537
  Interest expense..............    (416,759)    (410,832)     (970,430)    (722,447)    (611,587)
                                  ----------   ----------   -----------   ----------   ----------
          Total other income and
            expenses............    (392,673)     (16,172)     (475,522)    (624,142)    (675,660)
                                  ----------   ----------   -----------   ----------   ----------
Income (loss) before income
  taxes.........................    (857,260)    (127,774)   (2,600,619)      52,402   (1,113,272)
Income taxes:
  Deferred federal income tax
     expense (benefit)..........    (291,491)     (45,291)     (717,237)      30,280     (376,241)
                                  ----------   ----------   -----------   ----------   ----------
Net income (loss)...............  $ (565,769)  $  (82,483)  $(1,883,382)  $   22,122   $ (737,031)
                                  ==========   ==========   ===========   ==========   ==========
Earnings (loss) per share:
  Basic.........................  $    (0.13)  $     (.02)  $     (0.42)  $     0.01   $    (0.22)
                                  ==========   ==========   ===========   ==========   ==========
  Diluted.......................  $    (0.13)  $     (.02)  $     (0.42)  $     0.01   $    (0.22)
                                  ==========   ==========   ===========   ==========   ==========


   The accompanying notes are an integral part of the consolidated financial statements.

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                     COMMON STOCK      ADDITIONAL    RETAINED     TREASURY         NOTE
                                  ------------------    PAID IN      EARNINGS      STOCK        RECEIVABLE        UNEARNED
                                   SHARES     AMOUNT    CAPITAL      (DEFICIT)    AT COST    OFFICER/DIRECTOR   COMPENSATION
                                  ---------   ------   ----------   -----------   --------   ----------------   ------------
Balances at December 31, 1994...  3,374,522   $3,375   $5,404,109   $   989,569   $(25,465)     $      --        $      --
Stock options exercised.........     22,000      22        51,072            --         --             --               --
Warrants exercised..............    997,009     997     2,399,787            --         --       (453,641)              --
Warrants redeemed...............         --      --       (63,373)           --                        --               --
Treasury stock contributed to
  ESOP (5,000 shares)...........         --      --         2,577            --     10,412             --               --
Warrants issued to bank.........         --      --        65,622            --         --             --               --
Net loss........................         --      --            --      (737,031)        --             --               --
                                  ---------   ------   ----------   -----------   --------      ---------        ---------
Balances at December 31, 1995...  4,393,531   4,394     7,859,794       252,538    (15,053)      (453,641)              --
Stock options exercised.........      7,500       7        17,805            --         --             --               --
Additional proceeds from 1995
  warrants exercised............         --      --         9,191            --         --             --               --
Treasury stock contributed to
  ESOP (7,300 shares)...........         --      --        11,409            --     15,053             --               --
Reduction of note receivable
  officer/director..............         --      --            --            --         --        453,641               --
Net income......................         --      --            --        22,122         --             --               --
                                  ---------   ------   ----------   -----------   --------      ---------        ---------
Balances at December 31, 1996...  4,401,031   4,401     7,898,199       274,660         --             --               --
Stock options exercised.........     36,000      36       109,276            --         --             --               --
Warrants exercised..............     11,428      11        45,701            --         --             --               --
Stock issued for property.......     15,040      15        52,625            --         --             --               --
Stock-based compensation........         --      --       382,000            --         --             --         (382,000)
Amortization of unearned
  compensation..................         --      --            --            --         --             --          217,484
Net loss........................         --      --            --    (1,883,382)        --             --               --
                                  ---------   ------   ----------   -----------   --------      ---------        ---------
Balances at December 31, 1997...  4,463,499   4,463     8,487,801    (1,608,722)        --             --         (164,516)
Stock options exercised.........      4,200       5         9,971            --         --             --               --
Amortization of stock-based
  compensation (unaudited)......         --      --            --            --         --             --           55,397
Net loss (unaudited)............         --      --            --      (565,769)        --             --               --
                                  ---------   ------   ----------   -----------   --------      ---------        ---------
Balance at June 30, 1998
  (unaudited)...................  4,467,699   $4,468   $8,497,772   $(2,174,491)  $     --      $      --        $(109,119)
                                  =========   ======   ==========   ===========   ========      =========        =========


   The accompanying notes are an integral part of the consolidated financial statements.

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                            SIX MONTHS ENDED
                                                JUNE 30,                  YEARS ENDED DECEMBER 31,
                                         -----------------------   ---------------------------------------
                                           1998         1997          1997          1996          1995
                                         ---------   -----------   -----------   -----------   -----------
                                               (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)....................  $(565,769)  $   (82,483)  $(1,883,382)  $    22,122   $  (737,031)
  Depreciation, depletion and
    amortization.......................    678,255       634,233     1,964,658     1,306,287     1,033,905
  Abandonments and exploratory dry
    holes..............................         --       332,194       890,612       416,892            --
  Impairment of properties.............         --       356,000     1,277,342       114,904     1,020,670
  (Gain) loss on sale of properties and
    equipment..........................    (10,048)     (374,654)     (462,571)      (36,308)      102,984
  Noncash stock-based compensation.....     55,398       117,047       217,484            --            --
  Deferred income tax expense
    (benefit)..........................   (291,491)      (45,291)     (717,237)       30,280      (376,241)
  Partnership distributions in excess
    of income..........................         --            --        45,875            --            --
  (Increase) decrease in accounts
    receivable related to operations...    338,671       111,302       166,902      (265,521)      (58,418)
  Decrease (increase) in other current
    assets.............................     (2,753)       20,277        22,610        (8,300)      (62,798)
  Increase (decrease) in accounts
    payable and accrued expenses
    related to operations..............   (254,673)      711,451      (213,142)      218,581       182,293
  Decrease in note receivable..........         --            --            --            --        28,456
  Other................................     27,922        20,774        84,310        94,704        20,963
                                         ---------   -----------   -----------   -----------   -----------
  Net cash provided by operating
    activities.........................    (24,488)    1,800,850     1,393,461     1,893,641     1,154,783
Cash flows from investing activities:
  Additions to oil and gas
    properties.........................   (620,370)   (1,540,045)   (2,588,150)   (3,714,110)   (2,720,590)
  Additions to other property and
    equipment..........................     (2,145)      (17,417)      (17,765)      (40,554)     (159,805)
  Investment in limited partnership....         --    (1,566,151)   (1,536,130)           --            --
  Sale and salvage recoveries on oil
    and gas properties.................    802,805     1,672,982     1,657,385        32,975            --
  Sale of other property and
    equipment..........................         --            --       205,851         1,000        14,120
  Reimbursable partnership
    expenditures.......................         --       360,479       360,479      (360,479)           --
  Purchase of marketable securities....         --            --            --      (326,155)           --
  Sale of marketable securities........         --            --            --       350,332            --
  Purchase of Summit, less cash
    acquired...........................    (15,850)     (104,792)      (89,139)   (1,217,280)           --
  Loan origination costs and other.....   (309,093)           --      (119,219)           --            --
                                         ---------   -----------   -----------   -----------   -----------
  Net cash used in investing
    activities.........................   (144,653)   (1,194,944)   (2,126,688)   (5,274,271)   (2,866,275)
Cash flows from financing activities:
  Net proceeds from warrants
    exercised..........................      9,975        31,364        45,712         9,191     1,830,997
  Collections on note receivable from
    officer/director...................         --            --            --            --        95,000
  Warrant redemptions..................         --            --            --            --       (63,373)
  Net proceeds from options
    exercised..........................         --        83,563       109,312        29,221        51,094
  Borrowings on long-term debt.........    720,000     1,056,250     2,617,250     3,770,000     1,821,000
  Principal payments on long-term
    debt...............................   (662,532)   (1,677,035)   (1,876,849)     (983,067)   (1,826,056)
  Drilling advances....................         --      (393,254)     (393,254)      393,254            --
  Other................................      7,481         6,909        15,269        14,098        (9,515)
                                         ---------   -----------   -----------   -----------   -----------
  Net cash provided by financing
    activities.........................     74,924      (892,203)      517,440     3,232,697     1,899,147
                                         ---------   -----------   -----------   -----------   -----------
Increase (decrease) in cash............    (94,217)     (286,297)     (215,787)     (147,933)      187,655
Cash, beginning of year................    150,890       366,677       366,677       514,610       326,955
                                         ---------   -----------   -----------   -----------   -----------
Cash, end of year......................  $  56,673   $    80,380   $   150,890   $   366,677   $   514,610
                                         =========   ===========   ===========   ===========   ===========


   The accompanying notes are an integral part of the consolidated financial statements.

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

     Midland Resources, Inc. ("Company"), was organized in 1990 with the issue of common stock and warrants in exchange for oil and gas partnership interests. The Company and its wholly owned subsidiaries are headquartered in Houston, Texas. The Company is involved in the acquisition, exploration, development and production of oil and gas and owns producing properties and undeveloped acreage and royalty interests in Texas, Illinois and Colorado. The majority of its activities are centered in the Permian Basin of West Texas. Midland Resources Operating Company Inc. ("MRO"), a wholly owned subsidiary, is in the business of oil and gas property operations. Summit Petroleum Corporation ("Summit") is a wholly owned subsidiary engaged in oil and gas acquisition, exploration, development and production. (See Note B.)

  Principles of Consolidation

     The accompanying consolidated balance sheets include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company balance sheet accounts have been eliminated in consolidation. All significant inter-company transactions have been eliminated from the consolidated statements of operations and cash flows for the years ended December 31, 1997, 1996 and 1995.

  Reclassifications

     Certain reclassifications have been made to conform to the 1997 presentation.

  Oil and Gas Operations

     The Company follows the "successful efforts" method of accounting for oil and gas properties. All costs associated with the acquisition and development of proved oil and gas properties are capitalized.

     Costs associated with exploratory drilling are capitalized pending evaluation of drilling results. Costs of exploratory wells which do not find proved results are expensed. Geological, geophysical and delay rental costs are expensed as incurred.

     Depreciation, depletion and amortization of oil and gas properties is computed on a property-by-property basis using the units-of-production method based upon estimated oil and gas reserve quantities.

     Oil and gas revenues are recognized under the sales method at the point of delivery to the purchaser. No significant over or under produced positions between the Company and its working interest partners exist.


     During the fourth quarter of 1995, the Company adopted the provisions of the Financial Accounting Standards Board's Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121"). FAS 121 requires impairment losses to be recognized on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by these assets are less than the assets' carrying amount. It also requires assets held for sale to be valued at the lesser of their original carrying amount or fair value. Estimated fair value of oil and gas properties is based on estimates of future net cash flows, discounted at appropriate rates, prepared by independent petroleum engineers. Concurrent with the adoption and decision to market certain oil and gas properties, the Company recognized a write-down of $1,020,670. In 1996 and 1997, the Company recognized losses of $114,904 and $1,277,342, respectively, on its oil and gas properties. In addition, in 1997, the Company recognized abandonment losses of $93,760 resulting from expired and worthless leasehold acreage.

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

  Other Property and Equipment

     All other property and equipment is depreciated on the straight-line method over lives ranging from 5 to 6 years.

  Intangible Assets


     Goodwill is amortized on the straight-line method over 30 years. Property operating contracts are amortized on the straight-line method over the lives of the respective oil and gas properties which range from 3 to 19 years. The carrying amounts and amortization lives of goodwill and property operating contracts are evaluated annually. These costs are combined with net capitalized oil and gas property costs in testing for impairment.


  Accounting for Stock Options

     The Company accounts for employee stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, whereby compensation costs are recognized only in situations where stock compensatory plans award intrinsic value to recipients at the date of grant.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates affecting the Company's financial statements are the determination of hydrocarbon reserves, the estimated useful lives of depreciable and amortizable assets, and the fair value of assets held for sale.

  Income Taxes

     The Company recognizes deferred tax assets and liabilities for the future tax consequences of differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applicable to the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Earnings (Loss) Per Common Share


     Effective December 31, 1997, the Company retroactively adopted the provisions of Statement of Financial Accounting Standards No. 128 for all periods presented. Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding during each year. Dilutive earnings per share is calculated by dividing net income by the weighted average number of common and dilutive potential common shares. Stock options and warrants may be potential dilutive common shares and are therefore considered in the earnings per share calculation, if dilutive. The number of dilutive potential common shares is determined using the treasury stock method. Shares used to compute basic and diluted earnings (loss) per share were 4,433,113, 4,395,414 and 3,381,592 in 1997, 1996 and 1995, respectively. Dilutive potential shares (options and warrants) not included in these computations because either their effect was antidilutive, or dilution was immaterial, were 2,754,094, 2,726,022 and 2,572,522 in 1997, 1996 and 1995, respectively.

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

  Employee Benefits

     Prior to 1995, the Company maintained a 401(k) Plan which covered substantially all full-time employees. In 1995, the Board of Directors authorized the restatement of the plan as the Midland Resources Operating Company, Inc. 401(k) Employee's Stock Ownership Plan and Trust and the contribution of 5,000 shares of treasury stock to the restated plan. An additional 7,300 shares of treasury stock were contributed in 1996. As of December 31, 1995 and 1996, all shares had been allocated to participants in the plan. The Company matches employee contributions up to 3 percent of gross salary. The expense related to the Company's contributions and plan administration was $26,517, $50,092, and $25,985 in 1997, 1996 and 1995,
respectively.

  Financial Instruments

     The carrying amount of cash approximates fair value. Interest rates associated with substantially all the Company's long-term debt are linked to current market rates. As a result, management believes that the carrying amount approximates the fair value of the Company's credit facilities.

  Interim Financial Statements


     The financial statements as of June 30, 1998 and 1997 and for the six month periods then ended, included herein, are unaudited. These financial statements include all adjustments, (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the financial statements for these periods. The results of operations for these three month periods are not necessarily indicative of the results for a full year.


NOTE B. PURCHASE OF SUBSIDIARY CORPORATION

     On September 18, 1996, the Company, through MRI Acquisition Corp. (a wholly owned subsidiary), acquired 81.5% of the issued and outstanding common stock and all outstanding stock options of Summit Petroleum Corporation (See Note F.) for cash of $1,081,188 and cancellation of a note receivable from an officer/stockholder of both the Company and Summit of $479,648. In December 1996, the Summit stockholders approved a plan of merger whereby Summit became a wholly owned subsidiary of the Company. Pursuant to this plan, stockholders possessing the remaining 18.5% interest (443,633 shares), upon tendering their shares, receive $0.70 per share. During 1997, payments of $89,139 were made for 127,341 shares tendered. The Company's liability for the purchase of these remaining shares, which is being funded through long-term borrowings under the Company's revolving credit agreement (See Note C.), is included as a non-current liability in the accompanying balance sheet. The purchase price ($0.70 per share and $0.6375 per option) was based on the fair value of Summit's net assets as determined by the Board of Directors of each respective corporation. The transaction was subject to a fairness opinion provided by a recognized investment banking firm relative to these values. In addition to the purchase price, the Company incurred $139,254 in costs directly related to this acquisition, resulting in a total investment through December 31, 1997, of $2,010,633. This acquisition is accounted for under the purchase method of accounting, which provides that the results of operations are combined from the date of acquisition (September 18, 1996). In December 1996, MRI Acquisition Corp. was dissolved and Summit became a wholly-owned subsidiary of the Company.

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

     The following is a summary of the allocation of the cost to the assets acquired and liabilities assumed in this acquisition:

Current assets, including cash of $3,162....................  $  155,742
Current liabilities.........................................    (250,701)
Oil and gas properties......................................   2,408,259
Other assets................................................      20,773
Contracts and leases........................................     200,000
Deferred income tax liability (non-current).................    (279,729)
Long-term debt..............................................    (243,711)
                                                              ----------
          Total.............................................  $2,010,633
                                                              ==========

     The following is a summary of the pro forma results of operations as though this transaction had occurred on January 1, 1995.

                                                                 1996         1995
                                                              ----------   ----------
Total revenue...............................................  $7,749,621   $5,921,767
                                                              ==========   ==========
Net income (loss)...........................................  $   (7,396)  $ (889,623)
                                                              ==========   ==========
Loss per weighted average common share:
  Basic.....................................................  $       --   $    (0.26)
                                                              ==========   ==========
  Diluted...................................................  $       --   $    (0.26)
                                                              ==========   ==========

NOTE C. LONG-TERM DEBT

     The Company's long-term debt consisted of the following at December 31, 1997 and 1996:

                                                                 1997         1996
                                                              ----------   ----------
$30 million revolving credit agreement with Compass Bank,
  expiring December 1, 1999.................................  $9,651,615   $       --
Credit facility with First Union National Bank
  Principal balance.........................................          --    8,500,000
  Less discount thereon.....................................          --      (25,863)
Note payable to First Union National Bank...................          --      324,711
Other, primarily secured monthly installment notes..........      47,236       48,403
                                                              ----------   ----------
                                                               9,698,851    8,847,251
Less portion due within one year............................     583,481    1,680,830
                                                              ----------   ----------
Long-Term Portion...........................................  $9,115,370   $7,166,421
                                                              ==========   ==========

     In December, 1997 the Company entered into a revolving credit agreement with Compass Bank (Compass) which provides for a credit facility of $30 million and an initial borrowing base of $10,500,000. Concurrent with the execution of this agreement, the Company's outstanding debt to First Union National Bank
(FUNB) in the amount of $9,151,615 was paid by an advance under the Compass agreement. Amounts borrowed under the Compass agreement are collateralized by a first lien on substantially all of the Company's oil and gas properties. Interest under this agreement is payable monthly at an annual rate which, at the Company's option, is equal to either (a) the Compass prime lending rate (8.5% at December 31, 1997) or (b) the London Interbank Offered Rate, plus 2.5%. In addition, a commitment fee equal to 1/2% per annum on the unused portion of the borrowing base is required. The borrowing base is reduced at the rate of $120,000 per

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES month beginning February 1, 1998 and is subject to redetermination on each April 1st and October 1st. This agreement also requires that the Company maintain certain financial ratios and generally restricts the Company's ability to incur debt, sell assets, materially change the nature of the Company's business structure or pay dividends.

     Future maturities of long term debt at December 31, 1997 are as follows:

1998.....................................................  $  583,481
1999.....................................................   9,100,918
2000.....................................................      11,083
2001.....................................................       3,369
                                                           ----------
                                                           $9,698,851
                                                           ==========

NOTE D. ISSUANCE OF COMMON STOCK AND WARRANTS

     In November 1990, the Company issued 2,264,522 shares of common stock, as discussed in Note A, based on an exchange value of $2.00 per share. For each share of common stock issued, two warrants were issued entitling the holder to purchase one share of common stock at $2.50 and one share at $4.00 during the period from November 1990 to November 2002. On October 6, 1995, the 90 day common stock market price requirement (as defined in the Warrant Agreement) was met and the Company called its $2.50 warrants. Holders of record on December 22, 1995 received a redemption payment of $0.05 per warrant for aggregate payments of $63,373, which was charged to additional paid in capital. 997,009 of the $2.50 warrants were exercised. As of December 31, 1997, 11,428 of the $4.00 warrants had been exercised.

     The warrants are subject to certain antidilution provisions contained in the warrant agreement, which could cause adjustments to the exercise price and the number of shares issuable.

     The Company has two employee stock option plans which reserve an aggregate of 700,000 shares of common stock for issuance to officers and other key employees. As of December 31, 1997 options to acquire 260,000 shares at prices ranging from $2.375 to $4.00 were outstanding under these plans with scheduled expiration dates of 1998 through 2002. As of December 31, 1997, 376,500 shares were available for future grant.

     Under the Midland Resources, Inc. 1995 Directors' Stock Option Plan, 20,000 stock options with a five year term were granted to directors in 1995. As of December 31, 1995, all 20,000 options were outstanding under this plan. In 1996, an additional 30,000 stock options were granted to directors. Each option entitles the holder to purchase one share of common stock for the fair market value of common stock on the date of the grant of the option. As of December 31, 1997, 50,000 options were outstanding under this plan at exercise prices ranging from $2.75 to $3.75 and 50,000 options were available for future grant. Options outstanding at December 31, 1997, if not exercised, are scheduled to expire in 1999 through 2001.

     In May 1997, the Stockholders ratified the Midland Resources, Inc. 1997 Board of Directors Stock Incentive Plan under which 1,000,000 options were issued to non-employee directors, 175,000 options were issued to the advisory director and 60,000 were issued to the corporate secretary, all to acquire shares at $3.00 per share. These options are vested as certain stipulated trading prices for the Company's common stock are achieved and, exercisability is further restricted by time delay provisions which limited the number of vested shares that may be exercised each year beginning in March 1998. As of December 31, 1997, 247,000 of these options were vested. Upon a change of control, as defined, all of these options became exercisable. These options, if not exercised, expire in March, 2002. Also in February, 1997, the Company issued a five year warrant to purchase 50,000 shares to a consultant for future services. These options and warrants are expected to give rise to the recognition of compensation expenses of up to $616,250 through year 2000. In 1997, stock-based compensation expense of $217,484 was recognized in connection with these issuances.

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

     In June 1995, the Company issued 150,000 warrants to purchase common stock at $4.00 per share for a term of seven years to FUNB. In exchange the Company's credit facility loan agreement was amended to reduce the interest rate by 0.75% and allow 25% of its borrowing base to be used for working capital purposes. The fair value of the warrants at the date of grant was recorded as debt discount and additional paid in capital. None of these warrants have been exercised as of December 31, 1997.

     Warrants to purchase an additional 70,000 shares of common stock were issued in 1994 through 1996 in exchange for investment banking and other services, with exercise prices ranging from $2.50 to $2.875.

     Effective January 1, 1996, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, which provides for an alternative method to valuation of the compensation element of stock based compensation plans. The Company applies APB 25 and related Interpretations in accounting for employee stock-based compensation. Had compensation costs been determined based on the fair value at the grant dates for awards consistent with the method of FASB Statement 123, the Company's net income (loss) and related per share amounts would have been reduced to the pro forma amounts indicated below:

                                                      1997         1996        1995
                                                   -----------   ---------   ---------
Net income (loss):
  As reported....................................  $(1,883,382)  $  22,122   $(737,031)
  Pro forma......................................   (2,078,360)   (245,366)   (859,861)
Earnings (loss) per share
  As reported:
     Basic.......................................  $     (0.42)  $    0.01   $   (0.22)
     Diluted.....................................        (0.42)       0.01       (0.22)
  Pro forma:
     Basic.......................................  $     (0.47)  $   (0.06)  $   (0.25)
     Diluted.....................................        (0.47)      (0.06)      (0.25)

     The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the grants issued in 1997, 1996 and 1995:

Expected volatility..................................  61% to 110%
Risk free rate.......................................  6.02% to 6.49%
Expected life of options.............................  3 to 5 years
Expected dividend yield..............................  0%

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

     A summary of the status of the Company's stock option plans at December 31, 1995, 1996 and 1997, and changes therein during the years then ended is presented below:

                                                  EMPLOYEE PLANS                DIRECTOR PLANS
                                            --------------------------   ----------------------------
                                                      WEIGHTED AVERAGE               WEIGHTED AVERAGE
                                            SHARES     EXERCISE PRICE     SHARES      EXERCISE PRICE
                                            -------   ----------------   ---------   ----------------
Year ended December 31, 1995:
  Outstanding, January 1, 1995............       --           --                --           --
  Granted.................................  115,000        $2.48            20,000        $2.75
  Expired.................................       --           --                --           --
  Exercised...............................  (22,000)        2.38                --           --
  Outstanding, December 31, 1995..........   93,000        $2.48            20,000        $2.75
                                            -------        -----         ---------        -----
  Options exercisable at December 31,
     1995.................................   93,000        $2.48            20,000        $2.75
                                            =======        =====         =========        =====
  Weighted average fair value of options
     granted during 1995..................                 $2.15                          $2.04
                                                           =====                          =====
Year ended December 31, 1996:
  Outstanding, January 1, 1996............   93,000        $2.48            20,000        $2.75
  Granted.................................  188,000         3.45            30,000         3.75
  Expired.................................  (22,000)        2.92                --           --
  Exercised...............................   (7,500)        2.38                --           --
  Outstanding, December 31, 1996..........  251,500        $3.18            50,000        $3.35
                                            -------        -----         ---------        -----
  Options exercisable at December 31,
     1996.................................  191,500        $3.01            50,000        $3.35
                                            =======        =====         =========        =====
  Weighted average fair value of options
     granted during 1996..................                 $2.70                          $3.01
                                                           =====                          =====
Year ended December 31, 1997:
  Outstanding, January 1, 1997............  251,500        $3.18            50,000        $3.35
  Granted.................................  123,000         3.33         1,235,000         3.00
  Expired.................................  (78,500)        3.16                --           --
  Exercised...............................  (36,000)        3.06                --           --
  Outstanding, December 31, 1997..........  260,000         3.18         1,285,000         3.01
                                            -------        -----         ---------        -----
  Options exercisable at December 31,
     1997.................................  181,000        $3.07            50,000        $3.00
                                            =======        =====         =========        =====
  Weighted average fair value of options
     granted during 1997..................                 $2.05                          $0.25
                                                           =====                          =====

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

     A summary of the status of stock purchase warrants at December 31, 1995, 1996 and 1997, and changes therein during the years then ended is presented below:

                                                                         WEIGHTED AVERAGE
                                                              SHARES     EXERCISE PRICES
                                                            ----------   ----------------
Year ended December 31, 1995:
  Outstanding, January 1, 1995............................   4,554,044        $3.24
  Issued..................................................     170,000         3.87
  Expired/redeemed........................................  (1,267,513)        2.50
  Exercised...............................................    (997,009)        2.50
  Outstanding, December 31, 1995..........................   2,459,522         3.97
                                                            ----------        -----
  Warrants exercisable at December 31, 1995...............   2,459,522        $3.97
                                                            ==========        =====
  Weighted average fair value of warrants issued during
     1995.................................................                    $0.44
                                                                              =====
Year ended December 31, 1996:
  Outstanding, January 1, 1996............................   2,459,522        $3.97
  Issued..................................................      25,000         3.25
  Expired.................................................          --           --
  Exercised...............................................          --           --
  Outstanding, December 31, 1996..........................   2,484,522         3.97
                                                            ----------        -----
  Warrants exercisable at December 31, 1996...............   2,484,522        $3.97
                                                            ==========        =====
  Weighted average fair value of warrants issued during
     1996.................................................                    $0.45
                                                                              =====
Year ended December 31, 1997:
  Outstanding, January 1, 1997............................   2,484,522        $3.97
  Issued..................................................      50,000         3.00
  Expired.................................................          --           --
  Exercised...............................................     (11,428)        4.00
  Outstanding, December 31, 1997..........................   2,523,094         3.89
                                                            ----------        -----
  Warrants exercisable at December 31, 1997...............   2,523,094        $3.89
                                                            ==========        =====
  Weighted average fair value of warrants issued during
     1997.................................................                    $0.45
                                                                              =====

NOTE E. MAJOR CUSTOMERS

     The Company and its subsidiaries operate exclusively within the United States and their revenues and operating income are derived predominately from the oil and gas industry. Oil and gas production is sold to various purchasers and the receivables are generally uncollateralized. The Company has not experienced significant credit losses on its oil and gas accounts and management is of the opinion that significant credit risk does not exist. Management is of the opinion that the loss of any one purchaser would not have an adverse effect on the ability of the Company to sell its oil and gas production.

     In 1997, three purchasers accounted for 18%, 15% and 12%, respectively, of total oil and gas revenues. In 1996, three purchasers accounted for 18%, 12% and 15%, respectively, of total oil and gas revenues. In 1995, four purchasers accounted for 18%, 17%, 11% and 11%, respectively, of total oil and gas revenues.

NOTE F. RELATED PARTIES

     Until December 1993, MRO was owned 80% by the Company's then President and Chairman of the Board of Directors, Mr. Deas H. Warley III and 20% by a former Vice President and Board Member, Sal J.

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

Pagano. Mr. Warley currently owns approximately 16% of the Company's outstanding common stock and 5% of the related $4.00 warrants.

     Effective November 1, 1995, the Company purchased a building and land in Midland County, Texas, for $78,996 from Mr. Warley and another individual for use as a district office. Mr. Warley and the other individual each financed 50% of the purchase price less the down payment of $10,496. The two $34,250 ten year notes bore interest at 7.5% and were payable in equal monthly installments of $407 each. The cost to the Company was based on an independent written appraisal and certain improvements completed before the property was purchased. This property was sold in 1997 at a gain of $46,500.

     In December 1995, Mr. Warley borrowed $582,805 from the Company under an eighteen month term note bearing 7.5% interest, secured by 287,947 shares of the Company's common stock. Mr. Warley used these funds to exercise his 233,122 warrants to buy common stock at $2.50 per share. The balance of the note payable to Mr. Warley discussed above was netted against this note receivable and he made a cash payment of $95,000 leaving a balance of $453,641 at December 31, 1995. This amount was reflected in the financial statements as a reduction of stockholders' equity at December 31, 1995. This note was paid in full in September 1996 by offsetting the balance of $479,648 against the payment to Mr. Warley for his stock and options in Summit Petroleum Corporation (See Note B.).

     During 1995, Summit participated with the Company in the acquisition of certain oil and gas leases and seismic options in the Sunburst Project, Terry County, Texas, and the Latigo and Lakota Projects, Hockley County, Texas in exchange for a commitment from the Company and Summit to expend certain monies in connection with acquiring an interest in certain oil and gas leases, seismic options, conducting 3-D geological surveys, interpretation of 3-D seismic data and the drilling of two or more test wells. Summit acquired its five percent interest working interest in proportion to its share of the commitment.

     Effective September 1, 1995, Summit participated with the Company in the acquisition of additional working interests in certain Redfish Bay properties in Nueces County, Texas. Summit acquired its four percent working interest on the same basis as the Company.

     The amounts due from a related party at December 31, 1996, represents reimbursements due for certain acquisition and exploration costs from a limited partnership, formed in January, 1997, for which the Company served as general partner. Amounts due from a related party at December 31, 1997 represents amounts due from this partnership for property operations and drilling costs. The limited partnership group was initially comprised of 19 individuals of which 18 were also stockholders of the Company. In addition, two of these individuals are directors of the Company. During 1997, the Company's interest was assigned to the Company in the form of oil and gas property interests and, effective December 31, 1997 the Company withdrew from the partnership.

     During 1997, the Company acquired working interests from two directors and a partnership interest from one of these directors for cash consideration of $144,879 and 15,040 shares of common stock valued at $52,625.

NOTE G. COMMITMENTS AND CONTINGENCIES

     The Company is involved in litigation arising in the ordinary course of business. Management believes the ultimate resolution of these matters will not have a material effect on the consolidated financial statements (see Note N.).

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

     The Company leases its executive office space and a field office under noncancellable operating leases expiring in 2002. Rental expense was $34,560 in 1995, $92,088 in 1996, and $93,988 in 1997. Future minimum rental commitments, as of December 31, 1997, for these leases are as follows:

1998.....................................................   $117,216
1999.....................................................    117,216
2000.....................................................    117,216
2001.....................................................    117,216
2002.....................................................     78,144
                                                            --------
                                                            $547,008
                                                            ========

NOTE H. INCOME TAXES

     The deferred tax assets and liabilities reflected in the consolidated balance sheets as December 31, 1997 and 1996 are as follows:

                                                                 1997         1996
                                                              ----------   ----------
Deferred tax assets:
  Tax loss carry-forwards...................................  $1,214,957   $1,193,719
     Less valuation allowance...............................    (146,385)          --
  Other.....................................................      80,579        9,405
                                                               1,149,151    1,203,124
Deferred tax liabilities:
  Property and equipment....................................      33,259      619,975
  Property held for sale....................................          --      108,317
  Contracts and leases......................................      67,699      143,876
                                                              ----------   ----------
                                                                 100,958      872,168
                                                              ----------   ----------
Net deferred tax asset......................................  $1,048,193   $  330,956
                                                              ==========   ==========

     For income tax purposes, the Company has net losses of approximately $2,963,000 available for carryforward which, if not utilized, will begin to expire in 2005. Management has determined that, based on future expectations, it is more likely than not that the Company's future taxable income will be sufficient to fully utilize these losses prior to their expiration. In addition, the Company has losses of approximately $610,000 which, if not utilized, will begin to expire in 1998. Management has determined that, based on future expectations, it is more likely than not, that approximately $431,000 of this amount will not be utilized and, accordingly, has established a valuation allowance.

     A reconciliation of the provision for income taxes to the income taxes computed using the federal statutory rate for the years 1997, 1996 and 1995 follows:

                                                        1997       1996       1995
                                                      ---------   -------   ---------
Amount computed using statutory tax.................  $(884,211)  $17,817   $(378,513)
Increase (reduction) in taxes resulting from:
  Valuation allowance against tax loss
     carry-forwards.................................    146,385        --          --
                                                      ---------   -------   ---------
  Nondeductible expenses............................     10,886     2,642       2,400
  All other.........................................      9,703     9,821        (128)
Federal income tax (benefit)........................  $(717,237)  $30,280   $(376,241)

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

NOTE I. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1997 and 1996, is comprised of the following:

                                                                1997          1996
                                                             -----------   -----------
Producing oil and gas properties...........................  $27,041,136   $25,809,221
Non-producing oil and gas properties.......................    1,582,364     1,127,605
Transportation equipment...................................      215,749       282,532
Computer equipment and software............................      244,138       229,155
Office furniture and equipment.............................       96,732        94,299
Land and buildings.........................................       14,000        96,545
Leasehold improvements.....................................        1,347         9,014
Wells in progress..........................................       15,233       241,209
                                                             -----------   -----------
                                                             $29,210,699   $27,889,580
                                                             ===========   ===========

NOTE J. HEDGING ACTIVITIES

     Effective March 1, 1995, the Company entered into a one year gas swap agreement to hedge against a portion of the price risk associated with gas price declines. This agreement covers approximately 50% of the Company's total estimated gas production. The Company's price under this agreement is a minimum of $1.50 per Mcf with a 40% participation in prices over $1.50. This swap agreement expired in February, 1996, and the Company has not entered into another contract. Losses under this contract were $21,109 and $25,860 for 1995 and 1996, respectively. Gains or losses relating to the swap agreement are measured, settled and recognized at the end of each month as part of oil and gas sales.

NOTE K. OIL AND GAS INFORMATION

     Capitalized costs related to the Company's oil and gas producing activities are as follows:

                                                                1997          1996
                                                             -----------   -----------
Proved producing properties subject to depreciation,
  depletion and amortization...............................  $27,041,136   $25,809,221
Less accumulated depreciation, depletion and
  amortization.............................................   15,634,206    13,769,157
                                                             -----------   -----------
                                                              11,406,930    12,040,064
Wells in progress..........................................       15,233       241,209
Non-producing properties...................................    1,582,364     1,127,605
                                                             -----------   -----------
Net capitalized cost.......................................  $13,004,527   $13,408,878
                                                             ===========   ===========

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

     A summary of costs incurred in acquisition, development and exploration of oil and gas properties is as follows:

                                                      1997         1996         1995
                                                   ----------   ----------   ----------
Incurred directly:
  Acquisition costs -- Proven properties.........  $   57,116   $2,391,228   $  510,832
  Acquisition costs -- Unproven properties.......     296,928      922,607      198,124
  Development costs..............................   1,645,774    2,368,448    2,011,634
  Exploration costs..............................     849,534      766,855      198,453
Share of limited partnership expenditures:
  Acquisition -- Unproven properties.............  $  539,935   $       --   $       --
  Development costs..............................     932,197           --           --
  Exploration costs..............................       2,050           --           --

     Depreciation, depletion and amortization per equivalent barrel of oil produced (gas is converted to equivalent barrels at the rate of 6 Mcf per barrel) are as follows:

                                                              1997    1996    1995
                                                              -----   -----   -----
Depreciation, depletion and amortization:
  Based on production.......................................  $4.95   $2.91   $2.73

NOTE L. CASH FLOWS

     Supplemental disclosures of cash flow information are as follows:

                                                                1997       1996       1995
                                                              --------   --------   --------
Cash paid during the year for:
  Interest..................................................  $896,760   $625,948   $560,456
  Income taxes..............................................        --         --     30,272
Significant non-cash activities:
  Issuance of stock for property............................    52,625         --         --
  Issuance of warrants to bank..............................        --         --     75,000
  Note receivable from sale of building.....................        --         --    344,875
  Note payable from purchase of district office, warehouse
     and yard...............................................        --         --     68,500
  Note receivable from officer/director for exercise of
     warrants, net of note payable..........................        --         --    548,641
  Treasury stock contributed to ESOP........................        --     26,462     12,989
  Development costs incurred, unpaid at year end............        --    110,700         --
  Non-cash reduction in note receivable officer/director....        --    479,648         --
  Proceeds from property sales not collected at year end....   563,757         --         --

NOTE M. OIL AND GAS RESERVES (UNAUDITED)

     The estimates of the Company's proved oil and gas reserves, which are located entirely within the United States, were prepared in accordance with the guidelines established by the Securities and Exchange Commission and Financial Accounting Standards Board which require that reserve estimates be prepared under existing economic and operating conditions, with no provision for price and cost escalators, except by contractual agreement. These estimates as of December 31, 1997 are based on evaluations prepared by Williamson Petroleum Consultants, Inc., Independent Petroleum Engineers. The estimates as of December 31, 1996 and 1995 are based on evaluations prepared by E. Ralph Green and Associates, Independent Petroleum Engineers.

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

     Management emphasizes that reserve estimates are inherently imprecise and are expected to change as new information is available and as economic conditions in the industry change.

  Changes in proved reserve quantities (UNAUDITED):

                                                              OIL (BBLS)   GAS (MCF)
                                                              ----------   ----------
Proved reserves, December 31, 1994..........................  2,177,756    17,060,521
Extensions, discoveries and improved recovery...............    298,140       370,722
Revision of previous estimates..............................      8,285       760,412
Purchase of minerals-in-place...............................     70,080     1,545,859
Production..................................................   (166,652)   (1,268,772)
                                                              ---------    ----------
Proved reserves, December 31, 1995..........................  2,387,609    18,468,742
Sales of minerals-in-place..................................     (1,521)      (16,519)
Extensions, discoveries and improved recovery...............    279,444       223,243
Revision of previous estimates..............................    171,677    (1,124,321)
Purchase of minerals-in-place...............................     44,528       327,466
Purchase of Summit..........................................    175,656     1,418,424
Production..................................................   (215,913)   (1,002,482)
                                                              ---------    ----------
Proved reserves, December 31, 1996..........................  2,841,480    18,294,553
Sales of minerals-in-place..................................   (252,087)   (1,826,629)
Extensions, discoveries and improved recovery...............    549,834       349,664
Revision of previous estimates..............................   (291,648)   (1,969,860)
Production..................................................   (192,580)     (988,109)
                                                              ---------    ----------
Proved reserves, December 31, 1997..........................  2,654,999    13,859,619
                                                              ---------    ----------
Proved developed reserves (UNAUDITED):
  December 31, 1995.........................................  1,918,557    14,131,580
  December 31, 1996.........................................  2,061,974    13,821,400
  December 31, 1997.........................................  1,732,544     9,533,072


     The significant revision of estimated quantities of gas in 1997 is attributable to lower gas prices in effect at year end, which adversely affects the projected economic lives of the properties. The average gas price at December 31, 1996 was $3.72 per Mcf, compared to $2.36 at December 31, 1997. In 1996, the gas revision of estimates was attributable to the results of drilling which failed to prove the existence of previous reserve estimates in two fields.


  Standardized measure of discounted future net cash flows relating to proved reserves (UNAUDITED):

                                                       YEARS ENDED DECEMBER 31,
                                               ----------------------------------------
                                                  1997           1996          1995
                                               -----------   ------------   -----------
Future cash inflows..........................  $76,605,194   $139,037,425   $79,172,668
Future production costs......................   34,210,308     51,857,027    38,818,603
Future development costs.....................    8,039,963      7,231,324     5,691,375
Future income taxes(a).......................    5,521,700     18,372,157     7,360,573
                                               -----------   ------------   -----------
Future net cash flows........................   28,833,223     61,576,917    27,302,117
Annual discount (10%) for estimated timing of
  cash flows.................................   13,251,251     29,984,568    13,001,409
                                               -----------   ------------   -----------
Standardized measure of discounted future net
  cash flows.................................  $15,581,972   $ 31,592,349   $14,300,708
                                               ===========   ============   ===========

                    MIDLAND RESOURCES, INC. AND SUBSIDIARIES

---------------

(a) Future income taxes are computed at current statutory rates on future net cash flows before income taxes less the income tax bases of the oil and gas properties, available loss carry-forwards, and statutory depletion carry-forwards.

  Changes in standardized measure of discounted future net cash flows from proved reserves (UNAUDITED):

                                                       YEARS ENDED DECEMBER 31,
                                               ----------------------------------------
                                                   1997          1996          1995
                                               ------------   -----------   -----------
Sales of oil and gas produced, net of
  production costs...........................  $ (2,398,872)  $(4,722,529)  $(2,386,779)
Net changes in price and production..........   (20,928,554)   19,074,149     1,539,078
Previously estimated development costs
  incurred...................................            --        35,190       120,474
Revisions of estimated future development
  costs......................................      (202,755)      (84,478)      124,763
Revision of quantity estimates...............    (2,752,686)      167,303       722,631
Purchases of minerals-in-place...............            --       840,715     1,070,857
Acquisition of Summit........................            --     2,875,995            --
Sales of minerals-in-place...................    (2,336,161)      (31,888)           --
Extensions and discoveries...................     2,520,441     1,857,974     2,114,257
Net change in income taxes...................     6,042,379    (4,838,537)     (514,350)
Accretion of discount........................     3,981,784     1,768,766     1,541,954
Changes in timing of estimated cash flows and
  other......................................        64,047       348,981    (2,579,120)
                                               ------------   -----------   -----------
Changes in standardized measure..............   (16,010,377)   17,291,641     1,753,765
Standardized measure, beginning of year......    31,592,349    14,300,708    12,546,943
                                               ------------   -----------   -----------
Standardized measure, end of year............  $ 15,581,972   $31,592,349   $14,300,708
                                               ============   ===========   ===========

NOTE N. SUBSEQUENT EVENT (SECOND PARAGRAPH IS UNAUDITED)

     On April 9, 1998, The Board of Directors approved a plan to combine with Vista Resources Partners, L.P., a Midland, Texas based entity engaged in oil and gas exploration and production. Consummation of any transaction pursuant to these negotiations depends upon the satisfaction or waiver of a number of conditions, including, without limitation, stockholder approval, execution of a definitive agreement and receipt of a fairness opinion.

     The Company has been involved in pending litigation, the nature of which is a claim for damages arising from the Company's actions as operator of certain properties in which the plaintiff has an interest, and removal of the Company as operator of the properties. The plaintiff had not specified a damage amount until subsequent to April 1998, at which time damages of $230,000 were claimed. The Company has filed a counterclaim against the plaintiff. Management believes the ultimate resolution of this matter will not have a material adverse effect on the Company.

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                        VISTA RESOURCES PARTNERS, L.P.,

                            MIDLAND RESOURCES, INC.,

                         VISTA ENERGY RESOURCES, INC.,

                                      AND

                               MIDLAND MERGER CO.

                            DATED AS OF MAY 22, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          PAGE NO.
                                                                          --------
ARTICLE 1

DEFINITIONS
1.1   Defined Terms.....................................................       A-7
1.2   References and Titles.............................................      A-13

ARTICLE 2

THE MERGER AND EXCHANGES
2.1   The Midland Merger................................................      A-14
2.2   Effect of the Midland Merger......................................      A-14
2.3   Certificates of Incorporation of Newco, Midland and Newco Sub.....      A-14
2.4   Bylaws............................................................      A-14
2.5   Directors.........................................................      A-14
2.6   Officers..........................................................      A-15
2.7   Effect on Securities..............................................      A-15
2.8   Vista Exchange Agreements.........................................      A-16
2.9   Adjustments.......................................................      A-17
2.10  Exchange of Certificates..........................................      A-17
2.11  Closing...........................................................      A-20
2.12  Effective Time of the Merger......................................      A-20
2.13  Shareholder Approvals Obtained....................................      A-20

ARTICLE 3

REPRESENTATIONS AND WARRANTIES
3.1   Representations and Warranties of Midland.........................      A-20
      (a)   Organization, Standing and Power............................      A-20
      (b)   Capital Structure...........................................      A-21
      (c)   Authority; No Violations; Consents and Approvals............      A-22
      (d)   SEC Documents...............................................      A-23
      (e)   Information Supplied........................................      A-23
      (f)   Absence of Certain Changes or Events........................      A-24
      (g)   No Undisclosed Material Liabilities.........................      A-24
      (h)   No Default..................................................      A-24
      (i)   Compliance with Applicable Laws.............................      A-24
      (j)   Litigation..................................................      A-25
      (k)   Taxes.......................................................      A-25
      (l)   Employee Benefit Matters....................................      A-27
      (m)   Labor Matters...............................................      A-28
      (n)   Intangible Property.........................................      A-29
      (o)   Environmental Matters.......................................      A-29
      (p)   Insurance...................................................      A-31
      (q)   Absence of Certain Changes or Events........................      A-31
      (r)   Governmental Regulation.....................................      A-32
      (s)   No Restrictions.............................................      A-32
      (t)   Audits and Settlements......................................      A-33
      (u)   Employment Contracts and Benefits...........................      A-33
      (v)   Accounts Receivable.........................................      A-33
      (w)   Title to Assets.............................................      A-33
      (x)   Midland Engineering Report..................................      A-33

                                                                          PAGE NO.
                                                                          --------
      (y)   Oil and Gas Operations......................................      A-34
      (z)   Hydrocarbon Sales and Purchase Agreements...................      A-34
      (aa)  Financial and Commodity Hedging.............................      A-35
      (bb)  Committed Capital Expenditures..............................      A-35
      (cc)  Business Relations..........................................      A-35
      (dd)  Books and Records...........................................      A-35
      (ee)  Brokers.....................................................      A-35
      (ff)  Vote Required...............................................      A-36
      (gg)  Disclosure and Investigation................................      A-36
      (hh)  Fairness Opinion............................................      A-36
3.2   Representations and Warranties of Vista...........................      A-36
      (a)   Organization, Standing and Power............................      A-36
      (b)   Capital Structure...........................................      A-36
      (c)   Authority; No Violations; Consents and Approvals............      A-37
      (d)   Financial Statements and Material Agreements................      A-38
      (e)   Information Supplied........................................      A-38
      (f)   Absence of Certain Changes or Events........................      A-38
      (g)   No Undisclosed Material Liabilities.........................      A-38
      (h)   No Default..................................................      A-39
      (i)   Compliance with Applicable Laws.............................      A-39
      (j)   Litigation..................................................      A-39
      (k)   Taxes.......................................................      A-39
      (l)   Employee Benefit Matters....................................      A-41
      (m)   Labor Matters...............................................      A-42
      (n)   Intangible Property.........................................      A-43
      (o)   Environmental Matters.......................................      A-43
      (p)   Insurance...................................................      A-44
      (q)   Absence of Certain Changes or Events........................      A-44
      (r)   Governmental Regulation.....................................      A-45
      (s)   No Restrictions.............................................      A-45
      (t)   Audits and Settlements......................................      A-46
      (u)   Employment Contracts and Benefits...........................      A-46
      (v)   Accounts Receivable.........................................      A-46
      (w)   Title to Assets.............................................      A-46
      (x)   Vista Engineering Report....................................      A-46
      (y)   Oil and Gas Operations......................................      A-47
      (z)   Hydrocarbon Sales and Purchase Agreements...................      A-47
      (aa)  Financial and Commodity Hedging.............................      A-48
      (bb)  Committed Capital Expenditures..............................      A-48
      (cc)  Business Relations..........................................      A-48
      (dd)  Books and Records...........................................      A-48
      (ee)  Brokers.....................................................      A-49
      (ff)  Disclosure and Investigation................................      A-49
3.3   Representations and Warranties of Newco and Merger Sub............      A-49
      (a)   Organization, Standing and Corporate Power..................      A-49
      (b)   Capital Structure...........................................      A-49
      (c)   Authority; No Violations; Consents and Approvals............      A-50
      (d)   No Prior Activities.........................................      A-50

                                                                          PAGE NO.
                                                                          --------
ARTICLE 4

COVENANTS
4.1   Conduct of Business by Vista and Midland Pending Closing..........      A-50
4.2   Access to Assets, Personnel, and Information......................      A-53
4.3   No Solicitation by Midland........................................      A-55
4.4   No Solicitation by Vista..........................................      A-56
4.5   Midland Shareholders Meeting......................................      A-56
4.6   S-4 and Proxy Statement...........................................      A-57
4.7   Stock Exchange Listing............................................      A-58
4.8   Additional Arrangements...........................................      A-58
4.9   Agreements of Rule 145 Affiliates.................................      A-58
4.10  Public Announcements..............................................      A-58
4.11  Notification of Certain Matters...................................      A-59
4.12  Payment of Expenses...............................................      A-59
4.13  Indemnification...................................................      A-59
4.14  Indemnification Agreements........................................      A-60
4.15  Registration of Shares to be Issued Pursuant to Stock Options.....      A-60
4.16  Registration Rights Agreement.....................................      A-60
4.17  Resignations of Officers and Directors of Midland.................      A-61
4.18  Newco Long-Term Incentive Plan....................................      A-61
4.19  Midland Option Exercise Agreements................................      A-61
4.20  Transactions with Affiliates......................................      A-61

ARTICLE 5

CONDITIONS
5.1   Conditions to Each Party's Obligation to Effect the Merger........      A-61
      (a)   Shareholder Approval........................................      A-61
      (b)   Fairness Opinion............................................      A-61
      (c)   Tax Opinion.................................................      A-61
      (d)   Exchange Listing............................................      A-61
      (e)   Other Approvals.............................................      A-61
      (f)   Securities Law Matters......................................      A-62
      (g)   No Injunctions or Restraints................................      A-62
5.2   Conditions of Obligations of Vista, Newco, and Merger Sub.........      A-62
      (a)   Representations and Warranties..............................      A-62
      (b)   Performance of Covenants and Agreements.....................      A-62
      (c)   Comfort Letter..............................................      A-62
      (d)   Dissenters' Rights..........................................      A-62
      (e)   Legal Opinion...............................................      A-62
      (f)   No Adverse Change...........................................      A-62
      (g)   Midland Option Exercise Agreements..........................      A-63
5.3   Conditions of Obligations of Midland..............................      A-63
      (a)   Representations and Warranties..............................      A-63
      (b)   Performance of Covenants and Agreements.....................      A-63
      (c)   Legal Opinion...............................................      A-63
      (d)   Comfort Letter..............................................      A-63
      (e)   No Adverse Change...........................................      A-63
      (f)   Exchange Agreements.........................................      A-63

                                                                          PAGE NO.
                                                                          --------
ARTICLE 6

TERMINATION
6.1   Termination Rights................................................      A-64
6.2   Effect of Termination.............................................      A-65

ARTICLE 7

MISCELLANEOUS
7.1   Amendment.........................................................      A-65
7.2   Extension; Waiver.................................................      A-65
7.3   Nonsurvival of Representations, Warranties, Covenants, and
      Agreements........................................................      A-65
7.4   Notices...........................................................      A-65
7.5   Counterparts......................................................      A-66
7.6   Severability......................................................      A-66
7.7   Entire Agreement; No Third Party Beneficiaries....................      A-66
7.8   Applicable Law....................................................      A-66
7.9   No Remedy in Certain Circumstances................................      A-66
7.10  Enforcement of Agreement..........................................      A-66
7.11  Assignment........................................................      A-67
7.12  Waivers...........................................................      A-67
7.13  Certain Provisions Inapplicable...................................      A-67
7.14  Termination of Letter of Intent and Confidentiality Agreement.....      A-67

EXHIBITS:
  Exhibit A          -- Form of Midland Exchange Agreement
  Exhibit B          -- Form of Midland Voting Agreement
  Exhibit C          -- Form of Newco Warrant
  Exhibit D          -- Form of Midland Option Exercise Agreement
  Exhibit E          -- Form of Vista Exchange Agreement
  Exhibit 3.3(a)     -- Newco Certificate of Incorporation and Bylaws
  Exhibit 4.9(a)     -- Form of Vista Affiliate's Agreement
  Exhibit 4.9(b)     -- Form of Midland Affiliate's Agreement
                     -- Form of Indemnification Agreement for Vista Officers and
  Exhibit 4.14(a)       Directors
                     -- Form of Indemnification Agreement for Midland Officers
  Exhibit 4.14(b)       and Directors
  Exhibit 4.16(a)    -- Form of Vista Registration Rights Agreement
  Exhibit 4.16(b)    -- Form of Midland Registration Rights Agreement
  Exhibit 4.17(a)    -- Form of Termination Agreement for Howard E. Ehler
  Exhibit 4.17(b)    -- Form of Termination Agreement for Marilyn D. Wade
  Exhibit 4.18       -- Form of Newco Long-Term Incentive Plan
  Exhibit 5.2(e)(i)  -- Midland Legal Opinion
  Exhibit            -- Midland 10b-5 Letter
     5.2(e)(ii)
  Exhibit 5.3(c)(i)  -- Vista Legal Opinion
  Exhibit            -- Vista 10b-5 Letter
     5.3(c)(ii)

DISCLOSURE SCHEDULES:
  Midland Disclosure Schedule
  Vista Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into, effective as of May 22, 1998, by and among Vista Resources Partners, L.P., a Texas limited partnership ("Vista"), Midland Resources, Inc., a Texas corporation ("Midland"), Vista Energy Resources, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Vista ("Newco"), and Midland Merger Co., a Texas corporation and a direct wholly-owned subsidiary of Newco ("Merger Sub").

                                    RECITALS

     A. Vista and Midland have determined to engage in a strategic business combination.

     B. In furtherance thereof, Vista Resources I, Inc., the sole general partner of Vista (the "General Partner"), has approved this Agreement and the exchange (the "Vista GP Exchange") of shares of Newco common stock, $.01 par value per share ("Newco Common Stock"), and warrants that are exercisable for shares of Newco Common Stock ("Newco Warrants") for all of the outstanding shares of common stock, $.01 par value per share, of the General Partner (the "GP Common Stock") and the exchange (the "Vista LP Exchange" and, together with the Vista GP Exchange, the "Vista Exchange") of shares of Newco Common Stock and Newco Warrants for all of the outstanding Partnership Interests (as hereinafter defined).

     C. Contemporaneously with the execution and delivery of this Agreement, Newco and each holder of a Midland Exchange Stock Option has entered into a Midland Exchange Agreement pursuant to which such holder has agreed to exchange (the "Midland Exchange") his Midland Exchange Stock Options for Newco Warrants.

     D. In furtherance thereof, the respective Boards of Directors of Merger Sub and Midland have approved this Agreement and the merger of Merger Sub with and into Midland, with Midland being the surviving corporation (the "Midland Merger").

     E. In furtherance thereof, the Board of Directors of Newco has approved the contribution of the Partnership Interests received by it pursuant to the Vista LP Exchange to Vista LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Newco ("Newco LLC"), effective immediately after the Midland Merger and the Vista Exchange (the "Newco Contribution").

     F. The respective Boards of Directors of Newco, Merger Sub and Midland have determined that it is in the best interests of their respective shareholders or stockholders (hereinafter referred to as "shareholders"), and the General Partner has determined that it is in the best interests of the limited partners of Vista, for the Midland Merger and the Vista Exchange to be effected upon the terms and subject to the conditions of this Agreement.

     G. For federal income tax purposes, it is intended that (a) the Vista Exchange shall qualify as a transfer within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) the Midland Merger and the Midland Exchange shall qualify as a reorganization within the meaning of
Section 368(a) of the Code, and (c) this Agreement be, and is adopted as, a plan of reorganization within the meaning of Treasury Regulation Section 1.368-1(c).

     H. Contemporaneously with the execution and delivery of this Agreement, Newco and each of Deas H. Warley III, Howard E. Ehler, Robert R. Donnelly, Sam
R. Brock, Wayne M. Whitaker, John Q. Adams and Darrell M. Dillard have entered into separate Midland Voting Agreements (as hereinafter defined).

     I. Vista, Newco, Merger Sub and Midland desire to make certain representations, warranties, covenants and agreements in connection with the Midland Merger and the Vista Exchange and also to prescribe various conditions to the Midland Merger and the Vista Exchange.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given in this Section or in the Sections referred to below:

     "Affiliate" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

     "Affiliate Agreement" has the meaning specified in Section 4.9.

     "Agreement" means this Agreement and Plan of Merger, as amended, supplemented, or modified from time to time.

     "Agreement of Limited Partnership" means the Agreement of Limited Partnership for Vista dated as of September 26, 1995, by and among the General Partner and the persons who have executed such agreement as limited partners.

     "AMEX" means the American Stock Exchange or any successor thereto.

     "Audited Financial Statements" has the meaning specified in Section 3.2(d).

     "Closing" means the closing of the Midland Merger, the Midland Exchange and the Vista Exchange and the consummation of the other transactions contemplated by this Agreement.

     "Closing Date" means the date on which the Closing occurs, which date shall be the first business day following the day on which all of the conditions provided for in Article 5 have been satisfied or waived as provided therein (or such later date as is mutually agreed upon by the parties).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Defensible Title" means good and defensible right, title, and interest that is (a) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction to the extent necessary to prevail against competing claims of bona fide purchasers for value without notice and (b) subject to Permitted Encumbrances, free and clear of all Liens, claims, infringements, burdens, or other defects.

     "DGCL" means the Delaware General Corporation Law, as amended.

     "Effective Time" has the meaning specified in Section 2.12.

     "Environmental Laws" has the meaning specified in Section 3.1(o)(i).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Shares" has the meaning specified in Section 2.10(e)(ii).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall mean such agent as is reasonably satisfactory to Newco and Midland.

     "Exchange Fund" has the meaning specified in Section 2.10(a).

     "Financial Statements" has the meaning specified in Section 3.2(d).

     "First Union" has the meaning specified in Section 3.1(ee).

     "Fully Diluted Basis" means as of the date of the calculation thereof the sum of (a) the number of shares of Newco Common Stock then issued and outstanding immediately after the Effective Time, plus (b) the number of shares of Newco Common Stock, if any, issued after the Effective Time as a result of the exercise of any Midland Stock Options (other than Midland Exchange Stock Options), plus (c) the number of shares of Newco Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon exercise, conversion or exchange of all Midland Exercisable Warrants outstanding as of the close of business on the trading day immediately preceding the second business day immediately prior to the Closing Date.

     "GAAP" has the meaning specified in Section 3.1(d).

     "General Partner" means has the meaning specified in the Recitals hereto.

     "Governmental Action" means any authorization, application, approval, consent, exemption. filing, license, notice, registration, permit, or other requirement of, to, or with any Governmental Entity.

     "Governmental Entity" has the meaning specified in Section 3.1(c)(iii).

     "GP Certificate" means a certificate representing shares of GP Common
Stock.

     "GP Common Stock" has the meaning specified in the Recitals hereto.

     "Hazardous Materials" has the meaning specified in Section 3.1(o)(ii).

     "Hydrocarbon Agreement" means any of the Hydrocarbon Sales Agreements, the Hydrocarbon Purchase Agreements, and the Hydrocarbon Support Agreements.

     "Hydrocarbon Purchase Agreement" means any material sales agreement, purchase contract, or marketing agreement that is currently in effect and under which Midland or any of its Subsidiaries (or Vista or Vista Sub, as applicable) is a buyer of Hydrocarbons for resale (other than purchase agreements entered into in the ordinary course of business with a term of three months or less, terminable without penalty on 30 days' notice or less, which provide for a price not greater than the market value price that would be paid pursuant to an arm's-length contract for the same term with an unaffiliated third-party seller, and which do not obligate the purchaser to take any specified quantity of Hydrocarbons or to pay for any deficiencies in quantities of Hydrocarbons not taken).

     "Hydrocarbon Sales Agreement" means any material sales agreement, purchase contract, or marketing agreement that is currently in effect and under which Midland or any of its Subsidiaries (or Vista or Vista Sub, as applicable) is a seller of Hydrocarbons (other than "spot" sales agreements entered into in the ordinary course of business with a term of three months or less, terminable without penalty on 30 days' notice or less, and which provide for a price not less than the market value price that would be received pursuant to an arm's-length contract for the same term with an unaffiliated third party purchaser).

     "Hydrocarbon Support Agreement" means any gathering, transportation, treatment, compression, processing, or similar agreement that is currently in effect and to which Midland or any of its Subsidiaries (or Vista or Vista Sub, as applicable) is a party (other than gathering, transportation, treatment, compression, processing, and similar agreements that have been entered into in the ordinary course of business and which contain market value prices and terms of the type found in gathering, transportation, treatment, compression, processing, and similar agreements entered into between unaffiliated parties in arm's length transactions).

     "Hydrocarbons" means oil, condensate, gas, casinghead gas, and other liquid or gaseous hydrocarbons.

     "Indemnification Agreement" has the meaning specified in Section 4.14.

     "IRS" means the Internal Revenue Service.

     "Lien" means any lien, trust, mortgage, security interest, pledge, deposit, production payment, restriction, burden, claim, charge, detriment, option, encumbrance, voting agreement, preemptive right, shareholder agreement, rights of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent to any of the foregoing.

     "Material Adverse Change" has the meaning specified in Section 3.1(a).

     "Material Adverse Effect" has the meaning specified in Section 3.1(a).

     "Merger Sub" means Midland Merger Co., a Texas corporation and a direct wholly-owned subsidiary of Newco.

     "Midland" means Midland Resources, Inc., a Texas corporation.

     "Midland Acquisition Proposal" has the meaning specified in Section 4.3(b).

     "Midland Articles of Merger" has the meaning specified in Section 2.12.

     "Midland Benefit Program or Agreement" has the meaning specified in Section 3.1(l).

     "Midland Certificate" means a certificate representing shares of Midland Common Stock.

     "Midland Common Stock" means the common stock, par value $.001 per share, of Midland.

     "Midland Common Stock Warrant" means all Midland Stock Equivalents other than the Midland Stock Options and Midland Warrants.

     "Midland Conversion Number" means one.

     "Midland Engineering Report" means the oil and gas reserve engineering report concerning the Oil and Gas Interests of Midland as of January 1, 1998 prepared by Williamson Petroleum Consultants, Inc., and provided to Vista by or on behalf of Midland.

     "Midland Exchange" has the meaning specified in the Recitals hereto.

     "Midland Exchange Agreement" means an Exchange Agreement in the form and substance of Exhibit A hereto.

     "Midland Exchange Stock Options" has the meaning set forth in Section 2.7(b)(v).

     "Midland Exercisable Warrants" means all Midland Common Stock Warrants that have an exercise price per share of Midland Common Stock that is equal to or less than the closing price for a share of Midland Common Stock, as reported on AMEX, on any of the five trading days immediately preceding the second business day immediately prior to the Closing Date.

     "Midland Financial Statements" has the meaning specified in Section 3.1(d).

     "Midland Group" has the meaning specified in Section 3.1(l).

     "Midland Indemnified Parties" has the meaning specified in Section 4.13(a).

     "Midland Intangible Property" has the meaning set forth in Section 3.1(n).

     "Midland Litigation" has the meaning set forth in Section 3.1(j).

     "Midland Material Agreement" means (a) any written or oral agreement, contract, commitment, or understanding to which Midland or any of its Subsidiaries is a party, by which Midland is directly or indirectly bound, or to which any asset of Midland or any of its Subsidiaries may be subject, the termination or breach of which, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect on Midland or (b) any instrument defining the rights of security holders, including an indenture, or material contract that is required by Item 601 of Regulation S-K to be filed with the SEC as an exhibit to Midland's Annual Report on Form 10-K for the year ended December 31, 1997.

     "Midland Meeting" means the meeting of the shareholders of Midland called for the purpose of voting on the proposal to approve this Agreement and the Midland Merger.

     "Midland Merger" has the meaning specified in the Recitals hereto.

     "Midland Option Exercise Agreement" means an Option Exercise Agreement in the form and substance of Exhibit D hereto.

     "Midland Order" has the meaning specified in Section 3.1(j).

     "Midland Permits" has the meaning specified in Section 3.1(i).

     "Midland Plan" has the meaning specified in Section 3.1(l).

     "Midland Preferred Stock" has the meaning set forth in Section 3.1(b).

     "Midland Registration Rights Agreement" has the meaning specified in
Section 4.16(b).

     "Midland SEC Documents" has the meaning specified in Section 3.1(d).

     "Midland Stock Equivalents" means all rights, warrants (including the Midland Warrants and Midland Common Stock Warrant), options (including the Midland Stock Options) convertible securities or indebtedness, exchangeable securities or other instruments, or other rights that (a) are outstanding immediately after the Effective Time, (b) immediately prior to the Effective Time, were exercisable for or convertible or exchangeable into, directly or indirectly, shares of Midland Common Stock at the time of issuance or upon the passage of time or occurrence of some future event and (c) immediately after the Effective Time, are exercisable for or convertible or exchangeable into, directly or indirectly, shares of Newco Common Stock upon the passage of time or occurrence of some future event.

     "Midland Stock Option" means an issued and outstanding option to acquire shares of Midland Common Stock granted pursuant to any of the Midland Stock Plans.

     "Midland Stock Plans" has the meaning specified in Section 3.1(b).

     "Midland Voting Agreement" means a Voting Agreement and Irrevocable Proxy in the form and substance of Exhibit B hereto.

     "Midland Warrant" means the warrants issued and outstanding under that certain Warrant Agreement dated as of November 1, 1990 by and between Midland and Stock Transfer Company of America, Inc.

     "MM Surviving Corporation" has the meaning specified in Section 2.2.

     "Nasdaq" means the Nasdaq National Market.

     "Newco" means Vista Energy Resources, Inc., a Delaware corporation.

     "Newco Common Stock" has the meaning specified in the Recitals hereto.

     "Newco Contribution" has the meaning specified in the Recitals hereto.

     "Newco Director Nominee" has the meaning specified in Section 2.5.

     "Newco LLC" has the meaning specified in the Recitals hereto.

     "Newco Long-Term Incentive Plan" has the meaning specified in Section 4.18.

     "Newco Stock Certificate" means a certificate representing shares of Newco Common Stock.

     "Newco Warrant" means a warrant that is exercisable for shares of Newco Common Stock and which is evidenced by an agreement in the form and substance of Exhibit C hereto.

     "Oil and Gas Interests" means direct and indirect interests in and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, royalty, and overriding royalty interests, production payments, operating rights, net profits interests, other nonworking interests, and nonoperating interests; all interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange, and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water injection facilities, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing. References in this Agreement to "Oil and Gas Interests" of a specified Person means the collective Oil and Gas Interests of such Person and its Subsidiaries.

     "Party" has the meaning specified in Section 4.1.

     "Partnership Interest" (and correlatives thereof) means, with respect to a limited partner of Vista, each 1% interest in Vista based on sharing ratios held, or to be held, of record by a limited partner as of the date of determination.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Encumbrances" means (a) Liens for Taxes, assessments, or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent or (if foreclosure, distraint, sale, or other similar proceedings shall not have been commenced or, if commenced, shall have been stayed) are being contested in good faith by appropriate proceedings and if a specified Person or any of its Subsidiaries shall have set aside on its books such reserves segregated to the extent required by sound accounting practices) as may be required by GAAP or otherwise determined by its board of directors or general partner to be adequate with respect thereto, (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen, and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date hereof and necessary or incident to the exploration, development, operation, and maintenance of Hydrocarbon properties and related facilities and assets for sums not yet due or being contested in good faith by appropriate proceedings, if such Person or any of its Subsidiaries shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by GAAP or otherwise determined by its board of directors or general partner to be adequate with respect thereto, (c) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other social security legislation (other than ERISA), (d) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases (statutory only), statutory obligations, surety and appeal bonds, performance and return-of-money bonds, and other obligations of a like nature,
(e) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations, and other similar encumbrances incurred in the ordinary course of business or existing on property and not in the aggregate materially impairing the value of the assets of such Person or any of its Subsidiaries or interfering with the ordinary conduct of such Person or any of its Subsidiaries' business or rights to its assets, (f) Liens arising pursuant to Section 9.319 of the Texas Business and Commerce Code and all other similar Liens created or arising by operation of law to secure a party's obligations as a purchaser of oil and gas, (g) all rights to consent by, required notices to, filings with, or other actions by Governmental Entities to the extent customarily obtained subsequent to the Closing for transactions similar to the Midland Merger and the Vista Exchange, (h) farmout, carried working interest, joint operating, unitization, hedging agreements, royalty, overriding royalty, sales, and similar agreements relating to the exploration or development of, or production from, Hydrocarbon properties entered into in the ordinary course of business and not in violation of Section 4.1, (i) any defects, irregularities, or deficiencies in title to easements, rights-of-way, or other surface use agreements that do not have a Material Adverse Effect on the value of any asset of such Person or any of its Subsidiaries, (j) preferential rights to purchase and Third-Party Consents that would not be activated or triggered by either the Midland Merger or the Vista Exchange and the other transactions contemplated by this Agreement, (k) Liens approved in writing by or on behalf of Vista, (l) in the case of Vista, Liens and security interests securing Vista's senior credit facility and (m) in the case of Midland, Liens and security interests securing Midland's senior credit facility.

     "Person" means any natural person, corporation, limited or general partnership, limited liability company, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other entity or organization, whether or not a Governmental Entity.

     "Providing Party" has the meaning specified in Section 4.2.

     "Proxy Statement" has the meaning specified in Section 3.1(c)(iii).

     "Release" has the meaning specified in Section 3.1(o)(iii).

     "Remedial Action" has the meaning set forth in Section 3.1(o)(iv).

     "Representative" means, with respect to any Person, any director, officer, general partner, employee, agent, advisor (including legal, accounting, and financial advisors), Affiliate, or other representative of such Person or any of its Subsidiaries.

     "Requesting Party" has the meaning specified in Section 4.2.

     "Responsible Officer" means, with respect to any corporation, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, or any Vice President or other member of executive management of such corporation.

     "Rule 145 Affiliates" has the meaning specified in Section 4.9.

     "S-4" means the Registration Statement on Form S-4 to be filed by Newco in connection with the issuance of Newco Common Stock pursuant to the Midland Merger.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933.

     "Subsidiary" (and correlatives thereof) means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) such Person or any other Subsidiary of such Person is a general partner or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and any one or more of its Subsidiaries.

     "Tax" (and, with correlative meaning, "Taxes") has the meaning specified in
Section 3.1(k).

     "Tax Returns" has the meaning specified in Section 3.1(k).

     "TBCA" means the Texas Business Corporation Act, as amended.

     "Termination Agreement" has the meaning specified in Section 4.17.

     "Texas Secretary of State" means the Secretary of State of the State of Texas.

     "Third-Party Consent" means the consent or approval of any Person other than Vista, Midland, Newco, Merger Sub, or any of their respective Subsidiaries, or any Governmental Entity.

     "Vista" means Vista Resources Partners, L.P., a Texas limited partnership.

     "Vista Acquisition Proposal" has the meaning specified in Section 4.4(b).

     "Vista Benefit Program or Agreement" has the meaning specified in Section 3.2(l).

     "Vista Disclosure Schedule" means the Vista Disclosure Schedule attached hereto and any documents listed on such Vista Disclosure Schedule and expressly incorporated therein by reference, true and correct copies of which have been delivered to Midland.

     "Vista Engineering Report" means the oil and gas reserve engineering report concerning the Oil and Gas Interests of Vista as of January 1, 1998 prepared by Williamson Petroleum Consultants, Inc., and provided to Midland by or on behalf of Vista.

     "Vista Exchange" has the meaning specified in the Recitals hereto.

     "Vista Exchange Agreement" means an Exchange Agreement in the form and substance of Exhibit E hereto.

     "Vista GP Conversion Stock Number" means 1.60089817, as such number may be changed pursuant to Section 2.8.

     "Vista GP Conversion Warrant Number" means 1.16511028, as such number may be changed pursuant to Section 2.8.

     "Vista GP Exchange" has the meaning specified in the Recitals hereto.

     "Vista Group" has the meaning specified in Section 3.2(l).

     "Vista Indemnified Parties" has the meaning specified in Section 4.13(b).

     "Vista Intangible Property" has the meaning specified in Section 3.2(n).

     "Vista Litigation" has the meaning specified in Section 3.2(j).

     "Vista LP Conversion Stock Number" means 117,674.06, as such number may be changed pursuant to Section 2.8.

     "Vista LP Conversion Warrant Number" means 85,641.46, as such number may be changed pursuant to Section 2.8.

     "Vista LP Exchange" has the meaning set forth in the Recitals hereto.

     "Vista Material Agreement" means any instrument defining the rights of security holders, including an indenture, or material contract that would be required by Item 601 of Regulation S-K to be filed by Vista with the SEC if Vista were subject to the periodic reporting requirements of Section 12(b), 12(g), or 15(d) of the Exchange Act.

     "Vista Order" has the meaning specified in Section 3.2(j).

     "Vista Permits" has the meaning specified in Section 3.2(i).

     "Vista Plan" has the meaning specified in Section 3.2(l).

     "Vista Registration Rights Agreement" has the meaning specified in Section 4.16(a).

     "Vista Sub" means Vista Resources, Inc., a Texas corporation and a direct wholly-owned subsidiary of Vista.

     "Voting Debt" has the meaning specified in Section 3.1(b).

     1.2 REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections, or other subdivisions, and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section" and "this subsection," and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.

     As used in the representations and warranties contained in this Agreement, the phrase "to the knowledge of" shall mean, with respect to a specified representing party, that the Responsible Officers of such representing party, individually or collectively, have conducted such investigations and inquiries that they reasonably believe to be most likely to confirm the truth and accuracy of the matter being represented and warranted (or have caused such investigations and inquiries to be made under their supervision) and, after evaluating the findings of such investigations and inquiries, either (a) know that the matter being represented and warranted is true and accurate or (b) have no reason to believe that the matter being represented and warranted is not true and accurate.

                                   ARTICLE 2

                            THE MERGER AND EXCHANGES

     2.1 THE MIDLAND MERGER. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as hereinafter defined) Merger Sub shall be merged with and into Midland in accordance with the provisions of this Agreement and in accordance with the TBCA.

     2.2 EFFECT OF THE MIDLAND MERGER. Upon the effectiveness of the Midland Merger, the separate existence of Merger Sub shall cease and Midland, as the surviving corporation in the Midland Merger (the "MM Surviving Corporation"), shall continue its corporate existence under the laws of the State of Texas. The Midland Merger shall have the effects specified in the TBCA.

     2.3 CERTIFICATES OF INCORPORATION OF NEWCO, MIDLAND AND NEWCO SUB. The Articles of Incorporation of Midland, as in effect immediately prior to the Effective Time (as hereinafter defined) shall be the Articles of Incorporation of the MM Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable law.

     2.4 BYLAWS. The Bylaws of Merger Sub in effect immediately prior to the Midland Merger shall be the bylaws of the MM Surviving Corporation, until thereafter amended in accordance with its terms and as provided by applicable law. Newco and Merger Sub have delivered true and correct copies of their Bylaws to each of Vista and Midland.

     2.5 DIRECTORS. Immediately prior to the Closing, Vista shall take such action as may be necessary as the then sole shareholder of Newco so as to cause the directors of Newco at the Effective Time to be as set forth below:

         C. Randall Hill
         Steven D. Gray
         Kenneth A. Hersh
         David R. Albin
         John S. Foster
         Midland representative to be named by Midland's Board of Directors prior to Closing Date

     Vista as set forth in this Section 2.5 shall have the right to initially nominate eight of the nine directors and Midland shall have the right to initially nominate one of the nine directors who shall serve as directors of Newco commencing as of the Effective Time. Each nominee for director of Newco identified as such above (a "Newco Director Nominee") will hold office until the 1999 annual meeting of Newco, and in all cases, until his or her respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or Bylaws of Newco, or as otherwise provided by applicable law. If prior to the Effective Time a Newco Director Nominee selected by Vista or Midland shall decline or be unable to serve as a director of Newco or whose nomination shall be withdrawn by Vista or Midland, as applicable, then Vista or Midland, as appropriate, shall be entitled to nominate a replacement for such Newco Director Nominee, who shall thereafter become a Newco Director Nominee, provided that such person shall be reasonably acceptable to each of the other parties to this Agreement and this Agreement shall be amended by the parties to the extent necessary to reflect such action.

     The directors of the MM Surviving Corporation shall be the same as the directors of Newco set forth in this Section 2.5.

     2.6 OFFICERS. The initial senior executive officers of Newco immediately following the Effective Time shall be as set forth below:

C. Randall Hill.............................  Chairman, Chief Executive Officer, Chief
                                                Financial Officer, Treasurer and
                                                Assistant Secretary
Steven D. Gray..............................  President, Assistant Treasurer and
                                              Assistant Secretary
R. Cory Richards............................  Executive Vice President -- Exploration
                                              and Secretary

     Each such officer of Newco will hold office from the Effective Time until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or Bylaws of Newco, or as otherwise provided by applicable law. The names, titles, and responsibilities of the other individuals who initially will hold officerships with Newco shall be determined by Vista prior to the Effective Time, and the election of those persons shall be considered by the Board of Directors of Newco immediately following the Effective Time.

     The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the MM Surviving Corporation until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or Bylaws of the MM Surviving Corporation, or as otherwise provided by applicable law.

     2.7 EFFECT ON SECURITIES.

          (a) MERGER SUB STOCK. At the Effective Time, by virtue of the Midland Merger and without any action on the part of any holder thereof, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into and shall become one validly issued, fully paid, and nonassessable share of common stock, par value $.01 per share, of the MM Surviving Corporation.

          (b) MIDLAND SECURITIES.

             (i) CONVERSION. At the Effective Time, by virtue of the Midland Merger and without any action on the part of any holder thereof (but subject to the provisions of Section 2.10(e)), all shares of Midland Common Stock that are issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive shares of Newco Common Stock, with each such share of Midland Common Stock being converted into a number of shares of Newco Common Stock equal to the Midland Conversion Number. Each such share of Midland Common Stock, when so converted, shall automatically be cancelled and retired, shall cease to exist, and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Newco Common Stock to be issued in exchange therefor (along with any cash in lieu of fractional shares of Newco Common Stock as provided in Section 2.10(e) and any unpaid dividends and distributions with respect to such shares of Newco Common Stock as provided in Section 2.10(c)), without interest, upon the surrender of such certificate in accordance with
        Section 2.10.

             (ii) MIDLAND TREASURY STOCK. At the Effective Time, by virtue of the Midland Merger and without any action on the part of any holder thereof, all shares of Midland Common Stock that are issued and held as treasury stock shall be cancelled and retired and shall cease to exist and no shares of Newco Common Stock, cash, or other consideration shall be paid or payable in exchange therefor.

             (iii) MIDLAND STOCK OPTIONS. All Midland Stock Options (other than the Midland Exchange Stock Options) shall remain outstanding following the Effective Time. At the Effective Time, by virtue of the Midland Merger and without any action on the part of Midland or any holder thereof, each such Midland Stock Option (other than the Midland Exchange Stock Options) shall be assumed by Newco in such manner that Newco is a corporation assuming a stock option in a transaction to which Section 424(a) applied within the meaning of Section 424 of the Code or, to the extent that Section 424 of the Code does not apply to any such Midland Stock Option (other than the Midland Exchange Stock Options), would be such a corporation were
        Section 424 applicable to such option. Subject to the terms of the Midland Option Exercise Agreement, each Midland Stock Option (other than the Midland Exchange Stock Options) assumed by Newco shall be exercisable on the same terms and conditions as apply immediately prior to the Effective Time, except that each such Midland Stock Option (other than the Midland Exchange Stock Options) shall be exercisable for that whole number of shares of Newco Common Stock (to the nearest whole share) into which the number of shares of Midland Common Stock subject to such Midland Stock Option (other than the Midland Exchange Stock Options) immediately prior to the Effective Time would be converted under paragraph (i) of this subsection and the option price per share of Newco Common Stock shall be an amount equal to the option price per share of Midland Common Stock subject to such Midland Stock Option (other than the Midland Exchange Stock Options) in effect immediately prior to the Effective Time divided by the Midland Conversion Number (the option price per share, as so determined, being rounded upward to the nearest full cent). No payment shall be made for fractional interests.

             (iv) MIDLAND WARRANTS AND MIDLAND COMMON STOCK WARRANTS. All Midland Warrants and Midland Common Stock Warrants shall remain outstanding following the Effective Time. At the Effective Time, by virtue of the Midland Merger and without any action on the part of Midland or any holder thereof, each such Midland Warrant and Midland Common Stock Warrant shall be assumed by Newco and shall be exercisable on the same terms and conditions as apply immediately prior to the Effective Time, except that each Midland Warrant and Midland Common Stock Warrant shall be exercisable for that number of shares of Newco Common Stock into which the number of shares of Midland Common Stock subject to such Midland Warrant or Midland Common Stock Warrant, as applicable, immediately prior to the Effective Time would be converted under paragraph (i) of this subsection. No payment shall be made for fractional interests.

             (v) MIDLAND EXCHANGE STOCK OPTIONS. Pursuant to the terms of the Midland Exchange Agreement contemporaneously entered into between Newco and each holder of the Midland Stock Options described on Schedule 2.7 of the Midland Disclosure Schedule (the "Midland Exchange Stock Options"), at the Effective Time, without any action on the part of any holder thereof, each Midland Exchange Stock Option will be exchanged for a Newco Warrant that is exercisable for that whole number of shares of Newco Common Stock (to the nearest whole share) equal to the product of
        (x) .725 times (y) the number of shares of Newco Common Stock into which the shares of Midland Common Stock subject to such Midland Exchange Stock Option would be converted under paragraph (i) of this subsection. Pursuant to the Midland Exchange Agreement, no payment shall be made for fractional interests. Pursuant to the terms of the Midland Exchange Agreement, each Midland Exchange Stock Option subject thereto shall be terminated immediately following their exchange for a Newco Warrant.

     2.8 VISTA EXCHANGE AGREEMENTS. Within 30 days from the date hereof, Newco and Vista agree to cause Newco to enter into Vista Exchange Agreements in connection with the Vista GP Exchange and the Vista LP Exchange, respectively, with all of the holders of the GP Common Stock and all of the Partnership Interests. Pursuant to such Vista Exchange Agreements at the Effective Time, without any action on the part of any holder thereof, (a) each share of GP Common Stock that is issued and outstanding prior to the Effective Time shall be exchanged for (i) a number of shares of Newco Common Stock equal to the Vista GP Conversion Stock Number and (ii) a Newco Warrant that is exercisable for a number of shares of Newco Common Stock equal to the Vista GP Conversion Warrant Number and (b) each Partnership Interest that is issued and outstanding prior to the Effective Time shall be exchanged for (i) a number of shares of Newco Common Stock equal to the Vista LP Conversion Stock Number and (ii) a Newco Warrant that is exercisable for a number of shares of Newco Common Stock equal to the Vista LP Conversion Warrant

Number. As provided in the Exchange Agreement, any fractional Partnership Interest shall be likewise exchanged on a pro rata basis.

     2.9 ADJUSTMENTS. (a) The parties hereto mutually agree that, notwithstanding anything in this Agreement to the contrary, each of the Vista GP Conversion Stock Number, the Vista LP Conversion Stock Number, the Vista GP Conversion Warrant Number and the Vista LP Conversion Warrant Number shall be increased or decreased, as necessary, immediately prior to the Effective Time such that (i) the aggregate percentage of shares of Newco Common Stock that the holders of GP Common Stock and the holders of Partnership Interests shall be entitled to receive at the Effective Time shall equal 72.5% of the shares of Newco Common Stock that will be outstanding calculated on a Fully Diluted Basis immediately after the Effective Time and (ii) the aggregate percentage of shares of Newco Common Stock issuable upon exercise of the Newco Warrants that the holders of GP Common Stock and the holders of Partnership Interests shall be entitled to receive shall equal 72.5% of the shares of Newco Common Stock that is issuable upon the exercise of (x) all Midland Warrants outstanding immediately after the Effective Time, (y) all Newco Warrants issued pursuant to the Midland Exchange and (z) all Newco Warrants issuable pursuant to the Vista Exchange. Subject to Section 2.9(b), 2.9(c), any such adjustments to the Vista GP Conversion Stock Number, the Vista LP Conversion Stock Number, the Vista GP Conversion Warrant Number or the Vista LP Conversion Warrant Number shall be made not later than two business days prior to the Closing and shall be determined by Newco's independent auditors Arthur Andersen LLP.

     (b) Pursuant to the Vista Exchange Agreements, effective as of the last day of the fourth calendar month immediately following the calendar month in which the Closing Date occurred, Newco shall cause its independent auditors Arthur Anderson LLP to redetermine the Vista GP Conversion Stock Number and the Vista LP Conversion Stock Number by redetermining, as of such date, Fully Diluted Basis only to the extent necessary so as to reflect the number of shares of Newco Common Stock, if any, issued after the Effective Time as a result of the exercise of any Midland Stock Options. In the event any such adjustment to the Vista GP Conversion Stock Number and the Vista LP Conversion Stock Number is determined appropriate, then pursuant to the Vista Exchange Agreements, Newco shall promptly issue to the prior holders of the GP Common Stock and Partnership Interests their pro rata share of a number of shares of Newco Common Stock equal to an amount equal to (i) the quotient realized by dividing (x) the number of shares of Newco Common Stock issued after the Effective Time as a result of the exercise of any Midland Stock Options by (y) .275 minus (ii) the number of shares of Newco Common Stock described in clause (x) above.

     (c) The parties hereto mutually agree that, notwithstanding anything in this Agreement to the contrary, (i) at the Effective Time, by virtue of the Midland Merger, the holders of shares of Midland Common Stock shall receive shares of Newco Common Stock issued in exchange therefor equal to 27.5% of the shares of Newco Common Stock that will be outstanding immediately after the Effective Time (calculated giving effect to the shares of Newco Common Stock issued as a result of the Vista Exchange), and (ii) immediately after the Effective Time, the aggregate percentage of shares of Newco Common Stock issuable upon exercise of (a) all Midland Warrants outstanding immediately after the Effective Time, and (b) all Newco Warrants issued pursuant to the Midland Exchange, shall equal 27.5% of the shares of Newco Common Stock that is issuable upon exercise of (x) all Midland Warrants outstanding immediately after the Effective Time, (y) all Newco Warrants issued pursuant to the Midland Exchange, and (z) all Newco Warrants issuable pursuant to the Vista Exchange.

     2.10 EXCHANGE OF CERTIFICATES.

          (a) EXCHANGE FUND. Immediately after the Effective Time, Newco shall deposit with the Exchange Agent, for the benefit of the holders of shares of Midland Common Stock and for exchange in accordance with this Agreement, certificates representing the shares of Newco Common Stock to be issued in exchange for shares of Midland Common Stock pursuant to Section 2.7. Such shares of Newco Common Stock, together with any dividends or distributions with respect thereto (as provided in subSection (c) of this Section 2.10), are referred to herein as the "Exchange Fund." The Exchange Agent, pursuant to irrevocable instructions consistent with the terms of this Agreement, shall deliver the Newco Common Stock to be issued pursuant to Section 2.7 out of the Exchange Fund, and the Exchange

     Fund shall not be used for any other purpose. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Newco Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of Persons entitled thereto.

          (b) EXCHANGE PROCEDURES.

             (i) As soon as reasonably practicable after the Effective Time, Newco shall cause the Exchange Agent to mail to each holder of record of a Midland Certificate that, immediately prior to the Effective Time, represented shares of Midland Common Stock converted into Newco Common Stock pursuant to Section 2.7 a letter of transmittal to be used to effect the exchange of such Midland Certificate for a Newco Stock Certificate and cash in lieu of fractional shares, along with instructions for using such letter of transmittal to effect such exchange. The letter of transmittal (or the instructions thereto) shall specify that delivery of any Midland Certificate shall be effected, and risk of loss and title thereto shall pass, only upon delivery of such Midland Certificate to the Exchange Agent and shall be in such form and have such other provisions as Newco may reasonably specify.

             (ii) Upon delivery to the Exchange Agent of, together with the surrender of a Midland Certificate, if applicable, a duly completed and executed letter of transmittal and any other required documents (including, in the case of any Rule 145 Affiliate, an Affiliate Agreement from such Person as described in Section 4.9, if not theretofore delivered to Newco), (A) the holder of such Midland Certificate shall be entitled to receive in exchange therefor a Newco Stock Certificate representing the number of whole shares of Newco Common Stock that such holder has the right to receive pursuant to
        Section 2.7, any cash in lieu of fractional shares of Newco Common Stock as provided in subSection (e) of this Section, and any unpaid dividends and distributions that such holder has the right to receive pursuant to subSection (c) of this Section (after giving effect to any required withholding of taxes) and (B) the Midland Certificate, if any, so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Midland Certificates.

             (iii) In the event of a transfer of ownership of Midland Common Stock that is not registered in the transfer records of Midland, a Newco Stock Certificate representing the appropriate number of shares of Newco Common Stock (along with any cash in lieu of fractional shares and any unpaid dividends and distributions that such holder has the right to receive) may be issued to a transferee if the Midland Certificate representing such shares of Midland Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

             (iv) Until surrendered as contemplated by this subsection, each Midland Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a Newco Stock Certificate representing shares of Newco Common Stock (along with any cash in lieu of fractional shares and any unpaid dividends and distributions).

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Newco Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Midland Certificate. Subject to the effect of applicable laws, (i) at the time of the surrender of a Midland Certificate for exchange in accordance with the provisions of this Section, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date on or prior to surrender) theretofore paid with respect to the number of whole shares of Newco Common Stock that such holder is entitled to receive (less the amount of any withholding taxes that may be required with respect thereto) and (ii) at the appropriate payment date, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date subsequent to surrender) payable with respect to the number of whole shares of Newco Common Stock that such holder receives (less the amount of any withholding taxes that may be required with respect thereto).

          (d) NO FURTHER OWNERSHIP RIGHTS IN MIDLAND COMMON STOCK. All shares of Newco Common Stock issued upon the surrender for exchange of shares of Midland Common Stock in accordance with the terms hereof (including any cash paid pursuant to subSection (c) or (e) of this Section) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Midland Common Stock. After the Effective Time, there shall be no further registration of transfers on the MM Surviving Corporation's stock transfer books of the shares of Midland Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, a Midland Certificate is presented to the MM Surviving Corporation for any reason, it shall be cancelled and exchanged as provided in this Section.

          (e) TREATMENT OF FRACTIONAL SHARES.

             (i) No Newco Stock Certificates or scrip representing fractional shares of Newco Common Stock shall be issued in the Midland Merger, and except as provided in this subsection, no dividend or other distribution, stock split, or interest shall relate to any such fractional share and such fractional share shall not entitle the owner thereof to vote or to any other rights of a shareholder of Newco.

             (ii) As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of Newco Common Stock delivered to the Exchange Agent by Newco pursuant to subSection (a) of this Section over (B) the aggregate number of whole shares of Newco Common Stock issuable to holders of Midland Common Stock pursuant to Section 2.7 (such excess being referred to herein as the "Excess Shares") and the Exchange Agent, as the agent for the former holders of Midland Common Stock, shall sell the Excess Shares at the prevailing prices on the securities exchange on which the shares of Newco Common Stock are traded. The sale of the Excess Shares by the Exchange Agent shall be executed on such securities exchange through one or more member firms of such securities exchange and shall be executed in round lots to the extent practicable. Newco shall pay all commissions, transfer taxes, and other out-of-pocket transaction costs incurred in connection with such sale of the Excess Shares.

             (iii) In lieu of any fractional share of Newco Common Stock to which a holder of Midland Common Stock would otherwise be entitled, such holder, upon surrender of a Midland Certificate as described in this Section, shall be paid an amount in cash (without interest) equal to such holder's proportionate interest in the sum of (A) the net proceeds from the sale of the Excess Shares in accordance with the provisions of paragraph (2) of this subsection and (B) the aggregate dividends or other distributions that are payable with respect to the Excess Shares pursuant to subsection (c) of this Section, such proportionate interest to be determined by dividing the amount of the fractional share interests to which such holder would otherwise be entitled by the aggregate amount of fractional share interests to which all holders of Midland Common Stock would otherwise be entitled. Until the net proceeds of the sale of Excess Shares (along with any dividends or distributions with respect thereto have been distributed to the former shareholders of Midland), the Exchange Agent will hold such amounts in trust for the former holders of Midland Common Stock.

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund and cash held by the Exchange Agent in accordance with the terms of this Section that remains unclaimed by the former shareholders of Midland for a period of one year following the Effective Time shall be delivered to Newco, upon demand. Thereafter, any former shareholders of Midland who have not theretofore complied with the provisions of this Section shall look only to Newco for payment of their claim for Newco Common Stock, any cash in lieu of fractional shares of Newco Common Stock, and any dividends or distributions with respect to Newco Common Stock (all without interest).

          (g) NO LIABILITY. None of Newco, the MM Surviving Corporation, the Exchange Agent, or any other Person shall be liable to any former holder of shares of Midland Common Stock for any amount properly delivered to any public official pursuant to any applicable abandoned property, escheat, or similar law. Any amounts remaining unclaimed by former holders of shares of Midland Common Stock for a period of two years following the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Newco free and clear of any claims or interest of any such holders or their successors, assigns, or personal representative previously entitled thereto.

          (h) LOST, STOLEN, OR DESTROYED MIDLAND CERTIFICATES. If any Midland Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Midland Certificate to be lost, stolen, or destroyed and, if required by Newco, the posting by such Person of a bond in such reasonable amount as Newco may direct as an indemnity against any claim that may be made against it with respect to such Midland Certificate, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed Midland Certificate the shares of Newco Common Stock (along with any cash in lieu of fractional shares pursuant to subsection (e) of this Section and any unpaid dividends and distributions pursuant to subsection (c) of this Section) deliverable with respect thereto pursuant to this Agreement.

     2.11 CLOSING. The Closing shall take place on the Closing Date. The Closing shall take place at such time as is agreed upon by Vista and Midland and shall take place at the offices of Vinson & Elkins, L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, unless another place is agreed to by Vista and Midland.

     2.12 EFFECTIVE TIME OF THE MERGER. In connection with the Midland Merger, the parties hereto will file with the Texas Secretary of State on the Closing Date articles of merger (the "Midland Articles of Merger"). Notwithstanding anything in this Section to the contrary, the articles of merger referred to in this Section may be filed prior to the Closing Date or prior to the Closing so long as it provides for an effective time that occurs on or after the Closing. The Midland Merger shall become effective immediately upon the filing of the Midland Articles of Merger with the Texas Secretary of State, or at such later time specified in the Midland Articles of Merger (the "Effective Time").

     2.13 SHAREHOLDER APPROVALS OBTAINED.

          (a) Vista, in its capacity as the sole shareholder of Newco, by its execution hereof, approves and adopts this Agreement and the transactions contemplated hereby.

          (b) Newco, in its capacity as the sole shareholder of Merger Sub, by its execution hereof, approves and adopts this Agreement and the transactions contemplated hereby.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF MIDLAND. Midland hereby represents and warrants to Vista, Newco and Merger Sub as follows:

          (a) ORGANIZATION, STANDING AND POWER. Each of Midland and its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership, or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as defined below) on Midland. Midland has heretofore delivered to Vista and Newco complete and correct copies of its and each of its Subsidiaries' Articles of Incorporation and Bylaws, each as amended to date. The respective jurisdictions of incorporation or organization of Midland's Subsidiaries are identified on
     Schedule 3.1(a) of the

     Midland Disclosure Schedule. Other than Midland's Subsidiaries disclosed on
     Schedule 3.1(a) of the Midland Disclosure Schedule, Midland has no other Subsidiary. As used in this Agreement, a "Material Adverse Effect" or "Material Adverse Change" shall mean, in respect of Midland or Vista, as the case may be, any effect or change that is or, as far as can be reasonably determined, may be materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operations of such party and its Subsidiaries taken as a whole.

          (b) CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of Midland consists of 80,000,000 shares of Midland Common Stock and 20,000,000 shares of preferred stock, par value $.01 per share ("Midland Preferred Stock"). At the close of business on April 30, 1998: (i) 4,463,499 shares of Midland Common Stock were issued and outstanding; (ii) no shares of Midland Preferred Stock were issued and outstanding; (iii) 1,235,000, 236,500, and 398,000 Midland Common Stock were authorized and available for grant pursuant to the Midland Resources, Inc. 1997 Board of Directors' Stock Incentive Plan, the 1994 Midland Resources, Inc. Long-Term Incentive Plan, and the 1996 Midland Resources, Inc. Long-Term Incentive Plan (collectively, the "Midland Stock Plans"), respectively; (iv) 123,500, 236,500, and 398,000 shares of Midland Common Stock were reserved for issuance pursuant to each of the Midland Stock Plans, respectively; (v) 1,603,000 shares of Midland Common Stock were subject to issuance under Midland Options outstanding as of the date hereof; (vi) 2,253,094 shares of Midland Common Stock were subject to issuance upon exercise of the Midland Warrants; (vii) 2,253,094 shares of Midland Common Stock were reserved for issuance upon exercise of the Midland Warrants; (viii) no shares of Midland Common Stock were held by Midland in its treasury; (ix) 270,000 shares of Midland Common Stock were subject to issuance upon exercise of the Midland Common Stock Warrants, (x) 270,000 shares of Midland Common Stock were reserved for issuance upon exercise of the Midland Common Stock Warrants and (xi) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) ("Voting Debt") on any matters on which shareholders of Midland may vote were issued and outstanding. The Midland Resources, Inc. 1995 Board of Directors' Stock Incentive Plan has been terminated, however, options for 50,000 shares of Midland Common Stock issued thereunder prior to such termination remain outstanding. All outstanding shares of Midland Common Stock are validly issued, fully paid, and nonassessable and are not subject to preemptive rights. Except as set forth on Schedule 3.1(b) of the Midland Disclosure Schedule, all outstanding shares of capital stock of the Subsidiaries of Midland are owned by Midland, or a direct or indirect wholly-owned Subsidiary of Midland, free and clear of all Liens. Except as set forth in this Section 3.1(b) or on Schedule 3.1(b) of the Midland Disclosure Schedule, and except for changes since April 30, 1998 resulting from the subsequent exercise of Midland Options, Midland Warrants, or Midland Common Stock Warrants, there are outstanding: (A) no shares of capital stock, Voting Debt or other voting securities of Midland; (B) no securities of Midland or any Subsidiary of Midland convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Midland or any Subsidiary of Midland; and (C) no options, warrants, calls, rights (including preemptive rights), commitments, or agreements to which Midland or any Subsidiary of Midland is a party or by which it is bound in any case obligating Midland or any Subsidiary of Midland to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Midland or of any Subsidiary of Midland, or obligating Midland or any Subsidiary of Midland to grant, extend, or enter into any such option, warrant, call, right, commitment, or agreement. Except for the Midland Voting Agreements, there are not as of the date hereof and there will not be at the Effective Time any shareholder agreements, voting trusts or other agreements or understandings to which Midland is a party or by which it is bound relating to the voting of any shares of the capital stock of Midland that will limit in any way the solicitation of proxies by or on behalf of Midland from, or the casting of votes by, the shareholders of Midland with respect to the Midland Merger. There are no restrictions on Midland to vote the stock of any of its Subsidiaries. The exercise price or conversion price of each of the outstanding Midland Warrants, Midland Common Stock Warrants, Midland Options and other Midland Stock Equivalents is set forth on Schedule 3.1(b).

          (c) AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVALS.

             (i) The Board of Directors of Midland has approved the Midland Merger and this Agreement, and declared the Midland Merger and this Agreement to be in the best interests of the shareholders of Midland. The directors of Midland have advised Midland and Vista that they intend (acting in their capacity as a shareholder of Midland and in accordance with the applicable Midland Voting Agreement) to vote or cause to be voted all of the shares of Midland Common Stock beneficially owned by them and their affiliates in favor of approval of the Midland Merger and this Agreement. Midland has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the Midland Merger, to approval of this Agreement and the Midland Merger by the shareholders of Midland in accordance with the TBCA and the Articles of Incorporation and Bylaws of Midland, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Midland, subject, with respect to consummation of the Midland Merger, to approval of this Agreement and the Midland Merger by the shareholders of Midland in accordance with the TBCA and the Articles of Incorporation and Bylaws of Midland. This Agreement has been duly executed and delivered by Midland and, subject, with respect to consummation of the Midland Merger, to approval of this Agreement and the Midland Merger by the shareholders of Midland in accordance with the TBCA and the Restated Certificate of Incorporation and Restated Bylaws of Midland, and assuming this Agreement constitutes the valid and binding obligation of Vista, Newco and Merger Sub, constitutes a valid and binding obligation of Midland enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (ii) Except as set forth on Schedule 3.1(c) of the Midland Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of Midland or any of its Subsidiaries under, or otherwise result in a material detriment to Midland or any of its Subsidiaries under, any provision of (A) the Articles of Incorporation or Bylaws of Midland or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, or license applicable to Midland or any of its Subsidiaries, (C) any joint venture or other ownership arrangement, or
        (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(c)(iii) are duly and timely obtained or made and the approval of the Midland Merger and this Agreement by the shareholders of Midland has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Midland or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (C) in this subsection, any such conflicts, violations, defaults, rights, Liens that, individually or in the aggregate, would not have a Material Adverse Effect on Midland, materially impair the ability of Midland to perform its obligations hereunder, or prevent the consummation of any of the transactions contemplated hereby.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Midland or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Midland or the consummation by Midland of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse

        Effect on Midland, except for: (A) the filing with the SEC of (1) a proxy statement in preliminary and definitive form relating to the meeting of the shareholders of Midland to be held in connection with the Midland Merger (the "Proxy Statement") and (2) such reports under
        Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (B) the filing of the Midland Articles of Merger with the Texas Secretary of State; (C) filings with, and approval of, the Nasdaq or the AMEX; (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; (E) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation; and (F) any such consent, approval, order, authorization, registration, declaration, filing, or permit that the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Midland, materially impair the ability of Midland to perform its obligations hereunder, or prevent the consummation of any of the transactions contemplated hereby.

          (d) SEC DOCUMENTS. Midland has made available to Vista a true and complete copy of each report, schedule, registration statement, and definitive proxy statement filed by Midland with the SEC since December 31, 1995 and prior to or on the date of this Agreement (the "Midland SEC Documents"), which are all the documents (other than preliminary material) that Midland was required to file with the SEC between December 31, 1995 and the date of this Agreement. As of their respective dates, the Midland SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Midland SEC Documents, and none of the Midland SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Midland included in the Midland SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of Midland and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Midland and its consolidated Subsidiaries for the periods presented therein. In addition, Midland has made available to Vista the audited consolidated balance sheets of Midland and its Subsidiaries as of December 31, 1997, together with the audited consolidated statements of operations, shareholder's equity and cash flows of Midland and its Subsidiaries for the year then ended (such audited consolidated financial statements of Midland being referred to as the "Midland Financial Statements"). The Midland Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present in accordance with applicable requirements of GAAP the consolidated financial position of Midland and its consolidated Subsidiaries as of its date and the consolidated results of operations and the consolidated cash flows of Midland and its Subsidiaries for the period presented therein. Except as disclosed in the Midland SEC Documents, there are no agreements, arrangements, or understandings between Midland and any party who is at the date of this Agreement or was at any time prior to the date hereof but after December 31, 1995 an Affiliate of Midland that are required to be disclosed in the Midland SEC Documents.

          (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Midland for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Newco in connection with the issuance of shares of Newco Common Stock in the Midland Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Midland and included or incorporated by reference in the Proxy Statement will, at the date mailed to shareholders of Midland or at the time of the meeting of such shareholders to be held in connection with the Midland Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Midland or any of its Subsidiaries, or with respect to other information supplied by Midland for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Midland. The Proxy Statement, insofar as it relates to Midland or its Subsidiaries or other information supplied by Midland for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in, or reflected in the financial statements included in the Midland SEC Documents or in the Midland Financial Statements, or except as contemplated by this Agreement, since December 31, 1997, there has not been: (i) any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Midland's capital stock; (ii) any amendment of any material term of any outstanding equity security of Midland or any Subsidiary of Midland; (iii) any repurchase, redemption, or other acquisition by Midland or any Subsidiary of Midland of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Midland or any Subsidiary of Midland; (iv) any material change in any method of accounting or accounting practice or any tax method, practice, or election by Midland or any Subsidiary of Midland; or (v) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that is reasonably likely to have a Material Adverse Effect on Midland, except for general economic changes and changes that may affect the industries of Midland or any of its Subsidiaries generally.

          (g) NO UNDISCLOSED MATERIAL LIABILITIES. Except as disclosed on
     Schedule 3.1(g)or as disclosed in the Midland SEC Documents or in the Midland Financial Statements, as of the date hereof, there are no liabilities of Midland or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on Midland, other than: (i) liabilities adequately provided for on the balance sheet of Midland dated as of December 31, 1997 (including the notes thereto) contained in Midland's Annual Report on Form 10-KSB for the year ended December 31, 1997; (ii) liabilities incurred in the ordinary course of business subsequent to December 31, 1997; and (iii) liabilities under this Agreement.

          (h) NO DEFAULT. Except as disclosed on Schedule 3.1(h), neither Midland nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of
     (i) the Articles of Incorporation or Bylaws of Midland or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, or license to which Midland or any of its Subsidiaries is now a party or by which Midland or any of its Subsidiaries or any of their respective properties or assets is bound or (iii) any order, writ, injunction, decree, statute, rule, or regulation applicable to Midland or any of its Subsidiaries, except in the case of clauses (ii) and (iii) in this subsection for defaults or violations which in the aggregate would not have a Material Adverse Effect on Midland.

          (i) COMPLIANCE WITH APPLICABLE LAWS. Midland and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Midland Permits"), except where the failure so to hold would not have a Material Adverse Effect on Midland. Midland and its Subsidiaries are in compliance with the terms of the Midland Permits, except where the failure so to comply would not have a Material Adverse Effect on Midland. Except as disclosed in the Midland SEC Documents, the businesses of Midland and its Subsidiaries are not being conducted in violation of any law, ordinance, or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on Midland. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Midland or any of its Subsidiaries is pending and of which Midland has knowledge or, to the knowledge (as hereinafter defined) of Midland as of the date hereof, threatened, other than those the outcome of which would not have a Material Adverse Effect on Midland.

          (j) LITIGATION. Except as disclosed in the Midland SEC Documents or
     Schedule 3.1(j) of the Midland Disclosure Schedule, as of the date of this Agreement there is no suit, action or proceeding pending, or, to the knowledge of Midland, threatened against or affecting Midland or any Subsidiary of Midland ("Midland Litigation"), and Midland and its Subsidiaries have no knowledge of any facts that are likely to give rise to any Midland Litigation, that (in any case) is reasonably likely to have a Material Adverse Effect on Midland, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Midland or any Subsidiary of Midland ("Midland Order") that is reasonably likely to have a Material Adverse Effect on Midland or its ability to consummate the transactions contemplated by this Agreement.
     Schedule 3.1(j) of the Midland Disclosure Schedule contains an accurate and complete list of all suits, actions and proceedings pending or, to the knowledge of Midland, threatened against or affecting Midland or any of its Subsidiaries as of the date hereof.

          (k) TAXES. Except as set forth on Schedule 3.1(k) of the Midland Disclosure Schedule:

             (i) Each of Midland, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which Midland or any of its Subsidiaries is or was a member has (A) duly filed on a timely basis (taking into account any extensions) all U.S. federal income Tax Returns (as hereinafter defined), and all other material Tax Returns, required to be filed or sent by or with respect to it, (B) duly paid or deposited on a timely basis all Taxes (as hereinafter defined) that are shown to be due and payable on or with respect to such Tax Returns, and all material Taxes that are otherwise due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in Midland's most recent audited financial statements) for which Midland or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of Midland and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes that are required to be withheld from payments to employees, independent contractors, creditors, shareholders or any other third party and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

             (ii) Schedule 3.1(k) of the Midland Disclosure Schedule sets forth
        (A) the last taxable period through which the federal income Tax Returns of Midland and any of its Subsidiaries have been audited by the IRS or for which the statute of limitations for assessment has otherwise closed and (B) any affiliated, consolidated, combined, unitary or similar group or Tax Return in which Midland or any of its Subsidiaries is or has been a member or joins or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable taxing authority have been paid, fully settled or adequately provided for in Midland's most recent audited financial statements. Except as disclosed in or adequately provided for in the Midland SEC Documents or disclosed in Schedule 3.1(k) of the Midland Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, or to the knowledge of Midland, threatened, with regard to any Taxes for which Midland or any of its Subsidiaries would be liable, and no material deficiency for any Taxes has been proposed, asserted or assessed (whether by examination report or prior to completion of examination by means of notices of proposed adjustment or other similar requests or notices) pursuant to such examination against Midland or any of its Subsidiaries by any taxing authority with respect to any period.

             (iii) Neither Midland nor any of its Subsidiaries has executed or entered into with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessment or collection of any income or franchise Taxes for which Midland or any of its Subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits, for Midland or any of its Subsidiaries for any taxable period ending after the Closing Date.

             (iv) Except as set forth in the Midland SEC Documents or disclosed in Schedule 3.1(k), neither Midland nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code or that would constitute compensation whose deductibility is limited under Section 162(m) of the Code.

             (v) Except as set forth in the Midland SEC Documents, neither Midland nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

             (vi) There are no requests for rulings or outstanding subpoenas from any taxing authority for information with respect to Taxes of Midland or any of its Subsidiaries and, to the knowledge of Midland, no material reassessments (for property or ad valorem Tax purposes) of any assets or any property owned or leased by Midland or any of its Subsidiaries have been proposed in written form.

             (vii) Neither Midland nor any of its Subsidiaries has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of Midland or any of its Subsidiaries, and neither Midland nor any of its Subsidiaries has any application pending with any taxing authority requesting permission for any changes in any accounting method of Midland or any of its Subsidiaries. To the knowledge of Midland, neither the IRS nor any other taxing authority has proposed in writing, and neither Midland nor any of its Subsidiaries is otherwise required to make, any such adjustment or change in accounting method.

             (viii) There are no material excess loss accounts or deferred intercompany transactions between Midland and/or any of its Subsidiaries within the meaning of Treas. Reg. Section 1.1502-13 or 1.1502-19, respectively.

          For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid by Midland or any of its Subsidiaries (or Vista or any of its Subsidiaries, as applicable), payroll, employment, excise, production, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and/or any penalty, addition to tax or additional amount imposed by any taxing authority, (ii) any liability of Midland or any of its Subsidiaries (or Vista or any of its Subsidiaries, as applicable) for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated or consolidated group, or arrangement whereby liability of Midland or any of its Subsidiaries (or Vista or any of its Subsidiaries, as applicable) for payment of such amounts was determined or taken into account with reference to the liability of any other person for any period and (iii) liability of Midland or any of its Subsidiaries (or Vista or any of its Subsidiaries, as applicable) with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

          "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed by or with respect to Midland or any of its Subsidiaries (or Vista or any of its Subsidiaries, as applicable) in respect of any Taxes, including, without limitation, (i) any consolidated Federal Income Tax return in which Midland or any of its Subsidiaries (or Vista or any of its Subsidiaries, as applicable) is included and (ii) any state, local or foreign Income Tax returns filed on a consolidated, combined or unitary basis (for purposes of determining tax liability) in which Midland or any of its Subsidiaries (or Vista or any of its Subsidiaries, as applicable) is included.

          (l) EMPLOYEE BENEFIT MATTERS. (i) Schedule 3.1(l)(i) provides a description of each of the following which is sponsored, maintained or contributed to by Midland or one of its Subsidiaries (the "Midland Group") for the benefit of the employees of the Midland Group, former employees of the Midland Group, directors of the Midland Group, former directors of the Midland Group, or any agents, consultants, or similar representatives providing services to or for the Midland Group, or has been so sponsored, maintained or contributed to within six years prior to the Closing Date for the benefit of such individuals:

             (A) each "employee benefit plan," as such term is defined in
        Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Midland Plan");

             (B) except for the Midland Stock Option Plans, each personnel policy, stock option plan, stock purchase plan, stock appreciation rights, phantom stock plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.1(l)(i)(A) (together with the Midland Stock Plans, the "Midland Benefit Program or Agreement").

          (ii) True, correct and complete copies of each of the Midland Plans, related trusts, insurance or group annuity contracts and each other funding or financing arrangement relating to any Midland Plan, including all amendments thereto, have been furnished to Vista. There has also been furnished to Vista, with respect to each Midland Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of all Midland Benefit Programs or Agreements have also been furnished to Vista. A schedule of employer expenses with respect to each Midland Plan and Midland Benefit Program or Agreement for the current plan year and past plan year has been furnished to Vista along with any administration agreement associated with any Midland Plan. Additionally, the most recent determination letter from the IRS for each of the Midland Plans intended to be qualified under Section 401 of the Code, and any outstanding determination letter application for such plans has been furnished.

          (iii) Except as otherwise set forth on Schedule 3.1(l)(iii),

             (A) Each Midland Plan and Midland Benefit Program or Agreement has been administered in compliance with its terms, the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements;

             (B) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of a member of the Midland Group, threatened against, or with respect to, any of the Midland Plans or Midland Benefit Programs or Agreements or their assets;

             (C) As to any Midland Plan intended to be qualified under Section 401 of the Code, there has been no termination or partial termination of the Midland Plan within the meaning of Section 411(d)(3) of the Code;

             (D) No act, omission or transaction has occurred which would result in imposition on a member of the Midland Group of (1) breach of fiduciary duty liability damages under Section 409 of ERISA, (2) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (3) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

             (E) To the knowledge of a member of the Midland Group, there is no matter pending (other than routine qualification determination filings) with respect to any of the Midland Plans before the IRS, the Department of Labor or the PBGC;

             (F) No trust funding a Midland Plan is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code;

          (iv) In connection with the consummation of the transaction contemplated by this Agreement, no payments have or will be made under the Midland Plans or Midland Benefit Programs or Agreements which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code.

          (v) Except as otherwise set forth in Schedule 3.1(l)(v), no Midland Plan or Midland Benefit Program or Agreement provides retiree medical or retiree life insurance benefits to any person and a member of the Midland Group is not contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Section 601 through 608 of ERISA and Section 4980B of the Code. Additionally, each Midland Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

          (vi) No Midland Plan is a multiemployer plan within the meaning of
     Section 3(37) of ERISA.

          (vii) Except for the Midland Stock Plans or as otherwise set forth in
     Schedule 3.1(l)(vii), no Midland Plan or Midland Benefit Program or Agreement provides that payments pursuant to such Midland Plan or Midland Benefit Program or Agreement may be made in securities of a member of the Midland Group or a Commonly Controlled Entity, nor does any trust maintained pursuant to any Midland Plan or Midland Benefit Program or Agreement hold any securities of a member of the Midland Group.

          (m) LABOR MATTERS. Except as set forth on Schedule 3.1(m) of the Midland Disclosure Schedule or in the Midland SEC Documents:

             (i) neither Midland nor any of its Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of Midland or any of its Subsidiaries, nor does Midland or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

             (ii) as of the date hereof, there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against Midland or any of its Subsidiaries pending, or, to the knowledge or Midland or any of its Subsidiaries, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on Midland;

             (iii) as of the date hereof, there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against Midland or any of its Subsidiaries pending, or, to the knowledge of Midland or any of its Subsidiaries, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on Midland;

             (iv) Midland and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and is not reasonably likely to have, a Material Adverse Effect on Midland; and

             (v) as of the date hereof, there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of Midland or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of Midland or any of its Subsidiaries is or may be entitled to claim indemnification from Midland or any of its Subsidiaries pursuant to the Articles of Incorporation or Bylaws of Midland or any provision of the comparable charter or organizational documents of any of its Subsidiaries, as provided in any indemnification agreement to which Midland or any Subsidiary of Midland is a party or pursuant to applicable law that has, or is reasonably likely to have, a Material Adverse Effect on Midland.

          (n) INTANGIBLE PROPERTY. Midland and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of Midland and its Subsidiaries (collectively, the "Midland Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Material Adverse Effect on Midland. All of the Midland Intangible Property is owned or licensed by Midland or its Subsidiaries free and clear of any and all Liens, except those that are not reasonably likely to have a Material Adverse Effect on Midland, and neither Midland nor any such Subsidiary has forfeited or otherwise relinquished any Midland Intangible Property which forfeiture would result in a Material Adverse Effect on Midland. To the knowledge of Midland, the use of the Midland Intangible Property by Midland or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither Midland nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Midland Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Midland Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Material Adverse Effect on Midland.

          (o) ENVIRONMENTAL MATTERS.

             For purposes of this Agreement:

                (i) "Environmental Laws" means all federal, state and local laws (including common laws), rules, regulations, ordinances, orders, decrees of any Governmental Entity, whether now in existence or hereafter enacted and in effect at the time of Closing, relating to pollution or the protection of human health, safety or the environment of any jurisdiction in which the applicable party hereto owns or operates assets or conducts business or owned or operated assets or conducted business (whether or not through a predecessor entity) (including, without limitation, ambient air, surface water, groundwater, land surface, subsurface strata, natural resources or wildlife), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of solid waste or Hazardous Materials, and any similar laws, rules, regulations, ordinances, orders and decrees of any foreign jurisdiction in which the applicable party hereto owns or operates assets or conducts business;

                (ii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials (including naturally occurring radioactive materials), asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls or trans-formers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (B) any chemicals, materials or substances which are now defined as or included in the definition of "solid wastes," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which Midland or any of its Subsidiaries operates (for purposes of Section 3.1(o)) or in which Vista or any of its Subsidiaries operates (for purposes of Section 3.2(o)).

                (iii) "Release" means any spill, effluent, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries; and

                (iv) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under any Environmental Law, or voluntarily undertaken to (A) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public or employee health or welfare of the indoor or outdoor environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

                Except as disclosed on Schedule 3.1(o) of the Midland Disclosure
           Schedule:

                    (v) The operations of Midland and its Subsidiaries have been conducted, are and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Midland;

                    (vi) Midland and its Subsidiaries have obtained and will
               maintain all permits, licenses and registrations, or applications relating thereto, and have made and will make all filings, reports and notices required under applicable Environmental Laws for the continued operations of their respective businesses, except such matters the lack or failure of which would not reasonably be expected to lead to a Material Adverse Effect on Midland;

                    (vii) Midland and its Subsidiaries are not subject to any
               outstanding written orders issued by, or contracts with, any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action, (C) any Release or threatened Release of a Hazardous Material or (D) an assumption of responsibility for environmental liabilities of another person, except such orders or contracts the compliance with which would not reasonably be expected to have a Material Adverse Effect on Midland;

                    (viii) Midland and its Subsidiaries have not received any
               written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Material Adverse Effect on Midland;

                    (ix) Neither Midland nor any of its Subsidiaries has any
               contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) or employee or third party exposure to Hazardous Materials that would reasonably be expected to lead to a Material Adverse Effect on Midland;

                    (x) The operations of Midland or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous or solid waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any applicable state equivalent, are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Midland; and

                    (xi) To the knowledge of Midland, there is not now on or in any property of Midland or its Subsidiaries or any property for which Midland or its Subsidiaries is potentially liable any of the following: (A) any underground storage tanks or surface impoundments or (B) any on-site disposal of Hazardous Material, any of which ((A) or (B) preceding) could reasonably be expected to have a Material Adverse Effect on Midland.

          (p) INSURANCE. Schedule 3.1(p) of the Midland Disclosure Schedule sets forth an insurance schedule of Midland's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. Midland maintains, and through the Closing Date will maintain, insurance in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of Midland and each of its Subsidiaries (taking into account the cost and availability of such insurance). Each of Midland and its Subsidiaries may terminate each of its insurance policies or binders at or after the Closing Date and will incur no penalties or other material costs in doing so. None of such policies or binders was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the liabilities and risks insured. There is no material default with respect to any provision contained in any such policy or binder nor has Midland or any of its Subsidiaries failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder. Except as otherwise disclosed on Schedule 3.1(p) of the Midland Disclosure Schedule, there are no outstanding claims under any such policies or binders and, to the knowledge of Midland, there has not occurred any event that might reasonably form the basis of any claim against or relating to Midland or any of its Subsidiaries is not covered by any of such policies or binders. No notice of cancellation or non-renewal of any such policies or binders has been received. Except as otherwise disclosed on Schedule 3.1(p) of the Midland Disclosure Schedule, there are no performance bonds outstanding with respect to Midland or any of its Subsidiaries.

          (q) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on
     Schedule 3.1(q) of the Midland Disclosure Schedule or as contemplated by this Agreement, since December 31, 1997 none of Midland or any of its Subsidiaries has done any of the following:

             (i) Discharged or satisfied any Lien or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business and consistent with past practices;

             (ii) Paid or declared any dividends or distributions, purchased, redeemed, acquired, or retired any indebtedness, stock, or other securities from its shareholders or other securityholders, made any loans or advances or guaranteed any loans or advances to any Person (other than loans, advances, or guaranties made in the ordinary course of business and consistent with past practices), or otherwise incurred or suffered to exist any liabilities (other than current liabilities incurred in the ordinary course of business and consistent with past practices);

             (iii) Except for Permitted Encumbrances suffered or permitted any Lien to arise or be granted or created against or upon any of its assets;

             (iv) Cancelled, waived, or released any rights or claims against, or indebtedness owed by, third parties;

             (v) Amended its certificate or articles of incorporation or bylaws or comparable organizational documents;

             (vi) Made or permitted any amendment, supplement, modification, or termination of any Midland Material Agreement;

             (vii) Paid or made any agreement to pay any severance or termination payment to any employee or consultant;

             (viii) Sold, transferred, assigned, or otherwise disposed of (A) any Oil and Gas Interests of Midland that, individually or in the aggregate, had a value at the time of such transfer, assignment, or disposition of $50,000 or more or (B) any other assets (including any undeveloped leasehold acreage) that, individually or in the aggregate, had a value at the time of such transfer, assignment, or disposition of $50,000 or more; provided, however, that this paragraph shall not apply to Hydrocarbons sold in the ordinary course of business and consistent with past practices;

             (ix) Made any investment in or contribution, payment, or advance to any Person (other than investments, contributions, payments, or advances, or commitments with respect thereto, made in the ordinary course of business and consistent with past practices).

             (x) Granted present or future increases in the rates of compensation or other benefits payable to any of its directors, officers, or other executive personnel or any consultant or paid any bonuses to such Persons;

             (xi) Paid, loaned, or advanced (other than the payment, advance or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred, or leased any of its assets to, or entered into any other transactions with, any of its Affiliates;

             (xii) Waived any rights of material value;

             (xiii) Suffered any material damage, destruction, or loss, whether or not covered by insurance, affecting its assets or prospects;

             (xiv) Made any change in any of the accounting principles followed by it or the method of applying such principles;

             (xv) Suffered any material labor trouble or any material controversies with any of its employees or collective bargaining association representing any of its employees;

             (xvi) Entered into any other transactions (other than this Agreement) except in the ordinary course of business and consistent with past practices;

             (xvii) Taken any of the actions referred to in Section 4.1 except as would have been permitted or required thereby had such Section been applicable at the time of such action;

             (xviii) Agreed, whether in writing or otherwise, to do any of the foregoing; or

             (xix) Suffered any material adverse change or trend in its financial position, results of operations, or business (other than changes or trends, including changes or trends in commodity prices, generally prevalent in or affecting the oil and gas industry).

          (r) GOVERNMENTAL REGULATION. None of Midland or any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any state public utilities code.

          (s) NO RESTRICTIONS. Except as otherwise disclosed on Schedule 3.1(s) of the Midland Disclosure Schedule, none of Midland or any of its Subsidiaries is a party to (i) any agreement, indenture, or other instrument that contains restrictions with respect to the payment of dividends or other distributions with respect to its capital, (ii) any financial arrangement with respect to or creating any indebtedness to any Person (other than indebtedness reflected in the Midland SEC Documents or indebtedness incurred in the ordinary course of business), (iii) any agreement, contract, or commitment relating to the making of any advance to, or investment in, any Person (other than advances in the ordinary course of business), (iv) any guaranty or other contingent liability with respect to any indebtedness or obligation of any

     Person (other than guaranties undertaken in the ordinary course of business and other than the endorsement of negotiable instruments for collection in the ordinary course of business), (v) any management, service, consulting, or other contract of a similar nature that cannot be terminated by Midland or any of its Subsidiaries, as the case may be, upon written notice of 30 days or less and without penalty or other obligation, or (vi) any agreement, contract, or commitment limiting in any respect its ability to compete with any Person or otherwise conduct business of any line or nature.

          (t) AUDITS AND SETTLEMENTS. Except as otherwise disclosed on Schedule 3.1(t) of the Midland Disclosure Schedule, none of Midland or any of its Subsidiaries is a party or subject to any unresolved or incomplete audit, accounting, or other settlement.

          (u) EMPLOYMENT CONTRACTS AND BENEFITS. Except as otherwise disclosed on Schedule 3.1(u) of the Midland Disclosure Schedule or otherwise provided for in any Midland Plan or Midland Benefit Program or Agreement, (i) none of Midland or any of its Subsidiaries is subject to or obligated under any consulting, employment, severance, termination, or similar arrangement, any employee benefit, incentive, deferred compensation plan with respect to any Person, or any bonus, profit sharing, pension, stock option, stock purchase, or similar plan or other arrangement or other fringe benefit plan entered into or maintained for the benefit of employees or any other Person and (ii) no employee of Midland or any of its Subsidiaries, or any other Person owns, or has any right granted by Midland or any of its Subsidiaries to acquire, any interest in any of the assets or business of Midland or any of its Subsidiaries.

          (v) ACCOUNTS RECEIVABLE. Except as otherwise disclosed on Schedule 3.1(v) of the Midland Disclosure Schedule, all of the accounts, notes, and loans receivable that have been recorded on the books of Midland or any of its Subsidiaries are bona fide and represent accounts, notes, and loans receivable validly due for goods sold or services rendered and are reasonably expected to be collected in full within 90 days after the applicable invoice or note maturity date (other than such accounts, notes, and loans receivable that, individually or in the aggregate, do not have a book value as of the date hereof in excess of $25,000). Except for Permitted Encumbrances, all of such accounts, notes, and loans receivable are free and clear of any and all Liens and other adverse claims and charges, and none of such accounts, notes, or loans receivable is subject to any offsets or claims of offset. None of the obligors on such accounts, notes, or loans receivable has given notice to Midland or any of its Subsidiaries that it will or may refuse to pay the full amount or any portion thereof.

          (w) TITLE TO ASSETS. Midland and its Subsidiaries (individually or collectively) have Defensible Title to all Oil and Gas Interests of Midland included or reflected in the Midland Engineering Report or the Midland Financial Statements. Each Oil and Gas Interest included or reflected in the Midland Engineering Report entitles Midland and its Subsidiaries (individually or collectively) to receive not less than the undivided interest set forth in (or derived from) the Midland Engineering Report of all Hydrocarbons produced, saved, and sold from or attributable to such Oil and Gas Interest, and the portion of the costs and expenses of operation and development of such Oil and Gas Interest that is borne or to be borne by Midland and its Subsidiaries (individually or collectively) is not greater than the undivided interest set forth in (or derived from) the Midland Engineering Report. Except for Permitted Encumbrances, each of Midland and its Subsidiaries has good, marketable, and defensible title to its assets (other than the Oil and Gas Interests of Midland). All leases pursuant to which Midland or any of its Subsidiaries leases any assets are in full force and effect, and neither Midland or any of its Subsidiaries has received any notice of default under any such lease.

          (x) MIDLAND ENGINEERING REPORT. All information supplied to Williamson Petroleum Consultants, Inc. by or on behalf of Midland that was material to such firm's evaluation of Midland's Oil and Gas Interests in connection with the preparation of the Midland Engineering Report was (at the time supplied or as modified or amended prior to the issuance of the Midland Engineering Report) true and correct in all material respects. Except for changes in classification or values of oil and gas reserve or property interests that occurred in the ordinary course of business since December 31, 1997 and except for changes (including changes in commodity prices) generally affecting the oil and gas industry, there has been no Material Adverse Change with respect to the matters addressed in the Midland Engineering Report.

          (y) OIL AND GAS OPERATIONS. Except as otherwise disclosed on Schedule 3.1(y):

             (i) None of the wells included in the Oil and Gas Interests of Midland has been overproduced such that it is subject or liable to being shut-in or to any overproduction penalty, except where any such overproduction could not reasonably be expected to have a Material Adverse Effect on Midland;

             (ii) There have been no changes proposed in the production allowables for any wells included in the Oil and Gas Interests of Midland that could reasonably be expected to have a Material Adverse Effect on Midland;

             (iii) All wells included in the Oil and Gas Interests of Midland have been drilled and (if completed) completed, operated, and produced in accordance with good oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, and regulations, except where any failure or violation could not reasonably be expected to have a Material Adverse Effect on Midland;

             (iv) None of Midland or any of its Subsidiaries has agreed to or is now obligated to abandon any well operated by any of them and included in the Oil and Gas Interests of Midland that is or will not be abandoned and reclaimed in accordance with applicable laws, rules, and regulations and good oil and gas industry practices;

             (v) Proceeds from the sale of Hydrocarbons produced from and attributable to Midland's Oil and Gas Interests are being received by Midland or its Subsidiaries in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $25,000 and held in suspense in the ordinary course of business); and

             (vi) No Person has any call on, option to purchase, or similar rights with respect to Midland's Oil and Gas Interests or to the production attributable thereto, and upon consummation of the transactions contemplated by this Agreement, Midland and its Subsidiaries will have the right to market production from Midland's Oil and Gas Interests on terms no less favorable than the terms upon which such company is currently marketing such production.

          (z) HYDROCARBON SALES AND PURCHASE AGREEMENTS. Except as otherwise disclosed on Schedule 3.1(z) of the Midland Disclosure Schedule:

             (i) None of the Hydrocarbon Sales Agreements of Midland or Hydrocarbon Purchase Agreements of Midland has required since December 31, 1997, or will require as of or after the Closing Date, Midland or any of its Subsidiaries (A) to have sold or delivered, or to sell or deliver, Hydrocarbons for a price materially less than the market value price that would have been, or would be, received pursuant to any arm's-length contract for a term of one month with an unaffiliated third-party purchaser or (B) to have purchased or received, or to purchase or receive, Hydrocarbons for a price materially greater than the market value price that would have been, or would be, paid pursuant to an arm's-length contract for a term of one month with an unaffiliated third-party seller;

             (ii) Each of the Hydrocarbon Agreements of Midland is valid, binding, and in full force and effect, and no party is in material breach or default of any Hydrocarbon Agreement of Midland, and to the knowledge of Midland, no event has occurred that with notice or lapse of time (or both) would constitute a material breach or default or permit termination, modification, or acceleration under any Hydrocarbon Agreement of Midland;

             (iii) There have been no claims from any third party for any price reduction or increase or volume reduction or increase under any of the Hydrocarbon Agreements of Midland, and none of Midland or any of its Subsidiaries has made any claims for any price reduction or increase or volume reduction or increase under any of the Hydrocarbon Agreements of Midland;

             (iv) Payments for Hydrocarbons sold pursuant to each Hydrocarbon Sales Agreement of Midland have been made (subject to adjustment in accordance with such Hydrocarbon Sales

        Agreements) materially in accordance with prices or price setting mechanisms set forth in such Hydrocarbon Sales Agreements;

             (v) No purchaser under any Hydrocarbon Sales Agreement of Midland has notified Midland or any of its Subsidiaries (or, to the knowledge of Midland, the operator of any property) of its intent to cancel, terminate, or renegotiate any Hydrocarbon Sales Agreement of Midland or otherwise to fail and refuse to take and pay for Hydrocarbons in the quantities and at the price set out in any Hydrocarbon Sales Agreement, whether such failure or refusal was pursuant to any force majeure, market out, or similar provisions contained in such Hydrocarbon Sales Agreement or otherwise;

             (vi) None of Midland or any of its Subsidiaries is obligated in any Hydrocarbon Sales Agreement by virtue of any prepayment arrangement, a "take-or-pay" or similar provision, a production payment, or any other arrangements to deliver Hydrocarbons produced from an Oil and Gas Interest of Midland at some future time without then or thereafter receiving payment therefor;

             (vii) Midland and its Subsidiaries, collectively, are not obligated, due to production and pipeline gas imbalances, to deliver gas having a market value in excess of $50,000 without receiving payment therefor; and

             (viii) The Hydrocarbon Agreements of Midland are of the type generally found in the oil and gas industry, do not (individually or in the aggregate) contain unusual or unduly burdensome provisions that may have a Material Adverse Effect on Midland, and are in form and substance considered normal within the oil and gas industry.

          (aa) FINANCIAL AND COMMODITY HEDGING. Schedule 3.1(aa) of the Midland Disclosure Schedule accurately summarizes the outstanding Hydrocarbon and financial hedging positions of Midland and its Subsidiaries (including fixed price controls, collars, swaps, caps, hedges, and puts).

          (bb) COMMITTED CAPITAL EXPENDITURES. Schedule 3.1(bb) of the Midland Disclosure Schedule is a true, accurate, and complete list of all commitments (including AFEs) pursuant to which Midland or any of its Subsidiaries has paid or incurred since December 31, 1997, or is obligated to pay or incur after the date hereof, drilling or capital expenditures in excess of $25,000 with respect to any well, and except as otherwise disclosed on Schedule 3.1(bb) of the Midland Disclosure Schedule, the aggregate amount of drilling and capital expenditures with respect to oil and gas wells that Midland and its Subsidiaries have paid or incurred since December 31, 1997 or are obligated to pay or incur after the date hereof does not exceed $500,000.

          (cc) BUSINESS RELATIONS. To the knowledge of Midland, since December 31, 1997, there has been no termination, cancellation, or limitation of, or any material modification or change in, the material business relationships of Midland or any of its Subsidiaries with any material supplier or customer or any partner or joint venture partner nor has there been any material development relating to any such supplier, customer, partner, or joint venture partner that could reasonably be expected to have a Material Adverse Effect on Midland.

          (dd) BOOKS AND RECORDS. All books, records, and files of Midland and its Subsidiaries (including those pertaining to Midland's Oil and Gas Interests, wells, and other assets, those pertaining to the production, gathering, transportation, and sale of Hydrocarbons, and corporate, accounting, financial, and employee records) (i) have been prepared, assembled, and maintained in accordance with usual and customary policies and procedures and (ii) fairly and accurately reflect the ownership, use, enjoyment, and operation by Midland and its Subsidiaries of their respective assets.

          (ee) BROKERS. Except as disclosed in Schedule 3.1(ee), no broker, finder, investment banker, or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's, or other fee or compensation based on any arrangement or agreement made by or on behalf of Midland and for which Newco, Midland or any Subsidiary of Midland.

          (ff) VOTE REQUIRED. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Midland Common Stock is the only vote of the holders of any class or series of Midland capital stock or other voting securities necessary to approve this Agreement, the Midland Merger, and the transactions contemplated hereby.

          (gg) DISCLOSURE AND INVESTIGATION. No representation or warranty of Midland contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading. The Responsible Officers, individually or collectively, of Midland and its Subsidiaries have conducted, or have caused the respective officers, employees, representatives, or agents of Midland and its Subsidiaries to conduct, such investigations and inquiries that they reasonably believe most likely to confirm the truth and accuracy of each of the representations and warranties contained in this Section.

          (hh) FAIRNESS OPINION. Midland has received an oral opinion from Dain Rauscher Incorporated to the effect that the consideration to be received in the Midland Merger by the holders of shares of Midland Common Stock is fair to such holders from a financial point of view and such opinion has not been withdrawn, revoked, or modified.

     3.2 REPRESENTATIONS AND WARRANTIES OF VISTA. Vista hereby represents and warrants to Midland as follows:

          (a) ORGANIZATION, STANDING AND POWER. Each of Vista, the General Partner and Vista Sub is a partnership or corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership, or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on Vista. Vista has heretofore delivered to Midland complete and correct copies of its Agreement of Limited Partnership, as amended to date. The jurisdiction of incorporation of the General Partner and Vista Sub is Texas. Vista has no Subsidiary other than Vista Sub.

          (b) CAPITAL STRUCTURE.


             (i) All outstanding Partnership Interests are validly issued and all capital contributions required to be made with respect to such Partnership Interests have been made in full. The outstanding Partnership Interests are subject to preemptive rights as set forth in the Agreement of Limited Partnership. The outstanding Partnership Interests have not been issued in violation of such preemptive rights. Except as set forth in this Section 3.2(b), the Agreement of Limited Partnership, or on Schedule 3.2(b) of the Vista Disclosure Schedule, there are outstanding: (1) no Partnership Interests, Voting Debt or other voting securities of Vista; (2) no securities of Vista or Vista Sub convertible into or exchangeable for Partnership Interests, Voting Debt or other voting securities of Vista or Vista Sub; and (3) no options, warrants, calls, rights (including preemptive rights), commitments, or agreements to which Vista or Vista Sub is a party or by which it is bound in any case obligating Vista or Vista Sub to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional Partnership Interests or any Voting Debt or other voting securities of Vista or of Vista Sub, or obligating Vista or Vista Sub to grant, extend, or enter into any such option, warrant, call, right, commitment, or agreement. Except for the Agreement of Limited Partnership, there are not as of the date hereof and there will not be at the Effective Time any voting trusts or other agreements or understandings to which Vista is a party or by which it is bound relating to the voting of any Partnership Interests that will limit in any way the solicitation of consents by or on behalf of Vista from, or the casting of votes by, the partners of Vista with respect to the Vista Exchange. All outstanding shares of capital stock of Vista Sub are owned by Vista, free and clear of all Liens. There are no restrictions on Vista to vote the capital stock of Vista Sub.

             (ii) As of the date hereof, the authorized capital stock of the General Partner consists of 100,000 shares of GP Common Stock. At the close of business on April 30, 1998, 79,254 shares of GP Common Stock were issued and outstanding and no shares of GP Common Stock are held by the General Partner in its treasury. No shares of GP Common Stock are reserved for issuance for any other purpose. No Voting Debt on any matters on which shareholders of the General Partner may vote are issued and outstanding. All outstanding shares of GP Common Stock are validly issued, fully paid, and nonassessable and are not subject to preemptive rights. Except as described above, there are outstanding (A) no shares of GP Common Stock, Voting Debt or other voting securities of the General Partner; (B) no securities of the General Partner convertible into or exchangeable for shares of GP Common Stock, Voting Debt or other voting securities of the General Partner; and (C) no options, warrants, calls, rights (including preemptive rights), commitments, or agreements to which the General Partner is a party or by which it is bound in any case obligating the General Partner to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of GP Common Stock or any Voting Debt or other voting securities of the General Partner, or obligating the General Partner to grant, extend, or enter into any such option, warrant, call, right, commitment, or agreement.

          (c) AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVALS.

             (i) The General Partner has approved the Vista Exchange and this Agreement, and declared the Vista Exchange and this Agreement to be in the best interests of the shareholders of the General Partner and the limited partners of Vista. Vista has all requisite partnership power and authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the General Partner and all necessary partnership action on the part of Vista. This Agreement has been duly executed and delivered by Vista and, assuming this Agreement constitutes the valid and binding obligation of Midland, Newco, and Merger Sub, constitutes a valid and binding obligation of Vista enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (ii) Except as set forth on Schedule 3.2(c) of the Vista Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of Vista, the General Partner or Vista Sub under, or otherwise result in a material detriment to Vista, the General Partner or Vista Sub under, any provision of (A) the Agreement of Limited Partnership or any provision of the Articles of Incorporation or Bylaws the General Partner or Vista Sub, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, or license applicable to Vista, the General Partner or Vista Sub, (C) any joint venture or other ownership arrangement, or (D) any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Vista, the General Partner or Vista Sub or any of their respective properties or assets, other than, in the case of clause (B) or (C) in this subsection, any such conflicts, violations, defaults, rights, Liens that, individually or in the aggregate, would not have a Material Adverse Effect on Vista, materially impair the ability of Vista to perform its obligations hereunder, or prevent the consummation of any of the transactions contemplated hereby.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity, is required by or with respect to Vista, the General Partner or Vista Sub in connection with the execution and delivery of this Agreement by Vista or the consummation by Vista of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on Vista, except for (A) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; (B) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation; and (C) any such consent, approval, order, authorization, registration, declaration, filing, or permit that the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Vista, materially impair the ability of Vista to perform its obligations hereunder, or prevent the consummation of any of the transactions contemplated hereby.

          (d) FINANCIAL STATEMENTS AND MATERIAL AGREEMENTS. Vista has made available to Midland a true and complete copy of (i) each of the Vista Material Agreements and (ii) the audited consolidated balance sheets of Vista and its sole Subsidiary as of December 31, 1997, together with the audited consolidated statements of operations, partners' capital, and cash flows of Vista and its sole Subsidiary for the year then ended, and the notes thereto, accompanied by the reports thereon of Arthur Andersen LLP (such audited consolidated financial statements of Vista collectively being referred to as the "Financial Statements"). The Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with applicable requirements of GAAP the consolidated financial position of Vista and its consolidated sole Subsidiary as of their respective dates and the consolidated results of operations and the consolidated cash flows of Vista and its sole Subsidiary for year then ended.

          (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Vista for inclusion or incorporation by reference in the S-4 to be filed with the SEC by Newco in connection with the issuance of shares of Newco Common Stock in the Midland Merger will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Vista and included or incorporated by reference in the Proxy Statement will, at the date mailed to shareholders of Midland or at the time of the meeting of such shareholders to be held in connection with the Midland Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Vista, the General Partner or Vista Sub, or with respect to other information supplied by Vista for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC.

          (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in, or reflected in the Financial Statements, or except as contemplated by this Agreement, since December 31, 1997, there has not been: (i) any declaration, setting aside, or payment of any distribution (whether in cash, stock or property) with respect to any of Vista's equity securities;
     (ii) any amendment of any material term of any outstanding equity security of Vista, the General Partner or Vista Sub; (iii) any repurchase, redemption, or other acquisition by Vista, the General Partner or Vista Sub of any outstanding shares of capital stock, Partnership Interests, or other equity securities of, or other ownership interests in, Vista, the General Partner or Vista Sub; (iv) any material change in any method of accounting or accounting practice or any tax method, practice, or election by Vista, the General Partner or Vista Sub; or (v) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that is reasonably likely to have a Material Adverse Effect on Vista, except for general economic changes and changes that may affect the industries of Vista, the General Partner or Vista Sub generally.

          (g) NO UNDISCLOSED MATERIAL LIABILITIES. Except as disclosed in the Financial Statements, as of the date hereof, there are no liabilities of Vista, the General Partner or Vista Sub of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on Vista, other than: (i) liabilities adequately provided for on the consolidated balance sheet of Vista and its sole Subsidiary dated as of December 31, 1997 (including the notes thereto), a copy of which has previously been provided to Midland; (ii) liabilities incurred in the ordinary course of business subsequent to December 31, 1997; and (iii) liabilities under this Agreement. The General Partner has not engaged in any business, operations or activities other than business, operations and activities undertaken in its capacity as general partner of Vista.

          (h) NO DEFAULT. Neither Vista, the General Partner nor Vista Sub is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Agreement of Limited Partnership or the Articles of Incorporation and Bylaws of the General Partner or Vista Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, or license to which Vista, the General Partner or Vista Sub is now a party or by which Vista, the General Partner or Vista Sub or any of their respective properties or assets is bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Vista, the General Partner or Vista Sub, except in the case of clauses (ii) and (iii) in this subsection for defaults or violations which in the aggregate would not have a Material Adverse Effect on Vista.

          (i) COMPLIANCE WITH APPLICABLE LAWS. Vista, the General Partner and Vista Sub hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Vista Permits"), except where the failure so to hold would not have a Material Adverse Effect on Vista. Vista, the General Partner and Vista Sub are in compliance with the terms of the Vista Permits, except where the failure so to comply would not have a Material Adverse Effect on Vista. The businesses of Vista, the General Partner and Vista Sub are not being conducted in violation of any law, ordinance, or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on Vista. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Vista, the General Partner and Vista Sub is pending and of which Vista has knowledge or, to the knowledge of Vista as of the date hereof, threatened, other than those the outcome of which would not have a Material Adverse Effect on Vista.

          (j) LITIGATION. Except as disclosed on Schedule 3.2(j) of the Vista Disclosure Schedule, as of the date of this Agreement there is no suit, action or proceeding pending, or, to the knowledge of Vista, threatened against or affecting Vista, the General Partner or Vista Sub ("Vista Litigation"), and Vista, the General Partner and Vista Sub have no knowledge of any facts that are likely to give rise to any Vista Litigation, that (in any case) is reasonably likely to have a Material Adverse Effect on Vista, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Vista, the General Partner or Vista Sub ("Vista Order") that is reasonably likely to have a Material Adverse Effect on Vista or its ability to consummate the transactions contemplated by this Agreement. Schedule 3.2(j) of the Vista Disclosure Schedule contains an accurate and complete list of all suits, actions and proceedings pending or, to the knowledge of Vista, threatened against or affecting Vista, the General Partner or Vista Sub as of the date hereof.

          (k) TAXES. Except as set forth on Schedule 3.2(k) of the Vista Disclosure Schedule:

             (i) Each of Vista, the General Partner and Vista Sub and any affiliated, consolidated, combined, unitary or similar group of which Vista, the General Partner and Vista Sub is or was a member has (A) duly filed on a timely basis (taking into account any extensions) all U.S. federal income Tax Returns, and all other material Tax Returns, required to be filed or sent by or with respect to it, (B) duly paid or deposited on a timely basis all Taxes that are shown to be due and payable on or with respect to such Tax Returns, and all material Taxes that are otherwise due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in Vista's most recent audited financial statements) for which Vista, the General Partner or Vista Sub may be liable, (C) established reserves that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of

        Vista, the General Partner and Vista Sub through the date hereof, and
        (D) complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes that are required to be withheld from payments to employees, independent contractors, creditors, shareholders or any other third party and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

             (ii) Schedule 3.2(k) of the Vista Disclosure Schedule sets forth
        (A) the last taxable period through which the federal income Tax Returns of Vista, the General Partner and Vista Sub have been audited by the IRS or for which the statute of limitations for assessment has otherwise closed and (B) any affiliated, consolidated, combined, unitary or similar group or Tax Return in which Vista, the General Partner or Vista Sub is or has been a member or joins or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable taxing authority have been paid, fully settled or adequately provided for in Vista's most recent audited financial statements. Except as disclosed in Schedule 3.2(k) of the Vista Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, or to the knowledge of Vista, threatened, with regard to any Taxes for which Vista, the General Partner or Vista Sub would be liable, and no material deficiency for any Taxes has been proposed, asserted or assessed (whether by examination report or prior to completion of examination by means of notices of proposed adjustment or other similar requests or notices) pursuant to such examination against Vista, the General Partner or Vista Sub by any taxing authority with respect to any period.

             (iii) Neither Vista, the General Partner nor Vista Sub has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessment or collection of any income or franchise Taxes for which Vista, the General Partner or Vista Sub would be liable or (B) a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits, for Vista, the General Partner or Vista Sub for any taxable period ending after the Closing Date.

             (iv) Except as disclosed in Schedule 3.2(k) of the Vista Disclosure Schedule, neither Vista, the General Partner nor Vista Sub is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code or that would constitute compensation whose deductibility is limited under Section 162(m) of the Code.

             (v) Except as disclosed in Schedule 3.2(k) of the Vista Disclosure Schedule, neither Vista, the General Partner nor Vista Sub is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

             (vi) There are no requests for rulings or outstanding subpoenas from any taxing authority for information with respect to Taxes of Vista, the General Partner or Vista Sub and, to the knowledge of Vista, no material reassessments (for property or ad valorem Tax purposes) of any assets or any property owned or leased by Vista, the General Partner or Vista Sub have been proposed in written form.

             (vii) Neither Vista, the General Partner nor Vista Sub has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of Vista or any of its Subsidiaries, and neither Vista, the General Partner nor Vista Sub has any application pending with any taxing authority requesting permission for any changes in any accounting method of Vista, the General Partner or Vista Sub To the knowledge of Vista, neither the IRS nor any other taxing authority has proposed in writing, and neither Vista, the General Partner nor Vista Sub is otherwise required to make, any such adjustment or change in accounting method.

             (viii) Vista has properly qualified to be treated as a partnership for federal (and, where permissible, state) income Tax purposes and has not, at any time, been required to be taxed as an association taxable as a corporation for federal income Tax purposes under any provision of the Code or elected to be taxable as a corporation for federal income Tax purposes.

          (l) EMPLOYEE BENEFIT MATTERS. (i) Schedule 3.2(l)(i) provides a description of each of the following which is sponsored, maintained or contributed to by Vista, the General Partner, or Vista Sub (the "Vista Group") for the benefit of the employees of the Vista Group, former employees of the Vista Group, directors of the Vista Group, former directors of the Vista Group, or any agents, consultants, or similar representatives providing services to or for the Vista Group, or has been so sponsored, maintained or contributed to within six years prior to the Closing Date for the benefit of such individuals:

             (A) each "employee benefit plan," as such term is defined in
        Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Vista Plan");

             (B) each personnel policy, stock option plan, stock purchase plan, stock appreciation rights, phantom stock plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.2(l)(i)(A) ("Vista Benefit Program or Agreement").

          (ii) True, correct and complete copies of each of the Vista Plans, related trusts, insurance or group annuity contracts and each other funding or financing arrangement relating to any Vista Plan, including all amendments thereto, have been furnished to Midland. There has also been furnished to Midland, with respect to each Vista Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of all Vista Benefit Programs or Agreements have also been furnished to Midland. A schedule of employer expenses with respect to each Vista Plan or Vista Benefit Program or Agreement for the current plan year and past plan year has been furnished to Midland along with any administration agreement associated with any Vista Plan. Additionally, the most recent determination letter from the IRS for each of the Vista Plans intended to be qualified under Section 401 of the Code, and any outstanding determination letter application for such plans has been furnished.

          (iii) Except as otherwise set forth on Schedule 3.2(l)(iii),

             (A) Each Vista Plan or Vista Benefit Program or Agreement has been administered in compliance with its terms, the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements;

             (B) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of a member of the Vista Group, threatened against, or with respect to, any of the Vista Plans or Vista Benefit Programs or Agreements or their assets;

             (C) As to any Vista Plan intended to be qualified under Section 401 of the Code, there has been no termination or partial termination of the Vista Plan within the meaning of Section 411(d)(3) of the Code;

             (D) No act, omission or transaction has occurred which would result in imposition on a member of the Vista Group of (1) breach of fiduciary duty liability damages under Section 409 of ERISA, (2) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (3) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

             (E) To the knowledge of a member of the Vista Group, there is no matter pending (other than routine qualification determination filings) with respect to any of the Vista Plans before the IRS, the Department of Labor or the PBGC;

             (F) No trust funding a Vista Plan is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code;

          (iv) In connection with the consummation of the transaction contemplated by this Agreement, no payments have or will be made under the Vista Plans or Vista Benefit Programs or Agreements which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code.

          (v) Except as otherwise set forth in Schedule 3.2(l)(v), no Vista Plan or Vista Benefit Program or Agreement provides retiree medical or retiree life insurance benefits to any person and a member of the Vista Group is not contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of
     Section 601 through 608 of ERISA and Section 4980B of the Code. Additionally, each Vista Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

          (vi) No Vista Plan is a multiemployer plan within the meaning of
     Section 3(37) of ERISA.

          (vii) Except as otherwise set forth in Schedule 3.2(l)(vii), no Vista Plan or Vista Benefit Program or Agreement provides that payments pursuant to such Vista Plan or Vista Benefit Program or Agreement may be made in securities of a member of the Vista Group or a Commonly Controlled Entity, nor does any trust maintained pursuant to any Vista Plan or Vista Benefit Program or Agreement hold any securities of a member of the Vista Group.

          (m) LABOR MATTERS. Except as set forth on Schedule 3.2(m) of the Vista Disclosure Schedule:

             (i) neither Vista, the General Partner nor Vista Sub is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of Vista, the General Partner or Vista Sub, nor does Vista, the General Partner or Vista Sub know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

             (ii) as of the date hereof, there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against Vista, the General Partner or Vista Sub pending, or, to the knowledge of Vista, the General Partner or Vista Sub, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on Vista;

             (iii) as of the date hereof, there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against Vista, the General Partner or Vista Sub pending, or, to the knowledge of Vista, the General Partner or Vista Sub, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on Vista;

             (iv) Vista, the General Partner and Vista Sub are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and is not reasonably likely to have, a Material Adverse Effect on Vista; and

             (v) As of the date hereof, there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of Vista, the General Partner or Vista Sub, threatened, in respect to which any current or former director, officer, employee or agent of Vista, the General Partner or Vista Sub is or may be entitled to claim indemnification from Vista, the General Partner or Vista Sub pursuant to the Agreement of Limited Partnership or any provision of the Articles of Incorporation or Bylaws of the General Partner or Vista Sub, as provided in any indemnification agreement to which Vista, the General Partner or Vista Sub is a party or pursuant to applicable law that has, or is reasonably likely to have, a Material Adverse Effect on Vista.

          (n) INTANGIBLE PROPERTY. Vista, the General Partner and Vista Sub possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of Vista, the General Partner and Vista Sub (collectively, the "Vista Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Material Adverse Effect on Vista. All of the Vista Intangible Property is owned or licensed by Vista, the General Partner or Vista Sub free and clear of any and all Liens, except those that are not reasonably likely to have a Material Adverse Effect on Vista, and neither Vista, the General Partner nor Vista Sub has forfeited or otherwise relinquished any Vista Intangible Property which forfeiture would result in a Material Adverse Effect on Vista. To the knowledge of Vista, the use of the Vista Intangible Property by Vista, the General Partner or Vista Sub does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither Vista, the General Partner nor Vista Sub has received any notice of any claim or otherwise knows that any of the Vista Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Vista Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Material Adverse Effect on Vista.

          (o) ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 3.2(o) of the Vista Disclosure Schedule:

             (i) The operations of Vista, the General Partner and Vista Sub have been conducted, are and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Vista;

             (ii) Vista, the General Partner and Vista Sub have obtained and will maintain all permits, licenses and registrations, or applications relating thereto, and have made and will make all filings, reports and notices required under applicable Environmental Laws for the continued operations of their respective businesses, except such matters the lack or failure of which would not reasonably be expected to lead to a Material Adverse Effect on Vista;

             (iii) Vista, the General Partner and Vista Sub are not subject to any outstanding written orders issued by, or contracts with, any Governmental Entity or other person respecting (A) Environmental Laws,
        (B) Remedial Action, (C) any Release or threatened Release of a Hazardous Material or (D) an assumption of responsibility for environmental liabilities of another person, except such orders or contracts the compliance with which would not reasonably be expected to have a Material Adverse Effect on Vista;

             (iv) Vista, the General Partner and Vista Sub have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Material Adverse Effect on Vista;

             (v) Neither Vista, the General Partner nor Vista Sub has any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-

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

        site or off-site) or employee or third party exposure to Hazardous Materials that would reasonably be expected to lead to a Material Adverse Effect on Vista;

             (vi) The operations of Vista, the General Partner or Vista Sub involving the generation, transportation, treatment, storage or disposal of hazardous or solid waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any applicable state equivalent, are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Vista; and

             (vii) To the knowledge of Vista, there is not now on or in any property of Vista, the General Partner or Vista Sub or any property for which Vista, the General Partner or Vista Sub is potentially liable any of the following: (A) any underground storage tanks or surface impoundments or (B) any on-site disposal of Hazardous Material, any of which ((A) or (B) preceding) could reasonably be expected to have a Material Adverse Effect on Vista.

          (p) INSURANCE. Schedule 3.2(p) of the Vista Disclosure Schedule sets forth an insurance schedule of Vista's, the General Partner's and Vista Sub's directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. Vista maintains, and through the Closing Date will maintain, insurance in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of Vista, the General Partner and Vista Sub (taking into account the cost and availability of such insurance). Each of Vista, the General Partner and Vista Sub may terminate each of its insurance policies or binders at or after the Closing Date and will incur no penalties or other material costs in doing so. None of such policies or binders was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the liabilities and risks insured. There is no material default with respect to any provision contained in any such policy or binder nor has Vista, the General Partner or Vista Sub failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder. Except as otherwise disclosed on Schedule 3.2(p) of the Vista Disclosure Schedule, there are no outstanding claims under any such policies or binders and, to the knowledge of Vista, there has not occurred any event that might reasonably form the basis of any claim against or relating to Vista, the General Partner or Vista Sub that is not covered by any of such policies or binders. No notice of cancellation or non-renewal of any such policies or binders has been received. Except as otherwise disclosed on Schedule 3.2(p) of the Vista Disclosure Schedule, there are no performance bonds outstanding with respect to Vista, the General Partner or Vista Sub.

          (q) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise disclosed on Schedule 3.2(q) of the Vista Disclosure Schedule or as contemplated by this Agreement, since December 31, 1997, neither Vista, the General Partner nor Vista Sub has done any of the following:

             (i) Discharged or satisfied any Lien or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business and consistent with past practices;

             (ii) Paid or declared any dividends or distributions, purchased, redeemed, acquired, or retired any indebtedness, stock, or other securities from its partners, shareholders, or other securityholders, made any loans or advances or guaranteed any loans or advances to any Person (other than loans, advances, or guaranties made in the ordinary course of business and consistent with past practices), or otherwise incurred or suffered to exist any liabilities (other than current liabilities incurred in the ordinary course of business and consistent with past practices);

             (iii) Except for Permitted Encumbrances, suffered or permitted any Lien to arise or be granted or created against or upon any of its assets;

             (iv) Cancelled, waived, or released any rights or claims against, or indebtedness owed by, third parties;

             (v) Amended the Agreement of Limited Partnership, in the case of Vista, or its articles of incorporation or bylaws, in the case of the General Partner and Vista Sub;

             (vi) Made or permitted any amendment, supplement, modification, or termination of any Vista Material Agreement;

             (vii) Paid or made any agreement to pay any severance or termination payment to any employee or consultant;

             (viii) Sold, transferred, assigned, or otherwise disposed of (A) any Oil and Gas Interests of Vista that, individually or in the aggregate, had a value at the time of such transfer, assignment, or disposition of $50,000 or more or (B) any other assets (including any undeveloped leasehold acreage) that, individually or in the aggregate, had a value at the time of such transfer, assignment, or disposition of $50,000 or more provided, however, that this paragraph shall not apply to Hydrocarbons sold in the ordinary course of business and consistent with past practices;

             (ix) Made any investment in or contribution, payment, or advance to any Person (other than investments, contributions, payments, or advances, or commitments with respect thereto, made in the ordinary course of business and consistent with past practices).

             (x) Granted present or future increases in the rates of compensation or other benefits payable to any of its directors, officers, or other executive personnel or any consultant or paid any bonuses to such Persons;

             (xi) Paid, loaned, or advanced (other than the payment, advance or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred, or leased any of its assets to, or entered into any other transactions with, any of its Affiliates;

             (xii) Waived any rights of material value;

             (xiii) Suffered any material damage, destruction, or loss, whether or not covered by insurance, affecting its assets or prospects;

             (xiv) Made any change in any of the accounting principles followed by it or the method of applying such principles;

             (xv) Suffered any material labor trouble or any material controversies with any of its employees or collective bargaining association representing any of its employees;

             (xvi) Entered into any other transactions (other than this Agreement) except in the ordinary course of business and consistent with past practices;

             (xvii) Taken any of the actions referred to in Section 4.1 except as would have been permitted or required thereby had such Section been applicable at the time of such action;

             (xviii) Agreed, whether in writing or otherwise, to do any of the foregoing; or

             (xix) Suffered any material adverse change or trend in its financial position, results of operations, or business (other than changes or trends, including changes or trends in commodity prices, generally prevalent in or affecting the oil and gas industry).

          (r) GOVERNMENTAL REGULATION. Neither Vista, the General Partner nor Vista Sub is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any state public utilities code.

          (s) NO RESTRICTIONS. Except for the Agreement of Limited Partnership or as otherwise disclosed on Schedule 3.2(s) of the Vista Disclosure Schedule, neither Vista, the General Partner nor Vista Sub is a party to
     (i) any agreement, indenture, or other instrument that contains restrictions with respect to the payment of dividends or other distributions with respect to its capital,
     (ii) any financial arrangement with respect to or creating any indebtedness to any Person (other than indebtedness reflected in the Financial Statements or indebtedness incurred in the ordinary course of business),
     (iii) any agreement, contract, or commitment relating to the making of any advance to, or investment in, any Person (other than advances in the ordinary course of business), (iv) any guaranty or other contingent liability with respect to any indebtedness or obligation of any Person (other than guaranties undertaken in the ordinary course of business and other than the endorsement of negotiable instruments for collection in the ordinary course of business), (v) any management, service, consulting, or other contract of a similar nature that cannot be terminated by Vista, the General Partner or Vista Sub, as the case may be, upon written notice of 30 days or less and without penalty or other obligation, or (vi) any agreement, contract, or commitment limiting in any respect its ability to compete with any Person or otherwise conduct business of any line or nature.

          (t) AUDITS AND SETTLEMENTS. Except as otherwise disclosed on Schedule 3.2(t) of the Vista Disclosure Schedule, neither Vista, the General Partner nor Vista Sub is a party or subject to any unresolved or incomplete audit, accounting, or other settlement.

          (u) EMPLOYMENT CONTRACTS AND BENEFITS. Except as otherwise disclosed on Schedule 3.2(u) of the Vista Disclosure Schedule or otherwise provided for in any Vista Plan or Vista Benefit Program or Agreement, (i) neither Vista, the General Partner nor Vista Sub is subject to or obligated under any consulting, employment, severance, termination, or similar arrangement, any employee benefit, incentive, or deferred compensation plan with respect to any Person, or any bonus, profit sharing, pension, stock option, stock purchase, or similar plan or other arrangement or other fringe benefit plan entered into or maintained for the benefit of employees or any other Person and (ii) no employee of Vista, the General Partner, Vista Sub, or any other Person owns, or has any right granted by Vista, the General Partner or Vista Sub to acquire, any interest in any of the assets or business of Vista, the General Partner or Vista Sub.

          (v) ACCOUNTS RECEIVABLE. Except as otherwise disclosed on Schedule 3.2(v) of the Vista Disclosure Schedule, all of the accounts, notes, and loans receivable that have been recorded on the books of Vista, the General Partner or Vista Sub are bona fide and represent accounts, notes, and loans receivable validly due for goods sold or services rendered and are reasonably expected to be collected in full within 90 days after the applicable invoice or note maturity date (other than such accounts, notes, and loans receivable that, individually or in the aggregate, do not have a book value as of the date hereof in excess of $25,000). Except for Permitted Encumbrances, all of such accounts, notes, and loans receivable are free and clear of any and all Liens and other adverse claims and charges, and none of such accounts, notes, or loans receivable is subject to any offsets or claims of offset. None of the obligors on such accounts, notes, or loans receivable has given notice to Vista, the General Partner or Vista Sub that it will or may refuse to pay the full amount or any portion thereof.

          (w) TITLE TO ASSETS. Vista and Vista Sub (individually or collectively) have Defensible Title to all Oil and Gas Interests of Vista included or reflected in the Vista Engineering Report or the Financial Statements. Each Oil and Gas Interest included or reflected in the Vista Engineering Report entitles Vista and Vista Sub (individually or collectively) to receive not less than the undivided interest set forth in (or derived from) the Vista Engineering Report of all Hydrocarbons produced, saved, and sold from or attributable to such Oil and Gas Interest, and the portion of the costs and expenses of operation and development of such Oil and Gas Interest that is borne or to be borne by Vista and Vista Sub (individually or collectively) is not greater than the undivided interest set forth in (or derived from) the Vista Engineering Report. Except for Permitted Encumbrances, each of Vista and Vista Sub has good, marketable, and defensible title to its assets (other than the Oil and Gas Interests of Vista). All leases pursuant to which Vista or Vista Sub lease any assets are in full force and effect, and neither Vista nor Vista Sub has received any notice of default under any such lease.

          (x) VISTA ENGINEERING REPORT. All information supplied to Williamson Petroleum Consultants, Inc. by or on behalf of Vista that was material to such firm's evaluation of Vista's Oil and Gas Interests in connection with the preparation of the Vista Engineering Report was (at the time supplied or as modified or amended prior to the issuance of the Vista Engineering Report) true and correct in all material respects. Except for changes in classification or values of oil and gas reserve or property interests that occurred in the ordinary course of business since December 31, 1997 and except for changes (including changes in commodity prices) generally affecting the oil and gas industry, there has been no Material Adverse Change with respect to the matters addressed in the Vista Engineering Report.

          (y) OIL AND GAS OPERATIONS. Except as otherwise disclosed on Schedule 3.2(y):

             (i) None of the wells included in the Oil and Gas Interests of Vista has been overproduced such that it is subject or liable to being shut-in or to any owe overproduction penalty, except where any such overproduction could not reasonably be expected to have a Material Adverse Effect on Vista;

             (ii) There have been no changes proposed in the production allowables for, any wells included in the Oil and Gas Interests of Vista that could reasonably be expected to have a Material Adverse Effect on Vista;

             (iii) All wells included in the Oil and Gas Interests of Vista have been drilled and (if completed) completed, operated, and produced in accordance with good oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, and regulations, except where any failure or violation could not reasonably be expected to have a Material Adverse Effect on Vista;

             (iv) Neither Vista nor Vista Sub has agreed to or is now obligated to abandon any well operated by any of them and included in the Oil and Gas Interests of Vista that is or will not be abandoned and reclaimed in accordance with applicable laws, rules, and regulations and good oil and gas industry practices;

             (v) Proceeds from the sale of Hydrocarbons produced from and attributable to Vista's Oil and Gas Interests are being received by Vista or Vista Sub in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $25,000 and held in suspense in the ordinary course of business); and

             (vi) No Person has any call on, option to purchase, or similar rights with respect to Vista's Oil and Gas Interests or to the production attributable thereto, and upon consummation of the transactions contemplated by this Agreement, Vista or Vista Sub will have the right to market production from Vista's Oil and Gas Interests on terms no less favorable than the terms upon which such company is currently marketing such production.

          (z) HYDROCARBON SALES AND PURCHASE AGREEMENTS. Except as otherwise disclosed on Schedule 3.2(z) of the Vista Disclosure Schedule:

             (i) None of the Hydrocarbon Sales Agreements of Vista or Hydrocarbon Purchase Agreements of Vista has required since December 31, 1997, or will require as of or after the Closing Date, Vista or Vista Sub (A) to have sold or delivered, or to sell or deliver, Hydrocarbons for a price materially less than the market value price that would have been, or would be, received pursuant to any arm's-length contract for a term of one month with an unaffiliated third-party purchaser or (B) to have purchased or received, or to purchase or receive, Hydrocarbons for a price materially greater than the market value price that would have been, or would be, paid pursuant to an arm's-length contract for a term of one month with an unaffiliated third-party seller;

             (ii) Each of the Hydrocarbon Agreements of Vista is valid, binding, and in full force and effect, and no party is in material breach or default of any Hydrocarbon Agreement of Vista, and to the knowledge of Vista, no event has occurred that with notice or lapse of time (or both) would constitute a material breach or default or permit termination, modification, or acceleration under any Hydrocarbon Agreement of Vista;

             (iii) There have been no claims from any third party for any price reduction or increase or volume reduction or increase under any of the Hydrocarbon Agreements of Vista, and neither Vista nor Vista Sub has made any claims for any price reduction or increase or volume reduction or increase under any of the Hydrocarbon Agreements of Vista;

             (iv) Payments for Hydrocarbons sold pursuant to each Hydrocarbon Sales Agreement of Vista have been made (subject to adjustment in accordance with such Hydrocarbon Sales Agreements) materially in accordance with prices or price setting mechanisms set forth in such Hydrocarbon Sales Agreements;

             (v) No purchaser under any Hydrocarbon Sales Agreement of Vista has notified Vista or Vista Sub (or, to the knowledge of Vista, the operator of any property) of its intent to cancel, terminate, or renegotiate any Hydrocarbon Sales Agreement of Vista or otherwise to fail and refuse to take and pay for Hydrocarbons in the quantities and at the price set out in any Hydrocarbon Sales Agreement, whether such failure or refusal was pursuant to any force majeure, market out, or similar provisions contained in the Hydrocarbon Sales Agreement or otherwise;

             (vi) Neither Vista nor Vista Sub is obligated in any Hydrocarbon Sales Agreement of Vista by virtue of any prepayment arrangement, a "take-or-pay" or similar provision, a production payment, or any other arrangements to deliver Hydrocarbons produced from an Oil and Gas Interest of Midland at some future time without then or thereafter receiving payment therefor;

             (vii) Vista and Vista Sub, collectively, are not obligated, due to production and pipeline gas imbalances, to deliver gas having a market value in excess of $50,000 without receiving payment therefor; and

             (viii) The Hydrocarbon Agreements of Vista are of the type generally found in the oil and gas industry, do not (individually or in the aggregate) contain unusual or unduly burdensome provisions that may have a Material Adverse Effect on Vista, and are in form and substance considered normal within the oil and gas industry.

          (aa) FINANCIAL AND COMMODITY HEDGING. Schedule 3.2(aa) of the Vista Disclosure Schedule accurately summarizes the outstanding Hydrocarbon and financial hedging positions of Vista and Vista Sub (including fixed price controls, collars, swaps, caps, hedges, and puts).

          (bb) COMMITTED CAPITAL EXPENDITURES. Schedule 3.2(bb) of the Vista Disclosure Schedule is a true, accurate, and complete list of all commitments (including AFEs) pursuant to which Vista or Vista Sub has paid or incurred since December 31, 1997, or is obligated to pay or incur after the date hereof, drilling or capital expenditures in excess of $25,000 with respect to any well, and except as otherwise set forth disclosed on
     Schedule 3.2(bb) of the Vista Disclosure Schedule, the aggregate amount of drilling and capital expenditures with respect to oil and gas wells that Vista and Vista Sub have paid or incurred since December 31, 1997 or are obligated to pay or incur after the date hereof does not exceed $500,000.

          (cc) BUSINESS RELATIONS. To the knowledge of Vista, since December 31, 1997, there has been no termination, cancellation, or limitation of, or any material modification or change in, the material business relationships of Vista, the General Partner or Vista Sub with any material supplier or customer or any partner or joint venture partner nor has there been any material development relating to any such supplier, customer, partner, or joint venture partner that could reasonably be expected to have a Material Adverse Effect on Vista.

          (dd) BOOKS AND RECORDS. All books, records, and files of Vista, the General Partner and Vista Sub (including those pertaining to Vista's Oil and Gas Interests, wells, and other assets, those pertaining to the production, gathering, transportation, and sale of Hydrocarbons, and corporate, accounting, financial, and employee records) (i) have been prepared, assembled, and maintained in accordance with usual and customary policies and procedures and (ii) fairly and accurately reflect the ownership, use, enjoyment, and operation by Vista, the General Partner and Vista Sub of their respective assets.

          (ee) BROKERS. No broker, finder, investment banker, or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's, or other fee or compensation based on any arrangement or agreement made by or on behalf of Vista.

          (ff) DISCLOSURE AND INVESTIGATION. No representation or warranty of Vista contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading. The Responsible Officers, individually or collectively, of Vista have conducted, or have caused the respective officers, employees, representatives, or agents of Vista, the General Partner and Vista Sub to conduct, such investigations and inquiries that they reasonably believe most likely to confirm the truth and accuracy of each of the representations and warranties contained in this Section.

     3.3 REPRESENTATIONS AND WARRANTIES OF NEWCO AND MERGER SUB. Newco, Merger Sub and Vista, jointly and severally, represent and warrant to Midland as follows:

          (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Newco and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the its state of incorporation has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on Newco or Merger Sub, as applicable. Merger Sub has heretofore delivered to Midland complete and correct copies of its Articles of Incorporation and Bylaws. Complete and correct copies of Newco's Certificate of Incorporation and Bylaws are attached as Exhibit 3.3(a) hereto.

          (b) CAPITAL STRUCTURE.

             (i) As of the date hereof, the authorized capital stock of Newco consists of (x) 50,000,000 shares of common stock, $0.01 par value, 1,000 shares of which are issued and outstanding, all of which are owned of record and beneficially by Vista and (y) 10,000,000 shares of preferred stock, none of which is issued and outstanding. The outstanding share of capital stock of Newco is duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Upon consummation of the Merger and the Vista Exchange, the shares of Newco Common Stock to be issued pursuant to the Merger and the Vista Exchange will be duly authorized, and upon their issuance in accordance with the terms of this Agreement, validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive rights. Newco does not, and at the Effective Time, except as expressly contemplated by this Agreement, Newco will not, have outstanding any options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Newco or any Subsidiary of Newco will be a party or by which it will be bound in any case obligating Newco or any Subsidiary of Newco to issue, deliver, sell, purchase, redeem, or acquire, or cause to be issued, delivered, sold, purchased, redeemed, or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Newco or any Subsidiary of Newco, or obligating Newco or any Subsidiary of Newco to grant, extend, or enter into any such option, warrant, call, right, commitment, or agreement.

             (ii) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.01 par value, all of which are issued and outstanding and owned of record and beneficially by Newco. The outstanding share of capital stock of Merger Sub is duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Merger Sub does not, and at the Effective Time, except as contemplated by this Agreement, will not, have outstanding any options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Merger Sub will be a party or by which it will be bound in any case obligating Merger Sub to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Merger

        Sub, or obligating Merger Sub to grant, extend, or enter into any such option, warrant, call, right, commitment, or agreement.

          (c) AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVALS. Each of Newco and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Newco and Merger Sub, and the consummation by each of them of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of each of them, including all necessary shareholder approval. This Agreement has been duly executed and delivered by each of Newco and Merger Sub, and, assuming this Agreement constitutes the valid and binding obligation of Vista and Midland, constitutes a valid and binding obligation of each of Newco and Merger Sub enforceable against each of them in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of Newco or Merger Sub under, or otherwise result in a material detriment to Newco or Merger Sub under, any provision of the Certificate of Incorporation or Bylaws of Newco or Merger Sub. No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Newco or Merger Sub in connection with the execution and delivery of this Agreement by, or the consummation of the transactions contemplated in this Agreement by, Newco or Merger Sub, except for: (i) the filing by Newco of the S-4 with the SEC with respect to the offer and sale of Newco Common Stock pursuant to the Midland Merger; (ii) the filing by Newco of a Form D Notice of Sale of Securities Pursuant to Regulation D with the SEC, with respect to the offer and sale of Newco Common Stock pursuant to the Vista Exchange, and such other compliance with the Securities Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (iii) the filing by Merger Sub of the Midland Articles of Merger with the Texas Secretary of State; (iv) the filing by Newco of the Vista Certificate of Merger with the Delaware Secretary of State and the Vista Articles of Merger with the Texas Secretary of State; (v) filings with, and approval of, the AMEX or Nasdaq; and (vi) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws.

          (d) NO PRIOR ACTIVITIES. Except for this Agreement and the agreements and transactions contemplated herein, neither Newco nor Merger (i) Sub has entered into any agreements or arrangements with any person or (ii) is subject to or bound by any obligation or undertaking. Except as contemplated by this Agreement and the agreements and transactions contemplated herein, neither Newco nor Merger Sub has engaged, directly or indirectly, in any business activities of any type or kind.

                                   ARTICLE 4

                                   COVENANTS

     4.1 CONDUCT OF BUSINESS BY VISTA AND MIDLAND PENDING CLOSING. Prior to the Effective Time, (a) Midland agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Vista shall otherwise consent in writing) and (b)Vista agrees as to itself and Vista Sub that (except as expressly contemplated or permitted by this Agreement, or to the extent that Midland shall otherwise consent in writing) (for purposes of this Section 4.1 Midland and Vista each being a "Party"):

          (i) A Party and its Subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time;

          (ii) A Party shall not, and it shall not permit its Subsidiaries to, engage in any line of business in which it is not engaged as of the date hereof;

          (iii) A Party shall not, and it shall not permit its Subsidiaries to,
     (A) amend its certificate or articles of incorporation or by-laws or other organizational documents, (B)'split, combine, or reclassify any of its outstanding capital stock, partnership interests, or other securities,
     (C)'declare, set aside, or pay any dividends or other distributions (whether payable in cash, property, or securities) with respect to its capital stock, (D) issue, sell, or agree to issue or sell any securities, including its capital stock or other equity securities, any rights, options, or warrants to acquire its equity securities, or securities convertible into or exchangeable or exercisable for its equity securities (other than shares of Midland Common Stock issued pursuant to the exercise of any Midland Stock Option or any Midland Stock Warrant outstanding as of the date hereof), (E) purchase, cancel, retire, redeem, or otherwise acquire any of its outstanding equity securities or other securities, (F) merge or consolidate with, or transfer all or substantially all of its assets to, another corporation or other business entity, (G) liquidate, wind-up, or dissolve (or suffer any liquidation or dissolution), or (H) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

          (iv) A Party shall not, and it shall not permit its Subsidiaries to,
     (A) acquire any corporation, partnership, or other business entity or any interest therein (other than interests in joint ventures, joint operation or ownership arrangements, or tax partnerships acquired in the ordinary course of business), (B) sell, lease or sublease, transfer, or otherwise dispose of or mortgage, pledge, or otherwise encumber any Oil and Gas Interests that, individually or in the aggregate, had a value at the time of such sale, lease, sublease, transfer, or disposition of $50,000 or more or any other assets that, individually or in the aggregate, have a value at the time of such sale, lease, sublease, transfer, or disposition of $50,000 or more (except that this clause shall not apply to the sale of Hydrocarbons in the ordinary course of business) (C) farm-out any Oil and Gas Interest of Midland or Vista, as applicable, or interest therein, (D) sell, transfer, or otherwise dispose of or mortgage, pledge, or otherwise encumber any securities of any other Person, (E) make any material loans, advances, or capital contributions to, or investments in, any Person (other than loans or advances in the ordinary course of business and consistent with past practices, (F) enter into any material agreement not terminable by such Party upon notice of 30 days or less and without penalty or other obligation (other than Hydrocarbon Agreements entered into in the ordinary course of business and consistent with past practices), (G) enter into any material transaction not in the ordinary course of business and not contemplated by this Agreement, (H) agree with any Person to limit or otherwise restrict in any manner the ability of such Party or any of its Subsidiaries to compete or otherwise conduct its business, or (I) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

          (v) A Party shall not, and it shall not permit its Subsidiaries to,
     (A) incur any indebtedness for borrowed money or any other obligation or liability (other than current liabilities incurred in the ordinary course of business and consistent with past practices) in excess of its then current borrowing capacity under its existing senior bank facilities, (B) assume, endorse (other than endorsements of negotiable instruments in the ordinary course of business), guarantee, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the liabilities or obligations of any Person, or (C) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

          (vi) A Party shall, and shall cause its Subsidiaries to, operate, maintain, and otherwise deal with the Oil and Gas Interests of such Party in accordance with good and prudent oil and gas field practices (including the making of all appropriate repairs, renewals, and replacements thereof) and in accordance with all applicable oil and gas leases and other contracts or agreements and all applicable laws, rules, and regulations;

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          (vii) A Party shall not, and it shall not permit its Subsidiaries to, pay, agree to pay, or incur drilling or other capital expenditures with respect to oil and gas wells in excess of ten percent (10%) of its current drilling and capital expenditure budget as respectively set forth on Schedules 3.1(bb) and 3.2(bb) in the aggregate (in either case, other than expenditures necessary for the preservation or protection of the public safety or health under emergency circumstances);

          (viii) A Party shall not, and it shall not permit its Subsidiaries to, resign, or transfer or otherwise voluntarily relinquish any right it has as of the date of this Agreement, as operator of any Oil and Gas Interest;

          (ix) A Party shall not, and it shall not permit its Subsidiaries to,(A) enter into, or otherwise become liable or obligated under or pursuant to, (x) any employee benefit, pension, or other plan (whether or nor subject to ERISA), (y) any other stock option, stock purchase, incentive, or deferred compensation plans or arrangements or other fringe benefit plan, or (z) any consulting, employment, severance, termination, or similar agreement with any Person, or amend or extend any such plan, arrangement, or agreement, (B) hire any key employee, except for payments made pursuant to any plan, agreement, or arrangement disclosed on Schedule 3.1(l) of the Midland Disclosure Schedule or Schedule 3.2(l) of the Vista Disclosure Schedule, as applicable, grant, or otherwise become liable for or obligated to pay, any severance or termination payments, bonuses, or increases in compensation or benefits (other than payments, bonuses, or increases that are mandated by the terms of written agreements existing as of the date hereof or that are paid in the ordinary course of business, consistent with past practices, and not individually or in the aggregate material in amount) to, or forgive any indebtedness of, any employee or consultant, or (C) enter into any contract, agreement, commitment, or arrangement to do any of the foregoing;

          (x) A Party shall, and shall cause its Subsidiaries to, keep and maintain accurate books, records, and accounts in accordance with GAAP;

          (xi) A Party shall not, and it shall not permit its Subsidiaries to, create, incur, assume, or permit to exist any Lien on any of its assets, except for Permitted Encumbrances;

          (xii) A Party shall, and it shall permit its Subsidiaries to, (A) pay all Taxes, assessments, and other governmental charges imposed upon any of its assets or with respect to its franchises, business, income, or assets before any penalty or interest accrues thereon, (B) pay all claims (including claims for labor, services, materials, and supplies) that have become due and payable and which by law have or may become a Lien upon any of its assets prior to the time when any penalty or fine shall be incurred with respect thereto or any such Lien shall be imposed thereon, and (C) comply in all material respects with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Entity, obtain or take all Governmental Actions necessary in the operation of its business, and comply with and enforce the provisions of all Midland Material Agreements or Vista Material Agreements, as applicable, including paying when due all rentals, royalties, expenses, and other liabilities relating to its business or assets (provided, however, that such Party or any of its Subsidiaries may contest the imposition of any such Taxes, assessments, and other governmental charges, any such claim, or the requirements of any applicable law, rule, regulation, or order or any Midland Material Agreement or Vista Material Agreement, as applicable, if done so in good faith by appropriate proceedings, if adequate reserves are established in accordance with GAAP or as may be determined as sufficient by Midland's board of directors or the General Partner of Vista, as applicable, and if such contest does not involve a risk of a Material Adverse Effect on Midland or Vista, as applicable);

          (xiii) A Party shall, and it shall permit its Subsidiaries to, maintain in full force and effect the policies or binders of insurance described in Section 3.1(p) or Section'3.2(p), as applicable, and applicable to it;

          (xiv) A Party shall not, and it shall not permit its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease, or exchange of any assets, unless otherwise permitted hereby, or the rendering of any service) with any Affiliate of such Party (other than

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     any of its Subsidiaries) on terms that are less favorable to such Party or any of its Subsidiaries, as the case may be, than those that could be obtained at the time from unaffiliated third parties;

          (xv) A Party shall not, and it shall not permit its Subsidiaries to, enter into, or otherwise be a party to, any, shareholder agreement, voting trust, or other agreement or understanding relating to the voting of any shares of the capital stock or other securities of such Party or any of its Subsidiaries (other than the Midland Voting Agreement); and

          (xvi) A Party shall, and it shall permit its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its performance under this Agreement.

     4.2 ACCESS TO ASSETS, PERSONNEL, AND INFORMATION. From the date hereof until the Effective Time, Midland agrees as to itself and its Subsidiaries that, and Vista agrees as to itself and its Subsidiaries that (for purposes of this Section 4.2, Midland and Vista each being a "Requesting Party" or the "Providing Party," as applicable):

          (a) A Providing Party shall afford to the Requesting Party and the Requesting Party's Representatives, at the Requesting Party's sole risk and expense, reasonable access to any of the assets, books and records (including files, Tax Returns, and accountants' workpapers), contracts, employees, representatives, and agents (including attorneys, accountants, and independent engineers) and facilities (including office facilities) of such Providing Party and its Subsidiaries, and shall upon request furnish promptly to the Requesting Party (at the Requesting Party's expense) a copy of any file, book or record, contract, or other written information concerning such Providing Party and its Subsidiaries (or any of their respective assets) that is within the possession or control of the Providing Party; provided, however, that a Providing Party shall not be obligated to provide access to or to furnish to a Requesting Party any information that the Providing Party is contractually obligated not to so disclose under a written confidentiality agreement; provided, further, that the Providing Party notifies the Requesting Party of such confidentiality agreement. If requested by the Requesting Party, however, the Providing Party shall use reasonable efforts to obtain the required consent to provide such information. During such period, the Providing Party will make available to a reasonable number of the Requesting Party's Representatives adequate office space and facilities at the principal office facility of such Providing Party and will permit a reasonable number of the Requesting Party's Representatives to observe, but not participate in, staff meetings at those facilities and other facilities of the Providing Party and its Subsidiaries.

          (b) As soon as practicable following a Requesting Party's request therefor, the Providing Party shall provide the Requesting Party with descriptions of all material assets (including such Providing Party's Oil and Gas Interests) sufficient to permit such Requesting Party to properly identify and evaluate such assets. Such descriptions shall include, with respect to the Providing Party's Oil and Gas Interests, an electronic (A) listing of all properties by name, well, and internal accounting and land number designation and (B) division of interest for all wells and properties by field or location and by well by field or location, identifiable by reference to the listing described in clause (i) above.

          (c) A Requesting Party and the Requesting Party's Representatives shall have the right to make an environmental and physical assessment of the assets of the Providing Party and its Subsidiaries and, in connection therewith, shall have the right to enter and inspect such assets and all buildings and improvements thereon, conduct soil and water tests and borings, and generally conduct such tests, examinations, investigations, and studies as such Requesting Party deems necessary, desirable, or appropriate for the preparation of engineering or other reports relating to such assets, their condition, and the presence of Hazardous Materials. The Providing Party shall be provided 24 hours' prior notice of the activities, and the Providing Party's Representatives shall have the right to witness all such tests and investigations. The Requesting Party shall (and shall cause the Requesting Party's Representatives to) keep any data or information acquired by any such examinations and the results of any analyses of such data and information strictly confidential and will not (and will cause the Requesting Party's Representative not to) disclose any of such data, information, or results to any Person unless otherwise required by

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

     law or regulation and then only after written notice to the Providing Party of the determination of the need for disclosure. The Requesting Party hereby indemnifies and holds the Providing Party and its Subsidiaries, and the Providing Party's Representatives harmless from and against any and all claims arising out of or as a result of the activities of the Requesting Party and the Requesting Party's Representatives on the assets of the Providing Party and its Subsidiaries in connection with conducting such environmental and physical assessment, except to the extent of and limited by the gross negligence or willful misconduct of the Providing Party and its Subsidiaries, or any of the Providing Party's Representatives or any failure of any of them to warn the Requesting Party and the Requesting Party's Representatives of known hazardous or dangerous conditions.

          (d) A Providing Party will fully and accurately disclose, and will cause each of its Subsidiaries to fully and accurately disclose, to the Requesting Party and the Requesting Party's Representatives all information that is (A) requested by the Requesting Party or any of the Requesting Party's Representatives, (B) known (now or hereafter) to the Providing Party or any of its Subsidiaries, and (C) relevant in any manner or degree to the value, ownership, use, operation, development, or transferability of the assets of the Providing Party or any of its Subsidiaries.

          (e) A Providing Party shall furnish to the Requesting Party, promptly upon receipt or filing (as the case may be), a copy of each communication between the Providing Party and the SEC after the date hereof and each report, schedule, registration statement, or other document filed by such party with the SEC after the date hereof.

          (f) A Providing Party will (and will cause its Subsidiaries and Representatives to) fully cooperate in all respects with the Requesting Party and the Requesting Party's Representatives in connection with the Requesting Party's examinations, evaluations, and investigations described in this Section, and the Providing Party will (and will cause the Providing Party's Representatives to) fully cooperate in all respects with the Requesting Party and the Requesting Party's Representatives in connection with the Requesting Party's examinations, evaluations, and investigations described in this Section.

          (g) A Requesting Party agrees that it will not (and will cause the Requesting Party's Representatives not to) use any information obtained pursuant to this Section for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

          (h)(i) A Requesting Party shall not, and shall not permit its Affiliates, officers, employees, directors, shareholders or representatives to, disclose to any third party (other than such parties' respective legal counsel, accountants and other advisors, all of whom shall be required to observe the provisions of this Section 4.2(h)) any information received from the Providing Party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that this provision shall not be applicable to information which:
     (1) becomes generally available to the public other than as a result of a disclosure by the Requesting Party or such Requesting Party's Affiliates, officers, directors, employees, shareholders or representatives, (2) was available to the Requesting Party on a non-confidential basis prior to its disclosure to the Requesting Party by the Providing Party or its Affiliates, officers, directors, employees, shareholders or representatives, (3) becomes available to the Requesting Party on a non-confidential basis from a source other than the Providing Party or its Affiliates, officers, directors, employees, shareholders or representatives when such source is entitled, to the best of the Requesting Party's knowledge, to make the disclosure, or (4) was independently developed by the Requesting Party without reference to the information received from the Providing Party. If either party or any of their respective Affiliates, officers, directors, employees, shareholders or representatives is requested or required to disclose any information received by it or to disclose any such information which is required to be kept confidential by this Section 4.2(h), such party agrees to provide the Providing Party with prompt notice of each such request, to the extent practicable, so that the Providing Party may seek an appropriate protective order or waive compliance by the Requesting Party with the provisions of this Section 4.2(h) or both. If, absent the entry of a protective order or the receipt of a waiver under this Agreement, the Requesting Party, its Affiliates, officers, directors, employees, shareholders or representatives are, in the opinion of its counsel, legally compelled to disclose such information, the Requesting Party may disclose such information to the persons and to the extent required without liability under this Agreement, and such party agrees to exercise its reasonable commercial efforts to obtain reasonable assurances that confidential treatment will be accorded any such information so furnished.

          (ii) Midland and its Subsidiaries have taken, and after the date hereof Midland will, and Midland will cause its Subsidiaries to, take all steps reasonably necessary to safeguard and maintain the secrecy and confidentiality of any of Midland's assets that constitute confidential or proprietary information of Midland or its Subsidiaries. From and after the date hereof, Midland shall not, and Midland shall cause its Subsidiaries to not, disclose to any Person (other than Vista and such authorized representatives of Vista as Vista shall identify to Midland in writing) any confidential or proprietary information with respect to the business of Midland except (i) as otherwise required by law, or (ii) prior to the Closing Date, in the ordinary course and consistent with the past business practices of Midland and its Subsidiaries;

    provided, however, that the provisions of this Section 4.2(h) shall not prohibit Midland or Vista from including such confidential or proprietary information in the S-4 or any private placement memorandum distributed in connection with the Exchange Agreements.

          (i) Notwithstanding anything in this Section to the contrary, (A) Midland shall not be obligated under the terms of this Section to disclose to Vista or Vista's Representatives, or grant Vista or the Vista's Representatives access to, information that is within Midland's possession or control but subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Midland, to the extent reasonably requested by Vista, will use its reasonable best efforts to obtain any such consent; and (B) Vista shall not be obligated under the terms of this Section to disclose to Midland or Midland's Representatives, or grant Midland or Midland's Representatives access to, information that is within Vista's possession or control but subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Vista, to the extent reasonably requested by Midland, will use its reasonable best efforts to obtain any such consent.

     4.3 NO SOLICITATION BY MIDLAND.

          (a) From and after the date hereof, Midland will not, and will not authorize or permit any of its Representatives to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Midland Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that, notwithstanding any other provision of this Agreement, Midland's Board of Directors may take and disclose to the shareholders of Midland a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act. Midland shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Midland or any of its Representatives with respect to any Midland Acquisition Proposal existing on the date hereof. Midland will promptly notify in writing Vista of any receipt by Midland or any of its Subsidiaries of a request from a third party for information concerning Midland (or any of its Subsidiaries) and its business, properties and assets or the receipt of any Midland Acquisition Proposal, including the identity of the person or group requesting such information or making such Midland Acquisition Proposal, and the material terms and conditions of any Midland Acquisition Proposal.

          (b) As used in this Agreement, "Midland Acquisition Proposal" means any proposal or offer, other than a proposal or offer by Vista or any of its Affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving Midland or any of its Subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, Midland or any of its Subsidiaries.
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

     4.4 NO SOLICITATION BY VISTA.

          (a) From and after the date hereof, Vista will not, and will not authorize or permit any of its Representatives to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Vista Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that, notwithstanding any other provision of this Agreement, the General Partner may take and disclose to the limited partners of Vista a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act. Vista shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Vista or any of its Representatives with respect to any Vista Acquisition Proposal existing on the date hereof. Vista will promptly notify in writing Midland of any receipt by Vista or Vista Sub of a request from a third party for information concerning Vista or Vista Sub and its business, properties and assets or the receipt of any Vista Acquisition Proposal, including the identity of the person or group requesting such information or making such Vista Acquisition Proposal, and the material terms and conditions of any Vista Acquisition Proposal.

          (b) As used in this Agreement, "Vista Acquisition Proposal" means any proposal or offer, other than a proposal or offer by Midland or any of its Affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving Vista or Vista Sub or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, Vista or Vista Sub

     4.5 MIDLAND SHAREHOLDERS MEETING.

          (a) Midland shall call a meeting of its shareholders to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement and the Midland Merger. Subject to the fiduciary duties of the Board of Directors of Midland, Midland will (through its Board of Directors) recommend to its shareholders approval of such matters and not rescind such recommendation and shall use its reasonable best efforts to obtain approval and adoption of this Agreement and the Midland Merger by its shareholders. Midland shall use all commercially reasonable efforts to hold such meeting as soon as practicable after the date upon which the S-4 becomes effective.

          (b) Notwithstanding clause (a) above, however, the following shall be conditions (which shall be for the benefit of both Midland and Vista) to the recommendation of the Board of Directors of Midland to the Midland shareholders, the holding of the Midland Meeting and the mailing of the Proxy Statement:

             (i) The fairness opinion described in Section 3.1(hh) shall have been confirmed in writing and shall not have been withdrawn, revoked, or modified;

             (ii) Midland shall have received an opinion (reasonably acceptable to Midland and Vista) from Arthur Andersen LLP (or such other firm as is reasonably acceptable to Midland and Vista) to the effect that (A) the Midland Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (B) each of Newco, Midland, and Merger Sub will be a party to such reorganization within the meaning of Section 368(b) of the Code, (C) no gain or loss will be recognized by Newco, Midland, or Merger Sub as a result of the Midland Merger, and (D) no gain or loss will be recognized by a shareholder of Midland as a result of the Midland Merger with respect to the shares of Midland Common Stock converted solely into shares of Newco Common Stock, and such opinion shall not have been withdrawn, revoked, or modified;

             (iii) Vista shall have received from Grant Thornton LLP, Midland's independent auditors, a letter, dated a date within two business days before the date on which the Proxy Statement is first mailed to the shareholders of Midland, with respect to the financial statements of Midland and other financial information about Midland included (or incorporated by reference) in the Proxy Statement, such letter to be in substantially the form described in Section 5.2(c); and

             (iv) Midland shall have received from Arthur Andersen LLP, Vista's independent certified public accountants, a letter dated a date within two business days before the date on which the Proxy Statement is first mailed to the shareholders of Midland, with respect to the Financial Statements of Vista and other financial information about Vista included in the Proxy Statement, such letter to be in substantially the form described in Section 5.3(d).

     4.6 S-4 AND PROXY STATEMENT.

          (a) Vista, Newco, and Midland shall cooperate and promptly prepare the S-4, and Vista shall cause Newco to file the S-4 with the SEC as soon as practicable after the date hereof. Vista and Newco shall use their reasonable best efforts, and Midland shall cooperate fully with Vista and Newco (including furnishing all information concerning Midland and the holders of Midland Common Stock as may be reasonably requested by Vista and Newco), to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Newco shall use its reasonable best efforts, and Midland shall cooperate fully with Newco, to obtain all necessary state securities laws or "blue sky" permits, approvals, and registrations in connection with the issuance of Newco Common Stock pursuant to the Midland Merger.

          (b) Vista, Newco, and Midland will cause the S-4 (including the Proxy Statement), at the time it becomes effective under the Securities Act, to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations of the SEC thereunder.

          (c) Midland hereby covenants and agrees with Vista and Newco that (i) the S-4 (at the time it becomes effective under the Securities Act and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that this clause shall apply only to information contained in the S-4 that was supplied by Midland specifically for inclusion therein) and (ii) the Proxy Statement (at the time it is first mailed to shareholders of Midland, at the time of the Midland Meeting, and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading provided, however, that this clause shall not apply to any information contained in the Proxy Statement that was supplied by Vista or Newco specifically for inclusion therein). If, at any time prior to the Effective Time, any event with respect to Midland, or with respect to other information supplied by Midland specifically for inclusion in the S-4, occurs and such event is required to be described in an amendment to the S-4, Midland shall promptly notify Vista and Newco of such occurrence and shall cooperate with Newco in the preparation and filing of such amendment. If, at any time prior to the Effective Time, any event with respect to Midland, or with respect to other information included in the Proxy Statement, occurs and such event is required to be described in a supplement to the Proxy Statement, such event shall be so described and such supplement shall be promptly prepared, filed, and disseminated.

          (d) Vista and Newco hereby covenant and agree with Midland that (i) the S-4 (at the time it becomes effective under the Securities Act and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that this clause shall not apply to any information contained in the S-4 that was supplied by Midland specifically for inclusion therein) and (ii) the Proxy Statement (at the time it is first mailed to shareholders of Midland, at the time of the Midland Meeting, and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this clause shall apply only to information contained in the Proxy Statement that was supplied by Vista or
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

     Newco specifically for inclusion therein). If, at any time prior to the Effective Time, any event with respect to Vista or Newco, or with respect to other information included in the S-4, occurs and such event is required to be described in an amendment to the S-4, such event shall be so described and such amendment shall be promptly prepared and filed. If at any time prior to the Effective Time, any event with respect to Vista or Newco, or with respect to other information supplied by Vista or Newco specifically for inclusion in the Proxy Statement, occurs and such event is required to be described in a supplement to the Proxy Statement, Vista or Newco shall promptly notify Midland of such occurrence and shall cooperate with Midland in the preparation, filing, and dissemination of such supplement.

          (e) No amendment or supplement to the S-4 or the Proxy Statement will be filed or disseminated to the shareholders of Midland without the approval of Vista, Newco, and Midland. Newco shall advise Vista and Midland, promptly after it receives notice thereof, of the time when the S-4 has become effective under the Securities Act, the issuance of any stop order with respect to the S-4, the suspension of the qualification of the Newco Common Stock issuable in connection with the Merger and the Vista Exchange, for offering or sale in any jurisdiction, or any comments or requests for additional information by the SEC.

     4.7 STOCK EXCHANGE LISTING. Newco shall use its reasonable best efforts to cause the shares of Newco Common Stock to be issued in the Midland Merger and the Vista Exchange and upon exercise of the Midland Stock Options, Midland Warrants or Midland Common Stock Warrants to be approved for listing on the AMEX or Nasdaq, subject to official notice of issuance prior to the Closing Date.

     4.8 ADDITIONAL ARRANGEMENTS. Subject to the terms and conditions herein provided, each of Midland, Vista and Newco will take, or cause to be taken, all action and will do, or cause to be done, all things necessary, appropriate, or desirable under applicable laws and regulations or under applicable governing agreements to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts to obtain all necessary waivers, consents, and approvals and effecting all necessary registrations and filings. Each of Midland, Vista, and Newco will take, or cause to be taken, all action or will do, or cause to be done, all things necessary, appropriate, or desirable to cause the covenants and conditions applicable to the transactions contemplated hereby to be performed or satisfied as soon as practicable. In addition, if any Governmental Entity shall have issued any order, decree, ruling, or injunction or taken any other action that would have the effect of restraining, enjoining, or otherwise prohibiting or preventing the consummation of the transactions contemplated hereby, each of Midland, Vista, and Newco will use its reasonable best efforts to have such order, decree, ruling, or injunction or other action declared ineffective as soon as practicable.

     4.9 AGREEMENTS OF RULE 145 AFFILIATES. At least 30 days prior to the Effective Time, Vista shall cause to be prepared and delivered to Midland, and Midland shall cause to be prepared and delivered to Vista, a list identifying all persons who, at the time of the Midland Meeting or the Vista Exchange, as applicable, may be deemed to be "affiliates" of Midland or Vista, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Vista shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such Vista list to deliver to Vista and Newco, at or prior to the Effective Time, a written agreement, in the form attached as Exhibit 4.9 hereto (the "Affiliate Agreement"). Vista and the Rule 145 Affiliates shall be relieved of this obligation under the foregoing provisions of this Section 4.9 and such written agreements if, and to the extent, such Rule 145 is amended not to require such written agreements or any of the covenants contained therein. Midland shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such Midland list to deliver to Midland and Newco, at or prior to the Effective Time, an Affiliate Agreement. Midland and the Rule 145 Affiliates shall be relieved of this obligation under the foregoing provisions of this
Section 4.9 and such written agreements if, and to the extent, such Rule 145 is amended not to require such written agreements or any of the covenants contained therein.

     4.10 PUBLIC ANNOUNCEMENTS. Prior to the Closing, the parties hereto will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any press release or make any such public statement prior
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to obtaining the approval of the other parties hereto; provided, however, that such consent shall not be required where such release or announcement is required by applicable law or stock exchange rule; and provided further, however, that any of the parties hereto may respond to inquiries by the press or others regarding the transactions contemplated by this Agreement, so long as such responses are consistent with such party's previously issued press releases.

     4.11 NOTIFICATION OF CERTAIN MATTERS. Midland shall give prompt notice to Vista of (a) any representation or warranty contained in Section 3.1 being untrue or inaccurate when made, (b) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty contained in Section 3.1 to be untrue or inaccurate on the Closing Date, or (c) any failure of Midland to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. Vista shall give prompt notice to Midland of (i) any representation or warranty contained in Section 3.2 or 3.3 being untrue or inaccurate when made, (ii) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty contained in Section 3.2 or to be untrue or inaccurate on the Closing Date, or (iii) any failure of Vista, Newco, or Merger Sub to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder.

     4.12 PAYMENT OF EXPENSES. Each party hereto shall pay its own fees and expenses (including fees and expenses of such parties' attorneys and accountants) incident to preparing for, entering into, and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger and the Vista Exchange shall be consummated, except that (a) the fees and expenses (including fees and expenses of such parties' attorneys and accountants) incurred by a party terminating this Agreement as provided below in connection with this Agreement and the transactions contemplated herein (including fees and expenses incurred in connection with the preparation and filing of the S-4 with the SEC and the fees and expenses incurred in connection with the printing, mailing and distribution of the Proxy Statement) shall be reimbursed, borne and paid (i) if this Agreement is terminated by Midland pursuant to Section 6.1(d), by Vista up to $300,000, and (ii) if this Agreement is terminated by Vista pursuant to Section 6.1(c), by Midland up to $300,000 and
(b) if the Merger and the Vista Exchange are consummated all fees and expenses (including fees and expenses of such parties' attorneys and accountants) incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby shall be borne and paid by Newco. The provisions for reimbursement of fees and expenses in this Section shall be in addition to and not a limitation upon the liabilities or obligations of a party as a result of a termination pursuant to Section 6.1(c) or 6.1(d).

     4.13 INDEMNIFICATION.

          (a) From and after the Effective Time, the MM Surviving Corporation shall indemnify and hold harmless each person and shall advance expenses incurred by each person who is, has been at any time prior to the date hereof, or becomes prior to the Effective Time an officer or director of Midland or any of its Subsidiaries (collectively, the "Midland Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorney's fees), judgments, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by him in his capacity as an officer or director of Midland or any of its Subsidiaries, which acts or omissions occurred prior to the Effective Time, to the full extent permitted by applicable law and by the Bylaws of Midland in effect prior to the Effective Time, which Bylaws make mandatory the indemnification of and advancement of expenses to all Midland Indemnified Parties to the full extent permitted by Article 2.02-1 of the TBCA. The procedures associated with such indemnification shall be the same as those associated with the Midland Indemnified Parties' indemnification from Midland or any of its respective Subsidiaries, as the case may be, immediately prior to the Effective Time (provided, however, that the determination that such indemnification is permissible under Section B of Article 2.02-1 of the TBCA shall be made by special legal counsel selected by the Board of Directors as set forth in Section F(3) of
     Article 2.02-1, such selection to be subject to the consent of a majority of the Midland Indemnified Parties in such instance, which consent may not be unreasonably withheld; and, further provided, however, that the MM Surviving Corporation shall be under no
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

     obligation to deposit trust funds pursuant to any "change-in-control" or similar provisions). Midland hereby agrees that, from and after the date hereof until the Effective Time, it will not (and it will cause each of its Subsidiaries not to) amend, modify, or otherwise alter any contractual provision under which any Midland Indemnified Party is entitled to indemnification from Midland or any of its Subsidiaries, as the case may be, at the time of the execution of this Agreement. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Midland Indemnified Party and their respective heirs and representatives.

          (b) From and after the Effective Time, Vista shall indemnify and hold harmless each person or entity, and shall advance expenses incurred by each person or entity who is, has been at any time prior to the date hereof, or becomes prior to the Effective Time an officer, director or partner of the General Partner, Vista or any of its Subsidiaries (collectively, the "Vista Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorney's fees), judgments, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by such Vista Indemnified Party in his or its capacity as an officer, director, or partner of the General Partner, Vista or any of its Subsidiaries, which acts or omissions occurred prior to the Effective Time to the full extent permitted by applicable law. The procedures associated with such indemnification shall be the same as those associated with the Vista Indemnified Parties' indemnification from Vista or any of its Subsidiaries, as the case may be, immediately prior to the Effective Time (provided, however, that Vista shall be under no obligation to deposit trust funds pursuant to any "change-in-control" or similar provisions). Vista hereby agrees that, from and after the date hereof until the Effective Time, it will not (and it will cause each of its Subsidiaries not to) amend, modify, or otherwise alter any contractual provision under which any Vista Indemnified Party is entitled to indemnification from Vista or any of its Subsidiaries at the time of the execution of this Agreement. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Vista Indemnified Party and their respective heirs and representatives.

     4.14 INDEMNIFICATION AGREEMENTS. Contemporaneously with the Closing, Newco shall enter into indemnification agreements, substantially in the form attached hereto as Exhibit 4.14(a)(each an "Indemnification Agreement"), with each of its officers and directors and with each of the officers and directors listed on
Schedule 4.14 of the Midland Disclosure Schedule, substantially in the form attached hereto as Exhibit 4.14(b). The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each of the Persons named in this Section and their respective heirs and representatives.

     4.15 REGISTRATION OF SHARES TO BE ISSUED PURSUANT TO STOCK
OPTIONS. Promptly after the Effective Time, Newco shall file with the SEC a registration statement on Form S-8, effective as of the Effective Time, with respect to the shares of Newco Common Stock to be issued upon exercise of the Midland Stock Options. Newco shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the related prospectus) for so long as any Midland Stock Options remain outstanding. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each holder of a Midland Stock Option and their respective heirs and representatives.

     4.16 REGISTRATION RIGHTS AGREEMENT. (a) Contemporaneously with the Closing, Newco shall enter into a Registration Rights Agreement, substantially in the form attached hereto as Exhibit 4.16(a) (the "Vista Registration Rights Agreement"), with each of the shareholders of the General Partner and each of the limited partners of Vista immediately prior to the Vista Exchange.

     (b) Contemporaneously with the Closing, Newco shall enter into a Registration Rights Agreement, substantially in the form attached hereto as
Exhibit 4.16(b) (the "Midland Registration Rights Agreement") with each holder of a Midland Exchange Stock Option.

     (c) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each of the Persons named or described in this Section and their respective heirs and representatives.

     4.17 RESIGNATIONS OF OFFICERS AND DIRECTORS OF MIDLAND. Contemporaneously with the execution and delivery of this Agreement, Midland shall obtain written resignations from each of its officers and directors under which such persons have resigned as an officer and/or director of Midland effective as of the Effective Time. Contemporaneously with the execution and delivery of this Agreement, Midland shall enter into a Termination Agreements, substantially in the forms attached hereto as Exhibits 4.17(a) and 4.17(b) (each a "Termination Agreement"), with Howard E. Ehler and Marilyn D. Wade, respectively.

     4.18 NEWCO LONG-TERM INCENTIVE PLAN. Prior to the Effective Time, but to become effective immediately after the Effective Time, Newco shall approve and adopt the Vista Energy Resources, Inc. 1998 Key Employee Stock Option Plan, substantially in the form attached hereto as Exhibit 4.18 (the "Newco Long-Term Incentive Plan").

     4.19 MIDLAND OPTION EXERCISE AGREEMENTS. Within 30 days from the date hereof, Midland shall use its reasonable best efforts to cause each of the holders of issued and outstanding Midland Stock Options (other than Midland Exchange Stock Options) to execute an Option Exercise Agreement.

     4.20 TRANSACTIONS WITH AFFILIATES. For a period of one year following the Effective Time, except for the grant of options pursuant to the terms of the Newco Long-Term Incentive Plan and the issuance of shares of Newco Common Stock underlying such options or the Newco Warrants, Newco shall not issue shares of Newco Common Stock or securities exchangeable or exercisable for or convertible into shares of Newco Common Stock to any person or entity that is an affiliate of Newco for consideration that is less than fair market value of the securities issued. For a transaction or series of related transactions involving value of less than $1,000,000, the fair market value of the Newco Common Stock or other security to be issued will be determined by the Board of Directors of Newco after taking into consideration the historical trading price of Newco Common Stock. For a transaction or series of related transactions involving value of more than $1,000,000, the fair market value of the Newco Common Stock or other security to be issued will be determined by the Board of Directors of Newco after (i) taking into consideration the historical trading price of Newco Common Stock and (ii) receipt of an opinion from a nationally recognized investment banking firm that such transaction is fair, from a financial point of view, to Newco.

                                   ARTICLE 5

                                   CONDITIONS

     5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER AND THE VISTA EXCHANGE. The respective obligations of each party to effect the Merger and the Vista Exchange shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

          (a) SHAREHOLDER APPROVAL. The Midland Merger and this Agreement shall have been duly and validly approved and adopted by the shareholders of Midland;

          (b) FAIRNESS OPINION. The fairness opinion described in Section 3.1(hh) shall have been confirmed in writing and shall not have been withdrawn, revoked, or modified;

          (c) TAX OPINION. The tax opinion described in Section 4.5(b)(ii) shall not have been withdrawn, revoked, or modified;

          (d) EXCHANGE LISTING. The shares of Newco Common Stock issuable pursuant to the Midland Merger and the Vista Exchange and the shares of Newco Common Stock to be issued upon exercise of the Midland Stock Options and the Midland Warrants shall have been authorized for listing on the AMEX or Nasdaq, subject to official notice of issuance;

          (e) OTHER APPROVALS. All consents, approvals, permits, and authorizations required to be obtained prior to the Effective Time from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Midland, Vista, Newco, and Merger Sub shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits, and authorizations would not be reasonably likely to result in a Material Adverse Effect on Newco (assuming the Midland Merger and the Vista Exchange have taken place) or to materially adversely affect the consummation of the Midland Merger and the Vista Exchange;

          (f) SECURITIES LAW MATTERS. The S-4 shall have become effective under the Securities Act and shall be effective at the Effective Time, and no stop order suspending such effectiveness shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend such effectiveness shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the Newco Common Stock to be issued in the Midland Merger and the Vista Exchange shall have been received; and

          (g) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Midland Merger and the Vista Exchange shall be in effect; provided, however, that prior to invoking this condition, each party shall have complied fully with its obligations under Section 4.8 and, in addition, shall use all reasonable efforts to have any such decree, ruling, injunction, or order vacated, except as otherwise contemplated by this Agreement.

     5.2 CONDITIONS OF OBLIGATIONS OF VISTA, NEWCO, AND MERGER SUB. The obligations of Vista and Newco to effect the Vista Exchange are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Vista.

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Midland set forth in Section 3.1 shall be true and correct in all material respects (provided that any representation or warranty of Midland contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Vista shall have received a certificate signed on behalf of Midland by the chief executive officer and the chief financial officer of Midland to such effect;

          (b) PERFORMANCE OF COVENANTS AND AGREEMENTS. Midland shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Vista shall have received a certificate signed on behalf of Midland by the chief executive officer and the chief financial officer of Midland to such effect;

          (c) COMFORT LETTER. Vista shall have received a letter from Grant Thornton LLP, Midland's independent auditors, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants, dated as of a date within two business days prior to the Closing Date, in form and substance reasonably satisfactory to Vista, in connection with the procedures undertaken by them with respect to the financial statements of Midland and its consolidated Subsidiaries included (or incorporated by reference) in the S-4 and the other matters contemplated by such Statement of Auditing Standards and customarily included in similar letters relating to transactions similar to the Midland Merger;

          (d) DISSENTERS' RIGHTS. The aggregate number of shares of capital stock of Midland, which are entitled to vote at the Midland Meeting and are held of record by a Person or Persons who exercise their right, if any, under the TBCA to dissent from the proposed Midland Merger, shall not exceed five percent (5%) of the total number of issued and outstanding shares of capital stock of Midland held of record as of the record date for the Midland Meeting and entitled to vote on the proposed Midland Merger at such meeting.

          (e) LEGAL OPINION. At the Closing, Vista shall have received from Law Snakard & Gambill, Midland's legal counsel, an opinion dated the Closing Date in substantially the form set forth as Exhibit 5.2(e) hereto.

          (f) NO ADVERSE CHANGE. From the date of this Agreement through the Closing, there shall not have occurred any change in the condition (financial or otherwise), operations, or business of Midland and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect on Midland (other than changes, including changes in commodity prices, generally prevalent affecting the oil and gas industry).

          (g) MIDLAND OPTION EXERCISE AGREEMENTS. Midland shall have received an Option Exercise Agreement executed by each of the holders of issued and outstanding Midland Stock Options who is an executive officer or director of Midland.

     5.3 CONDITIONS OF OBLIGATIONS OF MIDLAND. The obligation of Midland to effect the Midland Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Midland:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Vista, Newco, and Merger Sub set forth in Sections 3.2 and
     3.3 shall be true and correct in all material respects (provided that any representation or warranty of Vista, Newco, or Merger Sub contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Midland shall have received a certificate signed on behalf of Vista by the General Partner to such effect;

          (b) PERFORMANCE OF COVENANTS AND AGREEMENTS. Vista, Newco, and Merger Sub shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date, and Midland shall have received a certificate signed on behalf of Vista by the General Partner to such effect;

          (c) LEGAL OPINION. At the Closing, Midland shall have received from Vinson & Elkins L.L.P., Vista's legal counsel, an opinion dated the Closing Date in substantially the form set forth as Exhibit 5.3(c) hereto.

          (d) COMFORT LETTER. Midland shall have received a letter from Arthur Andersen LLP, Vista's independent certified public accountants, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants, dated as of a date within two business days prior to the Closing Date, in form and substance reasonably satisfactory to Midland, in connection with the procedures undertaken by them with respect to the financial statements of Vista and its consolidated Subsidiaries included in the S-4 and the other matters contemplated by such Statement of Auditing Standards and customarily included in similar letters relating to transactions similar to the Midland Merger; and

          (e) NO ADVERSE CHANGE. From the date of this Agreement through the Closing, there shall not have occurred any change in the condition (financial or otherwise), operations, or business of Vista and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect on Vista (other than changes, including changes in commodity prices, generally prevalent affecting the oil and gas industry).

          (f) EXCHANGE AGREEMENTS. Newco shall have received an Exchange Agreement from each holder of GP Common Stock and each holder of a Partnership Interest.

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

                                   ARTICLE 6

                                  TERMINATION

     6.1 TERMINATION RIGHTS. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the Merger and this Agreement by the shareholders of Midland and the partners of Vista:

          (a) By mutual written consent of Vista and Midland;

          (b) By either Midland or Vista if (i) the Merger have not been consummated by October 30, 1998 (provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose breach of any representation or warranty or failure to perform any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date), (ii) any Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling, or other action shall have become final and nonappealable (provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any party until such party has used all reasonable efforts to remove such injunction, order, or decree), or (iii) any required approval of the shareholders or partners of a party, as applicable, shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders of Midland, or at any adjournment thereof (provided, however, that Midland shall not have the right to terminate this Agreement pursuant to this clause (iii) if Vista then has the right to terminate this Agreement pursuant to subsection (e) of this Section);

          (c) By Vista if (i) there has been a breach of the representations and warranties made by Midland in Section 3.1 of this Agreement or (ii) Midland has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within a reasonable time after notice and demand for cure thereof which period in no event shall extend beyond October 30, 1998.

          (d) By Midland if (i) there has been a breach of the representations and warranties made by Vista, Newco, or Merger Sub in Sections 3.2 and 3.3 of this Agreement, (ii) Vista, Newco, or Merger Sub has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement, and, in either such case, such breach or failure has not been, or cannot be, cured within a reasonable time after notice and a demand for cure thereof which period in no event shall extend beyond October 30, 1998;

          (e) By Vista if (i) the Board of Directors of Midland shall have failed to recommend adoption of the Midland Merger and this Agreement at the time the Proxy Statement is first mailed to shareholders of Midland or shall have amended or withdrawn any such recommendation and such recommendation is not reinstated in its prior form within five business days after such amendment or withdrawal or (ii) (x) the shareholders of Midland fail to duly and validly adopt the Midland Merger and this Agreement at the Midland Meeting or any adjournment thereof or (y) the Midland Meeting does not occur for any reason (other than as a result of a breach of this Agreement by Vista) prior to October 29, 1998 (and if this Agreement is terminated pursuant to this subsection, Vista shall have the right to receive from Midland, and Midland agrees to pay to Vista, an amount of cash equal to $400,000, which amount shall be inclusive of expenses as set forth in Section 4.12);

          (f) By Vista after June 22, 1998, if on such date Midland shall not have received an Option Exercise Agreement executed by each of the holders of issued and outstanding Midland Stock Options who is an executive officer of director of Midland;

          (g) By Midland after June 22, 1998, if on such date Vista shall not have received an Exchange Agreement from each holder of GP Common Stock and each holder of a Partnership Interest.

     6.2 EFFECT OF TERMINATION. If this Agreement is terminated by either Midland or Vista pursuant to the provisions of Section 6.1, this Agreement shall forthwith become void except for, and there shall be no further obligation on the part of any party hereto or its respective Affiliates, directors, officers, partners, or shareholders except pursuant to, the provisions of Sections 4.12 and 6.1(e), and Article 7; provided, however, that a termination of this Agreement shall not relieve any party hereto from any liability for damages (excluding punitive damages which each party hereby waives the right to recover hereunder) incurred as a result of a breach by such party of its representations, warranties, covenants, agreements, or other obligations hereunder occurring prior to such termination.

                                   ARTICLE 7

                                 MISCELLANEOUS

     7.1 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of the Midland Merger and this Agreement by the shareholders of Midland and the Vista Exchange by the partners of Vista; provided, however, that after any such approval, no amendment shall be made that by law requires further approval by such shareholders or partners without such further approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

     7.2 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive performance of any of the covenants or agreements, or satisfaction of any of the conditions, contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     7.3 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, AND
AGREEMENTS. All representations, warranties, covenants, and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Midland Merger, and none of such representations, warranties, covenants, and agreements shall survive the consummation of the Merger (except for the agreements contained in Article 2, in Sections 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.20, and in this Article.

     7.4 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and either delivered personally, by facsimile transmission, or by registered or certified mail (postage prepaid and return receipt requested) and shall be deemed given when received (or, if mailed, five business days after the date of mailing) at the following addresses or facsimile transmission numbers (or at such other address or facsimile transmission number for a party as shall be specified by like notice):

        (a) If to Vista, Newco, or Merger Sub:

               Vista Energy Resources, Inc.

               4550 West Texas Avenue, Suite 700

               Midland, Texas 79701
               Attention: C. Randall Hill
               Facsimile No.: (915) 688-0589

               with a copy to:

               Vinson & Elkins L.L.P.
               3700 Trammell Crow Center
               2001 Ross Avenue
               Dallas, Texas 75201-2975
               Attention: A. Winston Oxley
               Facsimile No.: (214) 220-7716

          (b) If to Midland:

               616 FM 1960 West
               Suite 600
               Houston, Texas 77090-3027
               Attention: Wayne M. Whitaker
               Facsimile No.: (281) 587-9052

               with a copy to:

               Law, Snakard & Gambill
               500 Throckmorton, Suite 3200
               Fort Worth, Texas 76102
               Attention: Vernon E. Rew, Jr.
               Facsimile No.: (817) 332-7473

     7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     7.6 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     7.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (together with the documents and instruments delivered by the parties in connection with this Agreement) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as provided in Section 4.13, is solely for the benefit of the parties hereto and their respective successors, legal representatives, and assigns and does not confer on any other person any rights or remedies hereunder.

     7.8 APPLICABLE LAW. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Texas regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     7.9 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void, or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality, and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article 6. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent Governmental Entity, such party shall not incur any liability or obligation unless such party breached its obligations hereunder or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

     7.10 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or was otherwise breached. Accordingly, the parties hereto hereby agree that each party hereto shall be entitled to an injunction to prevent a breach of this Agreement and shall be entitled to specific performance of the terms and provisions hereof in addition to any other remedy at law or in equity.

     7.11 ASSIGNMENT. Nether this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests, and obligations hereunder to any newly-formed direct or indirect wholly-owned corporate subsidiary of Newco. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

     7.12 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provisions hereof.

     7.13 CERTAIN PROVISIONS INAPPLICABLE. The parties hereby acknowledge and represent that the Board of Directors of each corporate party hereto has approved the terms of this Agreement and the consummation of the transactions contemplated herein and that such approval is sufficient to render the provisions of Section 203 of the DGCL and Section 13.03 of the TBCA inapplicable to the transactions contemplated herein.

     7.14 TERMINATION OF LETTER OF INTENT AND CONFIDENTIALITY AGREEMENT. The parties hereby acknowledge and agree that the Letter of Intent dated January 12, 1998 between Vista and Midland and the Confidentiality Agreement dated November 18, 1997 between Vista and Midland are hereby terminated and are of no further force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF. The parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the date first written above.

                                            VISTA RESOURCES PARTNERS, L.P.

                                            By: Vista Resources I, Inc., its
                                            General Partner

                                            By:
                                              ----------------------------------
                                            Name: C. Randall Hill
                                            Title: Chairman of the Board and
                                               Chief Executive Officer

                                            MIDLAND RESOURCES, INC.

                                            By:
                                              ----------------------------------
                                            Name:
                                            ------------------------------------
                                            Title:
                                            ------------------------------------

                                            VISTA ENERGY RESOURCES, INC.

                                            By:
                                              ----------------------------------
                                            Name:
                                            ------------------------------------
                                            Title:
                                            ------------------------------------

                                            MIDLAND ACQUISITION CO.

                                            By:
                                              ----------------------------------
                                            Name:
                                            ------------------------------------
                                            Title:
                                            ------------------------------------

                      [SIGNATURE PAGE TO MERGER AGREEMENT]

                                                                      APPENDIX B

                            VISTA EXCHANGE AGREEMENT


     THIS VISTA EXCHANGE AGREEMENT (this "Agreement") dated as of June 15, 1998 is entered into by and among Vista Energy Resources, Inc., a Delaware corporation (including its successors, the "Company"), and the security holders (the "Holders") listed on the signature page hereof, who hold (a) shares of common stock, $.01 par value per share (the "GP Common Stock") of Vista Resources I, Inc. (the "General Partner"), (b) limited partner interests in Vista Resources Partners, L.P. ("Vista") (each 1% limited partner interest in Vista calculated based on the sharing ratio thereof, is referred to herein as a "Partnership Interest") or (c) shares of GP Common Stock and Partnership Interest, in each case as shown on Schedule I hereto.


                                    RECITALS

     A. Vista, and Midland Resources, Inc., a Texas corporation ("Midland"), have determined to engage in a strategic business combination. Capitalized terms used but not defined herein shall have the meanings given such terms in the Merger Agreement.

     B. In furtherance thereof, the General Partner has approved the Agreement and Plan of Merger (the "Merger Agreement") among Vista, Midland, the Company and Midland Merger Co., a Texas corporation and a direct wholly-owned subsidiary of the Company ("Merger Sub").

     C. In furtherance thereof, the General Partner has approved the exchange (the "Vista GP Exchange") of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), and warrants that are exercisable for shares of Common Stock ("Newco Warrants") for all of the outstanding shares of GP Common Stock and the exchange (the "Vista LP Exchange" and, together with the Vista GP Exchange, the "Vista Exchange") of shares of Common Stock and Newco Warrants for all of the outstanding Partnership Interest.

     D. In furtherance thereof, the respective Boards of Directors of Merger Sub and Midland have approved Merger Agreement and the merger of Merger Sub with and into Midland, with Midland being the surviving corporation (the "Midland Merger").

     E. The undersigned desires, concurrently with the Effective Time, to exchange its or his shares of GP Common Stock, Partnership Interest or both shares of GP Common Stock and Partnership Interest, as the case may be, for shares of Common Stock and Newco Warrants as provided herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                   ARTICLE 1

                                 THE EXCHANGES

     1.1 EXCHANGE AGREEMENTS. At the Effective Time, without any action on the part of any party hereto, each issued and outstanding share of GP Common Stock held by a Holder shall be exchanged for a number of shares of Common Stock equal to 1.60089817 (the "Vista GP Conversion Stock Number") and a Newco Warrant that is exercisable for a number of shares of Common Stock equal to 1.16511028 (the "Vista GP Conversion Warrant Number") and each issued and outstanding Partnership Interest that is held by a Holder shall be exchanged for a number of shares of Common Stock equal to 117,674.06 (the "Vista LP Conversion Stock Number") and a Newco Warrant that is exercisable for a number of shares of Common Stock equal to 85,641.46 (the "Vista LP Conversion Warrant Number"). Any fractional Partnership Interest shall be likewise exchanged on a pro rata basis. As provided in the Merger Agreement, each of the Vista GP Conversion Stock Number, the Vista LP Conversion Stock Number, the Vista GP Conversion Warrant

Number and the Vista LP Conversion Warrant Number shall be increased or decreased, as necessary, immediately prior to the Effective Time such that (i) the aggregate percentage of shares of Common Stock that the Holders of GP Common Stock and the Holders of Partnership Interests shall be entitled to receive at the Effective Time shall equal 72.5% of the shares of Common Stock that will be outstanding calculated on a Fully Diluted Basis immediately after the Effective Time and (ii) the aggregate percentage of shares of Newco Common Stock issuable upon exercise of the Newco Warrants that the Holders of GP Common Stock and the Holders of Partnership Interests shall be entitled to receive shall equal 72.5% of the shares of Common Stock that is issuable upon the exercise of (x) all of the Midland Warrants outstanding immediately after the Effective Time, (y) all Newco Warrants issued pursuant to the Midland Exchange and (z) all Newco Warrants issuable pursuant to the Vista Exchange. Subject to Section 1.3, any such adjustments to the Vista GP Conversion Stock Number, the Vista LP Conversion Stock Number, the Vista GP Conversion Warrant Number or the Vista LP Conversion Warrant Number shall be made not later than two business days prior to the Closing and shall be determined by Newco's independent auditors Arthur Andersen LLP.

     1.2 EXCHANGE OF GP COMMON STOCK CERTIFICATES.

          (a) EXCHANGE FUND. Immediately after the Effective Time, the Company shall deposit with the Exchange Agent, for the benefit of the Holders of GP Common Stock and Partnership Interest and for exchange in accordance with this Agreement, (i) certificates representing the shares of Common Stock and (ii) certificates representing the Newco Warrants, in each case to be issued in exchange for shares of GP Common Stock and Partnership Interest pursuant to Section 1.1. Such shares of Common Stock and Newco Warrants, together with any dividends or distributions with respect thereto (as provided in subsection (c) of this Section 1.2), are referred to herein as the "Exchange Fund." The Exchange Agent, pursuant to irrevocable instructions consistent with the terms of this Agreement, shall deliver the Common Stock and Newco Warrants to be issued pursuant to Section 1.1 out of the Exchange Fund, and the Exchange Fund shall not be used for any other purpose. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of any Person thereto.

          (b) EXCHANGE PROCEDURES FOR GP COMMON STOCK.

             (i) As soon as reasonably practicable after the Effective Time, the Company shall cause the Exchange Agent to mail to each holder of record of a certificate representing shares of GP Common Stock (a "GP Certificate") that, immediately prior to the Effective Time, represented shares of GP Common Stock converted into Common Stock and Newco Warrants pursuant to Section 1.1 a letter of transmittal to be used to effect the exchange of such GP Certificate for a certificate representing shares of Common Stock (a "Company Certificate") and a certificate representing a Newco Warrant (a "Warrant Certificate"), along with instructions for using such letter of transmittal to effect such exchange. The letter of transmittal (or the instructions thereto) shall specify that delivery of any GP Certificate shall be effected, and risk of loss and title thereto shall pass, only upon delivery of such GP Certificate to the Exchange Agent and shall be in such form and have such other provisions as the Company may reasonably specify.

             (ii) Upon delivery to the Exchange Agent of, together with the surrender of a GP Certificate, if applicable, a duly completed and executed letter of transmittal and any other required documents, (A) the Holder of such GP Certificate shall be entitled to receive in exchange therefor (x) a Company Certificate representing the number of shares of Common Stock that such Holder has the right to receive pursuant to
        Section 1.1 and any unpaid dividends and distributions that such Holder has the right to receive pursuant to subsection (d) of this Section (after giving effect to any required withholding of taxes) and (y) a Warrant Certificate exercisable for a number of shares of Common Stock that such Holder has the right to receive pursuant to Section 1.1, and
        (B) the GP Certificate, if any, so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on unpaid dividends and distributions, if any, payable to Holders of GP Certificates.

             (iii) In the event of a transfer of ownership of GP Common Stock that is not registered in the transfer records of the General Partner, a Company Certificate and Warrant Certificate representing the appropriate number of shares of Common Stock may be issued to a transferee if the GP Certificate representing such shares of GP Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

             (iv) Until surrendered as contemplated by this subsection, each GP Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a Company Certificate and Warrant Certificate as provided in this Agreement.

          (c) EXCHANGE PROCEDURES FOR PARTNERSHIP INTEREST.

             (i) The parties hereby acknowledge and agree that the Partnership Interest are uncertificated and that the ownership of the Partnership Interest is evidenced by the records of Vista and that such ownership is reflected on Exhibit A hereto. As soon as reasonably practicable after the Effective Time, the Company shall deliver to the Exchange Agent a letter of instruction, directing the Exchange Agent to issue to each Holder, who has executed and delivered a counterpart of this Agreement,
        (x) a Company Certificate representing the number of shares of Common Stock that such Holder has the right to receive pursuant to Section 1.1 and any unpaid dividends and distributions that such Holder has the right to receive pursuant to subsection (d) of this Section (after giving effect to any required withholding of taxes) and (y) a Warrant Certificate exercisable for a number of shares of Common Stock that such Holder has the right to receive pursuant to Section 1.1.

             (ii) From and after the Effective Time, each Partnership Interest shall be deemed to represent only the right to receive a Company Certificate and Warrant Certificate as provided in this Agreement.

          (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the Holder of any unsurrendered GP Certificate or Partnership Interest prior to delivery of the exchange instructions by the Company. Subject to the effect of applicable laws, (i) at the time of the surrender of a GP Certificate for exchange in accordance with the provisions of this Section or the delivery of the applicable exchange instructions in the case of the Partnership Interest, there shall be paid to the Holder thereof, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date on or prior to surrender) theretofore paid with respect to the number of shares of Common Stock that such Holder is entitled to receive (less the amount of any withholding taxes that may be required with respect thereto) and (ii) at the appropriate payment date, there shall be paid to the Holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date subsequent to surrender) payable with respect to the number of shares of Common Stock that such Holder receives (less the amount of any withholding taxes that may be required with respect thereto).

          (e) NO FURTHER OWNERSHIP RIGHTS. The shares of Common Stock and Newco Warrants issued in exchange of shares of GP Common Stock and Partnership Interest in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights of the Holders pertaining to such shares of GP Common Stock and Partnership Interest.

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund held by the Exchange Agent in accordance with the terms of this Section that remains unclaimed by a Holder for a period of one year following the Effective Time shall be delivered to the Company, upon demand. Thereafter, a Holder who has not theretofore complied with the provisions of this Section shall look only to the

     Company for their claim for Common Stock and any dividends or distributions with respect to Common Stock (all without interest and Newco Warrants).

          (g) NO LIABILITY. None of the Company, the General Partner, the Exchange Agent, or any other Person shall be liable to any Holder for any amount properly delivered to any public official pursuant to any applicable abandoned property, escheat, or similar law. Any amounts remaining unclaimed by Holders for a period of two years following the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Company free and clear of any claims or interest of any such Holders or their successors, assigns, or personal representative previously entitled thereto.

          (h) LOST, STOLEN, OR DESTROYED GP CERTIFICATES. If any GP Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such GP Certificate to be lost, stolen, or destroyed and, if required by the Company, the posting by such Holder of a bond in such reasonable amount as the Company may direct as an indemnity against any claim that may be made against it with respect to such GP Certificate, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed GP Certificate the shares of Common Stock (along with any unpaid dividends and distributions pursuant to subsection (c) of this Section) deliverable with respect thereto pursuant to this Agreement.

     1.3 POST-EFFECTIVE TIME ADJUSTMENT. Effective as of the last day of the fourth calendar month immediately following the calendar month in which the Closing Date occurred, Newco shall cause its independent auditors Arthur Andersen LLP to redetermine the Vista GP Conversion Stock Number and the Vista LP Conversion Stock Number by redetermining, as of such date, Fully Diluted Basis to the extent necessary so as to reflect the number of shares of Newco Common Stock, if any, issued after the Effective Time as of the result of the exercise of any Midland Stock Options. In the event any such adjustment to the Vista GP Conversion Stock Number and the Vista LP Conversion Stock Number is determined appropriate, then Newco shall promptly issue to each Holder such Holder's pro rata share of a number of shares of Newco Common Stock equal to an amount equal to (i) the quotient realized by dividing (x) the number of shares of Newco Common Stock issued after the Effective Time as a result of the exercise of any Midland Stock Options by (y) .275 minus (ii) the number of shares of Newco Common Stock described in clause (x) above.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

     2.1 Each of the undersigned Holders, severally and not jointly, hereby represents and warrants to the Company as follows:

          (a) AUTHORITY. Such Holder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Holder. This Agreement has been, or upon execution and delivery will be, duly executed and delivered and constitutes, or upon execution and delivery will constitute, the valid and binding obligations of such Holder enforceable against such Holder in accordance with their terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b) NO CONFLICT; REQUIRED CONSENTS. The execution and delivery of this Agreement by such Holder does not and the performance by such Holder of the transactions contemplated hereby will not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Holder,
     (ii) violate, conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, indenture, agreement, lease, license, permit or other instrument or obligation to which such Holder is a party or by which such Holder is bound, or (iii) require any consent, approval, authorization or permit from any governmental regulatory body, except in each case where such conflict, violation, breach or default or failure to obtain such consents, approvals, authorizations or permits or to make such filings would not prevent or delay the performance by such Holder of its or his obligations under this Agreement.

          (c) NO LIENS OR ENCUMBRANCES. Exhibit A hereto accurately set forth the ownership of such Holder's GP Common Stock and Partnership Interest. At the Effective Time, all of the shares of GP Common Stock or Partnership Interest, as the case may be, to be exchanged by such Holder in accordance with the terms of this Agreement will be exchanged free and clear of all liens, pledges, claims, security interests, restrictions, options or encumbrances of any kind.

          (d) INVESTMENT REPRESENTATIONS.

             (i) Such Holder is acquiring the Common Stock and Newco Warrants for his own account for investment, and not with a view to distribution or resale thereof; and such Holder has no present plans to enter into any contract (other than the Registration Rights Agreement to be entered into between the Company and the holders of GP Common Stock and Partnership Interests), undertaking, agreement, or arrangement for the distribution or resale of any of the Common Stock or Newco Warrants.

             (ii) (1) Such Holder can bear the economic risk of losing its or his entire investment; (2) such Holder's overall commitment to investments which are not readily marketable is not disproportionate to such Holder's net worth, and such Holder's investment in the Common Stock and Newco Warrants will not cause such overall commitment to become excessive; (3) such Holder has adequate means of providing for such Holder's current needs and personal contingencies and has no need for liquidity in such Holder's investment in the Common Stock and Newco Warrants; (4) such Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the risks and merits of this investment, or has retained advisors who have such knowledge and experience; (5) such Holder is familiar with the business and financial condition, properties, operations and prospects of the Company and the terms of the Midland Merger and the Vista Exchange; and
        (6) such Holder has been provided with a copy of a private placement memorandum (the "Information") in the form of Exhibit B hereto.

             (iii) Such Holder and/or his attorney and/or his accountant have received a copy of the Information, have thoroughly read the Information and understand the nature of the risks involved in the proposed investment. Such Holder and/or his attorney and/or his accountant have had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment and the Company and the business and prospects of the Company, including the effects of the Midland Merger and the Vista Exchange and answers have been provided to its or his satisfaction to all of his questions related thereto.

             (iv) Such Holder recognizes that an investment in the Company involves certain risks, and such Holder has taken full cognizance of and understands all of the risks related to the acquisition of the Common Stock and Newco Warrants.

             (v) Such Holder is an "Accredited Investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the "Securities Act")).

             (vi) The address set forth below such Holder's name on the signature page hereto is its or his true and correct residence.

             (vii) Such Holder understands, agrees and acknowledges that (1) it has been disclosed to it or him that the Common Stock and Newco Warrants have not been registered under the Securities Act, or applicable state securities laws and that the economic risk of the investment must be borne indefinitely by such Holder, and neither the Common Stock nor the Newco Warrants (nor the Common Stock issuable upon exercise of the Newco Warrants) can be sold, pledged, hypothecated or otherwise transferred unless subsequently registered under the Securities Act and such laws, or an exemption from such registration is available, (2) except as provided in the Registration Rights Agreement the Company is not obligated to file a notification under Regulation A of the Securities Act or a registration statement under the Securities Act or any state securities laws, (3) the benefits of Rule 144 under the Securities Act governing the possible disposition of the Common Stock and Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants) are not currently available, and the Company has not covenanted to take any action necessary to make such Rule 144 available for a limited resale of the Common Stock and Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants), and (4) it is not anticipated that there will be any market for resale of the Common Stock and Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants).

             (viii) Holder understands, agrees and acknowledges that the following restrictions and limitations are applicable to Holder's purchase and resales, pledges, hypothecations or other transfers of the Common Stock and Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants), and, therefore, that Holder must bear the economic risk of investment in the Common Stock and Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants) for an indefinite period of time as described in Section 2.1(d)(vii):

                (1) A legend will be placed on the certificates representing the Common Stock and Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants) in substantially the following form:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

                (2) Stop transfer instructions have been or will be placed with respect to the Common Stock and Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants) so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the above legend.

                (3) The legend and stop transfer instructions described in Sections 2.1(d)(viii)(1) and (2) above will be placed with respect to any new certificate issued upon presentment by Holder of a certificate for transfer.

                (4) Any applicable blue sky or state securities laws legends shall also be placed on the certificates representing the Common Stock.

             (ix) The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the Effective Time. If in any respect such representations and warranties shall not be true and accurate prior thereto, such Holder will give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor.

                                   ARTICLE 3

                                 MISCELLANEOUS

     3.1 REGISTRATION RIGHTS AGREEMENT. Concurrently with the execution of this Agreement, the Company and each Holder shall execute and deliver a counterpart of the Registration Rights Agreement in the form and substance of Exhibit C hereto.

     3.2 WARRANTS. Attached as Exhibit D hereto is the form of Newco Warrant to be issued pursuant to the terms of this Agreement.

     3.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time; provided, however, that this Agreement may not be amended by the parties hereto in any way that would be adverse to the interests of Midland or its shareholders without the consent of Midland. This Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

     3.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive performance of any of the covenants or agreements, or satisfaction of any of the conditions, contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     3.5 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, AND
AGREEMENTS. All representations, warranties, covenants, and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided in the Merger Agreement, to be conditions to the Midland Merger, and none of such representations, warranties, covenants, and agreements shall survive the consummation of the Merger (except for the agreements contained in Articles 1 and 3).

     3.6 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and either delivered personally, by facsimile transmission, or by registered or certified mail (postage prepaid and return receipt requested) and shall be deemed given when received (or, if mailed, five business days after the date of mailing) at the following addresses or facsimile transmission numbers (or at such other address or facsimile transmission number for a party as shall be specified by like notice):

          (a) If to the Company:

               Vista Energy Resources, Inc.
               550 West Texas Avenue, Suite 700
               Midland, Texas 79701
               Attention: C. Randall Hill
               Facsimile No.: (915) 688-0589

               with a copy to:

               Vinson & Elkins L.L.P.
               3700 Trammell Crow Center
               2001 Ross Avenue
               Dallas, Texas 75201-2975
               Attention: A. Winston Oxley
               Facsimile No.: (214) 220-7716

          (b) If to a Holder:

               At the address specified for such
               Holder on the signature pages hereto.

     3.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     3.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     3.9 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (together with the documents and instruments delivered by the parties in connection with this Agreement) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is solely for the benefit of the parties hereto and their respective successors, legal representatives, and assigns and does not confer on any other person any rights or remedies hereunder; provided that Midland shall be deemed a third party beneficiary of the provisions contained in Section 3.3.

     3.10 APPLICABLE LAW. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Texas regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     3.11 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void, or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality, and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, such party shall not incur any liability or obligation unless such party breached its obligations under this Agreement or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

     3.12 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or was otherwise breached. Accordingly, the parties hereto hereby agree that each party hereto shall be entitled to an injunction to prevent a breach of this Agreement and shall be entitled to specific performance of the terms and provisions hereof in addition to any other remedy at law or in equity.

     3.13 ASSIGNMENT. Nether this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

     3.14 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provisions hereof.

     3.15 TERMINATION. Upon any termination of the Merger Agreement, this Agreement shall terminate without any further action on the part of any party hereto.

     IN WITNESS WHEREOF. The parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the date first written above.

                                            VISTA ENERGY RESOURCES INC.

                                            By:
                                              ----------------------------------
                                            Name: C. Randall Hill
                                            Title: Chairman of the Board and
                                               Chief Executive Officer

                                            HOLDERS

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                  [SIGNATURE PAGE TO VISTA EXCHANGE AGREEMENT]

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                  [SIGNATURE PAGE TO VISTA EXCHANGE AGREEMENT]

                                                                      APPENDIX C


                           MIDLAND EXCHANGE AGREEMENT


     THIS MIDLAND EXCHANGE AGREEMENT (this "Agreement") dated as of May 22, 1998 is entered into by and among Vista Energy Resources, Inc., a Delaware corporation (including its successors, the "Company"), and the security holders (the "Holders") listed on the signature page hereof, who hold options as shown on Exhibit A hereto ("Midland Exchange Stock Options") to acquire shares of common stock, par value $.001 per share, of Midland Resources, Inc., a Texas corporation ("Midland").


                                    RECITALS

     A. Vista Resources Partners, L.P. ("Vista"), and Midland have determined to engage in a strategic business combination. Capitalized terms used but not defined herein shall have the meanings given such terms in the Merger Agreement.

     B. In furtherance thereof, Vista Resources I, Inc. (the "General Partner") has approved the Agreement and Plan of Merger (the "Merger Agreement") among Vista, Midland, the Company and Midland Merger Co., a Texas corporation and a direct wholly-owned subsidiary of the Company ("Merger Sub").

     C. In furtherance thereof, the Holders have approved the exchange (the "Midland Exchange") of warrants ("Newco Warrants") that are exercisable for shares of the Company's common stock, par value $.01 per share (the "Common Stock") for all of the outstanding Midland Exchange Stock Options.

     D. In furtherance thereof, the respective Boards of Directors of Merger Sub and Midland have approved Merger Agreement and the merger of Merger Sub with and into Midland, with Midland being the surviving corporation (the "Midland Merger").

     E. The undersigned desires, concurrently with the Effective Time, to exchange its or his Midland Exchange Stock Options for Newco Warrants as provided herein.

     F. Whereas, Marilyn D. Wade joins as a Holder herein as a part of the transactions contemplated by the Release and Hold Harmless Agreement of even date herewith entered into between Marilyn D. Wade, Deas H. Warley III and Midland Resources, Inc.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                   ARTICLE 1

                                 THE EXCHANGES

     1.1 EXCHANGE AGREEMENTS. At the Effective Time, without any action on the part of any party hereto, each Midland Exchange Stock Option shall be exchanged for a Newco Warrant that is exercisable for that whole number of shares of Common Stock (to the nearest whole share) equal to the product of (x) .725 times
(y) the number of shares of Newco Common Stock into which the shares of Midland Common Stock subject to such Midland Exchange Stock Option would be converted pursuant to the terms of the Merger Agreement. No payment shall be made for fractional interests.

     1.2 EXCHANGE OF MIDLAND EXCHANGE STOCK OPTIONS.

          (a) EXCHANGE FUND. Immediately after the Effective Time, the Company shall deposit with the Exchange Agent, for the benefit of the Holders and for exchange in accordance with this Agreement, certificates representing the Newco Warrants to be issued in exchange for Midland Exchange Stock Options pursuant to Section 1.1. Such Newco Warrants, together with any dividends or distributions with respect thereto (as provided in subsection
     (c) of this Section 1.2), are referred to herein as the

     "Exchange Fund." The Exchange Agent, pursuant to irrevocable instructions consistent with the terms of this Agreement, shall deliver the Newco Warrants to be issued pursuant to Section 1.1 out of the Exchange Fund, and the Exchange Fund shall not be used for any other purpose.

          (b) EXCHANGE PROCEDURES FOR MIDLAND EXCHANGE STOCK OPTIONS.

             (i) As soon as reasonably practicable after the Effective Time, the Company shall cause the Exchange Agent to mail to each Holder a letter of transmittal to be used to effect the exchange of such Holder's Midland Exchange Stock Options for a certificate representing a Newco Warrant (a "Warrant Certificate"), along with instructions for using such letter of transmittal to effect such exchange. The letter of transmittal (or the instructions thereto) shall specify that delivery of such Holder's Midland Exchange Stock Options shall be effected, and risk of loss and title thereto shall pass, only upon delivery of such Holder's Midland Exchange Stock Options to the Exchange Agent and shall be in such form and have such other provisions as the Company may reasonably specify.

             (ii) Upon delivery to the Exchange Agent of, together with the surrender of a Holder's Midland Exchange Stock Options, if applicable, a duly completed and executed letter of transmittal and any other required documents, the Holder of such Exchange Stock Options shall be entitled to receive in exchange therefor a Warrant Certificate exercisable for a number of shares of Common Stock that such Holder has the right to receive pursuant to Section 1.1.

             (iii) From and after the Effective Time, each Midland Exchange Stock Option shall be deemed to represent only the right to receive a Warrant Certificate as provided in this Agreement.

          (c) NO FURTHER OWNERSHIP RIGHTS. The Newco Warrants issued in exchange of Midland Exchange Stock Options in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights of the Holders pertaining to such Midland Exchange Stock Options. Each Midland Exchange Stock Option shall be terminated immediately following their exchange for a Newco Warrant.

          (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund held by the Exchange Agent in accordance with the terms of this Section that remains unclaimed by a Holder for a period of one year following the Effective Time shall be delivered to the Company, upon demand. Thereafter, a Holder who has not theretofore complied with the provisions of this Section shall look only to the Company for their claim for Newco Warrants.

          (e) NO LIABILITY. None of the Company, the General Partner, the Exchange Agent, or any other Person shall be liable to any Holder for any amount properly delivered to any public official pursuant to any applicable abandoned property, escheat, or similar law. Any amounts remaining unclaimed by Holders for a period of two years following the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Company free and clear of any claims or interest of any such Holders or their successors, assigns, or personal representative previously entitled thereto.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

     2.1 Each of the undersigned Holders, severally and not jointly, hereby represents and warrants to the Company as follows:

          (a) AUTHORITY. Such Holder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Holder. This Agreement has been, or upon execution and delivery will be, duly executed and delivered and constitutes, or upon execution and delivery will constitute, the valid and binding obligations of such Holder enforceable against such Holder in accordance with their terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b) NO CONFLICT; REQUIRED CONSENTS. The execution and delivery of this Agreement by such Holder does not and the performance by such Holder of the transactions contemplated hereby will not, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Holder, violate, conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, indenture, agreement, lease, license, permit or other instrument or obligation to which such Holder is a party or by which such Holder is bound, or require any consent, approval, authorization or permit from any governmental regulatory body, except in each case where such conflict, violation, breach or default or failure to obtain such consents, approvals, authorizations or permits or to make such filings would not prevent or delay the performance by such Holder of its or his obligations under this Agreement.

          (c) NO LIENS OR ENCUMBRANCES. Exhibit A hereto accurately set forth the ownership of such Holder's Midland Exchange Stock Options. At the Effective Time, all of the Midland Exchange Stock Options to be exchanged by such Holder in accordance with the terms of this Agreement will be exchanged free and clear of all liens, pledges, claims, security interests, restrictions, options or encumbrances of any kind.

          (d) INVESTMENT REPRESENTATIONS.

             (i) Such Holder is acquiring the Newco Warrants (and the Common Stock issuable thereunder) for his own account for investment, and not with a view to distribution or resale thereof; and such Holder has no present plans to enter into any contract (other than the Registration Rights Agreement to be entered into between the Company and the holders of Midland Exchange Stock Options), undertaking, agreement, or arrangement for the distribution or resale of any of the Newco Warrants (or the Common Stock issuable thereunder).

             (ii) (1) Such Holder can bear the economic risk of losing its or his entire investment; (2) such Holder's overall commitment to investments which are not readily marketable is not disproportionate to such Holder's net worth, and such Holder's investment in the Newco Warrants (or the Common Stock issuable thereunder) will not cause such overall commitment to become excessive; (3) such Holder has adequate means of providing for such Holder's current needs and personal contingencies and has no need for liquidity in such Holder's investment in the Newco Warrants (or the Common Stock issuable thereunder); (4) such Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the risks and merits of this investment, or has retained advisors who have such knowledge and experience; and (5) such Holder is familiar with the business and financial condition, properties, operations and prospects of the Company and the terms of the Midland Merger and the Vista Exchange.

             (iii) Such Holder and/or his attorney and/or his accountant have thoroughly understand the nature of the risks involved in the proposed investment. Such Holder and/or his attorney and/or his accountant have had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment and the Company and the business and prospects of the Company, including the effects of the Midland Merger and the Vista Exchange and answers have been provided to its or his satisfaction to all of his questions related thereto.

             (iv) Such Holder recognizes that an investment in the Company involves certain risks, and such Holder has taken full cognizance of and understands all of the risks related to the acquisition of the Newco Warrants and the Common Stock issuable thereunder.

             (v) Such Holder is an "Accredited Investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the "Securities Act")).

             (vi) The address set forth below such Holder's name on the signature page hereto is its or his true and correct residence.

             (vii) Such Holder understands, agrees and acknowledges that (1) it has been disclosed to it or him that the Common Stock underlying the Newco Warrants have not been registered under the Securities Act, or applicable state securities laws and that the economic risk of the investment must be borne indefinitely by such Holder, and the Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants) cannot be sold, pledged, hypothecated or otherwise transferred unless subsequently registered under the Securities Act and such laws, or an exemption from such registration is available, (2) except as provided in the Registration Rights Agreement the Company is not obligated to file a notification under Regulation A of the Securities Act or a registration statement under the Securities Act or any state securities laws, (3) the benefits of Rule 144 under the Securities Act governing the possible disposition of the Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants) are not currently available, and the Company has not covenanted to take any action necessary to make such Rule 144 available for a limited resale of the Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants), and (4) it is not anticipated that there will be any market for resale of the Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants).

             (viii) Holder understands, agrees and acknowledges that the following restrictions and limitations are applicable to Holder's purchase and resales, pledges, hypothecations or other transfers of the Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants), and, therefore, that Holder must bear the economic risk of investment in the Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants) for an indefinite period of time as described in Section 2.1(d)(vii):

                (1) A legend will be placed on the certificates representing the Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants) in substantially the following form:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

                (2) Stop transfer instructions have been or will be placed with respect to the Newco Warrants (and the Common Stock issuable upon exercise of the Newco Warrants) so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the above legend.

                (3) The legend and stop transfer instructions described in Sections 2.1(d)(viii)(1) and (2) above will be placed with respect to any new certificate issued upon presentment by Holder of a certificate for transfer.

                (4) Any applicable blue sky or state securities laws legends shall also be placed on the certificates representing the Newco Warrant (and the Common Stock issuable thereunder).

             (ix) The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the Effective Time. If in any respect such representations and warranties shall not be true and accurate prior thereto, such Holder will give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor.

                                   ARTICLE 3

                                 MISCELLANEOUS

     3.1 REGISTRATION RIGHTS AGREEMENT. Concurrently with the execution of this Agreement, the Company and each Holder shall execute and deliver a counterpart of the Registration Rights Agreement in the form and substance of Exhibit B hereto.

     3.2 WARRANTS. Attached as Exhibit C hereto is the form of Newco Warrant to be issued pursuant to the terms of this Agreement.

     3.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time; provided, however, that this Agreement may not be amended by the parties hereto in any way that would be adverse to the interests of Midland or its shareholders without the consent of Midland. This Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

     3.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive performance of any of the covenants or agreements, or satisfaction of any of the conditions, contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     3.5 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, AND
AGREEMENTS. All representations, warranties, covenants, and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided in the Merger Agreement, to be conditions to the Midland Merger, and none of such representations, warranties, covenants, and agreements shall survive the consummation of the Merger (except for the agreements contained in Articles 1 and 3).

     3.6 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and either delivered personally, by facsimile transmission, or by registered or certified mail (postage prepaid and return receipt requested) and shall be deemed given when received (or, if mailed, five business days after the date of mailing) at the following addresses or facsimile transmission numbers (or at such other address or facsimile transmission number for a party as shall be specified by like notice):

          (a) If to the Company:

               Vista Energy Resources, Inc.
               550 West Texas Avenue, Suite 700
               Midland, Texas 79701
               Attention: C. Randall Hill
               Facsimile No.: (915) 688-0589

               with a copy to:

               Vinson & Elkins L.L.P.
               3700 Trammell Crow Center
               2001 Ross Avenue
               Dallas, Texas 75201-2975
               Attention: A. Winston Oxley
               Facsimile No.: (214) 220-7716

          (b) If to a Holder:

               At the address specified for such
               Holder on the signature pages hereto.

     3.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     3.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     3.9 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (together with the documents and instruments delivered by the parties in connection with this Agreement) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is solely for the benefit of the parties hereto and their respective successors, legal representatives, and assigns and does not confer on any other person any rights or remedies hereunder; provided that Midland shall be deemed a third party beneficiary of the provisions contained in Section 3.3.

     3.10 APPLICABLE LAW. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Texas regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     3.11 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void, or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality, and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, such party shall not incur any liability or obligation unless such party breached its obligations under this Agreement or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

     3.12 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or was otherwise breached. Accordingly, the parties hereto hereby agree that each party hereto shall be entitled to an injunction to prevent a breach of this Agreement and shall be entitled to specific performance of the terms and provisions hereof in addition to any other remedy at law or in equity.

     3.13 ASSIGNMENT. Nether this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

     3.14 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provisions hereof.

     3.15 TERMINATION. Upon any termination of the Merger Agreement, this Agreement shall terminate without any further action on the part of any party hereto.

     IN WITNESS WHEREOF. The parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the date first written above.

                                            VISTA ENERGY RESOURCES, INC.

                                            By:
                                              ----------------------------------
                                            Name: C. Randall Hill
                                            Title: Chairman of the Board and
                                               Chief Executive Officer

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                 [SIGNATURE PAGE TO MIDLAND EXCHANGE AGREEMENT]

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                 [SIGNATURE PAGE TO MIDLAND EXCHANGE AGREEMENT]

                                                                    APPENDIX D-1


                       [DAIN RAUSCHER WESSELS LETTERHEAD]

                                 June 30, 1998

Board of Directors
Midland Resources, Inc.
616 F.M. 1960 West
Suite 600
Houston, TX 77090-3027

Gentlemen:

     You have requested our opinion, as of the date hereof, as to the fairness, from a financial point of view, to the common stockholders of Midland Resources, Inc., a Texas corporation ("Midland"), of the proposed merger (the "Merger") of Midland with Vista Resources Partners, L.P., a Texas limited partnership ("Vista"). The terms of the Merger are set forth in the Agreement and Plan of Merger dated May 22, 1998 (the "Agreement"). Following the Merger, Midland stockholders will control 27.5% and the owners of Vista will control 72.5% of the common stock of the combined company.

     Dain Rauscher Wessels, a division of Dain Rauscher Incorporated ("Dain Rauscher Wessels"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as financial advisor to the Board of Directors of Midland in connection with the Merger, and will receive a fee for our services. In the ordinary course of business, Dain Rauscher Wessels and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of Midland.

     In connection with our review of the Merger, and in arriving at our opinion described below, we have reviewed business and financial information relating to Midland and Vista. We have, among other things: (i) reviewed the Agreement and related documents; (ii) reviewed the Annual Reports on Form 10-KSB for the years ended December 31, 1995, 1996 and 1997 and the Quarterly Reports on Form 10-QSB and related unaudited financial information for certain interim periods, including the three months ended March 31, 1998, of Midland; (iii) reviewed the Proxy Statement filed on Schedule 14A dated May 29, 1997 of Midland; (iv) reviewed the audited financial statements for the years ended December 31, 1995, 1996 and 1997, prepared by Arthur Andersen LLP, independent public accountants, and the unaudited financial statements for the three months ended March 31, 1998 of Vista; (v) reviewed Midland's proved oil and gas reserves and the standardized measure of discounted future net cash flows relating to proved oil and gas reserves as of January 1, 1998, estimated by Williamson Petroleum Consultants, Inc., independent petroleum engineers; (vi) reviewed Vista's proved oil and gas reserves and the standardized measure of discounted future net cash flows relating to proved oil and gas reserves as of January 1, 1998, estimated by Williamson Petroleum Consultants, Inc., independent petroleum engineers;
(vii) met with certain members of Midland's and Vista's senior management to discuss their respective operations, historical financial statements and future prospects and their views of the business, operational and strategic benefits, potential synergies and other implications of the Merger; (viii) reviewed certain operating and financial information of Midland and Vista, including projections and projected cost savings and operating synergies, provided to us by Midland's and Vista's management relating to their respective businesses and prospects; (ix) reviewed the projected consolidated pro forma financial statements for the combined companies for the years ending December 31, 1998 and 1999 as prepared by Midland's and Vista's management; (x) reviewed historical market prices and trading volumes for Midland Common Stock; (xi) reviewed publicly available financial data and stock market performance data of publicly held companies that we deemed generally comparable to Midland and Vista; and
                                      D-1-1

(xii) reviewed the financial terms of certain business combinations of comparable exploration and production companies. In addition, we have considered such other information and have conducted such other analyses and investigations as we deemed appropriate under the circumstances.

     In connection with our review, we have relied upon and assumed the accuracy and completeness of the financial and other information publicly available or furnished to us by Midland and Vista or their representatives. We have not independently verified the accuracy or completeness of such information and we have further relied upon assurances of the management of Midland and Vista that they are unaware of any facts that would make the information provided to us incomplete or misleading. We have not made or obtained any independent evaluations or appraisals of any of the properties, assets or facilities of Midland or Vista. With respect to the financial projections of Midland and Vista, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of management as to the future financial performance of Midland and Vista, and we express no opinion with respect to such forecasts or the assumptions on which they are based.

     Our opinion is based solely upon the information set forth herein as reviewed by us and circumstances, including economic, market and financial conditions, existing as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used both in preparing this opinion and in the documents reviewed by us. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof.

     It is understood that this letter is for the information of the Board of Directors of Midland only and, without our prior written consent, other than as required by law or judicial process, is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other written document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes.

     Subject to the foregoing and based upon our experience as investment bankers, the matters described above and other factors we deemed relevant, we are of the opinion that as of the date hereof, the Merger is fair from a financial point of view to the holders of the currently outstanding Midland Common Stock.

                                            Very truly yours,

                                            Dain Rauscher Wessels
                                            a division of Dain Rauscher
                                            Incorporated

                                      D-1-2

                                                                    APPENDIX D-2

                       [DAIN RAUSCHER WESSELS LETTERHEAD]

                                 June 30, 1998

Board of Directors
Midland Resources, Inc.
616 F.M. 1960 West
Suite 600
Houston, TX 77090-3027

Gentlemen:

     We understand that Midland Resources, Inc., a Texas corporation ("Midland"), intends to restructure the options issued under the Midland Resources, Inc. 1997 Board of Directors Stock Incentive Plan (the "Director Options") in connection with its proposed merger (the "Merger") with Vista Resources Partners, L.P., a Texas limited partnership ("Vista"). The Director Options are being restructured (the "Restructuring") into a restricted version of the current issue of Class B Warrants of Midland (the "Director Warrants"). You have requested that we render our opinion as to whether the Restructuring is fair from a financial point of view to the holders of the currently outstanding Midland Common Stock.

     Dain Rauscher Wessels, a division of Dain Rauscher Incorporated ("Dain Rauscher Wessels"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities private placements and valuations for corporate and other purposes. We have acted as financial advisor to the Board of Directors of Midland in connection with the Merger, and will receive a fee for our services. In the ordinary course of business, Dain Rauscher Wessels and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of Midland.

     In connection with our review of the Restructuring, and in arriving at our opinion described below, we have reviewed business and financial information relating to Midland. We have, among other things: (i) reviewed the Stock Option Agreement; (ii) reviewed the 1997 Board of Directors Stock Incentive Plan; (iii) reviewed the Warrant Agreement; (iv) reviewed the Registration Rights Agreement for Midland Holders; and (v) reviewed publicly available financial data and stock market performance data of Midland Common Stock as well as the publicly traded Class B Warrants. In addition, we have considered such other information and have conducted such other analyses and investigations as we deemed appropriate under the circumstances.

     In connection with our review, we have relied upon and assumed the accuracy and completeness of the financial and other information publicly available or furnished to us by Midland or their representatives. We have not independently verified the accuracy or completeness of such information and we have further relied upon assurances of the management of Midland that they are unaware of any facts that would make the information provided to us incomplete or misleading.

     Our opinion is based solely upon the information set forth herein as reviewed by us and circumstances, including economic, market and financial conditions, existing as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used both in preparing this opinion and in the documents reviewed by us. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof.

     It is understood that this letter is for the information of the Board of Directors of Midland only and, without our prior written consent, other than as required by law or judicial process, is not to be quoted or

                                      D-2-1
referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other written document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes.

     Based on the current price levels of Midland Common Stock, application of the Black-Scholes option pricing model, the restrictions on the new Director Warrants and an overall business judgment, an exchange ratio of 0.725 new Director Warrants for one Director Option is fair as of the date hereof from a financial point of view to the holders of the currently outstanding Midland Common Stock.

                                            Very truly yours,

                                            Dain Rauscher Wessels
                                            a division of Dain Rauscher
                                            Incorporated

                                      D-2-2

                                                                      APPENDIX E

                          VISTA ENERGY RESOURCES, INC.

                      1998 KEY EMPLOYEE STOCK OPTION PLAN

     1. PURPOSE.

          Vista Energy Resources, Inc., a Delaware corporation (herein, together with its successors, referred to as the "Company"), by means of this 1998 Stock Option Plan (the "Plan"), desires to afford certain individuals and key employees of the Company and any parent corporation or subsidiary corporation thereof now existing or hereafter formed or acquired (such parent and subsidiary corporations sometimes referred to herein as "Related Entities") who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company and any Related Entities. As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall mean, respectively, a corporation within the definition of such terms contained in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

          The stock options described in Sections 6 and 7 (the "Options"), and the shares of Common Stock (as hereinafter defined) acquired pursuant to the exercise of such Options are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

     2. ADMINISTRATION.

          (a) COMMITTEE. The Board of Directors of the Company (the "Board of Directors" shall administer the Plan with respect to all Key Employees (as hereinafter defined) or Eligible Non-Employees (as hereinafter defined) or may delegate all or part of its duties under this Plan to any committee appointed by the Board of Directors (the "Committee") or to any officer or committee of officers of the Company, subject in each case to such conditions and limitations as the Board of Directors may establish and subject to the following sentence. Unless a majority of the members of the Board of Directors determines otherwise: (a) the Committee shall be constituted in a manner that satisfies the requirements of Rule 16b-3, which Committee shall administer the Plan with respect to all Key Employees or Eligible Non-Employees who are subject to Section 16 of the Exchange Act in a manner that satisfies the requirements of Rule 16b-3; and (b) the Committee shall be constituted in a manner that satisfies the requirements of Section 162(m), which Committee shall administer the Plan with respect to "performance-based compensation" for all Key Employees or Eligible Non-Employees who are reasonably expected to be "covered employees" as those terms are defined in Section 162(m). The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors. Except for references in Sections 2(a), 2(b), and 2(c) and unless the context otherwise requires, references herein to the Committee shall also refer to the Board of Directors as administrator of the Plan for Key Employees or Eligible Non-Employees or to the appropriate delegate of the Committee or the Board of Directors.

          (b) DURATION, REMOVAL, ETC. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused.

          (c) MEETINGS AND ACTIONS OF COMMITTEE. The Board of Directors shall designate which of the Committee members shall be the chairman of the Committee. If the Board of Directors fails to designate a Committee chairman, the members of the Committee shall elect one of the Committee members as chairman, who shall act as chairman until he ceases to be a member of the Committee or until the Board of Directors elects a new chairman. The Committee shall hold its meetings at those times and places as the chairman of the Committee may determine. At all meetings of the Committee, a quorum for the transaction of business shall be required, and a quorum shall be deemed present if at least a majority of the members of the Committee are present. At any meeting of the Committee, each member shall have one vote. All decisions and determinations of the Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee may make any rules and regulations as it may deem advisable for the conduct of its business that are not inconsistent with the provisions of the Plan, the certificate of incorporation of the Company, the by-laws of the Company, Rule 16b-3 so long as it is applicable, and Section 162(m) so long as it is applicable.

     3. SHARES AVAILABLE.

          Subject to the adjustments provided in Section 10, the maximum aggregate number of shares of Common Stock, $.01 par value, of the Company ("Common Stock") in respect of which Options may be granted for all purposes under the Plan shall be 900,000 shares. If, for any reason, any shares as to which Options have been granted cease to be subject to purchase thereunder, including the expiration of such Option, the termination of such Option prior to exercise, or the forfeiture of such Option, such shares shall thereafter be available for grants under the Plan. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock, (ii) issued shares of such Common Stock held in the Company's treasury, or (iii) issued shares of Common Stock reacquired by the Company in each situation as the Board of Directors or the Committee may determine from time to time.

     4. ELIGIBILITY AND BASES OF PARTICIPATION.

          Grants of Incentive Options (as hereinafter defined) and Non-Qualified Options (as hereinafter defined) may be made under the Plan, subject to and in accordance with Section 6, to Key Employees. As used herein, the term "Key Employee" shall mean any employee of the Company or any Related Entity, including officers and directors of the Company or any Related Entity who are also employees of the Company or any Related Entity, who is regularly employed on a salaried basis and who is so employed on the date of such grant, whom the Committee identifies as having a direct and significant effect on the performance of the Company or any Related Entity.

          Grants of Non-Qualified Options may be made, subject to and in accordance with Section 7, to any Eligible Non-Employee. As used herein, the term "Eligible Non-Employee" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust, or other entity (collectively, a "Person"), that the Committee designates as eligible for a grant of Options pursuant to this Plan because such Person performs bona fide consulting, advisory, or other services for the Company or any Related Entity (other than services in connection with the offer or sale of securities in a capital-raising transaction) and the Board of Directors or the Committee determines that the Person has a direct and significant effect on the financial development of the Company or any Related Entity.

          The adoption of this Plan shall not be deemed to give any Person a right to be granted any Options.

          Notwithstanding any other provision of this Plan to the contrary, with respect to the grant of any Options to any Key Employee or Eligible Non-Employee, the Committee shall first determine the number of shares in respect of which Options are to be granted to such Key Employee or Eligible Non-Employee and shall then cause to be granted to such Key Employee or Eligible Non-Employee an Option exercisable for such shares. The exercise price per share of Common Stock under each Option shall be fixed by the Committee at the time of grant of the Option and shall equal at least 100% of the Fair Market Value of a share of Common Stock on the date of grant.

     5. AUTHORITY OF COMMITTEE.


          Subject to the express provisions of the Plan and any applicable law with which the Company intends the Plan to comply, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan, including without limitation to adopt and observe such procedures concerning the counting of Options against the Plan and individual maximums as it may deem appropriate from time to time; (b) to determine the Key Employees or Eligible Non-Employees to whom, and the time or times at which, Options shall be granted; (c) to determine the amount of cash and the number of shares of Common Stock, that shall be the subject of each Option; (d) to determine the terms and provisions of each award evidencing Options granted hereunder (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Option is restricted, (iii) the effect of termination of employment on the Option, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (e) to accelerate, pursuant to Section 8, the time of exercisability of any Option that has been granted; (f) to construe the respective awards evidencing Options granted hereunder and the Plan;
     (g) to make determinations of the Fair Market Value of the Common Stock pursuant to the Plan; (h) to delegate its duties under the Plan to such agents as it may appoint from time to time, subject to the second sentence of Section 2(a); and (i) to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Option, or in any awards evidencing Options granted hereunder in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 5 shall be final and conclusive. The Committee shall not have the power to appoint members of the Committee or to terminate, modify, or amend the Plan. Those powers are vested in the Board of Directors.


          From time to time, the Board of Directors and appropriate officers of the Company shall be and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Common Stock available for issuance pursuant to awards evidencing Options granted hereunder.

     6. INCENTIVE OPTIONS.

          Subject to the express provisions of this Plan, the Committee shall have the authority to grant incentive stock options pursuant to Section 422 of the Code ("Incentive Options"), to grant non-qualified stock options (options which do not qualify under Section 422 of the Code) ("Non-Qualified Options"), and to grant both types of Options to Key Employees. No Incentive Option shall be granted pursuant to this Plan after the earlier of ten years from the date of adoption of the Plan or ten years from the date of approval of the Plan by the stockholders of the Company. Notwithstanding anything in this Plan to the contrary, Incentive Options may be granted only to Key Employees. The terms and conditions of Incentive Options granted under this Section 6 shall be determined from time to time by the Committee; provided, however, that Incentive Options granted under this Section 6 shall be subject to all terms and provisions of the Plan (other than Section 7), including the following:

             (a) OPTION EXERCISE PRICE. Subject to Section 4, the Committee shall establish Incentive Option exercise price at the time any Incentive Option is granted at such amount as the Committee shall determine; provided, that such price shall not be less than the Fair Market Value per share of Common Stock at the date Incentive Option is granted; and provided, further, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns shares of the Company or any Related Entity which possess more than 10% of the total combined voting power of all classes of shares of the Company or of any Related Entity, the option exercise price shall not be less than 110% of the Fair Market Value per share of Common Stock at the Incentive Option is granted. The Incentive Option exercise price shall be subject to adjustment in accordance with the provisions of
        Section 9 of the Plan.

             (b) PAYMENT. The price per share of Common Stock with respect to Incentive Option exercise shall be payable at the time of such exercise. Such price shall be payable in cash or by any other means acceptable to the Committee, including delivery to the Company of shares of Common Stock owned by the optionee or by the delivery or withholding of shares pursuant to a procedure created pursuant to Section 5.d. of the Plan. Shares delivered to or withheld by the Company in payment of Incentive Option exercise price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of Incentive Option.

             (c) CONTINUATION OF EMPLOYMENT. Each Incentive Option shall require the optionee to remain in the continuous employ of the Company or any Related Entity from the date of grant of the Incentive Option until no more than three months prior to the date of exercise of the Incentive Option.


             (d) EXERCISABILITY OF STOCK OPTION. Subject to Section 8, each Incentive Option shall be exercisable in one or more installments as the Committee may determine at the time of the grant. No Incentive Option by its terms shall be exercisable after the expiration of ten years from the date of grant of the Incentive Option; provided, however, that no Incentive Option granted to a person who, at the time such Incentive Option is granted, owns stock of the Company, or any Related Entity, possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any Related Entity, shall be exercisable after the expiration of five years from the date such Incentive Option is granted.


             (e) DEATH. If any optionee's employment with the Company or a Related Entity terminates due to the death of such optionee, the estate of such optionee, or a Person who acquired the right to exercise such Incentive Option by bequest or inheritance or by reason of the death of the optionee, shall have the right to exercise such Incentive Option in accordance with its terms at any time and from time to time within 180 days after the date of death unless a longer or shorter period is expressly provided in such Incentive Option or established by the Committee pursuant to Section 8 (but in no event after the expiration date of such Incentive Option).

             (f) DISABILITY. If the employment of any optionee terminates because of his Disability (as defined in Section 18), such optionee or his legal representative shall have the right to exercise the Incentive Option in accordance with its terms at any time and from time to time within 180 days after the date of such termination unless a longer or shorter period is expressly provided in such Incentive Option or established by the Committee pursuant to Section 8 (but not after the expiration date of the Incentive Option); provided, however, that in the case of an Incentive Option, the optionee or his legal representative shall in any event be required to exercise the Incentive Option within one year after termination of the optionee's employment due to his Disability.

             (g) TERMINATION FOR CAUSE; VOLUNTARY TERMINATION. Unless an optionee's Incentive Option expressly provides otherwise, such optionee shall immediately forfeit all rights under his Incentive Option, except as to the shares of stock already purchased thereunder, if the employment of such optionee with the Company or a Related Entity is terminated by the Company or any Related Entity for Good Cause (as defined below) or if such optionee voluntarily terminates employment without the consent of the Company or any Related Entity. The determination that there exists Good Cause for termination shall be made by the Committee (unless otherwise agreed to in writing by the Company and the optionee).

             (h) OTHER TERMINATION OF EMPLOYMENT. If the employment of an optionee with the Company or a Related Entity terminates for any reason other than those specified in subsections 6(e), (f) or (g) above, such optionee shall have the right to exercise his Incentive Option in accordance with its terms, within 30 days after the date of such termination, unless a longer or shorter period is expressly provided in such Incentive Option or established by the Committee pursuant to Section 8 (but not after the expiration date of the Incentive Option); provided, that no Incentive Option shall be exercisable more than three months after such termination.

             (i) MAXIMUM EXERCISE. The aggregate Fair Market Value of stock (determined at the time of the grant of the Incentive Option) with respect to which Incentive Options are exercisable for the first time by an optionee during any calendar year under all plans of the Company and any Related Entity shall not exceed $100,000.

     7. NON-QUALIFIED OPTIONS.

          (a) Subject to the express provisions of this Plan, the Committee shall have the authority to grant Non-Qualified Options to Key Employees and Eligible Non-Employees. The terms and conditions of the Non-Qualified Options granted under this Section 7 shall be determined from time to time by the Committee; provided, however, that the Non-Qualified Options granted under this Section 7 shall be subject to all terms and provisions of the Plan (other than Section 6), including the following:

             (i) OPTION EXERCISE PRICE. Subject to Section 4, the Committee shall establish the Non-Qualified Option exercise price at the time any Non-Qualified Option is granted at such amount as the Committee shall determine. The Non-Qualified Option exercise price shall be subject to adjustment in accordance with the provisions of Section 9 of the Plan.

             (ii) PAYMENT. The price per share of Common Stock with respect to each Non-Qualified Option exercise shall be payable at the time of such exercise. Such price shall be payable in cash or by any other means acceptable to the Committee, including delivery to the Company of shares of Common Stock owned by the optionee or by the delivery or withholding of shares pursuant to a procedure created pursuant to Section 5.d. of the Plan. Shares delivered to or withheld by the Company in payment of the Non-Qualified Option exercise price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of the Non-Qualified Option.


             (iii) EXERCISABILITY OF STOCK OPTION. Subject to Section 8, each Non-Qualified Option shall be exercisable in one or more installments as the Committee may determine at the time of the grant. No Non-Qualified Option shall be exercisable after the expiration of five years from the date of grant of the Non-Qualified Option, unless otherwise expressly provided in such Non-Qualified Option.


             (iv) DEATH. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates because of his death, the estate of such optionee, or a Person who acquired the right to exercise such Non-Qualified Option by bequest or inheritance or by reason of the death of the optionee, shall have the right to exercise such Non-Qualified Option in accordance with its terms, at any time and from time to time within 180 days after the date of death unless a longer or shorter period is expressly provided in such Non-Qualified Option or established by the Committee pursuant to Section 8 (but in no event after the expiration date of such Non-Qualified Option).

             (v) DISABILITY. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates because of his Disability, such optionee or his legal representative shall have the right to exercise the Non-Qualified Option in accordance with its terms at any time and from time to time within 180 days after the date of the optionee's termination unless a longer or shorter period is expressly provided in such Non-Qualified Option or established by the Committee pursuant to Section 8 (but not after the expiration of the Non-Qualified Option).

             (vi) TERMINATION FOR CAUSE; VOLUNTARY TERMINATION. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee is terminated (i) for Good Cause, (ii) as a result of removal of the optionee from office as a director of the Company or of any Related Entity for cause by action of the stockholders of the Company or such Related Entity in accordance with the by-laws of the Company or such Related Entity, as applicable, and the corporate law of the

        Jurisdiction of incorporation of the Company or such Related Entity, or
        (iii) as a result of the voluntarily termination by optionee of optionee's service without the consent of the Company or any Related Entity, then such optionee shall immediately forfeit his rights under his Non-Qualified Option except as to the shares of stock already purchased. The determination that there exists Good Cause for termination shall be made by the Option Committee (unless otherwise agreed to in writing by the Company and the optionee).

             (vii) OTHER TERMINATION OF RELATIONSHIP. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates for any reason other than those specified in subsections 7(d), (e) or (f) above, such optionee shall have the right to exercise his or its Non-Qualified Option in accordance with its terms within 30 days after the date of such termination, unless a longer or shorter period is expressly provided in such Non-Qualified Option or established by the Committee pursuant to Section 8 (but not after the expiration date of the Non-Qualified Option).

             (viii) INELIGIBILITY FOR OTHER GRANTS. Any Eligible Non-Employee who receives a Non-Qualified Option pursuant to this Section 7 shall be ineligible to receive any Options under any other Section of the Plan.

     8. CHANGE OF CONTROL.

          If (i) a Change of Control shall occur or (ii) the Company shall enter into an agreement providing for a Change of Control, then the Committee may declare any or all Options outstanding under the Plan to be exercisable in full at such time or times as the Committee shall determine, notwithstanding the express provisions of such Options. Each Option accelerated by the Committee pursuant to the preceding sentence shall terminate, notwithstanding any express provision thereof or any other provision of the Plan, on such date (not later than the stated exercise date) as the Committee shall determine.

     9. ADJUSTMENT OF SHARES.

          Unless otherwise expressly provided in a particular Option, in the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, a "Reorganization"), the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect to such Reorganization. Any fractional shares or interests resulting from such adjustment shall be eliminated. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code. The maximum aggregate number of shares of Common Stock in respect of which Options may be granted under this Plan as provided for in Section 3 shall be subject to adjustment as contemplated above.

          In the event the Company is not the surviving entity of a Reorganization (not involving a Change of Control) and, following such Reorganization, any optionee will hold Options issued pursuant to this Plan which have not been exercised, canceled, or terminated in connection therewith, the Company shall cause such Options to be assumed (or canceled and replacement Options issued) by the surviving entity or a Related Entity. A Reorganization involving a Change of Control in which the Company is not the surviving entity shall be governed by Section 8.

     10. ASSIGNMENT OR TRANSFER.

          (a) Except as otherwise expressly provided in any Non-Qualified Option, no Option granted under the Plan or any rights or interests therein shall be assignable or transferable by an optionee except by will or the laws of descent and distribution, and during the lifetime of an optionee, Options granted to him or her hereunder shall be exercisable only by the optionee or, in the event that a legal representative has been appointed in connection with the Disability of an optionee, such legal representative.

          (b) Notwithstanding any limitation on a Key Employee's or Eligible Non-Employee's right to transfer an Option, the Committee may (in its sole discretion) permit a Key Employee or Eligible Non-Employee to transfer an Option, or may cause the Company to grant an Option that otherwise would be granted to a Key Employee or Eligible Non-Employee, in any of the following circumstances: (a) pursuant to a qualified domestic relations order, (b) to a trust established for the benefit of the Key Employee or Eligible Non-Employee or one or more of the children, grandchildren, or spouse of the Key Employee or Eligible Non-Employee, as applicable; (c) to a limited partnership in which all the interests are held by the Key Employee or Eligible Non-Employee and that Person's children, grandchildren or spouse; or (d) to another Person in circumstances that the Committee believes will result in the Option continuing to provide an incentive for the Key Employee or Eligible Non-Employee to remain in the service of the Company or its Subsidiaries and apply his or her best efforts for the benefit of the Company or its Subsidiaries. If the Committee determines to allow such transfers or issuances of Option, any Key Employee or Eligible Non-Employee desiring such transfers or issuances shall make application therefor in the manner and time that the Committee specifies and shall comply with such other requirements as the Committee may require to assure compliance with all applicable laws, including securities laws, and to assure fulfillment of the purposes of this Plan. The Committee shall not authorize any such transfer or issuance if it may not be made in compliance with all applicable federal, state and foreign securities laws. The granting of permission for such an issuance or transfer shall not obligate the Company to register the shares of Common Stock to be issued under the applicable Option.

     11. COMPLIANCE WITH SECURITIES LAWS.

          The Company shall not in any event be obligated hereunder to file any registration statement under the Securities Act or any applicable state securities law to permit exercise of any option or to issue any Common Stock in violation of the Securities Act or any applicable state securities law. Each optionee (or, in the event of his death or, in the event a legal representative has been appointed in connection with his Disability, the Person exercising the Option) shall, as a condition to his right to exercise any Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of shares of Common Stock pursuant to such exercise is not required hereunder to be registered under the Securities Act or any applicable state securities law.

          Certificates for shares of Common Stock, when issued, may have substantially the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

        THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

          This legend shall not be required for shares of Common Stock issued pursuant to an effective registration statement under the Securities Act and in accordance with applicable state securities laws.

     12. WITHHOLDING TAXES.

          By acceptance of the Option, the optionee will be deemed to (i) agree to reimburse the Company or Related Entity by which the optionee is employed for any federal, state, or local taxes required by any government to be withheld or otherwise deducted by such corporation in respect of the optionee's exercise of all or a portion of the Option; (ii) authorize the Company or any Related Entity by which the optionee is employed to withhold from any cash compensation paid to the optionee or in the optionee's behalf, an amount sufficient to discharge any federal, state, and local taxes imposed on the Company, or the Related Entity by which the optionee is employed, and which otherwise has not been reimbursed by the optionee, in respect of the optionee's exercise of all or a portion of the Option; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which the optionee is entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

     13. COSTS AND EXPENSES.

          The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Option nor to any employee receiving an Option.

     14. FUNDING OF PLAN.

          The Plan shall be unfunded. The Company shall not be required to make any segregation of assets to assure the payment of any Option under the Plan.

     15. OTHER INCENTIVE PLANS.

          The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

     16. EFFECT ON EMPLOYMENT.

          Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Key Employee except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on (i) the Company or any Related Entity to continue the employment of any Key Employee, and (ii) any Key Employee to remain in the employ of the Company or any Related Entity.

     17. DEFINITIONS.

          In addition to the terms specifically defined elsewhere in the Plan, as used in the Plan, the following terms shall have the respective meanings indicated:

             (a) "Affiliate" shall mean, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

             (b) "Board of Directors" shall have the meaning set forth in
        Section 2 hereof.

             (c) "Change of Control" shall mean the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act, (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than Natural Gas Partners II, L.P., Natural Gas Partners III, L.P. or any Affiliate thereof) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

             (d) "Code" shall have the meaning set forth in Section 1 hereof.

             (e) "Committee" shall have the meaning set forth in Section 2 hereof.

             (f) "Common Stock" shall have the meaning set forth in Section 3 hereof.

             (g) "Company" shall have the meaning set forth in Section 1 hereof.

             (h) "Continuing Director" shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company immediately after the Effective Time or (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

             (i) "Disability" shall mean permanent disability as defined under the appropriate provisions of the long-term disability plan maintained for the benefit of employees of the Company or any Related Entity who are regularly employed on a salaried basis unless another meaning shall be agreed to in writing by the Committee and the optionee; provided, however, that in the case of an Incentive Option "disability" shall have the meaning specified in Section 22(e)(3) of the Code.

             (j) "Effective Time" shall mean the time that the proposed merger of Midland Merger Co. and Midland Resources, Inc. is effective as such merger is contemplated by that certain Agreement and Plan of Merger, dated as of May 22, 1998, among Vista Resources Partners, L.P., Midland Resources, Inc., Vista Energy Resources, Inc. and Midland Merger Co.

             (k) "Eligible Non-Employee" shall have the meaning set forth in
        Section 4 hereof.

             (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

             (m) "Fair Market Value" shall, as it relates to the Common Stock, mean the average of the high and low prices of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter market, or if such shares are not traded in the over-the-counter market, the per share cash price for which all of the outstanding Common Stock could be sold to a willing purchaser in an arms length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) at the date of the event giving rise to a need for a determination. Except as may be otherwise expressly provided in a particular Option, Fair Market Value shall be determined in good faith by the Committee.

             (n) "Good Cause", with respect to any Key Employee, shall mean (unless another definition is agreed to in writing by the Company and the optionee) termination by action of the Board of Directors because of: (A) the optionee's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (B) the optionee's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit;
        (C) the optionee's commission of material mismanagement in the conduct of his duties as assigned to him by the Board of Directors or the optionee's supervising officer or officers of the Company or any Related Entity; (D) the optionee's willful failure to execute or comply with the policies of the Company or any Related Entity or his stated duties as established by the Board of Directors or the optionee's supervising officer or officers of the Company or any Related Entity, or the optionee's intentional failure to perform the optionee's stated duties;
        (E) substance abuse or addiction on the part of the optionee. "Good Cause", with respect to any Eligible Non-Employee, shall mean (unless another definition is agreed to in writing by the Company and the optionee) termination by action of the Board of Directors because of:
        (A) the optionee's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (B) the optionee's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit;
        (C) the optionee's commission of material mismanagement in providing services to the Company or any Related Entity; (D) the optionee's willful failure to comply with the policies of the Company in providing services to the Company or any Related Entity, or the optionee's intentional failure to perform the services for which the optionee has been engaged; (E) the optionee's use of an unlawful substance on the Company's premises or while performing the optionee's duties or responsibilities; or (F) the optionee's willfully making any material misrepresentation or willfully omitting to disclose any material fact to the board of directors of the Company or any Related Entity with respect to the business of the Company or any Related Entity. Notwithstanding the foregoing, in the case of any optionee who has an employment agreement with the Company or any Related Entity that contains a definition of "Good Cause" (or any similar definition), then during the term of such employment agreement the definition contained in such employment agreement shall be the applicable definition of "Good Cause" under the Plan as to such optionee.

             (o) "Incentive Options" shall have the meaning set forth in Section 6 hereof.

             (p) The term "included" when used herein shall mean "including, but not limited to".

             (q) "Key Employee" shall have the meaning set forth in Section 4 hereof.

             (r) "Non-Qualified Options" shall have the meaning set forth in
        Section 6 hereof.

             (s) "Options" shall have the meaning set forth in Section 1 hereof.

             (t) "Person" shall have the meaning set forth in Section 4 hereof,

             (u) "Plan" shall have the meaning set forth in Section 1 hereof.

             (v) "Related Entities" shall have the meaning set forth in Section 1 hereof.

             (w) "Reorganization" shall have the meaning set forth in Section 9 hereof.

             (x) "Rule 16b-3" shall mean Rule 16b-3, as amended, or other applicable rules under Section 16(b) of the Exchange Act.

             (y) "Section 162(m)" means Section 162(m) of the Code and the rules and regulations adopted from time to time thereunder, or any successor law or rule as it may be amended from time to time.

             (z) "Securities Act" shall mean the Securities Act of 1933.

             (aa) "Subsidiary" shall mean, with respect to any Person, any other Person of which such first Person owns or has the power to vote, directly or indirectly, securities representing a majority of the votes ordinarily entitled to be cast for the election of directors or other governing Persons.

     18. AMENDMENT OF PLAN.

          The Board of Directors shall have the right to amend, modify, suspend or terminate the Plan at any time; provided, that no amendment shall be made which shall increase the total number of shares of the Common Stock which may be issued and sold pursuant to Options granted under the Plan unless such amendment is made by or with the approval of the stockholders. The Board of Directors shall have the right to amend the Plan and the Options outstanding thereunder, without the consent or joinder of any optionee or other Person, in such manner as may be determined necessary or appropriate by the Board of Directors in order to cause the Plan and the Options outstanding thereunder (i) to qualify as "incentive stock options" within the meaning of Section 422 of the Code, (ii) to comply with Rule 16b-3 (or any successor rule) under the Exchange Act (or any successor law) and the regulations (including any temporary regulations) promulgated thereunder, or (iii) to comply with Section 162(m) of the Code (or any successor section) and the regulations (including any temporary regulations) promulgated thereunder. Except as provided above, no amendment, modification, suspension or termination of the Plan shall alter or impair any Options previously granted under the Plan, without the consent of the holder thereof.

     19. INDIVIDUAL LIMITATIONS ON AWARDS.

          No Person may be granted during any one year period, Options with respect to more than 250,000 shares of Common Stock. If an Option is canceled, the canceled Option shall continue to be counted against the maximum number of shares of Common Stock for which Options may be granted to such Person under the Plan. If, after grant, the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option. In such case, both the Option that is deemed to be canceled and the Option that is deemed to be granted reduce the maximum number of shares for which Options may be granted to such Person under the Plan.

     20. EFFECTIVE DATE.


          The Plan shall become effective at the Effective Time.

                            MIDLAND RESOURCES, INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
              SPECIAL MEETING OF STOCKHOLDERS ON OCTOBER 28, 1998.

     The undersigned hereby appoints Wayne M. Whitaker and Darrell M. Dillard, or any one of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of common stock of Midland Resources, Inc. (the "Company") which the undersigned is entitled to vote at the special meeting of stockholders of the Company to be held on October 28, 1998, at Midland, Texas at 10:00 a.m. Texas time:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                        SPECIAL MEETING OF STOCKHOLDERS
                            MIDLAND RESOURCES, INC.


                                OCTOBER 28, 1998






              o Please Detach and Mail in the Envelope Provided o

A [X] PLEASE MARK YOUR                                                -
      VOTES AS IN THIS                                                -
      EXAMPLE                                                         ----


                                                                                  FOR  AGAINST ABSTAIN
                                             1. Proposal to approve and adopt the [ ]    [ ]     [ ]
                                                Agreement and Plan of Merger among
                                                the Company, Vista Resources Partners,
                                                L.P., Vista Energy Resources, Inc.
                                                and Midland Merger Co.

                                                All as described in the Notice of Meeting of Stockholders
                                             and Proxy Statement, receipt of which is hereby acknowledged.

                                                THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS
                                             MADE HEREIN. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE
                                             VOTED "FOR" THE PROPOSAL SET FORTH.

                                             PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.

Signature(s) of stockholder(s) _____________________ ________________________ Dated this ___ day of ______, 1998
Note: Please sign exactly as your name appears on your stock certificate. When signing as an executor, administrator, trustee or other representative, please sign your full title. All joint owners should sign.